                              PARTNERSHIP AGREEMENT

                                       FOR

                                PAVILION PARTNERS


                              a partnership between

                                 SM/PACE, INC.,
                          a wholly owned subsidiary of
                             PACE Music Group, Inc.

                                       and

                     AMPHITHEATER ENTERTAINMENT PARTNERSHIP
                         a Delaware general partnership
                         whose sole general partners are
                          (i) YM Corp., a wholly-owned
                     subsidiary of Sony Music Entertainment Inc. and
                  (ii) Charlotte Amphitheater Corporation, an indirect
                           wholly-owned subsidiary of
                    Blockbuster Entertainment Corporation and
                  (iii) The Westside Amphitheatre Corporation,
                     an indirect wholly-owned subsidiary of
                      Blockbuster Entertainment Corporation

                                TABLE OF CONTENTS

                                    ARTICLE I

Definitions ..........................................................1
      1.1   Admission Agreement.......................................1
      1.2   Affiliate.................................................1
      1.3   Amphitheater..............................................1
      1.4   Amphitheater Cost Limit...................................2
      1.5   Amphitheater Loan.........................................2
      1.6   Amphitheater Pro Forma....................................3
      1.7   Annual Operating Budget...................................3
      1.8   Approved Project..........................................3
      1.9   Balloon Amphitheater Loan.................................3
      1.10  Blockbuster...............................................3
      1.11  Blockbuster's Initial Contribution Amount.................3
      1.12  Blockbuster Guaranty......................................3
      1.13  Blockbuster Specific Obligations..........................3
      1.14  Blockbuster Subsidiary....................................4
      1.15  Blockbuster Subsidiary Cash Amount........................4
      1.15A Budget Year...............................................4
      1.16  Budgeted Project Cost.....................................4
      1.17  Camden Amphitheater.......................................4
      1.18  Camden Asset..............................................4
      1.19  Capital Account...........................................5
      1.20  Cash Flow.................................................5
      1.21  Cash Flow from Operations.................................5
      1.22  Charlotte Amphitheater....................................5
      1.23  Charlotte Asset ..........................................5
      1.24  Charlotte Loan ...........................................5
      1.25  Code......................................................5
      1.26  Concession Loan...........................................5
      1.27  Construction/Acquisition Recourse Obligations.............5
      1.28  Construction Completion Date..............................6
      1.29  Construction Costs........................................6
      1.30  Contributed Project Funds............................ ....6
      1.31  Controlling Interest......................................6
      1.32  Cost Overruns.............................................6
      1.33  CPI.......................................................6
      1.34  Debt Coverage Ratio.......................................7
      1.35  Defaulting Partner........................................7
      1.36  Effective Date of Termination.............................7
      1.37  Event of Withdrawal.......................................7

      1.38  Executive Committee ......................................  7
      1.39  Executory Contract .......................................  7
      1.40  Existing Assets ..........................................  7
      1.41  Existing Blockbuster Assets ..............................  8
      1.42  Existing Facility Closing ................................  8
      1.43  Existing Pace Assets .....................................  8
      1.44  Existing Sony Assets .....................................  8
      1.45  Existing Sony/Block Assets ...............................  8
      1.46  First Group ..............................................  8
      1.47  Fiscal Year ..............................................  8
      1.48  Foregone Concession Advance Amount .......................  8
      1.49  Free Cash ................................................  8
      1.50  Gross Asset Value ........................................  8
      1.51  Hard Costs ...............................................  9
      1.52  Land Acquisition Costs ...................................  9
      1.53  London Amphitheater ......................................  9
      1.54  Major Capital Improvements ...............................  9
      1.55  Manager ..................................................  9
      1.56  Market ...................................................  9
      1.57  Maximum Rate .............................................  9
      1.58  MCA/Pace Amphitheaters ...................................  9
      1.59  Nashville Amphitheater ................................... 10
      1.60  Nashville Asset .......................................... 10
      1.61  Nashville Partnership .................................... 10
      1.62  Net Value ................................................ 10
      1.63  New Amphitheater ......................................... 10
      1.64  Non-Defaulting Partner ................................... 10
      1.65  Non-Recourse Amphitheater ................................ 10
      1.66  Non-Recourse Loan ........................................ 11
      1.67  Nonrecourse Deductions ................................... 11
      1.68  Nonrecourse Liability .................................... 11
      1.69  Old Partnership Agreement ................................ 11
      1.70  Operating Obligations .................................... 11
      1.71  Operational Shortfall .................................... 11
      1.72  Pace ..................................................... 11
      1.73  Pace Rejected Amphitheater ............................... 12
      1.74  Pace's Initial Contribution Amount ....................... 12
      1.75  PEC ...................................................... 12
      1.76  PMG ...................................................... 12
      1.77  Partner Default .......................................... 12
      1.78  Partner Nonrecourse Debt ................................. 12
      1.79  Partner Nonrecourse Debt Minimum Gain .................... 12
      1.80  Partner Nonrecourse Deductions ........................... 12
      1.81  Partners ................................................. 12

      1.82  Partnership .............................................. 12
      1.83  Partnership Act .......................................... 13
      1.84  Partnership Interest ..................................... 13
      1.85  Partnership Minimum Gain ................................. 13
      1.86  Percentage Interest ...................................... 13
      1.87  Person or person ......................................... 13
      1.88  Phoenix Amphitheater ..................................... 13
      1.89  Phoenix Asset ............................................ 13
      1.90  Pittsburgh Amphitheater .................................. 13
      1.91  Pittsburgh ............................................... 13
      1.92  Plans and Specifications ................................. 14
      1.93  Pre-opening Concessionaire Advances ...................... 14
      1.94  Principal Reduction Amount ............................... 14
      1.95  Project Budget ........................................... 14
      1.96  Project Costs ............................................ 15
      1.97  Project Loan ............................................. 15
      1.98  Proposed Amphitheater Approval Meeting ................... 15
      1.99  Proposed Amphitheater Approval Request ................... 15
      1.100 Proposed Project Budget .................................. 15
      1.101 PWOC ..................................................... 15
      1.102 Qualified Amphitheater ................................... 15
      1.103 Qualified Market ......................................... 16
      1.104 R&D Expenditures ......................................... 16
      1.105 Raleigh Amphitheater ..................................... 16
      1.106 Raleigh Asset ............................................ 16
      1.107 Raleigh Leasehold Estate ................................. 16
      1.108 Raleigh Partnership ...................................... 16
      1.109 Regulations .............................................. 17
      1.110 Representative ........................................... 17
      1.111 Renewal Loan ............................................. 17
      1.112 Replacement Loan ......................................... 17
      1.113.Restricted Funds ......................................... 17
      1.114 Restricted Portion of the Earth .......................... 17
      1.115 San Bernardino Amphitheater .............................. 17
      1.116 San Bernardino Asset ..................................... 17
      1.117 Second Group ............................................. 17
      1.118 Short Term Rate .......................................... 17
      1.119 Sinking Fund ............................................. 17
      1.120 SMP ...................................................... 17
      1.121 Soft Costs ............................................... 17
      1.122 Sony ..................................................... 18
      1.123 Sony's Initial Contribution Amount ....................... 18
      1.124 Sony/Block ............................................... 18
      1.125 Sony/Block Note #1 ....................................... 18

      1.126 Sony/Block Note #2 ....................................... 18
      1.127 Sony/Block Notes ......................................... 18
      1.128 Sony/Block Rejected Amphitheater ......................... 19
      1.129 Sony/Block Related Party ................................. 19
      1.130 Sony/Block Shared Obligations ............................ 19
      1.131 Sony Guaranty ............................................ 20
      1.132 Sony Specific Obligations ................................ 20
      1.133 Sony Subsidiary .......................................... 20
      1.134 Sony Subsidiary Cash Amount .............................. 20
      1.135 Tampa Amphitheater ....................................... 21
      1.136 Tampa Asset .............................................. 21
      1.137 Tampa Purchase Agreement ................................. 21
      1.138 Termination Notice ....................................... 21
      1.139 Treasury Rate ............................................ 21
      1.140 Unamortized Amount ....................................... 21
      1.141 Unrestricted Funds ....................................... 21
      1.142 Unwind Amphitheater Loans ................................ 22
      1.143 Unwind Assets ............................................ 22
      1.144 Unwind Concession Loan ................................... 22
      1.145 Unwind Procedure ......................................... 22
      1.146 Westside ................................................. 22
      1.147 Woodlands Agreement ...................................... 22
      1.148 Woodlands Amphitheater ................................... 22
      1.149 Woodlands Asset .......................................... 22
      1.150 Cross-References to other Defined Terms .................. 22

ARTICLE II

      Continuation, Name and Commencement ............................ 26
      2.1   Continuation of Partnership .............................. 26
      2.2   Partnership Name ......................................... 26
      2.3   Offices .................................................. 26
      2.4   Term of Partnership ...................................... 26

ARTICLE III

      Purposes and Powers ............................................ 27
      3.1   Purposes of the Partnership .............................. 27
      3.2   Powers of the Partnership ................................ 27

ARTICLE IV

      Existing Assets and
      Capital Contributions .......................................... 28

      4.1   Contribution of Woodlands Asset .......................... 28
      4.2   Contribution of Nashville Asset .......................... 28
      4.3   Ownership of the Raleigh Asset, the
            Camden Asset, the Tampa Asset and
            the Pittsburgh Asset ..................................... 28
      4.4   [Intentionally Left Blank] ............................... 28
      4.5   Contribution of Phoenix Asset ............................ 28
      4.6   Contribution of Charlotte Asset .......................... 28
      4.7   Contribution of San Bernardino Asset ..................... 28
      4.8   Capital Accounts; Percentage Interests ................... 28
      4.9   Transfer of the Sony Subsidiary's
            Partnership Interest to Sony/Block ....................... 29
      4.10  Sony/Block's Initial Cash Contribution ................... 29
      4.11  Capital Contributions for Budgeted
            Project Cost of Approved Projects ........................ 32
      4.12  Operational Shortfalls ................................... 33
      4.13  Cost Overruns ............................................ 33
      4.14  No Other Capital Contribution Obligations ................ 34
      4.15  Interim Development Costs ................................ 34
      4.16  Repayment of Temporary Construction Advance............... 35
      4.17  Special Provisions Relating to the
            Woodlands Agreement ...................................... 35
      4.18  Minneapolis/St. Paul...................................... 39

ARTICLE V

      Project Loans, Renewal Loans and Replacement Loans ............. 41
      5.1    Obligation of Sony/Block to Provide Project
             Loan .................................................... 41
      5.2    Definition of Project-Loan .............................. 43
      5.3    Protection of Sony/Block Related Parties ................ 48
      5.4    Renewal Loans ........................................... 49
      5.5    Replacement Loans ....................................... 52
      5.6    Special Provisions Relating to Charlotte
             Amphitheater............................................. 53
      5.7    Certain Defined Terms Used in Article V ................. 55

ARTICLE VI

      Partnership's Obligation to Construct and
      Acquire Amphitheaters .......................................... 58
      6.1   Construction of Approved Projects ........................ 58
      6.2   Purchase of Existing Amphitheaters ....................... 58

ARTICLE VII

      Provisions Relating to the MCA/PACE Amphitheaters .............. 60
      7.1.  Generally ................................................ 60
      7.2   Pace's Obligations to Partnership Regarding
            MCA/PACE Amphitheaters ................................... 60
      7.3   Number of New Amphitheaters .............................. 63
      7.4   Best Efforts to Obtain a Transferable
            Interest .................................................

ARTICLE VIII

      Tax Allocations, Maintenance of Capital Accounts
      and Distributions of Cash ...................................... 64
      8.1   Tax Allocations .......................................... 64
      8.2   Transferor/Transferee Allocations ........................ 67
      8.3   Maintenance of Capital Accounts .......................... 67
      8.4   Partnership's Use and Distribution
            of Free Cash ............................................. 70
      8.5   Provisions Regarding Sinking Funds ....................... 73
      8.6   Distribution of Proceeds from Sale of an Amphitheater .... 73
      8.7   Pace's Priority Distribution .............................

ARTICLE IX

      Unwind Procedure ............................................... 75
      9.1   Generally ................................................ 75
      9.2   Commencement of Unwind Procedure ......................... 75
      9.3   Timing of Closing the Unwind Procedure ................... 75
      9.4   Unwind Closing ........................................... 76
      9.5   Other Provisions Relating to the Unwind
            Procedure ................................................ 86
      9.6   Effect of Partner Default on Unwind
            Procedure ................................................ 87

ARTICLE X

      Management of Partnership Affairs .............................. 91
      10.1  Management ............................................... 91
      10.2  Executive Committee ...................................... 91
      10.3  Manager .................................................. 92
      10.4  Meetings of the Executive Committee ...................... 95
      10.5  Annual Operating ......................................... 97

      10.6  Development of Proposed Amphitheaters .................... 99
      10.7  Management, Booking and Consulting Services ............. 103
      10.8  Removal of Manager .......................................104
      10.9  Provisions Regarding Qualified Markets ...................106

ARTICLE XI

      Rights and Obligations Following Termination
      of Pace as Manager .............................................110
      11.1  Generally ................................................110
      11.2  Pace's Right to Commence Unwind Procedure ................110
      11.3  Selection and Designation of Successor
            Manager ..................................................111
      11.4  Minimum Economic Criteria to be Imposed
            Upon Successor Manager ...................................112
      11.5  Special Provisions Relating to Construction
            of Approved Projects by the Partnership after
            Removal of Pace as Manager ...............................114

ARTICLE XII

      Exclusivity, Non-Compete and Interaction with
      partners .......................................................116
      12.1  Exclusivity ..............................................116
      12.2  Exceptions to Exclusivity ................................116
      12.3  Continuing Noncompete Covenant After
            Certain Circumstances ....................................117
      12.4  Reformation of Unenforceable Provisions ..................121
      12.5  Partners Arms-Length Dealing with
            Partnership ..............................................121
      12.6  Special Provisions Relating to Rejection
            of Qualified Amphitheaters ...............................122

ARTICLE XIII

      Fiscal Matters .................................................127
      13.1  Fiscal Year ..............................................127
      13.2  Books and Records ........................................127
      13.3  Partnership Bank Accounts ................................127
      13.4  Tax Matters and Reports ..................................127
      13.5  Tax Returns ..............................................128
      13.6  Tax Matters Partner ......................................128
      13.7  Section 754 Election .....................................128
      13.8  Reimbursement of Expenses ................................128

      13.9  Indemnity for Constructive Termination ...................129

ARTICLE XIV

      Representations and Warranties of Partners .....................131
      14.1  Representations and Warranties of Pace ...................131
      14.2  Representations and Warranties of
            Sony/Block ...............................................131
      14.3  Indemnification Provisions ...............................133

ARTICLE XV

      Transfer Restrictions ..........................................137
      15.1  Partner Interest .........................................137
      15.2  Ownership Interests in Partners ..........................138
      15.3  Transfer Triggering Events................................142
      15.4  Limited Right of Sony/Block to Admit
            Minority Partners ........................................148
      15.5  Notices ..................................................149
      15.6  Representations and Covenants Relating
            to Certain Voting Rights and Matters .....................150

ARTICLE XVI

      Dissolution and Termination ....................................151
      16.1  Dissolution ..............................................151
      16.2  Option to Purchase Partnership Interest
            of Withdrawing Partner ...................................151
      16.3  Dissolution in the Event Option is Not
            Exercised ................................................151
      16.4  Waiver ...................................................152
      16.5  Distributions Upon Termination ...........................152
      16.6  Voluntary Withdrawal .....................................153

ARTICLE XVII

      Default of a Partner ...........................................154
      17.1  Default ..................................................154
      17.2  Rights and Remedies ......................................154
      17.3  Special Provisions Relating to Sony/Block
            being a Defaulting Partner ...............................156

ARTICLE XVIII

      Miscellaneous Provisions .......................................164
      18.1  Notices ..................................................164
      18.2  Delaware Law to Apply ....................................165
      18.3  Other Instruments ........................................165
      18.4  Headings .................................................165
      18.5  Parties Bound ............................................165
      18.6  Legal Construction .......................................165
      18.7  Counterparts .............................................166
      18.8  Gender ...................................................166
      18.9  Entire Agreement, Modification, Consents
            and Waivers ..............................................166
      18.10 Press Release; Right to Use of Certain Names .............166
      18.11 Joinder by Parents .......................................166
      18.12 Acquisition of Partners' Interests .......................168
      18.13 Selection of Deciding Voter ..............................169
      18.14 Amendment and Restatement ................................170

SCHEDULE OF EXHIBITS


EXHIBIT "A"
EXHIBIT "B"
EXHIBIT "C"
EXHIBIT "D"
EXHIBIT 5.3(a)(1)
EXHIBIT 5.3(a)(2)

                              PARTNERSHIP AGREEMENT
                               [PAVILION PARTNERS]

      This Partnership Agreement ("Agreement") is made and entered into effective as of the 1st day of April, 1994 ("Effective Date"), by and among (a) SM/PACE, INC., a Texas corporation, (b) YM CORP., a Delaware corporation, (c) THE WESTSIDE AMPHITHEATRE CORPORATION, an Arizona corporation, (d) CHARLOTTE AMPHITHEATER CORPORATION, a Delaware corporation, and (e) AMPHITHEATER ENTERTAINMENT PARTNERSHIP, a Delaware general partnership. For and in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   Definitions

      As used in this Agreement, the following terms shall have the respective meanings indicated:

      1.1 Admission Agreement: That certain Agreement to Admit New Partner and to Amend and Restate Partnership Agreement dated October 29, 1993 and entered into by and among the Partnership, Pace, the Sony Subsidiary, the Blockbuster Subsidiary and Sony/Block.

      1.2 Affiliate: With respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "control," (including, with correlative meanings, the terms "controlled by" and "under common control with") as used in the immediately preceding sentence, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, (a) neither (i) H. Wayne Huizenga nor (ii) any Person (other than Blockbuster and any Person directly or indirectly controlled by Blockbuster) directly or indirectly controlled by Wayne Huizenga shall be an Affiliate of Blockbuster unless, at any time hereafter, H. Wayne Huizenga shall own, directly or indirectly, through one or more intermediaries, 50% or more of Blockbuster's voting securities (or the equivalent thereof) and (b) the only Affiliates of the Sony Subsidiary shall be (i) Sony and (ii) Persons that are, directly or indirectly, through one or more intermediaries, controlled by Sony.

                                                         Article I - Definitions
                                                                          Page 2

      1.3 Amphitheater: Any existing or proposed open-air (with or without some covered seating) or partially enclosed facility (excluding sports stadiums) which has a capacity for 2,500 patrons or more and is designed primarily as a venue for the presentation of live musical concerts. By way of example, and not limitation, the following facilities are Amphitheaters:

      (a)   Star Lake (Pittsburgh);

      (b)   Walnut Creek (Raleigh);

      (c)   Pine Knob (Michigan);

      (d)   Shoreline (California);

      (e)   Great Woods (Massachusetts); and

      (f)   Starplex (Dallas).

As the context may require, the term "Amphitheater" may also mean and include the fee or leasehold interest in the facility and the land upon which it is situated, all furniture, fixtures and equipment affixed to or otherwise used in connection with the operation of the facility, all appurtenances to the land and the facility and all other interests, privileges and other rights associated with or related to one or both of the land and the facility.

      1.4 Amphitheater Cost Limit: With respect to (i) a proposed Amphitheater located within North America, Hawaii or the Caribbean Islands, $15,000,000.00 and (ii) a proposed Amphitheater located anywhere else in the Restricted Portion of the Earth, $17,000,000.00. For purposes of the immediately preceding sentence, the amounts "$15,000,000.00" and "$17,000,000.00" shall be deemed to be increased on April 1, 1995 and on each successive April 1st thereafter in the same proportionate amount by which the CPI most recently reported prior to such date exceeds the CPI most recently reported prior to April 1, 1994.

      1.5 Amphitheater Loan: With respect to (i) any Unwind Asset (other than the Camden Asset and the Charlotte Asset), the loan or loans which are secured by such Unwind Asset (or by the Amphitheater related to such Unwind Asset) at the time of the Existing Facility Closing, (ii) the Charlotte Asset, the Charlotte Loan and (iii) any other Amphitheater (or interest therein), the loan or loans, whether secured by such Amphitheater or not, which funded any portion of the Project Costs or purchase price of such Amphitheater or the proceeds of which were used to reimburse to the Partnership any portion of said Project Costs or purchase price originally paid from other funds of the Partnership. The term "Amphitheater Loan" shall include any and

                                                         Article I - Definitions
                                                                          Page 3

all renewals, extensions, rearrangements, replacements or consolidations of the loan or loans described in the immediately preceding sentence. Notwithstanding anything to the contrary contained in, or implied by, the provisions of this
Section 1.5, a loan or grant for which both of the following conditions are satisfied shall not be an "Amphitheater Loan" for purposes of this Agreement:

            (a) The Partnership, the Partners, the Affiliates of the Partners and the Sony/Block Related Parties have no legal liability or obligation to repay any portion of such loan or grant; and

            (b) The Partnership's ownership interest or possessory rights in the Amphitheater to which such loan or grant relates are not subject to being terminated, sold, restricted, foreclosed upon or limited by reason of any failure to repay such loan or grant.

      1.6 Amphitheater Pro Forma: With respect to any Amphitheater being considered by the Manager for construction by the Partnership, a pro forma of operating costs and operating revenue projected for the first four full years for such proposed Amphitheater prepared by the Manager in good faith in accordance with generally accepted accounting principles. In addition, such pro forma shall be based upon such assumptions as shall be reasonable and consistent with the financing, construction and operating history of the Partnership and general economic conditions prevailing at the location of the site proposed for construction of such Amphitheater.

      1.7 Annual Operating Budget: The budget for the Partnership's operations for each Budget Year to be established in accordance with, and pursuant to, the provisions of Section 10.5 hereof.

      1.8 Approved Project: A proposed Amphitheater which the Executive Committee has approved in accordance with the provisions of Section 10.6(b) hereof as an Amphitheater which the Partnership will construct. Notwithstanding anything to the contrary contained in this Agreement, the Camden Amphitheater is an Approved Project for all purposes of this Agreement.

      1.9 Balloon Amphitheater Loan: An Amphitheater Loan which has a scheduled amortization period extending beyond the scheduled maturity date for such Amphitheater Loan.

      1.10 Blockbuster: (i) Blockbuster Entertainment Corporation, a Delaware corporation, and its successors or (ii) if different, the ultimate corporate parent of the affiliated group which is currently owned, directly or indirectly, through one or more intermediaries, by Blockbuster Entertainment Corporation.

                                                         Article I - Definitions
                                                                          Page 4

      1.11 Blockbuster's Initial Contribution Amount: A pecuniary amount equal to the sum of (i) the Net Value of the Phoenix Asset, (ii) the Net Value of the San Bernardino Asset and (iii) the Net Value of the Charlotte Asset.

      1.12 Blockbuster Guaranty: The unconditional and irrevocable guaranty required to be executed by Blockbuster in the form of Exhibit "B" attached hereto if Sony/Block elects to deliver Sony/Block Note #2 to the Partnership pursuant to the provisions of Section 4.10(b)(2) of this Agreement.

      1.13 Blockbuster Specific Obligations: The following obligations for which Sony/Block is responsible for performing, observing or discharging pursuant to this Agreement:

            (a) The obligation of Sony/Block to contribute the Blockbuster Subsidiary Cash Amount pursuant to Section 4.1O(b)(1) and the obligation of Sony/Block to make payments on Sony/Block Note #2 as they become due.

            (b) The obligation of Sony/Block to indemnify the Partnership pursuant to one or both of Section 14.3 and Section 9.4(n) hereof to the extent that either such indemnity relates to one or more of the Phoenix Amphitheater, the Charlotte Amphitheater and the San Bernardino Amphitheater.

            (c) The obligation of Sony/Block to make a payment to Pace at the closing of the Unwind Procedure pursuant to Section 9.4(g)(2) or Section 9.4(k)(4) or (5) hereof.

            (d) The obligations, restrictions and limitations imposed upon Sony/Block and the Sony/Block Related Parties pursuant to the provisions of Articles XII and XV hereof, to the extent that such provisions apply to one or more of the Blockbuster Subsidiary and the Affiliates of the Blockbuster Subsidiary.

            (e) The obligations imposed upon Sony/Block pursuant to the provisions of Section 11.3(a) hereof to the extent that such provisions apply to the Blockbuster Subsidiary or its Affiliates.

            (f) The obligation imposed upon Sony/Block to make a capital contribution pursuant to Section 4.15(b) hereof.

            (g) The obligations imposed upon Sony/Block pursuant to Section 9.6 to the extent related to one or more of the Existing Blockbuster Assets.

      1.14 Blockbuster Subsidiary: Both individually and collectively, The Westside Amphitheatre Corporation, an Arizona corporation, and Charlotte Amphitheater

                                                         Article I - Definitions
                                                                          Page 5

Corporation, a Delaware corporation, both of which are wholly-owned by Blockbuster through one or more intermediaries.

      1.15 Blockbuster Subsidiary Cash Amount: The amount of the initial capital contribution required to be made by Sony/Block pursuant to Section 4.10(b) of this Agreement.

      1.15A Budget Year: The fiscal year of the Partnership for financial accounting and book reporting purposes, which shall end on October 31, unless the Partners mutually designate a different financial accounting and book fiscal year.

      1.16 Budgeted Project Cost: With respect to any Amphitheater to be constructed by the Partnership, the total budgeted amount of Project Costs set forth in the Project Budget for such Amphitheater.

      1.17 Camden Amphitheater: The proposed Amphitheater to be located on a site located near the Beckett Street Terminal on the Delaware River in Camden, New Jersey, together with all of the Partnership's interests, privileges and other rights associated therewith or related thereto.

      1.18 Camden Asset: All of the Partnership's rights, titles and interests in and to the Camden Amphitheater.

      1.19 Capital Account: The tax capital account maintained by the Partnership for each Partner in accordance with, and as required by, the provisions of Section 8.3 of this Agreement.

      1.20 Cash Flow: For any Amphitheater, during any period of time, (a) the amount of all revenues, receipts and other funds received by the owner of a Controlling Interest in such Amphitheater, on a cash basis, from the operation, ownership or use of such Amphitheater during such period of time minus (b) the amount of (i) all expenditures paid by the owner of such Controlling Interest in such Amphitheater, on a cash basis, during such period of time for any expenses, costs or charges which are related to the use, ownership, maintenance, management or operation of such Amphitheater and (ii) regularly scheduled principal and interest payments paid, on a cash basis, by the owner of such Controlling Interest in such Amphitheater during such period of time on any Amphitheater Loan which relates to such Amphitheater.

      1.21 Cash Flow from Operations: For any Amphitheater during any period of time, (i) the Cash Flow of the owner of a Controlling Interest in such Amphitheater during such period of time plus (ii) the amount of regularly scheduled principal and interest payments paid during such period of time, on a cash basis, by the owner of
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                                                        Article I -  Definitions
                                                                          Page 6

such Controlling Interest in such Amphitheater on any Amphitheater Loan which relates to such Amphitheater.

      1.22 Charlotte Amphitheater: The currently existing Amphitheater located at 707 Blockbuster Boulevard in Charlotte, North Carolina and owned in fee simple by the Partnership, together with all of the Partnership's interests, privileges and other rights associated therewith or related thereto.

      1.23 Charlotte Asset: All of the Partnership's rights, titles and interests in and to the Charlotte Amphitheater.

      1.24 Charlotte Loan: Shall have the meaning assigned to it pursuant to the provisions of Section 5.6(a) hereof.

      1.25 Code: The Internal Revenue Code of 1986, as amended.

      1.26 Concession Loan: Any lump sum payment, advance or loan made by a concessionaire to the owner of a Controlling Interest in an Amphitheater in exchange for the right to sell food, beverages, novelties, merchandise or other concessions at such Amphitheater, regardless of whether such payment, advance or loan is required to be repaid to the concessionaire.

      1.27 Construction/Acquisition Recourse Obligations: With respect to the Partnership's construction of, or acquisition of a Controlling Interest in, any Amphitheater the following:

            (a) the Project Costs paid by the Partnership in connection with the development and construction of such Amphitheater other than any Project Costs funded by, or reimbursed from, a Non-Recourse Loan; and

            (b) other contractual liabilities or obligations (which are not included in the Project Costs of such Amphitheater) undertaken or assumed by the Partnership in consideration for its acquisition of a Controlling Interest in such Amphitheater (such as, by way of example, annual rental obligations under a ground lease or annual guaranties on management agreement) other than any liabilities or obligations for which the obligee has recourse against the Partnership's Interest in such Amphitheater only and not against any other asset of the Partnership, either Partner, any Affiliate of a Partner or a Sony/Block Related Party.

For purposes of calculating the amount of Construction/Acquisition Recourse Obligations that are attributable to clause (b) above, any prospective obligations shall be discounted to present value using the Treasury Rate as the discount factor.
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                                                         Article I - Definitions
                                                                          Page 7

      1.28 Construction Completion Date: With respect to an Amphitheater being constructed, the date on which the owner of a Controlling Interest in such Amphitheater either (i) obtains a permanent certificate of occupancy for such Amphitheater or (ii) obtains a temporary certificate of occupancy which permits the use of such Amphitheater for its intended purpose.

      1.29 Construction Costs: With respect to any Amphitheater, all costs (other than Land Acquisition Costs and Soft Costs) directly associated with or attributable to the actual construction of such Amphitheater including, without limitation, (i) all costs associated with the obtaining of materials and services relating to the construction of such Amphitheater, (ii) all fees and other sums payable to any contractor relating to or in connection with the construction of such Amphitheater and (iii) all interest which accrues on the Amphitheater Loan related to such Amphitheater through the Construction Completion Date.

      1.30 Contributed Project Funds: Cash funds of the Partnership received from (i) contributions to the capital of the Partnership pursuant to Section 4.10(a)(1) or Section 4.10(b)(1) or (ii) principal payments under either of the Sony/Block Notes.

      1.31 Controlling Interest: With respect to any Amphitheater, any ownership interest, direct or indirect, or management right in such Amphitheater for which the owner of such interest or right is obligated or entitled to direct and control the management and operation of such Amphitheater. As currently owned, the Partnership has a Controlling Interest in each of the Amphitheaters related to the Existing Assets.

      1.32 Cost Overruns: With respect to any Amphitheater constructed by the Partnership, all Project Costs incurred by the Partnership with respect to such Amphitheater which are, when taken together with all previously expended Project Costs with respect to such Amphitheater, in excess of the Budgeted Project Cost of such Amphitheater.

      1.33 CPI: Consumer Price Index for All Urban Consumers (all U.S. cities), 1982-84 equals 100 Base, published monthly by the U.S. Department of Labor's Bureau of Labor of Statistics, or any successor publication.

      1.34 Debt Coverage Ratio: For any Amphitheater, during any period of time, the ratio of (a) the Cash Flow from Operations of the Partnership for such Amphitheater during such period of time to (b) the amount of regularly scheduled principal and interest payments due on the Amphitheater Loans of the Partnership which relate to such Amphitheater during such period of time.

      1.35 Defaulting Partner: Shall have the meaning assigned pursuant to the provisions of Section 17.1 of this Agreement.
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                                                         Article I - Definitions
                                                                          Page 8

      1.36 Effective Date of Termination: The date upon which a Termination Notice is effective in accordance with the provisions of Section 10.8(a) hereof.

      1.37 Event of Withdrawal: The occurrence of any of the following events in respect of a Partner: (i) the withdrawal by such Partner from the Partnership in violation of the provisions of Section 16.6 hereof, (ii) the granting of relief against such Partner in an involuntary case under the Federal Bankruptcy Code which is not removed or discharged within ninety (90) days, or in any such involuntary case, the approval of the petition by such Partner as properly filed, or the admission of such Partner of material allegations contained in the petition, (iii) the execution by such Partner of a general assignment for the benefit of creditors, (iv) the commencement of a voluntary case under the Federal Bankruptcy Code by such Partner, or (v) the appointment of a receiver for a Partner or for all or a substantial part of the assets of such Partner and such receivership proceedings are not removed or discharged within ninety (90) days after the receiver's appointment.

      1.38. Executive Committee: The committee of three (3) individuals selected from time to time, by the Partners pursuant to the provisions of
Section 10.2(c) of this Agreement, to whom the responsibility of managing and controlling the operations of the Partnership is delegated.

      1.39. Executory Contract: Collectively, the several written contracts entered into of even date with the Admission Agreement between and among the Partners, the Partnership and all of the respective owners of the Existing Assets in which, among other things, (i) the owner of each Existing Asset not owned by the Partnership at the time of execution of the Admission Agreement agreed to transfer, convey and assign such Existing Asset to the Partnership at the Existing Facility Closing on and subject to the terms, conditions and provisions contained therein and (ii) the Sony Subsidiary and Pace, as the sole partners of the owner of the other Existing Assets, made certain representations, warranties and covenants with respect to such Existing Assets for the benefit of the Partnership.

      1.40 Existing Assets: The Raleigh Asset, the Pittsburgh Asset, the Woodlands Asset, the Nashville Asset, the Phoenix Asset, the Charlotte Asset, the Camden Asset, the Tampa Asset and the San Bernardino Asset.

      1.41 Existing Blockbuster Assets: The Phoenix Asset, the Charlotte Asset and the San Bernardino Asset.

      1.42 Existing Facility Closing: The closing of even date herewith of the transfer to the Partnership of the Phoenix Asset, the Charlotte Asset, the San Bernardino Asset, the Woodlands Asset and the Nashville Asset in accordance with,
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                                                         Article I - Definitions
                                                                          Page 9

and as contemplated by, the provisions of the Admission Agreement and the Executory Contract.

      1.43 Existing Pace Assets: The Woodlands Asset, the Nashville Asset, an undivided one-half interest in the Raleigh Asset, an undivided one-half interest in the Pittsburgh Asset, an undivided one-half interest in the Camden Asset and an undivided one-half interest in the Tampa Asset.

      1.44 Existing Sony Assets: An undivided one-half interest in the Raleigh Asset, an undivided one-half interest in the Pittsburgh Asset, an undivided one-half interest in the Camden Asset, and an undivided one-half interest in the Tampa Asset.

      1.45 Existing Sony/Block Assets: The Phoenix Asset, the Charlotte Asset, the San Bernardino Asset, an undivided one-half interest in the Raleigh Asset, an undivided one-half interest in the Pittsburgh Asset, an undivided one-half interest in the Camden Asset and an undivided one-half interest in the Tampa Asset.

      1.46 First Group: The first six (6) New Amphitheaters.

      1.47 Fiscal Year: The fiscal year of the Partnership for federal income tax purposes, which shall end on October 31, unless the Partners mutually designate a different fiscal year which complies with the provisions and limitations contained in the Code and the Treasury Regulations promulgated thereunder.

      1.48 Foregone Concession Advance Amount: With respect to each Unwind Asset, the Unamortized Amount at the time of the closing of the Unwind Procedure of the Partnership's share of any Concession Loan obtained after the Existing Facility Closing with respect to the Amphitheater related to such Unwind Asset.

      1.49 Free Cash: The portion of the Partnership's cash held on or about November 1 of each calendar year which the Executive Committee determines is available for use by the Partnership in accordance with the provisions of
Section 8.4 hereof for prepayments on Amphitheater Loans and distributions to the Partners.

      1.50 Gross Asset Value: Subject to the adjustments described in the next succeeding sentence, the fair market value of each item of Partnership property at the time of contribution to the capital of the partnership or, if applicable, at the time of the determination required to be made under Section 8.3 (e) hereof. The Gross Asset Value of each item of Partnership property shall be adjusted by depreciation, amortization or other cost recovery deductions determined pursuant to Section 8.3(c)(ii) of this Agreement.
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                                                         Article I - Definitions
                                                                         Page 10

      1.51 Hard Costs: With respect to any Amphitheater, the sum of (x) all Construction Costs incurred or expended in connection with such Amphitheater by the owner of a Controlling Interest in such Amphitheater and (y) all Land Acquisition Costs incurred or expended in connection with such Amphitheater by the owner of a Controlling Interest in such Amphitheater.

      1.52 Land Acquisition Costs: With respect to any Amphitheater, all amounts expended and costs incurred (other than Construction Costs and Soft Costs) in connection with the acquisition of a site for the construction of such Amphitheater, including, without limitation, (i) the payment of the purchase price for such site, (ii) all brokerage fees and other commissions incurred in connection with the Acquisition of such site, (iii) all option payments and fees payable in connection with the Partnership's acquisition of such site and (iv) all lease payments and lease deposits payable until the Construction Completion Date under the terms of any ground lease which grants to the owner of such Amphitheater possessory rights to, and use of, such site.

      1.53 London Amphitheater: The currently existing Amphitheater located in Milton Keynes, England and commonly referred to as "The National Bowl."

      1.54 Major Capital Improvements: With respect to any Amphitheater, any reconstruction, rehabilitation or capital improvements made with respect to such Amphitheater after completion of its initial construction involving, individually or in the aggregate, no less than $100,000.00 in costs, but specifically excluding (i) any routine repair or maintenance and (ii) reconstruction or repair following damage from any casualty to the extent of casualty insurance proceeds.

      1.55 Manager: The Person that has (i) the authority to, and the responsibility of, overseeing and directing the day-to-day operations of the Partnership in the manner described in Section 10.3 hereof and (ii) the obligation to provide the management, booking and consulting services in connection with the development, construction, maintenance and operation of the Partnership's Amphitheaters as described in Section 10.7(a) hereof. Unless and until Pace has been removed as the Manager pursuant to the provisions of Section
10.8 hereof, the Manager shall be Pace.

      1.56 Market: The greater of any Area of Dominant Influence (as defined by the Arbitron Ratings Service) or Standard Metropolitan Statistical Area within the United States or any equivalent metropolitan designation in any other part of the Restricted Portion of the Earth.

      1.57 Maximum Rate: The lesser of (a) eighteen percent (18%) per annum or
(b) the maximum non-usurious interest rate permitted by applicable law from time to time in effect.
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                                                         Article I - Definitions
                                                                         Page 11

      1.58 MCA/Pace Amphitheaters: Starplex Amphitheater located in Dallas, Texas and Lakewood Amphitheater located in Atlanta, Georgia, both of which are owned by MCA/Pace Amphitheaters Group, L.P., a Delaware limited partnership.

      1.59 Nashville Amphitheater: The currently existing Amphitheater located in Davidson County, Tennessee and commonly known as "Starwood Amphitheater."

      1.60 Nashville Asset: All of the Partnership's rights, titles and interests in and to the Nashville Partnership.

      1.61 Nashville Partnership: Starwood Amphitheater Operating Company, a Tennessee general partnership which has as its sole general partners Belz-Starwood, Inc. and the Partnership. The Nashville Partnership owns the Nashville Amphitheater.

      1.62 Net Value: With respect to (i) any asset contributed to the capital of the Partnership at the Existing Facility Closing, such asset's fair market value at the time of the Existing Facility Closing net of liabilities assumed by the Partnership with respect to the contributed asset or to which the contributed asset is subject and (ii) any asset owned by the Partnership at the time of the Existing Facility Closing, such asset's fair market value at the time of the Existing Facility Closing net of liabilities of the Partnership with respect to such asset or to which such asset is subject. The parties to this Agreement previously set forth their agreement as to the Net Value of each of the Existing Assets in the Admission Agreement.

      1.63 New Amphitheater: Except for any Non-Recourse Amphitheater and the Camden Amphitheater, any Amphitheater that is described below:

            (a) An Amphitheater that the Partnership constructs at any time after the Existing Facility Closing; or

            (b) Any previously constructed Amphitheater in which the Partnership acquires a Controlling Interest at any time after the Existing Facility Closing.

      1.64 Non-Defaulting Partner: Shall have the meaning assigned to it pursuant to the provisions of Section 17.1 of this Agreement.

      1.65 Non-Recourse Amphitheater: Any Amphitheater which satisfies both of the following criteria:

            (a) the Partnership constructs, or acquires a Controlling Interest in, such Amphitheater after the Existing Facility Closing; and
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                                                         Article I - Definitions
                                                                         Page 12

            (b) in connection with the construction of, or acquisition of the Partnership's Controlling Interest in, such Amphitheater, the Partnership incurs $1,000,000.00 or less of Construction/Acquisition Recourse Obligations.

      1.66 Non-Recourse Loan: Any Amphitheater Loan for which the lender thereof shall have recourse only against the Partnership's interest in the Amphitheater to which such Amphitheater Loan relates and not against any other asset of the Partnership, either Partner, any Affiliate of a Partner or any Sony/Block Related Party.

      1.67 Nonrecourse Deductions: Shall have the meaning set forth in
Section 1.7O4-2(b)(1) of the Regulations.

      1.68 Nonrecourse Liability: Shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

      1.69 Old Partnership Agreement: That certain Partnership Agreement dated April 6, 1990 entered into by and between Pace and the Sony Subsidiary pursuant to which this Partnership was originally formed. This Agreement is a complete amendment and restatement of the Old Partnership Agreement.

      1.70 Operating Obligations: Any and all obligations of the Partnership to make payments or expenditures which are not Project Costs. Specifically included within the term "Operating Obligations," but subject to the provisions of the immediately preceding sentence, shall be all of the Partnership's obligation to pay overhead, operating and other expenses such as (i) salaries for employees and staff for the Amphitheaters, (ii) the reimbursement of Pace's overhead costs pursuant to Section 10.7(b) hereof, (iii) utility costs for the Partnership's Amphitheaters, (iv) insurance costs related to the maintenance of casualty and liability insurance for the Partnership's Amphitheaters, (v) regularly scheduled payments of principal and interest on indebtedness related to the Partnership's Amphitheaters such as Amphitheater Loans and Concession Loans, (vi) costs relating to maintenance, repair and upkeep of the Partnership's Amphitheaters and the personal property and equipment used in connection with the operation of the Partnership's Amphitheaters, (vii) costs for the purchase of office supplies and equipment at the Partnership's Amphitheaters, (viii) the costs directly attributable to or associated with the booking, production, presentation or promotion of any performance or events at any of the Partnership's Amphitheaters (such as artist costs, advertising costs and costs of staging), (ix) costs or expenses in excess of insurance proceeds which may be incurred as the result of any emergency, casualty or other unforeseeable occurrence at any of the Amphitheaters, (x) costs for defense or settlement of litigation, claims or assessments against the Partnership, (xi) any adverse judgments entered against the Partnership which are not covered by insurance and (xii) any and all rent and other payments due and

                                                         Article I - Definitions
                                                                         Page 13

payable by the Partnership under and pursuant to the terms of any lease agreement to which it is a party.

      1.71 Operational Shortfall: Shall mean the occurrence or happening, at any time, of the circumstance of the Partnership having an insufficient amount of Unrestricted Funds to pay its Operating Obligations as they become due.

      1.72 Pace: SM/Pace, Inc. (formerly known as PACE Concerts, Inc.), a Texas corporation, one of the general partners in the Partnership and a wholly owned subsidiary of PMG.

      1.73 Pace Rejected Amphitheater: A Qualified Amphitheater which is proposed for development after Pace has been removed as Manager pursuant to the provisions of Section 10.8 and which satisfies the following conditions:

            (a) The Executive Committee, at a Proposed Amphitheater Approval Meeting, declines to approve such Qualified Amphitheater as an Amphitheater which the Partnership will construct; and

            (b) The Representatives designated by Sony/Block present at the Proposed Amphitheater Approval Meeting voted in favor of approving such Qualified Amphitheater as an Amphitheater which the Partnership will construct.

      1.74 Pace's Initial Contribution Amount: A pecuniary amount equal to the sum of (i) the Net Value of the Woodlands Asset, (ii) the Net Value of the Nashville Asset, (ii) one-half (1/2) of the Net Value of the Raleigh Asset, (iv) one-half (1/2) of the Net Value of the Pittsburgh Asset, (v) one-half (1/2) of the Net Value of the Camden Asset and (vi) one-half (1/2) of the Net Value of the Tampa Asset.

      1.75 PEC: (i) PACE Entertainment Corporation, a Texas corporation and its successors or (ii) if different, the ultimate corporate parent of the affiliated group which is currently owned, directly or indirectly, through one or more intermediaries, by PACE Entertainment Corporation.

      1.76 PMG: PACE Music Group, Inc., a Texas corporation and a wholly-owned subsidiary of PEC.

      1.77 Partner Default: Shall have the meaning assigned pursuant to the provisions of Section 17.1 hereof.

      1.78 Partner Nonrecourse Debt: Shall have the meaning set forth in
Section 1.704-2(b)(4) of the Regulations.
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                                                         Article I - Definitions
                                                                         Page 14

      1.79 Partner Nonrecourse Debt Minimum Gain: An amount, with respect to each Partner Non-recourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse
Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

      1.80 Partner Nonrecourse Deductions: Shall have the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

      1.81 Partners: (i) Prior to the assignment of the Partnership interest of the Sony Subsidiary to Sony/Block as contemplated by the provisions of Section
4.9 hereof, Pace, the Sony Subsidiary and Sony/Block and (ii) after the assignment of the Partnership Interest of the Sony Subsidiary to Sony/Block as contemplated by provisions of Section 4.9 hereof, Pace and Sony/Block.

      1.82 Partnership: The Partnership created by the Old Partnership Agreement and continued by this Agreement

      1.83 Partnership Act: The Delaware Uniform Partnership Act, Title 6, Chapter 15 of the Delaware Code (1974 Revision), as amended from time to time.

      1.84 Partnership Interest: All of the interest of any Partner in the Partnership, including its respective (a) capital interest in the Partnership,
(b) right to a distributive share of the profits and losses of the Partnership,
(c) right to a distributive share of the assets of the Partnership, and (d) right to participate in the management of the affairs of the Partnership as provided herein.

      1.85 Partnership Minimum Gain: Shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

      1.86 Percentage Interest: The respective Partnership Interest of each Partner in the Partnership expressed as a percentage of the Partnership Interests owned by all Partners. The Percentage Interest of Pace is thirty-three and one-third percent (33-1/3%). Prior to the assignment of the Partnership Interest of the Sony Subsidiary to Sony/Block as contemplated by the provisions of Section 4.9 hereof, the respective Percentage Interest of the Sony Subsidiary and Sony/Block shall be determined in accordance with the provisions of Section
4.8 hereof. After the assignment of the Partnership Interest of the Sony Subsidiary to Sony/Block, as contemplated by the provisions of Section 4.9 hereof, the Percentage Interest of Sony/Block will be sixty-six and two-thirds percent (66-2/3%).

      1.87 Person or person: Any Individual corporation, partnership, business trust, business association, governmental entity, governmental authority or other legal entity.
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                                                         Article I - Definitions
                                                                         Page 15

      1.88 Phoenix Amphitheater: The currently existing Amphitheater located at 2121 North 83rd Avenue in Phoenix, Arizona.

      1.89 Phoenix Asset: The leasehold estate currently owned by the Partnership which creates a possessory right to the Phoenix Amphitheater and created pursuant to that certain Amended and Restated Operator Lease Agreement dated September 26, 1989 and entered into by and between Westside, as operator and lessee, and The City of Phoenix, as landlord, together with all interests, privileges and other rights associated therewith or related thereto.

      1.90 Pittsburgh Amphitheater: The currently existing Amphitheater located in Hanover Township, Pennsylvania and commonly known as "Star Lake Amphitheater."

      1.91 Pittsburgh Asset: The leasehold estate and option rights currently owned by the Partnership which creates a possessory right to the Pittsburgh Amphitheater and created pursuant to (a) that certain Lease Agreement between Crossroads Properties, Inc., as landlord, and PMG, as tenant, executed by the landlord on December 1, 1989 and the tenant on November 29, 1989, as assigned to the Partnership by PMG pursuant to that certain Assignment of Ground Lease dated April 6, 1990 and recorded in Book 2403, Page 374 with the Recorder of Deeds in Washington County, Pennsylvania and (b) that certain Option Agreement between Crossroads Properties, Inc. and PMG dated January 10, 1989, together with all interests, privileges and other rights associated therewith or related thereto.

      1.92 Plans and Specifications: With respect to any proposed Amphitheater being considered by the Manager as a possible project for construction by the Partnership, the plans and specifications, including a site plan, of such proposed Amphitheater prepared by a qualified architect or civil engineer consistent in form and format with the plans and specifications prepared for the Raleigh Amphitheater and the Pittsburgh Amphitheater.

      1.93 Pre-opening Concessionaire Advances: With respect to (i) any newly constructed Amphitheater, any Concessionaire Loan made to the Partnership prior to the first public use of such Amphitheater and (ii) any existing Amphitheater with respect to which the Partnership is acquiring a Controlling Interest, any Concessionaire Loan made to the Partnership prior to the first use of such Amphitheater by the Partnership. "Pre-opening Concessionaire Advances" shall not include Concession Loans made to the Partnership upon the renewal of an existing concession arrangement (unless and except such renewal coincides with the Partnership's acquisition of a Controlling Interest in an Amphitheater).

                                                         Article I - Definitions
                                                                         Page 16

      1.94 Principal Reduction Amount: With respect to any Unwind Asset, an amount of money equal to the sum of the following:

            (a) (i) The Partnership's share of the amount of principal outstanding under the Amphitheater Loan which relates to such Unwind Asset at the time of the Existing Facility Closing minus (ii) the Partnership's share of the amount of principal outstanding under the Amphitheater Loan which relates to such Unwind Asset at the time of the closing of the Unwind Procedure; and

            (b) (i) The Partnership's share of the Unamortized Amount of the Unwind Concession Loan which relates to such Unwind Asset at the time of the Existing Facility Closing minus (ii) the Partnership's share of the Unamortized Amount of the Unwind Concession Loan which relates to such Unwind in Asset at the time of the closing of the Unwind Procedure.

As used throughout this Agreement, the term "Partnership's share" shall mean (i) 100% for the Pittsburgh Asset, the Phoenix Asset, the Charlotte Asset, the Woodlands Asset and the San Bernardino Asset, (ii) 66-2/3% for the Raleigh Asset, and (iii) 50% for the Nashville Asset. Notwithstanding anything to the contrary contained in this Section 1.91, the Principal Reduction Amount shall be $0.00 for any Unwind Asset which is not distributed at the closing of the Unwind Procedure because the Partnership sold, distributed or otherwise transferred all of its interest therein prior to the closing of the Unwind Procedure.

      1.95 Project Budget: With respect to any proposed Amphitheater being considered by the Manager as a possible project for construction by the Partnership, the budget for the Project Costs for such proposed Amphitheater which has been approved by the Executive Committee following delivery of a Proposed Amphitheater Approval Request pursuant to Section 10.6(b) hereof. A Project Budget may only be amended in accordance with the provisions of Section 10.6(c) hereof.

      1.96 Project Costs: With respect to any Amphitheater, all of the Hard Costs and all of the Soft Costs associated with such Amphitheater.

      1.97 Project Loan: A loan extended to the Partnership for the funding of the Project Costs of an Approved Project upon the terms and conditions described in Section 5.2 hereof.

      1.98 Proposed Amphitheater Approval Meeting: The meeting of the Executive Committee required to be held pursuant to Section 10.6(b) hereof following delivery of a Proposed Amphitheater Approval Request by the Manager to the Representatives.
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                                                         Article I - Definitions
                                                                         Page 17

      1.99 Proposed Amphitheater Approval Request: With respect to any proposed Amphitheater being considered by the Manager as a possible project for construction by the Partnership, a formal written request provided to the Representatives by the Manager pursuant to Section 10.6(b) hereof requesting that the Executive Committee meet to determine whether the proposed Amphitheater will be constructed by the Partnership.

      1.100 Proposed Project Budget: With respect to any proposed Amphitheater being considered by the Manager as a possible project for construction by the Partnership, a proposed budget of the Project Costs for such Amphitheater prepared by the Manager in good faith, in a manner consistent with and in accordance with generally accepted accounting principles. A Proposed Project Budget shall set forth in reasonable detail the projected total Project Costs for such Amphitheater divided into three separate sections composed of the projected amount of Construction Costs, Soft Costs and Land Acquisition Costs for such proposed Amphitheater. The Manager may include in a Proposed Project Budget a line item for "contingencies" or "cost overruns" equal to no more than 10% of the other Project Costs reflected therein, and the amount included in such contingency line item shall be classified as a part of the Project Costs for the proposed Amphitheater.

      1.101 PWOC: Pace Woodlands Operating Company, a Texas corporation and wholly-owned subsidiary of PMG.

      1.102 Qualified Amphitheater: Any Amphitheater which the Manager proposes for development by the Partnership and which satisfies the following conditions:

            (a) the Manager has determined, in its reasonable discretion, that the site which has been selected for the development of such Amphitheater is suitable for such development;

            (b) the projections contained in the Amphitheater Pro Forma and the Proposed Project Budget for such proposed Amphitheater indicate that the Debt Coverage Ratio (assuming, for these purposes, that a Project Loan bearing an interest rate which is reasonable based on information made available to Pace by Sony/Block, but in no event greater than the Treasury Rate, will be extended to the Partnership on the terms described in
      Section 5.2 hereof) for such Amphitheater in each of the first four full years of operation will be no less than 1.3 to 1.0;

            (c) the site which has been selected for the development of such Amphitheater is located in a Qualified Market; and

                                                         Article I - Definitions
                                                                         Page 18

            (d) the total budgeted amount of Project Costs projected in the Proposed Project Budget for such Amphitheater (including any budgeted contingencies) is less than the then applicable Amphitheater Cost Limit.

      1.103 Qualified Market: Any Market which is designated as a Qualified Market pursuant to the provisions of Section 10.9 hereof, until such Market is removed from the list of Qualified Markets in accordance with, or as required by, the provisions of Section 10.9(c) hereof.

      1.104 R&D Expenditures: With respect to any Market which the Manager considers as a potential site for the development of an Amphitheater by the Partnership, all reasonable amounts expended or incurred by the Partnership which are associated with or attributable to activities related to the determination by the Partnership as to the feasibility of developing an Amphitheater in such Market including, without limitation, (i) travel expenses which are directly expended or incurred in connection with the research and development of such market or attempts to acquire a site for the Amphitheater in such market, (ii) all costs and professional fees expended or incurred by the Partnership in connection with demographic studies, feasibility studies and other pre-development studies of such Market or specific sites in such Market and (iii) all other miscellaneous expenses expended or incurred by the Partnership which are directly attributable to or incurred in connection with the research and development of a potential Amphitheater in such Market.

      1.105 Raleigh Amphitheater: The currently existing Amphitheater located Raleigh, North Carolina and commonly referred to as the "Walnut Creek Amphitheater."

      1.106 Raleigh Asset: All of the Partnership's rights, titles and interests in and to the Raleigh Partnership.

      1.107 Raleigh Leasehold Estate: The leasehold estate currently owned by the Raleigh Partnership with respect to the Raleigh Amphitheater and created pursuant to that certain Lease Agreement dated December 1, 1990 and entered by and between the City of Raleigh, North Carolina, as landlord, and the Partnership, as tenant.

      1.108 Raleigh Partnership: Walnut Creek Amphitheater Partnership, a New York general partnership, which has as its sole general partners the Partnership and CDC Amphitheaters/I, Inc., a North Carolina corporation, which was formed pursuant to a Partnership Agreement dated July 1, 1991 and entered into by and between the Partnership and CDC Amphitheaters/I, Inc. The Raleigh Partnership owns the Raleigh Leasehold Estate.

                                                         Article I - Definitions
                                                                         Page 19

      1.109 Regulations: The Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      1.110 Representative: One of the individuals who serves on the Executive Committee.

      1.111 Renewal Loan: A loan extended to the Partnership in connection with a matured Balloon Amphitheater Loan upon the terms and conditions set forth in
Section 5.4 of this Agreement.

      1.112 Replacement Loan: A loan extended to the Partnership as a "takeout" loan for any existing Amphitheater Loan in accordance with, and as contemplated by, the provisions of Section 5.5 hereof.

      1.113 Restricted Funds: All Sinking Funds and all Contributed Project
Funds.

      1.114 Restricted Portion of the Earth: The geographical areas encompassed by (a) the continents of North America, Europe and Australia, (b) the State of Hawaii and (c) the Caribbean Islands.

      1.115 San Bernardino Amphitheater: The currently existing Amphitheater in San Bernardino, California.

      1.116 San Bernardino Asset: The leasehold estate currently owned by the Partnership which creates a possessory right to the San Bernardino Amphitheater and created pursuant to that certain Concession Lease dated October 19, 1992 and entered into by and between San Bernardino Amphitheater Corporation, as lessee, and the County of San Bernardino, California, as lessor.

      1.117 Second Group: All New Amphitheaters not included in the First Group.

      1.118 Short Term Rate: A rate of interest per annum equal to the per annum yield on newly issued three year U.S. Treasury Notes, as it may vary from time to time.

      1.119 Sinking Fund: The sinking fund maintained in accordance with the provisions of Section 8.5 of this Agreement.

                                                         Article I - Definitions
                                                                         Page 20

      1.120 SMP: Sony Music/Pace Partnership 1994, a New York general partnership created of even date herewith and whose sole general partners are the Sony Subsidiary and Pace.

      1.121 Soft Costs: With respect to any Amphitheater, all out-of-pocket costs incurred by the owner of a Controlling Interest in such Amphitheater which are directly associated with or attributable to the research, development, design or construction of such Amphitheater or the obtaining of, or attempts to obtain, a site for the construction of such Amphitheater, other than the Hard Costs associated with such Amphitheater. Soft Costs shall include, without limitation, (a) pre-development costs incurred in connection with such Amphitheater, (b) all fees and payments made to architects, land planners, engineers and other consultants which are directly attributable to the design and construction of such Amphitheater, (c) all attorneys' fees and other consultants' fees incurred in connection with and directly attributable to the planning, developing, designing and constructing of such Amphitheater or the in acquisition of or attempts to acquire, a site for the construction of such Amphitheater, (d) travel expenses which are directly attributable to or incurred in connection with the planning, developing, designing or constructing of such Amphitheater or the acquisition of, or attempts to acquire, a site for the construction of such Amphitheater, (e) all R&D Expenditures expended or incurred in connection with the city, population center or other market in which such Amphitheater is located and (f) all start-up expenses (including but not limited to salaries, office rental and supply costs expended or incurred prior to the first entertainment event held at such Amphitheater) incurred with respect to such Amphitheater.

      1.122 Sony: (i) Sony Music Entertainment Inc., a Delaware corporation, and its successors or (ii) if different, the Person or Persons which directly own (and not any parent Person) the United States recorded music business presently owned by Sony Music Entertainment Inc.

      1.123 Sony's Initial Contribution Amount: A pecuniary amount equal to the sum of (i) one-half (1/2) of the Net Value of the Raleigh Asset, (ii) one-half (1/2) of the Net Value of the Pittsburgh Asset, (iii) one-half (1/2) of the Net Value of the Camden Asset and (iv) one-half (1/2) of the Net Value of the Tampa Asset.

      1.124 Sony/Block: Amphitheater Entertainment Partnership, a Delaware general partnership, and one of the general partners in the Partnership. The current sole general partners of Amphitheater Entertainment Partnership are the Blockbuster Subsidiary and the Sony Subsidiary.

      1.125 Sony/Block Note #1: The promissory note in the form of Exhibit "A" which may be executed and delivered to the Partnership by Sony/Block pursuant

                                                         Article I - Definitions
                                                                         Page 21

to the right created in Section 4.1O(a)(2) in lieu of a current cash contribution to the capital of the Partnership pursuant to Section 4.10(a)(1) hereof.

      1.126 Sony/Block Note #2: The promissory note in the form of Exhibit "A" attached hereto which may be executed and delivered to the Partnership by Sony/Block pursuant to the right created in Section 4.1O(b)(2) in lieu of a current cash contribution to the capital of the Partnership pursuant to Section 4.10(b)(1) hereof.

      1.127 Sony/Block Notes: Collectively, Sony/Block Note #1 and Sony/Block Note #2.

      1.128 Sony/Block Rejected Amphitheater: A Qualified Amphitheater which satisfies one of the following conditions:

            (a) (i) the Partnership elects to abandon further development activities with respect to such Qualified Amphitheater, at any time, as a result of an affirmative vote by the Executive Committee and (ii) the Representative designated by Pace present at the Executive Committee meeting voted against the resolution to abandon further development activities with respect to such Qualified Amphitheater; or

            (b) (i) the Executive Committee, at a Proposed Amphitheater Approval Meeting, declines to approve such Qualified Amphitheater as an Amphitheater which the Partnership will construct and (ii) the Representative designated by Pace present at the Proposed Amphitheater Approval Meeting voted in favor of approving such Qualified Amphitheater as an Amphitheater which the Partnership will construct.

      1.129 Sony/Block Related Party: Any one of Sony/Block, the Sony Subsidiary, the Blockbuster Subsidiary, any Affiliate of the Sony Subsidiary or any Affiliate of the Blockbuster Subsidiary.

      1.130 Sony/Block Shared Obligations: All obligations for which Sony/Block is responsible for performing, observing or discharging pursuant to this Agreement other than the Sony Specific Obligations and the Blockbuster Specific Obligations. The Sony/Block Shared Obligations shall include, without limitation, the following:

            (a) The obligation of Sony/Block to make capital contributions to the Partnership for the Budgeted Project Cost of each Approved Project pursuant to Section 4.11 hereof.

                                                         Article I - Definitions
                                                                         Page 22

            (b) The obligation of Sony/Block to make loans to the Partnership for any Operational Shortfall pursuant to section 4.12 hereof.

            (c) The obligation of Sony/Block to make loans to the Partnership for any Cost Overruns pursuant to Section 4.13 hereof.

            (d) The obligation of Sony/Block to make Project Loans to the Partnership for each Approved Project pursuant to Section 5.1 hereof.

            (e) The obligation of Sony/Block to make Renewal Loans pursuant to
      Section 5.4 hereof.

            (f) The obligation of Sony/Block to make Replacement Loans pursuant to Section 5.5 hereof.

            (g) The obligation of Sony/Block to make loans to the Partnership pursuant to Section 6.2(a) hereof.

            (h) The obligation of Sony/Block to make capital contributions to the Partnership pursuant to Section 62(b) hereof.

            (i) The obligations, restrictions and limitations imposed upon Sony/Block pursuant to the provisions of Articles XIV and XV hereof, to the extent that such provisions apply to Sony/Block itself.

            (j) The obligation of Sony/Block to indemnify Pace under clause (y) of Section 5.1 (b) hereof.

      1.131 Sony Guaranty: The unconditional and irrevocable guaranty required to be executed by Sony in the form of Exhibit "B" attached hereto if Sony/Block elects to deliver Sony/Block Note #1 to the Partnership pursuant to the provisions of Section 4.1O(a)(2) of this Agreement.

      1.132 Sony Specific Obligations. The following obligations for which Sony/Block is responsible for performing, observing or discharging pursuant to this Agreement;

            (a) The obligation of Sony/Block to contribute the Sony Subsidiary Cash Amount pursuant to Section 4.1O(a)(1) hereof and the obligation of Sony/Block to make required payments on Sony/Block Note #1.

            (b) The obligation of Sony/Block to indemnify the Partnership pursuant to one or both of Section 14.3 and Section 9.4(n) hereof to the extent that

                                                         Article I - Definitions
                                                                         Page 23

      either such indemnity relates to the Raleigh Amphitheater, the Pittsburgh Amphitheater or the Camden Amphitheater.

            (c) The obligations, restrictions and limitations imposed upon Sony/Block and the Sony/Block Related Parties pursuant to the provisions of Articles XII and XV hereof, to the extent that such provisions apply to one or more of the Sony Subsidiary and the Affiliates of the Sony Subsidiary.

            (d) The obligation imposed upon Sony/Block pursuant to the provisions of Section 11.3(a) to the extent that such provisions apply to the Sony Subsidiary or its Affiliates.

            (e) The obligation imposed upon Sony/Block pursuant to the provisions of Section 9.6 hereof to the extent related to one or more of the Raleigh Asset, the Pittsburgh Asset and the Camden Asset.

            (f) The obligation imposed upon Sony/Block pursuant to the provisions of Section 18.12(a) hereof.

      1.133 Sony Subsidiary: YM Corp., a Delaware corporation and wholly-owned subsidiary of Sony.

      1.134 Sony Subsidiary Cash Amount: The amount of the initial capital contribution required to be made by Sony/Block pursuant to Section 4.10(a) of this Agreement.

      1.135 Tampa Amphitheater: The proposed Amphitheater to be constructed on several tracts of land located in Hillsborough County, Florida, which are covered by and included within the Tampa Purchase Agreement.

      1.136 Tampa Asset: All of the Partnership's rights, titles and interests in and to the Tampa Purchase Agreement and the Tampa Amphitheater.

      1.137 Tampa Purchase Agreement: Collectively, (i) that certain Contract for Sale and Purchase of Real Property dated August 29, 1991 and entered into by and between Consolidated Minerals, Inc., as seller, and the Partnership, as purchaser, as such Contract has been subsequently amended and revised and covering a tract of land containing approximately 110 acres in Hillsborough County, Florida, (ii) that certain Sale and Purchase Agreement dated February 7, 1992 and entered into by and among B. Ann Roberts and Don L. Roberts, as seller, and the Partnership, as purchaser, as such Agreement has been subsequently amended from time to time and covering a tract of land containing approximately 23 acres in Hillsborough County, Florida, and (iii) that certain Sale and Purchase Agreement dated September 2, 1992,

                                                         Article I - Definitions
                                                                         Page 24

and entered into by and among George W. Gibbs and wife, Marie Gibbs, as seller, and the Partnership, as purchaser, and covering a tract of land containing approximately 2.04 acres located in Hillsborough County, Florida.

      1.138 Termination Notice: A notice provided by Sony/Block to Pace pursuant to Section 10.8 hereof terminating Pace as the Manager.

      1.139 Treasury Rate: At anytime, (a) the then per annum yield on newly issued ten year U.S. Treasury notes plus (b) three percent (3%).

      1.140 Unamortized Amount: With respect to any Concession Loan, the unamortized balance of such Concession Loan at a particular time determined in accordance with the following provisions:

            (a) If a Concession Loan is required to be repaid in full by its terms, then the Unamortized Amount with respect to such Concession Loan shall be, as of any time, the outstanding principal balance of such Concession Loan at such time.

            (b) If a Concession Loan is not required to be repaid in full by its terms, then the initial amount of such Concession Loan shall be amortized in equal annual installments over the term of the agreement creating the concession rights to which such Concession Loan relates for purposes of determining the Unamortized Amount of such Concession Loan at any given time.

      1.141 Unrestricted Funds: All cash funds of the Partnership other than the Restricted Funds.


      1.142 Unwind Amphitheater Loans: The Amphitheater Loans which relate to the Unwind Assets.

      1.143 Unwind Assets. The Existing Assets other than the Tampa Asset.

      1.144 Unwind Concession Loan: With respect to any of the Unwind Assets, any Concession Loan made to the owner (or its predecessor in interest) of such Unwind Asset prior to the occurrence of the Existing Facility Closing pursuant to, or in connection with, a concession agreement which remains in effect at the time of the Existing Facility Closing and is related to the sale of concessions at the Amphitheater related to such Unwind Asset.

      1.145 Unwind Procedure: The right governed by the provisions of Article IX of this Agreement to cause the Unwind Assets to be distributed by the Partnership in accordance with the provisions thereof.

                                                         Article I - Definitions
                                                                         Page 25

      1.146 Westside: The Westside Amphitheater Corporation, an Arizona corporation.

      1.147 Woodlands Agreement: The Events Management Agreement dated February 14, 1990 entered into by and between The Woodlands Center for the Performing Arts (d/b/a Cynthia Woods Mitchell Center for the Performing Arts), as owner, and PWOC, as facility manager, pursuant to which PWOC obtained the right to manage and operate the Woodlands Amphitheater.

      1.148 Woodlands Amphitheater: The currently existing Amphitheater located in The Woodlands, Texas and commonly known as the "Cynthia Woods Mitchell Pavilion."

      1.149 Woodlands Asset: All of the Partnership's rights, titles and interests in and to the Woodlands Agreement.

      1.150 Cross-References to other Defined Terms. The following terms are defined in the Sections of this Agreement indicated below.

      Acceptable Form                                  9.4(j)(2)
      Accused Partner                                  9.6
      Acquired Person                                  12.2(c)
      Acquiring Person                                 12.2(c)
      Acting Party                                     13.9(b)
      Advocating Partner                               10.5(b)
      Applicable Criteria                              18.13(f)
      Applicable Two Year Periods                      10.9(c)(2)(i)
      Applicable Percentage                            6.2(a)
      Approved Project Contribution Amount             4.11
      Blockbuster Actual Contribution Amount           17.3(a)(7)(v)(B)
      Blockbuster Parties                              15.2(e)(7)
      Blockbuster's Allocated Debt                     8.4(c)(6)
      Camden Make-Up Amount                            9.4(h)
      Casualty Termination Provision                   4.17(a)(4)
      Charlotte Distribution Amount                    5.7(k)
      Charlotte Excess Receipts                        5.7(i)
      Charlotte Phantom Loan Account                   5.7(g)
      Charlotte Scheduled Principal Payment Amount     5.7(h)
      Clause K Sum                                     9.4(k)
      Clause G & K Sum                                 9.4(k)
      Clause G Sum                                     9.4(g)
      Communications                                   18.1

                                                         Article - I Definitions
                                                                         Page 26

      Consecutive Turndown Rejection Triggering Event  12.6(a)(3)
      Constructive Termination                         13.9
      Constructive Termination Damage Notice           13.9(b)
      Constructive Termination Notice                  13.9(b)
      control                                          15.2(e)(8)
      Corresponding Price                              15.3(b)(1)
      Debt Prepayment Portion of Free Cash             8.4(c)(1)
      Default Notice                                   17.1
      Disputed Changes                                 10.5(b)
      Distributed Assets                               9.6(b)(2)
      Distributee                                      9.4(m)(1)
      Division of Responsibility Notice                17.3
      Effective Date                                   opening paragraph
      Equalizing Purchase Option                       15.3(b)
      Equalizing Purchase Price                        15.3(b)(1)
      Equalizing Partnership interest                  15.3(b)
      Existing MCA Concession Loan                     7.2(d)(3)
      General Funds                                    9.4(h)(2)
      Indemnitee                                       14.3(c)
      Indemnitor                                       14.3(c)
      Innocent Partner                                 9.6
      Interim Development Costs                        4.15(a)
      Management Selection Dispute Resolution
          Notice                                       11.3(b)(1)
      Management Selection Plan                        11.3(b)(3)
      MCA Partnership                                  7.1
      MCA Purchase Option                              7.2(a)
      Measuring Amphitheaters                          9.4(j)(1)
      Minimum Economic Standards                       11.4.
      Minimum Number                                   10.9(a)
      Neutral Selector                                 18.13
      Nominal Principal Balance                        8.4(c)(2)
      Non-Debt Related Charlotte Operation
          Expenditures                                 5.7(j)
      Nonreceiving Partner                             8.3(d)(1)
      Objecting Partner                                10.5(b)
      Objecting Party's Proposed Changes               10.5(b)(2)
      Objection Notice                                 10.5(b)
      Offer                                            12.2(c)(2)
      Ordinary Distributions                           15.1(b)
      Other Facilities Make-Up Amount                  9.4(i)
      Other Partner Equity Contribution Amount         9.4(i)

                                                         Article I - Definitions
                                                                         Page 27
      Owner's Early Termination Option                 4.17(a)(3)
      Pace Party                                       2.3(a)(2)
      Pace Designated Markets                          12.3(a)
      Pace Controlled MCA Amphitheaters                7.2
      Pace Preferred Account                           8.7(b)
      Pace Rejection Triggering Event                  12.6(a)(2)
      Pace's Allocated Debt                            8.4(c)(4)
      Pace's Permitted Number                          12.6(a)(2)
      PAI                                              7.1
      Parent Corporation                               9.6(c)(2)
      Partnership MCA Amphitheaters                    7.2(d)
      Partnership's share                              1.94
      Permitted Blockbuster Persons                    15.2(e)(1)
      Permitted Sony Persons                           15.2(e)(2)
      Preliminary Budget Unwind Notice                 1O.5(b)(2)
      Previously Allocated Interim Development
           Deductions                                  4.16(b)
      Project Loan                                     5.2
      Proposed Annual Operating Budget                 10.5(a)
      Real Principal Balance                           8.4(c)(3)
      Rejection Dispute Notice                         12.6(d)
      Rejection Occurrence Notice                      12.6(d)
      Required Woodlands Distribution Amount           4.17(b)(2)
      S/B Partners                                     17.3
      SCA Limited Parties                              15.2(e)(4)
      SCA Total Parties                                15.2(e)(5)
      SCA                                              15.2(e)(3)
      Secondary Manner                                 2.5
      Sony Actual Contribution Amount                  17.3(a)(7)(v)(A)
      Sony/Block Rejection Triggering Event            12.6(a)(1)
      Sony/Block Guarantor                             5.3(a) and (b);
                                                       5.4(c);5.5(c)
      Sony Parties                                     15.2(e)(6)
      Sony/Block's Permitted Number                    12.6(a)(1)
      Sony's Allocated Debt                            8.4(c)(5)
      Special Miami Amphitheater                       12.2(d)
      Special Rejection Event                          1O.6(d)(2)
      Special Woodlands Contribution Amount            4.17(b)(2)
      Special Woodlands Termination                    4.17(c)(2)
      Special Woodlands Use Impairment                 4.l7(c)(1)
      Transfer Triggering Event                        15.3(c)
      Transferred Liabilities                          9.4(I)(1)
      Unacceptable Person                              15.4
      Unwind Debt Amount                               8.4(b)(1)(iv)

      Unwind Notice                                    9.2
      Voting Representations                           15.5
      Woodlands Reduction Amount                       4.17(c)(3)
      Woodlands Reduction Percentage                   4.17(c)(4)

             [END OF ARTICLE I]

                                Article II - Continuation, Name and Commencement
                                                                         Page 29

                                  ARTICLE II
                    Continuation, Name and Commencement

      2.1 Continuation of Partnership. The Partners do hereby continue, and confirm the continuation of, pursuant to the Partnership Act, the general partnership originally formed pursuant to the Old Partnership Agreement. The rights and liabilities of the Partners shall, except as may be hereinafter expressly stated to the contrary, be as provided for in the Partnership Act.

      2.2 Partnership Name. From and after the date hereof, the name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of PAVILION PARTNERS or such other name or names as the Partners may select from time to time. The Partners shall execute and file such certificates, if any, as are required by the provisions of any assumed name law or statute in any jurisdiction in which the Partnership conducts business, as may be required to reflect the Partnership's operation under such names.

      2.3 Offices. The principal place of business of the Partnership shall be at 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027. Substitute or additional places of business may be established at such other locations as may, from time to time, be approved by the Executive Committee.

      2.4 Term of Partnership. The Partnership commenced on April 6, 1990 and shall remain effective until the earlier to occur of (a) thirty-five (35) years after the date of this Agreement or (b) the Partnership being dissolved and terminated pursuant to any provision of this Agreement.

                               [END OF ARTICLE II]

                                               Article III - Purposes and Powers
                                                                         Page 30

                                 ARTICLE III

                               Purposes and Powers

      3.1 Purposes Partnership. The Partnership shall have as its purpose the development, acquisition, construction, ownership, management, use, leasing and operation of Amphitheaters in the Restricted Portion of the Earth.


      3.2 Powers of the Partnership. The Partnership shall have the power, in fulfilling the purposes set forth in Section 3.1, to conduct any business or take any action which is lawful and which is not prohibited by the Partnership Act.

                              [END OF ARTICLE III]

                          Article IV - Existing Assets and Capital Contributions
                                                                         Page 31

                                  ARTICLE IV
                             Existing Assets and
                             Capital Contributions

      4.1 Contribution of Woodlands Asset. Pace contributed, or caused to be contributed, the Woodlands Asset to the capital of the Partnership at the Existing Facility Closing in accordance with the terms of the Executory Contract.

      4.2 Contribution of Nashville Asset. Pace contributed, or caused to be contributed, the Nashville Asset to the capital of the Partnership at the Existing Facility Closing in accordance with the terms of the Executory Contract.

      4.3 Ownership of the Raleigh Asset, the Camden Asset, the Tampa Asset and the Pittsburgh Asset. The Partnership owned prior to the occurrence of the Existing Facility Closing, and will continue to own hereafter, the Raleigh Asset, the Camden Asset, the Tampa Asset and the Pittsburgh Asset. At the Existing Facility Closing, the Gross Asset Value of each of the Raleigh Asset, the Camden Asset, the Tampa Asset and the Pittsburgh Asset have been adjusted, and the Capital Accounts of the Sony Subsidiary and Pace have been charged or credited, as provided and contemplated in Section 3(d) of the Admission Agreement.

      4.4 [Intentionally Left Blank]

      4.5 Contribution of Phoenix Asset. Sony/Block contributed, or caused to be contributed, the Phoenix Asset to the capital of the Partnership at the Existing Facility Closing in accordance with the terms of the Executory Contract.

      4.6 Contribution of Charlotte Asset. Sony/Block contributed, or caused to be contributed, the Charlotte Asset to the capital of the Partnership at the Existing Facility Closing in accordance with the terms of the Executory Contract.

      4.7 Contribution of Bernardino Asset. Sony/Block contributed, or caused to be contributed, the San Bernardino Asset to the capital of the Partnership at the Existing Facility Closing in accordance with the terms of the Executory Contract.

      4.8 Capital Accounts; Percentage Interests. Immediately after the completion of the contributions to the capital of the Partnership and the adjustments to the Capital Accounts at the Existing Facility Closing as referred to in Sections 4.1 through 4.7 hereof, the balance of the Capital Accounts of the Partners shall be as follows:

                          Article IV - Existing Assets and Capital Contributions
                                                                         Page 32

            (a) The balance of Pace's Capital Account shall be equal to Pace's Initial Contribution Amount.

            (b) The balance of the Sony Subsidiary's Capital Account shall be equal to Sony's Initial Contribution Amount.

            (c) The balance of Sony/Block's Capital Account shall be equal to the sum of (i) Blockbuster's Initial Contribution Amount and (ii) the cash sums, if any, contributed to the Partnership upon execution hereof by Sony/Block pursuant to Sections 4.1O(a)(1) and 4.1O(b)(1) hereof.


Prior to the transfer of the Sony Subsidiary's Partnership Interest to Sony/Block as contemplated by the provisions of Section 4.9 hereof, the Percentage Interest of (i) the Sony Subsidiary shall be equal to (x) 66-2/3% multiplied by (y) a fraction, the numerator of which is the balance of the Capital Account of the Sony Subsidiary immediately after completion of the Existing Facility Closing as determined in accordance with the foregoing provisions and the denominator of which is the sum of the balances of the Capital Account of the Sony Subsidiary and Sony/Block immediately after completion of the Existing Facility Closing as determined in accordance with the foregoing provisions and (ii) Sony/Block shall be equal to (x) 66-2/3% multiplied by (y) a fraction, the numerator of which is the balance in the Capital Account of Sony/Block immediately after completion of the Existing Facility Closing as determined in accordance with the foregoing provisions and the denominator of which is the sum of the balances of the Capital Account of the Sony Subsidiary and Sony/Block immediately after completion of the Existing Facility Closing as determined in accordance with the foregoing provisions; provided, however, for these purposes by the Capital Account of Sony/Block immediately after completion of the Existing Facility Closing shall be deemed to have been increased by the then outstanding principal balance under the Sony/Block Notes.

      4.9 Transfer of the Sony Subsidiary's Partnership Sony/Block. Within seven
(7) days after the Effective Date, but in no event before the next day after the Effective Date, the Sony Subsidiary shall assign its Partnership Interest to Sony/Block as a contribution to the capital of Sony/Block. Immediately following the assignment of the Partnership Interest of the Sony Subsidiary to Sony/Block, as contemplated by the provisions contained in the immediately preceding sentence, the sole partners in the Partnership shall be Pace, with a Percentage Interest of thirty-three and one-third percent (33-1/3%), and Sony/Block with a Percentage Interest of sixty-six and two-thirds percent (66-2/3%). The Capital Accounts of the Sony Subsidiary and of Sony/Block shall be combined into one Capital Account for all purposes hereof upon the assignment of the Sony Subsidiary's Partnership Interest to Sony/Block.

                          Article IV - Existing Assets and Capital Contributions
                                                                         Page 33

      4.10 Sony/Block's Initial Cash Contribution.

            (a) Sony Subsidiary.

                  (l) Upon execution hereof, Sony/Block shall contribute to the capital of the Partnership a cash sum ("Sony Subsidiary Cash Amount") equal to (i) Pace's Initial Contribution Amount minus (ii) Sony's Initial Contribution Amount.

                  (2) Notwithstanding the foregoing, Sony/Block shall have the right and option, exercisable in its sole discretion, to satisfy the obligation contained in clause (1) of this Section 4.10(a) by delivering, or causing to be delivered, to the Partnership, simultaneously with the execution hereof, (i) a promissory note ("Sony/Block Note #1") originally executed by an authorized partner or other agent on behalf of Sony/Block in the original principal amount of the Sony Subsidiary Cash Amount and in substantially the same form as is attached hereto as Exhibit "A," (ii) a guaranty ("Sony Guaranty") originally executed by an authorized officer of Sony in substantially the same form as the Guaranty attached hereto as Exhibit "B" pursuant to which Sony guarantees the full and final repayment of Sony/Block Note #1, (iii) such evidence as may be necessary, including extracts from minutes of a meeting of the board of directors of the Sony Subsidiary and the Blockbuster Subsidiary, to demonstrate that the execution and delivery of Sony/Block Note #1 by Sony/Block is fully authorized and (iv) extracts from minutes of a meeting of the board of directors of Sony authorizing the execution and delivery of the Sony Guaranty and certified to by the Secretary or Assistant Secretary of Sony. Pace shall have the right to retain possession of Sony/Block Note #1 and the Sony Guaranty for, and on behalf of, the Partnership.

      (b) Blockbuster Subsidiary.

                  (1) Upon execution hereof, Sony/Block shall contribute to the capital of the Partnership a cash sum ("Blockbuster Subsidiary Cash Amount"), equal to (i) Pace's Initial Contribution Amount minus (ii) Blockbuster's Initial Contribution Amount.

                  (2) Notwithstanding the foregoing, Sony/Block shall have the right and option, exercisable in its sole discretion, to satisfy the obligation contained in clause (1) of this Section 4.10(b) by delivering, or causing to be delivered, to the Partnership, simultaneously with the execution hereof, (i) a promissory note ("Sony/Block Note #2") originally

                          Article IV - Existing Assets and Capital Contributions
                                                                         Page 34

            executed by an authorized partner or other agent on behalf of Sony/Block in the original principal amount of the Blockbuster Subsidiary Cash Amount and in substantially the same form as is attached hereto as Exhibit "A," (ii) a guaranty ("Blockbuster Guaranty") originally executed by an authorized officer of Blockbuster in substantially the same form as the Guaranty attached hereto as Exhibit "B" pursuant to which Blockbuster guarantees the full and final repayment of Sony/Block Note #2, (iii) such evidence as may be necessary, including extracts from minutes of a meeting of the board of directors of the Blockbuster Subsidiary and the Sony Subsidiary, to demonstrate that the execution and delivery of Sony/Block Note #2 by Sony/Block is fully authorized and (iv) extracts from minutes of a meeting of the board of directors of Blockbuster authorizing the execution and delivery of the Blockbuster Guaranty and certified to by the Secretary or Assistant Secretary of Blockbuster. Pace shall have the right, to retain possession of Sony/Block Note #2 and the Blockbuster Guaranty for, and on behalf of, the Partnership.

            (c) Limitations on Use of Contributed Project Funds. All Contributed Project Funds shall be (i) maintained in a separate interest bearing bank account (or in such other investments as may be approved by the Executive Committee) in the name of the Partnership and in no event commingled with any other funds of the Partnership and (ii) applied or used (subject to the budgetary restrictions contained elsewhere in this Agreement) for only one or more of the following purposes:

                  (l) Payment of R&D Expenditures or other Project Costs related to any Amphitheater being considered by the Manager as a possible project for construction by the Partnership;

                  (2) Payment of any portion of the Budgeted Project Cost of an
            Approved Project as contemplated by the provisions of Section 4.11(c) hereof;

                  (3) Payment of the purchase price or other costs related to the acquisition of an existing Amphitheater by the Partnership as contemplated by the provisions of Section 6.2(b) hereof;

                  (4) For distribution to Sony/Block at the closing of the
            Unwind Procedure as contemplated by Section 9.4(f) hereof;

                           Article IV. Existing Assets end Capital Contributions
                                                                         Page 35

                  (5) Payment of the Temporary Construction Advance (as such term is defined in Section 2(d) of the Admission Agreement) pursuant to the provisions of Section 4.16 hereof;

                  (6) For distribution to Sony/Block pursuant to the provisions of Section 4.17(b)(2)(i) hereof, following the occurrence of a Special Woodlands Termination or a Special Woodlands Use Impairment;

                  (7) For reimbursement to Pace and the Sony Subsidiary of the amounts described in Section 4.18 hereof for R&D Expenditures relating to the Minneapolis/St. Paul Market; and

                  (8) For distribution to the Partners upon dissolution of the
            Partnership pursuant to, and in accordance with, the provisions of
            Article XVI hereof.

      Notwithstanding anything to the contrary contained herein or implied hereby, interest earned on Contributed Project Funds and all interest which accrues on the Sony/Block Notes shall not be Restricted Funds but shall instead become a part of the Partnership's Unrestricted Funds immediately upon receipt by the Partnership.

            (d) Demand for Principal Payments on Sony/Block Notes. The principal outstanding under each of the Sony/Block Notes shall be payable within three (3) business days after demand of the Manager in accordance with the following provisions:

                  (1) No demand may be made by the Manager for payment of any principal outstanding under either of the Sony/Block Notes at any time that the Partnership has in its possession unexpended Contributed Project Funds.

                  (2) The aggregate amount of principal payments which may be demanded, at any time, shall not exceed the then amounts which are due and payable from the Partnership for one or more of the permitted uses of Contributed Project Funds described in clause (c) of this Section 4.10.

                  (3) Each demand for payment of principal under the Sony/Block
            Notes by the Manager shall be allocated between the Sony/Block Notes in proportion to the then principal balance of each of the Sony/Block Notes.

                          Article IV - Existing Assets and Capital Contributions
                                                                         Page 36

                  (4) Simultaneously with the making of each demand for payment of principal under the Sony/Block Notes, the Manager shall notify Sony/Block of the intended use of the amount being demanded.

      4.11 Capital Contributions for Budgeted Project Cost of Approved Projects. The Budgeted Project Cost of each Approved Project shall be paid or reimbursed from the following sources:

            (a) The proceeds of the Project Loan for such Approved Project;

            (b) The proceeds of any and all Pre-opening Concessionaire Advances for such Approved Project;

            (c) The Contributed Project Funds (including unpaid principal amounts under the Sony/Block Notes which are payable upon the demand of the Manager); and

            (d) Unrestricted Funds of the Partnership to the extent that the Executive Committee determines that such funds will not be needed for the payment of Operating Obligations of the Partnership.

If sufficient funds are not available from the foregoing sources to pay the entire amount of the Budgeted Project Cost of any Approved Project, then the Partners shall be obligated to contribute to the capital of the Partnership an amount ("Approved Project Contribution Amount") equal to that amount which is necessary to cause the total amount of funds available to in the Partnership for payment of the Project Costs of such Approved Project, when combined with all funds available from the sources listed above, to equal the Budgeted Project Cost for such Approved Project. Contributions to the capital of the Partnership required to be made pursuant to this Section 4.11 shall be due and payable, at such times and in such amounts as may be necessary to enable the Partnership to pay all Project Costs with respect to the applicable Approved Project as such amounts become due and payable. The Manager shall provide notice to the Partners as to the amount and due date of contributions to be made pursuant to this
Section 4.11 in accordance with the standards set forth in the immediately preceding sentence. However, in no event shall the total amount required to be contributed by the Partners pursuant to this Section 4.11 with respect to any Approved Project exceed the Approved Project Contribution Amount for that Approved Project. The amounts to be contributed to the capital of the Partnership pursuant to this Section 4.11 shall be made by the Partners in proportion to their respective Percentage interests.

      4.12 Operational Shortfalls. If an Operational Shortfall occurs at any time, then the Manager shall deliver a notice to the Partners specifying that an Operational

                          Article IV - Existing Assets and Capital Contributions
                                                                         Page 37


Shortfall has occurred, the reasons for the occurrence of such Operational Shortfall, the amount of funds needed to cover such Operational Shortfall and stating that each Partner is obligated to loan to the Partnership, in proportion to their respective Percentage Interests, that amount of funds needed to cover such Operational Shortfall. The loan which each Partner is obligated to make to the Partnership pursuant to the provisions of this Section 4.12 must be fully advanced to the Partnership within fifteen (15) days after the Manager has provided the notice referred to in the immediately preceding sentence. The loan required to be made pursuant to the provisions of this Section 4.12 shall be governed by the following provisions:

            (a) Interest shall accrue on the principal balance outstanding thereunder from time to time at a variable rate equal to the Short Term Rate.

            (b) Installments shall be payable on such loan on the last day of each of the next three calendar months following the advancement of such loan by the Partners to the Partnership. Each such installment shall be in an amount equal to the amount (if any) of the Partnership's Unrestricted Funds as of such date that the Manager determines will not be needed for the payment of Operating Obligations of the Partnership. If such loan is not repaid in full with the three monthly installments referred to in the immediately preceding sentence, then it may only be repaid thereafter from distributions made pursuant to Section 8.4(b)(2)(i) hereof.

            (c) All payments made on any such loan shall be applied first against the accrued, unpaid interest thereon and, second, to reduce the outstanding principal balance thereunder.

      4.13 Cost Overruns. Cost Overruns with respect to any Amphitheater shall be paid, to the extent that the Executive Committee determines that all or any portion of such Cost Overruns need to be paid to protect the Partnership from adverse legal proceedings or to enable the construction of the Amphitheater to be completed, from the Partnership's Unrestricted Funds (to the extent that the Executive Committee determines that such funds will not be needed for the payment of Operating Obligations of the Partnership). If sufficient funds are not available from the foregoing source to pay the Cost Overruns described in the immediately preceding sentence, then the Partners shall be obligated to loan to the Partnership, in proportion to their respective Percentage Interests, that amount necessary to cause the total amount of funds available to the Partnership, when combined with the available Unrestricted Funds as described above, to equal the amount of the Cost Overruns which must be paid by the Partnership. The loan which each Partner is obligated to make to the Partnership pursuant to the provisions of this Section 4.13 must be fully advanced to the Partnership within fifteen (15) days after the Manager has provided notice to the Partners of the amounts required to be loaned in accordance with the provisions of

                          Article IV - Existing Assets and Capital Contributions
                                                                         Page 38


this Section 4.13. The loan required to be made by each Partner pursuant to this
Section 4.13 shall be governed by the following provisions:

            (a) Interest shall accrue on the principal balance outstanding thereunder from time to time at a variable rate equal to the Short Term Rate.

            (b) Payments shall be due on such loan on the last day of each of the next three calendar months following the advancement of such loan by the Partners to the Partnership. Each such installment shall be in an amount equal to the amount (if any) of the Partnership's Unrestricted Funds as of such date that the Manager determines will not be needed for the payment of Operating Obligations of the Partnership. If such loan is not repaid in full with the three monthly installments referred to in the immediately preceding sentence, then it may only be repaid thereafter from distributions made pursuant to Section 8.4(b)(2)(i) hereof.

            (c) All payments made on any such loan shall be applied first against in the accrued, unpaid interest thereon and, second, to reduce the outstanding principal balance thereunder.

      4.14 No Other Capital Contribution Obligations. Except for the specific obligations to make contributions to the capital of the Partnership as expressly set forth in this Agreement, neither Partner shall have any other obligation to make contributions to the capital of the Partnership.

      4.15 Interim Development Costs.

            (a) Definition. As used herein, the term "Interim Development Costs" shall mean all R&D Expenditures and other Project Costs incurred by the Partnership after the date upon which the Admission Agreement was signed and prior to the date of the occurrence of the Existing Facility Closing in connection with any Market other than the Markets in which the Amphitheaters related to the Existing Assets are located.

            (b) Special Provisions Related to Interim Development Costs. Upon execution hereof, Sony/Block shall contribute to the capital of the Partnership an amount equal to one-third (1/3rd) of the amount of the Interim Development Costs; provided however, in no event shall the total amount required to be contributed by Sony/Block to the capital of the Partnership pursuant to the provisions of this Section 4.15(b) exceed one-third (1/3rd) of the total amount projected to be incurred for Interim Development Costs in the budget attached to the Admission Agreement. If any portion of the deductions and losses attributable to the Interim Development Costs have been, or will be, allocated

                           Article IV. Existing Assets and Capital Contributions
                                                                         Page 39

      50% to Pace and 50% to Sony as contemplated by the provisions of Section 7 of the Admission Agreement (the "Previously Allocated Interim Development Deductions"), then, notwithstanding anything to the contrary contained in
      Section 8.1 hereof, a special allocation of Partnership deductions and losses equal to one-third of the amount of Previously Allocated interim Development Deductions shall be made to Sony/Block in the first Fiscal Year ending after the execution of this Agreement.

      4.16 Repayment of Temporary Construction Advance.

            (a) Upon execution of this Agreement, the Partnership shall repay the principal amount of, and all accrued unpaid interest on, the Temporary Sony/Pace Construction Advance (as such term is defined in Section 2(b) of the Admission Agreement), one-half to Pace and one-half to the Sony Subsidiary. Such repayment shall be made with Contributed Project Funds. The amount of Contributed Project Funds so applied towards repayment of the Temporary Sony/Pace Construction Advance, to the extent it relates to the Camden Amphitheater, shall be, for purposes of clause (1) of Section 9.4(h) and clause (iv) of Section 9.4(i) of this Agreement, deemed to have been expended on Project Costs for the Camden Amphitheater.

            (b) Upon execution of this Agreement, the Partnership shall repay the principal amount of, and all accrued unpaid interest on, the Temporary Blockbuster Construction Advance (as such term is defined in Section 2(c) of the Admission Agreement). Such repayment shall be made with Contributed Project Funds.

      4.17 Special Provisions Relating to the Woodlands Agreement.

            (a) Factual Recitals. Reference is made to the following:

                  (l) The Net Value of the Woodlands Asset was agreed upon
            between the Partners on the assumption that the rights acquired by the Partnership under the Woodlands Agreement would continue until October 31, 2003.

                  (2) The current stated term of the Woodlands Agreement expires
            December 31, 1999.

                  (3) Pursuant to the provisions of Section 7.04(a) of the
            Woodlands Agreement ("Owner's Early Termination Option"), the owner of the Woodlands Amphitheater has the unilateral right to terminate the Wood-

                          Article IV - Existing Assets and Capital Contributions
                                                                         Page 40


            lands Agreement prior to its stated term for expiration on, subject to and in accordance with the terms and provisions contained therein.

                  (4) Pursuant to the provisions of Section 7.03 of the
            Woodlands Agreement ("Casualty Termination Provision"), the owner of the Woodlands Amphitheater has the unilateral right to terminate the Woodlands Agreement following a major casualty which results in the Woodlands Amphitheater no longer being able to be used for its intended purposes without the making of significant capital repairs and improvements.

            (b) Equalization of Initial Contribution Amounts Upon the Occurrence of a Special Woodlands Termination or a Special Woodlands Use Impairment. If, prior to October 31, 2003, (i) a Special Woodlands Termination becomes effective or (ii) a Special Woodlands Use Impairment occurs, then the following provisions shall apply:

                  (1) The Net Value of the Woodlands Asset shall promptly be retroactively reduced effective as of the Existing Facility Closing by the Woodlands Reduction Amount and Pace's Capital Account shall accordingly be reduced by an amount equal to the Woodlands Reduction Amount.

                  (2) The Partnership shall promptly thereafter make a
            distribution of cash to Sony/Block in an amount ("Required Woodlands Distribution Amount") equal to (x) two (2.0) multiplied by (y) the Woodlands Reduction Amount. The distribution required to be made by the provisions of the immediately preceding sentence shall be paid from the following sources in the order of priority listed:

                        (i) first, to the extent thereof, the Contributed
                  Project Funds (including unpaid principal amounts under the Sony/Block Notes which are payable upon the demand of the Manager); and

                        (ii) second, Unrestricted Funds of the Partnership to
                  the extent that the Executive Committee determines that such funds will not be needed for the payment of Operating Obligations of the Partnership.

            If sufficient funds are not available from the foregoing sources to make the entire distribution required to be made to Sony/Block pursuant to the provisions of this Section 4.17(b)(2), then (x) the remainder of such distribution, notwithstanding the other provisions of this Section 4.17(b),

                          Article IV - Existing Assets and Capital Contributions
                                                                         Page 41


            shall not be made and (y) Pace shall, in lieu thereof, be obligated to contribute to the capital of the Partnership a cash sum equal to one-half (1/2) of the amount by which the Required Woodlands Distribution Amount exceeds the amount actually distributed to Sony/Block pursuant to clauses (i) and (ii) of this Section 4.17(b)(2).

                  (3) After the occurrence of a Special Woodlands Use Impairment and after completion of the distributions and, if applicable, contribution contemplated by the provisions of Section 4.17(b)(2) hereof, the Partnership shall promptly distribute to Pace all of its rights, titles and interest, if any, in and to the Woodlands Asset. The fair market value of the Woodlands Asset shall be deemed to equal $0.00 at such time for all purposes hereof. Pace (and its Affiliates) may thereafter be or become interested in the Woodlands Amphitheater without being deemed to have violated the restrictions contained in Article XII hereof.

            (c) Certain Definitions used in this Section 4.17. As used herein, the following terms shall have the respective meanings indicated:

                  (1) "Special Woodlands Use Impairment" shall mean the
            occurrence of any event or circumstance, other than (i) a Special Woodlands Termination or (ii) a Pace Default (as such term is defined in the Woodlands Agreement), which results in the Partnership suffering a material impairment (or termination) of its right to book, produce, present and promote T&P Events (as such term is defined in the Woodlands Agreement) at the Woodlands Amphitheater pursuant to the provisions of the Woodlands Agreement. The following are examples (which are intended to be illustrative and not exclusive) of events or circumstances which would constitute a "Special Woodlands Use Impairment" for purposes of this Agreement:

                        (i) The owner of the Woodlands Amphitheater losing its
                  possessory right to the Woodlands Amphitheater as a result of a failure of title or any other reason.

                        (ii) A determination that the Woodlands Amphitheater is
                  an unsafe locale for the presentation of public events because of the presence of toxic or hazardous waste on the site at which the Woodlands Amphitheater is located.

            The election as to whether an event or circumstance which materially impairs the Partnership's right to book, produce, present and promote

                          Article IV - Existing Assets and Capital Contributions
                                                                         Page 42


            T&P Events will be deemed to be a "Special Woodlands Use Impairment" for purposes hereof shall be made exclusively by the Executive Committee. Notwithstanding anything to the contrary contained herein, or implied hereby, the occurrence of any event or circumstance which would give rise to the Partnership having the right to terminate the Woodlands Agreement pursuant to the provisions of Section 6.04 or Section 7.04(b), (c) or (d) thereof shall not constitute a "Special Woodlands Use Impairment."

                  (2) "Special Woodlands Termination" shall mean the termination of the Partnership's rights under the Woodlands Agreement (i) upon the expiration of its stated term (including any extensions thereof by written agreement with the owner of the Woodlands Amphitheater),
            (ii) pursuant to an exercise of the Owner's Early Termination Right or (iii) pursuant to the Casualty Termination Provision.

                  (3) "Woodlands Reduction Amount" shall mean, as of the date that a Special Woodlands Termination becomes effective or that a Special Woodlands Use Impairment occurs, an amount equal to (i) the then Woodlands Reduction Percentage multiplied by (ii) the Net Value of the Woodlands Asset as determined in accordance with the provisions of the Admission Agreement.

                  (4) "Woodlands Reduction Percentage" shall mean, as of the effective date of a Special Woodlands Termination or the date of occurrence of a Special Woodlands Use Impairment, the percentage specified in the table below:

                          Article IV - Existing Assets and Capital Contributions
                                                                         Page 43


                     Effective Date of
               Special Woodlands Termination
                  or Date of Occurrence of                  Woodlands Reduction
              Special Woodlands Use Impairment                       Percentage
              --------------------------------                       ----------


               After the Effective Date but
               before October 31, 1994                            100.00%

               After October 30, 1994 but                          87.29%
               before October 31, 1995

               After October 30, 1995 but                          75.28%
               before October 31, 1996

               After October 30, 1996 but                          63.92%
               before October 31, 1997

               After October 30, 1997 but,                         53.19%
               before October 31, 1998

               After October 30, 1998 but                          43.04%
               before October 31,1999

               After October 30, 1999 but                          33.44%
               before October 31, 2000

               After October 30, 2000 but                          24.86%
               before October 31, 2001

               After October 30, 2001 but                          16.75%
               before October 31, 2002

               After October 30, 2002 but                           9.08%
               before October 31, 2003

               After October 30, 2003                               0.00%

            (d) Termination of These Provisions. The provisions of this Section
      4.17 shall automatically terminate and be of no further force or effect after the closing of the Unwind Procedure.

                          Article IV - Existing Assets and Capital Contributions
                                                                         Page 44


      4.18 Minneapolis/St. Paul. If the Partnership should construct an Amphitheater in the Minneapolis/St. Paul Market, then the Partnership shall be obligated to reimburse $140,590.00 to Pace and $111,590.00 to the Sony Subsidiary for R&D Expenditures previously incurred by such parties for or on behalf of the Partnership in such Market. Such reimbursement shall be made from the following sources in the order of priority listed:

            (a) first, to the extent thereof, the Contributed Project Funds (including unpaid amounts under the Sony/Block Notes which are payable upon demand of the Manager); and

            (b) second, Unrestricted Funds to the extent that the Executive Committee determines that such funds will not be needed for the payment of Operating Obligations of the Partnership.

Pace and the Sony Subsidiary each represent and warrant to the Partnership that the amounts specified above are the true and actual amounts previously expended by each such Person for R&D Expenditures in the Minneapolis/St. Paul Market.

                               [END OF ARTICLE IV]

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 45


                                    ARTICLE V

               Project Loans, Renewal Loans and Replacement Loans

      5.1 Obligation of Sony/Block to Provide Project Loans.

            (a) Generally. Subject to the provisions of clause (b) of this
      Section 5.1, Sony/Block shall make a Project Loan to the Partnership for each Approved Project. Sony/Block shall have the right and option, exercisable in its sole discretion, to fulfill the obligation set forth in the immediately preceding sentence with respect to any Approved Project by causing a financially responsible lender to make a Project Loan to the Partnership for such Approved Project. Each Project Loan must close on or before the later to occur of (i) the scheduled date for commencement of construction of the Approved Project to which such Project Loan relates (provided that the Manager shall have given Sony/Block at least thirty
      (30) days prior written notice of such date and provided, further, that the Partnership is able to commence construction on such scheduled date) or (ii) the date which is sixty (60) days after the Proposed Amphitheater Approval Meeting at which the Approved Project to which such Project Loan relates was approved by the Executive Committee as an Amphitheater that the Partnership would construct.

            (b) Limited Exception to Obligation. If, notwithstanding the obligation created by the provisions of Section 5.1(a) hereof, Sony/Block elects not to make, or cause to be made, a Project Loan to the Partnership for any Approved Project, then Sony/Block shall be excused and relieved from such obligation by (x) paying directly to Pace an amount equal to one-third (1/3rd) of all Project Costs incurred by the Partnership since the date upon which the proposed Amphitheater became an Approved Project (any amount payable from Sony/Block to Pace pursuant to the provisions of this clause (x) of Section 5.1(b) shall be, for all purposes of this Agreement, deemed to have been contributed to the capital of the Partnership by Sony/Block and deemed to have been immediately thereafter distributed by the Partnership to Pace), (y) executing an instrument, in form reasonably satisfactory to Pace, in which Sony/Block agrees to indemnify, defend and hold harmless the Partnership and Pace from any and all claims, demands, liabilities and other losses (including the loss of any earnest money deposits and any reasonable attorneys' fees) relating to, arising out of or otherwise attributable to the failure of Sony/Block to make such Project Loan and (z) executing an instrument, in form reasonably satisfactory to Pace, in which Sony/Block agrees that Pace (or its Affiliates) shall have the right, notwithstanding the provisions of
      Section 12.1 hereof, to construct and develop, at any time thereafter, such Approved Project for its own account outside of the Partnership without any duty, liability or obligation

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 46


      to the Partnership the Partners. The following additional provisions shall apply with respect to any Approved Project for which Sony/Block elects not to a make, or cause to be made, a Project Loan to the Partnership pursuant to the provisions of this Section 5.1(b):

                  (1) Whether such Approved Project shall be deemed to be a
            Sony/Block Rejected Amphitheater for purposes of this Agreement shall be determined in accordance with the following provisions:

                        (i) If Sony/Block's Permitted Number is zero at the time
                  that Sony/Block elects not to make, or cause to be made, a Project Loan to the Partnership pursuant to the right created in this Section 5.1(b), then such Approved Project shall be deemed to be a Sony/Block Rejected Amphitheater for all purposes of this Agreement immediately upon the making of such election by Sony/Block, regardless of whether Pace (or its Affiliates) elect to construct and develop, at any time thereafter, such Approved Project outside of the Partnership.

                        (ii) Subject to the provisions of clause (i) of this
                  Section 5.1(b)(1), such Approved Project shall not be a Sony/Block Rejected Amphitheater if Pace (or any of its Affiliates) elect to construct and develop, within 2 years thereafter, such Approved Project outside of the Partnership.

                        (iii) Subject to the provisions of clause (i) of this
                  Section 5.1(b)(1), if Pace (and its Affiliates) elect not to construct and develop such Approved Project outside of the Partnership, then upon the making of such election, such Approved Project shall be deemed to be a Sony/Block Rejected Amphitheater for all purposes of this Agreement. If Pace has not made its election within 2 years, then it shall be deemed, for purposes of this clause (iii) only, to have elected not to construct and develop such Approved Project outside of the Partnership.

                  (2) If Pace (or any of its Affiliates) elect to construct and develop any such Approved Project outside of the Partnership, then Pace shall (i) be required and obligated to reimburse to the Partnership all Project Costs previously incurred by the Partnership with respect to such Approved Project, (ii) return to Sony/Block any amounts previously paid to Pace pursuant to the provisions of clause
            (x) of Section 5.1(b) hereof and (iii) release Sony/Block from any further obligation to make any payments to Pace pursuant to such clause (x) of Section 5.1(b) hereof.

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 47


            Any amounts returned to Sony/Block by Pace pursuant to clause (ii) of the immediately preceding sentence shall be, for all purposes of this Agreement, deemed to have been contributed to the capital of the Partnership by Pace and immediately thereafter distributed by the Partnership to Sony/Block.

            (c) Pace Procured Project Loans. Pace shall have the specific right to seek Project Loans for the Partnership from its own lending sources. If Pace is successful in obtaining a commitment to make any Project Loan with respect to an Approved Project (i) with a lower effective rate of interest than is obtained by Sony/Block (taking into account any commitment fees, loan origination fees, or similar fees charged by the lender of the loans being compared and the guaranty fee payable to Sony/Block pursuant to
      Section 5.2(c)(1)(ii) hereof, if any), (ii) which does not impose any negative covenants on Sony or Blockbuster or require the delivery of any financial statements or information by Sony or Blockbuster and (iii) that otherwise satisfies all of the conditions of Section 5.2 hereof, then the following provisions shall apply:

                  (1) Sony/Block shall be obligated to cause, if requested, Sony and Blockbuster to execute a guaranty pursuant to which each severally guarantees the repayment of 50% of such Project Loan.

                  (2) The Partnership shall accept such loan obtained by Pace as the Project Loan for such Approved Project.

            (d) Partner Nonrecourse Debt. The Partnership may not incur any Partner Nonrecourse Debt without the unanimous approval of the Executive Committee.

            (e) Requirement of Parent Guaranty. Notwithstanding any provision a herein to the contrary, if the lender of any Project Loan for an Amphitheater in the First Group is not a Sony/Block Related Party, then Sony/Block shall be required to cause the full faith and credit of Sony and Blockbuster to be utilized in the obtaining of such Project Loan.

      5.2 Definition of Project Loan. As used in this Agreement, the term "Project Loan" shall mean a loan to the Partnership in connection with an Approved Project upon substantially the following terms:

            (a) Use of Project Loan Advances. Principal advances to the Partnership under a Project Loan may be used by the Partnership solely for payment or reimbursement of Project Costs for the Approved Project to which the Project Loan relates.

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 48


            (b) Principal Amount. The principal amount available to the Partnership under a Project Loan shall be equal to an amount determined in accordance with the following provisions:

                  (1) For a Project Loan which relates to an Approved Project in the First Group or to the Camden Amphitheater, the principal amount shall be equal to (x) eighty-five percent (85%) of the Budgeted Project Cost of the Approved Project to which the Project Loan relates minus (y) the amount of Pre-opening Concessionaire Advances for the Approved Project to which the Project Loan relates.

                  (2) For a Project Loan which relates to an Approved Project in the Second Group, the principal amount shall be equal to (x) seventy percent (70%) of the Budgeted Project Cost of the Approved Project to which the Project Loan relates minus (y) the amount of Pre-opening Concessionaire Advances for the Approved Project to which the Project Loan relates.

            (c) Interest Rate. The interest rate which shall accrue on the principal balance outstanding from time to time under a Project Loan shall be determined in accordance with the following provisions:

                  (1) Subject to the provisions of clause (2) below, the
            interest rate shall be a fixed rate of interest per annum during the term of such Project Loan determined in accordance with the following provisions:

                        (i) If a Sony/Block Related Party is the lender of such
                  Project Loan, the interest rate shall be (i) the lender's cost of funds plus (ii) 0.75% per annum.

                        (ii) If the lender of such Project Loan is not a
                  Sony/Block Related Party, but the Project Loan is fully and unconditionally guaranteed by one or both Sony and Blockbuster, then (i) the interest rate shall be the fixed rate per annum charged by such lender and (ii) Sony/Block shall have the right to charge the Partnership a guaranty fee of 0.75% per annum on that portion of the outstanding principal balance outstanding from time to time under such Project Loan which is guaranteed by one or both of Sony and Blockbuster.

                        (iii) If the lender of such Project Loan is not a
                  Sony/Block Related Party, and the Project Loan is not required to be guaran-

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 49


                  teed by one or both of Sony and Blockbuster, then the interest rate shall be the fixed rate per annum charged by such lender.

                  (2) Notwithstanding the provisions of clause (1) above, the following provisions shall apply:

                         (i) If (x) the fixed rate of interest per annum payable
                  by the Partnership for any Project Loan (including any guaranty fee payable to Sony/Block) exceeds the Treasury Rate at the time of the making of such Project Loan and (y) the full faith and credit of one or both of Sony and Blockbuster were not utilized in the obtaining of such Project Loan or in the obtaining of the source of funding for the Project Loan, then Sony/Block shall be required to obtain another Project Loan for the Partnership utilizing the full faith and credit of both Sony and Blockbuster in an attempt to reduce the fixed rate of interest payable by the Partnership with respect to such Project Loan, in which event the deadline for closing such Project Loan, as provided in Section 5.1 hereof, shall be extended for an additional thirty (30) days.

                        (ii) If (x) the aggregate interest rate payable by the
                  Partnership for any Project Loan (including any guaranty fee payable to Sony/Block) exceeds the Treasury Rate and (y) the full faith and credit of both Sony and Blockbuster were utilized in obtaining the Project Loan or the source of funding for such Project Loan, then the Representative designated by Pace shall have the right and option to withdraw his prior approval for the Approved Project to which such Project Loan relates, in which event (i) the Partnership will not construct such Approved Project and (ii) such Approved Project shall be deemed, for all purposes of this Agreement, to be a Sony/Block Rejected Amphitheater (unless Sony/Block can reasonably demonstrate that Sony and Blockbuster, combined, do not have a sufficient amount of available funds of their own to make the Project Loan).

                        (iii) To avoid any ambiguity or uncertainty, it is
                  hereby specifically recognized, agreed and acknowledged that a guaranty arrangement whereby Sony and Blockbuster, on a several basis, each guarantee 50% of a Project Loan (or a Renewal Loan) or the source of funding for a Project Loan (or a Renewal Loan) shall, for all purposes of Section 5.1(e), this Section 5.2(c)(2) and Section 5.4(b)(3), be deemed to be the utilization of the full faith and credit of both Sony and Blockbuster in obtaining such Project Loan

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 50


                  (or such Renewal Loan) or such source of funding for such Project Loan (or such Renewal Loan).

                  (d) Amortization. On or about the Construction Completion Date for the Approved Project to which a Project Loan relates, the outstanding principal balance of the Project Loan shall be placed on an amortization schedule of at least twenty (20) years with equal quarterly combined payments of principal and interest. Prior to the Construction Completion Date for the Approved Project to which a Project Loan relates, interest only shall be due and payable no more frequently than once per calendar month.

                  (e) Term. The entire unpaid principal balance and all accrued unpaid interest on a Project Loan shall be due and payable no sooner than ten (10) years after the Construction Completion Date of the Approved Project to which such Project Loan relates.

                  (f) Prepayment Rights. For a Project Loan made by a Sony/Block
            Related Party, the Partnership shall have the right to prepay all or any portion of the principal of such Project Loan at any time without payment of any premium or penalty. For any other Project Loan, Sony/Block shall attempt, but shall not be obligated, to obtain an agreement from the lender permitting the Partnership to have the right to prepay all or any portion of the principal balance of such Project Loan at any time without payment of any premium or penalty.

                  (g) Conditions on Advances. If required by the lender of a
            Project Loan, the obligation of such lender to make advances under the Project Loan may be conditioned upon commercially reasonable and customary requirements set forth in a loan agreement, mortgage instrument or other written agreement with the Partnership. The following are non-exclusive examples of commercially reasonable and customary requirements which may be imposed as conditions to the making of advances under a Project Loan:

                        (1) That advances may not be made more often than once
                  per month.

                        (2) That the lender of the Project Loan has received (i)
                  copies of the construction plans (approved by the appropriate governmental authorities) and specifications and all construction contracts, (ii) a certificate from the Amphitheater's architect certifying that the plans and specifications have been approved by him and that the construction contracts executed to date are acceptable to him and satisfactorily provide for the construction of the Amphitheater, (iii) a copy of the building permit for the Amphitheater, (iv) an original current survey of

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 51


                  the land upon which the Amphitheater is to be constructed prepared by a registered public surveyor in form reasonably acceptable to the lender, (v) copies of insurance polices or certificates of insurance indicating that appropriate policies of liability and property insurance are in place, (vi) written statements from the applicable agencies or municipalities which, when taken together, provide evidence satisfactory to the lender of the Project Loan that all utilities and related services necessary for the construction of the Amphitheater and the operation thereof for its intended purpose are (or will be prior to commencement of construction of the Amphitheater) available to the boundaries of the land upon which the Amphitheater shall be constructed, (vii) a written report of soil tests prepared by a qualified engineering firm acceptable to the lender of the Project Loan containing no information deemed to be unsatisfactory by the lender in its reasonable discretion, (viii) a copy of a written environmental audit or assessment with respect to the land upon which the Amphitheater shall be constructed by an engineering firm acceptable to such lender and containing no information deemed to be unacceptable by lender in its reasonable discretion, (ix) evidence that the Partnership has adequate funds available to complete construction of the Amphitheater if the Budgeted Project Cost exceeds the principal amount of the Project Loan and (x) evidence that there is or will be appropriate public access to the site, through direct access, easements or otherwise.

                        (3) That the lender has received (i) a legal opinion
                  from counsel to the Partnership that the loan documents evidencing the Project Loan are duly authorized and enforceable in accordance with their terms and as to such other matters as such lender may reasonably request, (ii) executed originals of a promissory note, deed of trust, mortgage or other lien creating instrument and such other reasonable loan documents as are typically required to document a construction loan similar to the Project Loan and
                  (iii) a copy of this Agreement, with all amendments thereto, and such other documents required by the lender to evidence in a manner reasonably acceptable to the lender that the person executing the loan documents related to the Project Loan on behalf of the Partnership has proper authorization and authority to do so.

                        (4) That the lender has received a mortgagee policy of
                  title insurance in form reasonably acceptable to it and, for each advance, a down-date endorsement to such policy showing no additional liens or exceptions to title.

                        (5) That the lender has received a written request for
                  advance in form and substance reasonably acceptable to lender certifying as to

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 52


                  the Project Costs to be paid or reimbursed from the requested advance under the Project Loan, with such supporting data and invoices and architect's certification as the Lender may require.

                        (6) If permitted in the applicable jurisdiction, lien
                  waivers from contractors and subcontractors.

                        (7) With respect to the final advance, a temporary or
                  permanent certificate of occupancy, guaranties and warranties from contractors and subcontractors, final lien waivers and releases from contractors and subcontractors.

                  (h) Collateral. If required by the lender of a Project Loan, payment and performance of the obligations and liabilities of the Partnership in respect of such Project Loan shall be secured by a first and prior lien on the Partnership's interest in the Approved Project to which such Project Loan relates and such lien shall be created by a mortgage, deed of trust or other lien creating instrument which contains commercially reasonable and customary terms and provisions.

                  (i) Closing Costs. The Partnership shall pay, if required, commitment fees, loan origination fees, or similar fees and such actual out-of-pocket expenses of the lender which directly relate to such Project Loan and which are customarily paid by borrowers when obtaining a construction loan similar to the Project Loan, such as the lender's attorneys' and consultants' fees, filing fees, recording costs and the cost of obtaining a mortgagee policy of title insurance for the lender. Notwithstanding the provisions contained in the immediately preceding sentence, the Partnership will not be required to pay any "commitment fees," "loan origination fees" or other similar fees in respect of any Project Loan made by a Sony/Block Related Party.

      5.3 Protection of Sony/Block Related Parties.

            (a) Collateral for Guarantor. If (i) the lender of a Project Loan is not a Sony/Block Related Party, (ii) the lender of such Project Loan does not require that the Project Loan be secured by a lien on the Partnership's interest in the Approved Project to which the Project Loan relates and (iii) a Sony/Block Related Party ("Sony/Block Guarantor") has guaranteed the repayment of all or any portion of the Project Loan, then the Partnership shall do each and all of the following simultaneously with the closing of the Project Loan:

                  (1) Execute, acknowledge and deliver to the Sony/Block
            Guarantor an instrument in the form attached hereto as Exhibit 5.3(a)(1)

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 53


            pursuant to which the Partnership indemnifies and holds harmless the Sony/Block Guarantor from and against any and all liability, loss or expense (including reasonable attorneys' fees and disbursements) arising out of or relating to the guaranty of the Project Loan.

                  (2) Execute, acknowledge and deliver to the Sony/Block
            Guarantor a first mortgage encumbering the Partnership's interest in the Approved Project to which the Project Loan relates as security for the performance by the Partnership of its obligations under the indemnity instrument delivered pursuant to clause (1) of this
            Section 5.3(a). Any such mortgage instrument shall be in the form attached hereto as Exhibit 5.3(a)(2), with such modifications as may be reasonably necessary to conform to the requirements of the local jurisdiction.

                  (3) Pay for and deliver to the Sony/Block Guarantor a title insurance policy insuring the mortgage delivered pursuant to clause
            (2) of this Section 5.3(a), free of any title exceptions except those that are reasonably satisfactory to Sony/Block.

                  (4) Deliver to the Sony/Block Guarantor an endorsement to the casualty insurance policy naming the Sony/Block Guarantor as mortgagee.

            (b) Restrictions on Loan Advances for Benefit of Guarantor. If (i) the lender of a Project Loan is not a Sony/Block Related Party, (ii) the lender does not impose any requirements upon the Partnership which must be satisfied as conditions to the making of advances to the Partnership under the Project Loan and (iii) a Sony/Block Related Party ("Sony/Block Guarantor") has guaranteed repayment of all or any portion of the Project Loan, then the following provisions shall apply:

                  (1) Sony/Block may receive advances under the Project Loan on behalf of the Partnership and hold such funds in a separate account.

                  (2) Sony/Block may condition the release of such funds held pursuant to clause (1) of this Section 5.3(b) upon the satisfaction of certain commercially reasonable and customary requirements set forth in a separate written instrument between the Partnership and Sony/Block. Non-exclusive examples of commercially reasonable and customary requirements which may be imposed as conditions for release of such funds to the Partnership are set forth in Section 5.2(g) of this Agreement.

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 54


            (c) Limited Exception to Exclusivity Provisions. If a Sony/Block Related Party should ever acquire the Partnership's ownership interest in an Amphitheater as a result of a foreclosure under a mortgage provided pursuant to Sections 5.3(a)(2), 5.4(c)(2) or 5.5(c)(2) hereof, then such Sony/Block Related Party may thereafter own, manage and otherwise operate such Amphitheater without being deemed to be in violation of the exclusivity provisions or restrictions contained in Article XII of this Agreement.

      5.4 Renewal Loans.

            (a) Funding Sources for Balloon Amphitheater Loans. The Partnership shall fund the remaining principal balance due on any Balloon Amphitheater Loan at its maturity from the Sinking Fund. If (i) sufficient funds are not available from the foregoing source to pay the entire amount of the remaining principal balance due on any Balloon Amphitheater Loan at its maturity and (ii) the Manager has not been able to obtain for the Partnership, notwithstanding its reasonable best efforts to do so (which shall require, at a minimum, offering to prospective lenders the opportunity to receive a lien upon the then unencumbered assets of the Partnership), another source of funding reasonably satisfactory to Pace, then Sony/Block shall be obligated to make a loan ("Renewal Loan") to the Partnership at the maturity of such Balloon Amphitheater Loan in an amount necessary to cause the funds available to the Partnership, when combined with all funds available from the Sinking Fund, if any, to equal the final installment due on such Balloon Amphitheater Loan. Sony/Block shall have the right and option, exercisable in its sole discretion, to fulfill the obligations set forth in the immediately preceding sentence with respect to any Balloon Amphitheater Loan by causing a financially responsible lender to make a Renewal Loan to the Partnership for such Balloon Amphitheater Loan.

            (b) Required Terms of Renewal Loan. As used in this Agreement, the term "Renewal Loan" shall mean a loan to the Partnership in connection with a matured Balloon Amphitheater Loan, upon substantially the following terms:

                  (1) The principal of the Renewal Loan shall be advanced in a single installment for the sole purpose of paying all amounts then due and payable in respect of the Balloon Amphitheater Loan to which the Renewal Loan relates.

                  (2) The principal amount to be advanced under the Renewal Loan shall be in an amount equal to the (i) final installment due on the Balloon Amphitheater Loan to which the Renewal Loan relates minus
            (ii) the then balance of the Sinking Fund.

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 55


                  (3) Interest shall accrue on the principal balance outstanding from time to time under a Renewal Loan at a fixed rate of interest per annum determined in accordance with the following provisions:

                        (i) If a Sony/Block Related Party is the lender of such
                  Renewal Loan, the interest rate shall be (i) the lender's cost of funds plus (ii) 1.0% per annum.

                        (ii) If the lender of such Renewal Loan is not a
                  Sony/Block Related Party, but the Renewal Loan is guaranteed by one or both of Sony and Blockbuster, then (i) the interest rate shall be the fixed rate per annum charged by such lender and (ii) Sony/Block shall have the right to charge the Partnership a guarantee fee of 1.0% per annum on the portion of the principal amount outstanding from time to time under such Renewal Loan which is guaranteed by one or both Sony and Blockbuster.

                        (iii) If the lender of such Project Loan is not a
                  Sony/Block Related Party, and the Project Loan is not required to be guaranteed by one or both of Sony and Blockbuster, then the interest rate shall be the fixed rate per annum charged by such lender.

            If (x) the interest rate per annum payable by the Partnership for any Renewal Loan (including any guaranty fee payable to Sony/Block) exceeds the Treasury Rate and (y) the full faith and credit of one or both of Sony and Blockbuster were not utilized in the obtaining of such Renewal Loan or in the obtaining of the source of funding for the Renewal Loan, then Sony/Block shall be required to obtain another Renewal Loan for the Partnership utilizing the full faith and credit of both Sony and Blockbuster in an attempt to reduce the interest rate payable by the Partnership with respect to such Renewal Loan. Notwithstanding the provisions contained in the immediately preceding sentence, with respect to any Renewal Loan to be obtained to fund the Amphitheater Loan related to the Nashville Amphitheater upon its stated maturity, in no event shall Sony/Block be required to provide or obtain a guaranty from Sony in excess of twenty-five percent (25%) of such Renewal Loan or from Blockbuster in excess of twenty-five percent (25%) of such Loan.

                  (4) A Renewal Loan shall be amortized with equal quarterly combined payments of principal and interest equal to the quarterly payments which were payable under the Balloon Amphitheater Loan to which such Renewal Loan relates.

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 56


                  (5) The Renewal Loan shall have as its scheduled maturity date the date upon which the Renewal Loan is to be fully paid and amortized based upon the amount of equal quarterly payments made pursuant to clause (4) of this Section 5.4(b).

                  (6) If required by the lender of a Renewal Loan, payment and performance of the obligations and liabilities of the Partnership in respect of the Renewal Loan shall be secured by a first and prior lien on the Partnership's interest in the Amphitheater which had its Project Costs originally funded by the Balloon Amphitheater Loan to which the Renewal Loan relates.

            (c) Protection of Sony/Block Related Party Guarantor. If (i) the lender of a Renewal Loan is not a Sony/Block Related Party, (ii) the lender of such Renewal Loan does not require that the Renewal Loan be secured by a lien on the Partnership's interest in the Amphitheater which had its Project Costs originally funded by the Balloon Amphitheater Loan to which the Renewal Loan relates and (iii) a Sony/Block Related Party ("Sony/Block Guarantor") has guaranteed repayment of all or any portion of the Renewal Loan, then the Partnership shall do each and all of the following simultaneously with the closing of the Renewal Loan:

                  (1) Execute, acknowledge and deliver to the Sony/Block
            Guarantor an instrument in the form attached hereto as Exhibit 5.3(a)(1) pursuant to which the Partnership indemnifies and holds harmless the Sony/Block Guarantor from and against any and all liability, loss or expense (including reasonable attorneys' fees and disbursements) arising out of or relating to the guaranty of the Renewal Loan.

                  (2) Execute, acknowledge and deliver to the Sony/Block
            Guarantor a first mortgage encumbering the Partnership's interest in the Amphitheater which had its Project Costs originally funded by the Balloon Amphitheater Loan to which the Renewal Loan relates as security for performance by the Partnership of its obligations under the indemnity instrument provided pursuant to clause (1) of this
            Section 5.4(c). The form of such mortgage instrument shall be in the form attached hereto as Exhibit 5.3(a)(2), with such modifications as may be reasonably necessary to conform to the requirements of the local jurisdiction.

                  (3) Pay for and deliver to the Sony/Block Guarantor a title insurance policy insuring the mortgage delivered pursuant to clause
            (2)

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 57


            of this Section 5.4(c), free of any title exceptions except those that are reasonably satisfactory to Sony/Block.

                  (4) Deliver to the Sony/Block Guarantor an endorsement to the casualty insurance policy naming the Sony/Block Guarantor as mortgagee.

      5.5 Replacement Loans.

            (a) Determination of Need for Replacement Loan. If the Executive Committee unanimously agrees that the economic effect to the Partnership of the interest rate, amortization schedule, maturity date, prepayment rights and other terms of any Amphitheater Loan related to any of the Unwind Assets could be improved by replacing such Amphitheater Loan with a new loan on the same general economic terms described in Section 5.2 hereof (taking into account any guaranty fee which may be payable to Sony/Block), then Sony/Block shall make a loan ("Replacement Loan") or cause a financially responsible lender to make a Replacement Loan.

            (b) Required Terms of a Replacement Loan. As used herein, the term "Replacement Loan" shall mean a loan made by Sony/Block or a financially responsible lender on substantially the following terms:

                  (1) The Replacement Loan shall be made to the owner of the
            Amphitheater which secures repayment of the existing Amphitheater Loan being replaced.

                  (2) The proceeds of the Replacement Loan shall be used solely to pay and discharge the existing Amphitheater Loan being replaced.

                  (3) The principal balance of the Replacement Loan shall be equal to the then principal balance outstanding, together with accrued and unpaid interest thereon and all other amounts then due, under the existing Amphitheater Loan being replaced.

                  (4) If required by a lender of a Replacement Loan, payment and performance of the obligations and liabilities of the obligor of such Replacement Loan shall be secured by a first and prior lien on the same assets and properties which secured payment of the existing Amphitheater Loan being replaced and such lien shall be created by a mortgage, deed of trust or other lien creating instrument which contains commercially reasonable and customary terms and provisions.

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 58


                  (5) The other economic terms of the Replacement Loan shall be the same as those that are required for Project Loans as described in Section 5.2 hereof.

            (c) Protection of Sony/Block Related Party Guarantor. If (i) the lender of a Replacement Loan is not a Sony/Block Related Party, (ii) the lender of the Replacement Loan does not require that the Replacement Loan be secured by a lien on the assets and properties which secure the existing Amphitheater Loan being replaced and (iii) a Sony/Block Related Party ("Sony/Block Guarantor") has guaranteed repayment of all or any portion of the Replacement Loan, then the borrower of the Replacement Loan shall, as a condition to the closing of such loan, do each and all of the following simultaneously with the closing of the Renewal Loan:

                  (1) Execute, acknowledge and deliver to the Sony/Block
            Guarantor an instrument in the form attached hereto as Exhibit 5.3(a)(1) pursuant to which the borrower indemnifies and holds harmless the Sony/Block Guarantor from and against any and all liability, loss or expense (including reasonable attorneys' fees and disbursements) arising out of or relating to the guaranty of the Replacement Loan.

                  (2) Execute, acknowledge and deliver to the Sony/Block
            Guarantor a first mortgage encumbering the same assets or properties which secured repayment of the existing Amphitheater Loan being replaced as security for the performance by the borrower of its obligations under the indemnity agreement delivered pursuant to clause (1) of this Section 5.5(c). The form of such mortgage instrument shall be in the form attached hereto as Exhibit 5.3(a)(2), with such modifications as may be reasonably necessary to conform to the requirements of the local jurisdiction.

                  (3) Pay for and deliver to the Sony/Block Guarantor a title insurance policy insuring the mortgage delivered pursuant to clause
            (2) of this Section 5.5(c), free of any title exceptions except those that are reasonably satisfactory to Sony/Block.

                  (4) Deliver to the Sony/Block Guarantor an endorsement to the casualty insurance policy naming the Sony/Block Guarantor as mortgagee.

      5.6 Special Provisions Relating to Charlotte Amphitheater. Notwithstanding anything to the contrary contained elsewhere in this Agreement, the following provisions shall apply with respect to the Charlotte Amphitheater:

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 59


            (a) The Charlotte Loan. Reference is made to the fact that the Charlotte Asset has been contributed to the capital of the Partnership of even date herewith at the Existing Facility Closing subject to an Amphitheater Loan ("Charlotte Loan") generally described as follows:

                  (1) The initial principal balance at the Existing Facility
            Closing of the Charlotte Loan is $8,000,000. No accrued unpaid interest is outstanding under the Charlotte Loan at the Existing Facility Closing.

                  (2) Interest shall accrue on the Charlotte Loan at a fixed rate of seven percent (7.0%) per annum.

                  (3) Quarterly payments of $186,640.00 shall be payable on the
            Charlotte Loan based on a 20 year amortization schedule. Each payment shall be applied first against the accrued unpaid interest thereon and then against the principal balance thereof.

                  (4) On April 1, 2004, the entire unpaid principal balance of the Charlotte Loan, together with all accrued unpaid interest thereon shall become due and payable. Prepayments of principal under the Charlotte Loan shall be expressly permitted without any penalty.

                  (5) The form and content of the promissory note evidencing the
            Charlotte Loan and the mortgage on the Charlotte Asset securing the Charlotte Loan shall be in form and content reasonably acceptable to the Executive Committee.

      The obligation to perform and discharge the Charlotte Loan in accordance with its terms is hereby contractually assumed by the Partnership.

            (b) Priority Equity Distributions for Charlotte. Within forty-five
      (45) days after the end of each Debt Free Charlotte Year, the Charlotte Distribution Amount shall be disbursed by the Partnership as follows:

                  (1) Sixty-five percent (65%) of the Charlotte Distribution
            Amount shall be distributed to Sony/Block as a special priority distribution; provided, that in no event shall any distribution made pursuant to this clause (1) ever be in excess of the then balance of the Charlotte Preferred Cash Distribution Account; and

                  (2) Thirty-five percent (35%) of the Charlotte Distribution
            Amount shall be distributed to the Partners in proportion to their respective Percentage Interests.

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 60


      Notwithstanding the other provisions of this Section 5.6(b), for the first Debt Free Charlotte Year only, the Charlotte Distribution Amount shall be reduced by the sum of the amount, if any, by which the balance of the Charlotte Phantom Loan Account exceeded the principal balance of the Charlotte Loan as of the first day of such Debt Free Charlotte Year.

            (c) Special Distributions of Proceeds from Sales of Charlotte Asset. Notwithstanding the provisions of Section 8.6 hereof, but subject to the provisions of Section 16.5 hereof, the net cash proceeds received by the Partnership upon the disposition of the Charlotte Amphitheater or any portion thereof or any interest therein, after payment and discharge of the Amphitheater Loan related to the Charlotte Amphitheater, shall be distributed, as soon after the completion of such disposition as is reasonably practicable, to the Partners in accordance with the following provisions:

                  (1) First, to Sony/Block to the extent of the balance of the
            Charlotte Preferred Cash Distribution Account at the time of the closing of such disposition; and

                  (2) Second, to the Partners in proportion to their respective
            Percentage Interests.

            (d) Termination of these Provisions. The provisions of this Section
      5.6 shall automatically terminate, with no action required by any party hereto, upon the earlier to occur of (i) the balance in the Charlotte Preferred Cash Distribution Account becoming $0.00, (ii) the Partnership completing a disposition of its entire interest in the Charlotte Amphitheater or (iii) the closing of the Unwind Procedure.

      5.7 Certain Defined Terms Used in Article V. As used in this Article V, the following terms shall have the meanings indicated:

            (a) Charlotte Operations Expenditures: For any Charlotte Year, the sum of the following:

                  (1) All Operating Obligations (including regularly scheduled principal and interest payments under the Amphitheater Loan related to the Charlotte Amphitheater) attributable to such Charlotte Year which are related to the use, ownership or operation of the Charlotte Amphitheater;

                  (2) All amounts applied against the Amphitheater Loan related to the Charlotte Amphitheater during such Charlotte Year which are not

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 61


            regularly scheduled payments of principal and interest thereon, such as principal prepayments.

                  (3) The cost of any capital improvements or refurbishments made to the Charlotte Amphitheater during such Charlotte Year which are either approved by the Executive Committee or expressly contemplated by the Annual Operating Budget applicable to such Charlotte Year; and

                  (4) The Special Charlotte Ratio for such Charlotte Year
            multiplied by (i) the total amount required to be reimbursed to Pace pursuant to the provisions of Section 10.7(b) hereof during such Charlotte Year or (ii) such other amount that may be payable to a successor Manager for the provision of its management, booking and consulting services to the Partnership during such Charlotte Year.

            (b) Charlotte Receipts: With respect to any Charlotte Year, all revenues, receipts and other funds received by the Partnership from the operation, ownership or use of the Charlotte Amphitheater during such Charlotte Year (but specifically excluding any amounts received from a sale of the Charlotte Asset by the Partnership).

            (c) Charlotte Year: A fiscal year beginning on November 1 of each calendar year and ending on October 31 of the following calendar year.

            (d) Debt Free Charlotte Year: Any one of the following described Charlotte Years:

                  (1) The Charlotte Year in which the Charlotte Phantom Loan
            Account becomes $0.00.

                  (2) The Charlotte Year in which the balance of the Charlotte
            Preferred Cash Distribution Account becomes $0.00.

                  (3) All Charlotte Years between the Charlotte Years described in clauses (1) and (2) of this Section 5.7(d).

            (e) Special Charlotte Ratio: With respect to any Charlotte Year, a fraction, the numerator of which is one and the denominator of which is the total number of existing Amphitheaters in which the Partnership has a Controlling Interest as of the end of such Charlotte Year.

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 62


            (f) Charlotte Preferred Cash Distribution Account: A bookkeeping account which shall be established and maintained in accordance with the following provisions:

                  (1) The initial balance of the Charlotte Preferred Cash
            Distribution Account shall be $7,000,000.

                  (2) The balance of the Charlotte Preferred Cash Distribution
            Account shall be decreased by (i) the amount of any distribution made to Sony/Block pursuant to Section 5.6(b)(1) hereof and (ii) the amount of any distribution made to Sony/Block pursuant to the provisions of Section 5.6(c)(1) hereof.

            (g) Charlotte Phantom Loan Account: A bookkeeping account which shall be established and maintained in accordance with the following provisions:

                  (1) The initial balance of the Charlotte Phantom Loan Account shall be $8,000,000.00.

                  (2) Except for the Charlotte Years covered by the provisions of clause (3) below, as of the last day of each Charlotte Year which ends after the Effective Date, the Charlotte Phantom Loan Account shall be reduced by the lesser of:

                        (i) the actual amount by which the principal balance of
                  the Charlotte Loan (or, if applicable, renewal, extension, rearrangement, replacement or consolidation thereof) was reduced by way of scheduled principal payments and principal prepayments made during such Charlotte Year; or

                        (ii) the sum of (x) the Charlotte Scheduled Principal
                  Payment Amount for such Charlotte Year and (y) 65% of any Excess Charlotte Receipts for such Charlotte Year.

            For purposes of clause (i) of this Section 5.7(g)(2), any principal prepayments made on the Charlotte Loan pursuant to the provisions of
            Section 8.4(b) hereof within sixty (60) days after the end of any Charlotte Year shall be deemed to have been made during such Charlotte Year.

                  (3) As of the last day of the Charlotte Year in which the
            Charlotte Loan (or, if applicable, renewal, extension, rearrangement, replacement or consolidation thereof) is fully and finally discharged by the Partnership and each Charlotte Year thereafter, the Charlotte

                  Article V - Project Loans, Renewal Loans and Replacement Loans
                                                                         Page 63


            Phantom Loan Account shall be reduced by the sum of (i) the Charlotte Scheduled Principal Payment Amount for such Charlotte Year and (ii) 65% of any Excess Charlotte Receipts for such Charlotte Year.

            (h) Charlotte Scheduled Principal Payment Amount: For any Charlotte Year, the total amount of regularly scheduled principal payments due on the Charlotte Loan during such Charlotte Year based upon the original 20 year amortization schedule assuming, for these purposes, that (i) no prepayments of principal are ever made on the Charlotte Loan and (ii) the remaining principal balance of the Charlotte Loan is due on April 1, 2014 instead of April 1, 2004.

            (i) Excess Charlotte Receipts: For any Charlotte Year, the amount, if any, by which (x) the total amount of Charlotte Receipts for such Charlotte Year exceeds (y) the sum of $746,560.00 and the amount of Non-Debt Related Charlotte Operating Expenditures for such Charlotte Year.

            (j) Non-Debt Related Charlotte Operating Expenditures: For any Charlotte Year, all Charlotte Operating Expenditures for such Charlotte Year other than those attributable to principal and interest payments on the Charlotte Loan.

            (k) Charlotte Distribution Amount: For any Debt Free Charlotte Year, the amount by which the total amount of Charlotte Receipts for such Debt Free Charlotte Year exceeds the total amount of Charlotte Operating Expenditures for such Debt Free Charlotte Year.

                               [END OF ARTICLE V]

    Article VI - Partnership's Obligation to Construct and Acquire Amphitheaters
                                                                         Page 64


                                   ARTICLE VI

         Partnership's Obligation to Construct and Acquire Amphitheaters

      6.1 Construction of Approved Projects. The Partnership shall construct all Approved Projects.

      6.2 Purchase of Existing Amphitheaters. The Partnership will not acquire or purchase any interest in a previously existing Amphitheater without the unanimous consent of the Representatives attending a duly called and held meeting of the Executive Committee at which a quorum of the Representatives are present. However, the following provisions shall apply with respect to any existing Amphitheater which the Executive Committee does so approve for purchase by the Partnership:

            (a) At the closing of the purchase of an interest in a previously existing Amphitheater, Sony/Block shall make a loan or cause a loan to be made by a financially responsible lender, upon the same economic terms and with the same collateral described in Section 5.2 hereof that are required for a Project Loan related to an Approved Project, but in a single principal advance in the amount of (i) the Applicable Percentage (herein defined) of the gross purchase price of such previously existing Amphitheater minus (ii) the amount of any Pre-opening Concessionaire Advances for such previously existing Amphitheater. As used in the immediately preceding sentence, the term "Applicable Percentage" shall mean (i) 85% if the existing Amphitheater to be purchased will be in the First Group and (ii) 70% if the existing Amphitheater to be purchased will be in the Second Group. If applicable, a Sony/Block Guarantor shall be entitled to the same rights, protections and privileges in respect of any loan made pursuant to this Section 6.2(a) as are provided for in Section
      5.3 hereof with respect to a Project Loan. The loan to be extended to the Partnership pursuant to the provisions of this Section 6.2(a) shall be an "Amphitheater Loan" related to the Amphitheater (or the interest therein) being purchased by the Partnership for all purposes of this Agreement.

            (b) The balance of the purchase price shall be paid from the following sources:

                  (1) The Contributed Project Funds (including unpaid principal amounts under the Sony/Block Notes which are payable upon the demand of the Manager); and

    Article VI - Partnership's Obligation to Construct and Acquire Amphitheaters
                                                                         Page 65

                  (2) Unrestricted Funds of the Partnership to the extent that the Executive Committee reasonably determines that such funds will not be needed for the payment of Operating Obligations of the Partnership.

      If sufficient funds are not available from the foregoing sources to pay the balance of the purchase price of any such existing Amphitheater, then the Partners shall be obligated to contribute to the capital of the Partnership an amount equal to that amount which is necessary to cause the total amount of funds available to the Partnership for the payment of such purchase price, when combined with all funds available from the sources listed in clause (b) above, to equal the balance of the purchase price for such existing Amphitheater. The amounts to be contributed to the capital of the Partnership pursuant to this Section 6.2 shall be made in proportion to the Percentage Interest of the Partners.

                               [END OF ARTICLE VI]

                 Article VII - Provisions Relating to the MCA/PACE Amphitheaters
                                                                         Page 66


                                   ARTICLE VII

                Provisions Relating to the MCA/PACE Amphitheaters

      7.1 Generally. Reference is made to the fact that PACE Amphitheatres, Inc. ("PAI"), an Affiliate of Pace, is a 32.5% partner in MCA/Pace Amphitheaters Group, L.P. ("MCA Partnership"). No interest in the MCA/Pace Amphitheaters has been contributed to the Partnership. Pace represents and warrants to the Partnership that the MCA Partnership owns a Controlling Interest in each of the MCA/Pace Amphitheaters. Pace represents and warrants to the Partnership that PAI's ownership interest in the MCA Partnership is not a Controlling Interest in the MCA/Pace Amphitheaters.

      7.2 Pace's Obligations to Partnership Regarding MCA/PACE Amphitheaters. If Pace, or any one or more of Pace's Affiliates, should at any time hereafter acquire a transferrable Controlling Interest in one or both of the MCA/Pace Amphitheaters ("Pace Controlled MCA Amphitheaters"), then the following provisions shall apply:

            (a) Offer to Sell to Partnership. Pace shall be required to offer, or cause to be offered, to the Partnership the option to purchase ("MCA Purchase Option") such Controlling Interest in the Pace Controlled MCA Amphitheaters upon the following terms:

                  (1) With respect to any Pace Controlled MCA Amphitheaters, the
            MCA Purchase Option must be extended to the Partnership in a written notice from Pace to Sony/Block on or before 120 days after Pace, or any one or more of Pace's Affiliates, acquire such Controlling Interest in such Amphitheater.

                  (2) The MCA Purchase Option must be open for exercise by the
            Partnership for at least 90 days following delivery of the notice provided to Sony/Block pursuant to clause (1) of this Section 7.2(a).

                  (3) The Partnership shall have the right and option to
            purchase all, but not a portion of, such Controlling Interest in the Pace Controlled MCA Amphitheaters pursuant to the MCA Purchase Option for a purchase price equal to the sum of the following:

                        (i) For that portion of such Controlling Interest which
                  is attributable to the 32.5% partnership interest in the MCA Partnership currently owned by Pace Amphitheaters, Inc., the sum of (A) $6,400,341.00 if both MCA/Amphitheaters are involved,

                 Article VII - Provisions Relating to the MCA/PACE Amphitheaters
                                                                         Page 67


                  $1,285,165.00 if only Lakewood Amphitheater (Atlanta) is involved or $5,115,176.00 if only Starplex Amphitheater (Dallas) is involved and (B) 32.5% of the amount by which the principal balance of the currently existing Amphitheater Loans related to the MCA/Pace Amphitheaters are reduced (if any) between the date of this Agreement and the date that the MCA Purchase Option is extended by Pace to the Partnership; and

                        (ii) For the remaining portion of such Controlling
                  Interest in the Pace Controlled MCA Amphitheaters, Pace's (or its Affiliates') actual cost of acquiring such remaining portion of the Controlling Interest (such cost to specifically include the principal balance of any debt which Pace or its Affiliates assumes or takes subject to in connection with the acquisition of such Controlling Interest; provided, that the Partnership (x) shall apply the payment of the purchase price funded in the manner described in clause (c) below first against the discharge and payment of such debt or (y) may, upon unanimous consent of the Partners, pay this portion of the purchase price by assuming such debt or taking subject thereto).

                  (4) Pace shall promptly provide to Sony/Block all relevant financial data and other information that is reasonably necessary to assist in the calculation and determination of the purchase price described in clause (3) of this Section 7.2(a).

            (b) Sony/Block's Decision. Notwithstanding any other provision of this Agreement to the contrary, the decision as to whether the Partnership will exercise the MCA Purchase Option shall be made unilaterally by Sony/Block.

            (c) Financing of Purchase Price. If the Partnership exercises the MCA Purchase Option, the purchase price of the Controlling Interest in the Pace Controlled MCA Amphitheaters shall be financed in accordance with the provisions of Section 6.2 hereof.

            (d) Effect on Unwind Procedure. If the Partnership purchases a Controlling Interest in any Pace Controlled MCA Amphitheater ("Partnership MCA Amphitheaters") pursuant to the MCA Purchase Option, then (i) the Amphitheater Loan related to such Partnership MCA Amphitheaters shall thereafter be included in Pace's Allocated Debt for purposes of the provisions of a Section 8.4 hereof and (ii) the Partnership's Controlling Interest in such Partnership MCA Amphitheaters shall be distributed to Pace (or its designee)

                 Article VII - Provisions Relating to the MCA/PACE Amphitheaters
                                                                         Page 68


      at the closing of the Unwind Procedure and Pace shall be required to do the following at the closing of the Unwind Procedure as a result:

            (1) If any Major Capital Improvements were made by the Partnership with respect to the Partnership MCA Amphitheaters, then Pace shall pay to Sony/Block an amount equal to two-thirds of the total cost of such Major Capital Improvements pursuant to clause (g) of Section 9.4 hereof.

            (2) Pace shall pay to Sony/Block an amount equal to the sum of the following:

                  (i) 100% of the Contributed Project Funds previously applied to the purchase price of the Partnership MCA Amphitheaters.

                  (ii) Two-thirds of the Partnership's General Funds (as such term is defined in clause (h)(2) of Section 9.4 hereof) previously applied to the purchase price of the Partnership MCA Amphitheaters.

      All amounts payable to Sony/Block pursuant to this clause (2) shall be deemed, to be payable pursuant to Section 9.4(h) hereof at the closing of the Unwind Procedure.

            (3) Pace shall pay to Sony/Block an amount equal to two-thirds of the sum of the following:

                  (i) (A) The Partnership's share of the amount of principal outstanding under the Amphitheater Loans which relate to the Partnership MCA Amphitheaters at the time the Controlling Interest in such Amphitheaters is acquired by the Partnership minus (B) the Partnership's share of the amount of principal outstanding under the Amphitheater Loans which relate to the Partnership MCA Amphitheaters at the time of the closing of the Unwind Procedure; and

                  (ii) (A) The Unamortized Amount of any Existing MCA Concession
            Loans at the time that the Controlling Interest in such Amphitheaters was acquired by the Partnership minus (B) the Unamortized Amount of such Existing MCA Concession Loans at the time of the closing of the Unwind Procedure.

                 Article VII - Provisions Relating to the MCA/PACE Amphitheaters
                                                                         Page 69


            All amounts payable to Sony/Block pursuant to this clause (3) shall be deemed to be payable pursuant to Section 9.4(k) hereof at the closing of the Unwind Procedure. As used above, the term "Existing MCA Concession Loan" shall mean any Concession Loan made to the owner (or its predecessor in interest) of a Partnership MCA Amphitheater prior to the acquisition of such Partnership MCA Amphitheater (or a Controlling Interest therein) by the Partnership pursuant to, or in connection with, a concession agreement which remains in effect at the time of such acquisition and is related to the sale of concessions at such Partnership MCA Amphitheater.

                  (4) If Pace, or any one or more Pace's Affiliates, acquires a
            Controlling Interest in one or both of the MCA/PACE Amphitheaters after the closing of the Unwind Procedure, then none of the provisions of this Section 7.2 shall apply and Pace shall have no obligation or duty to offer any of its Controlling Interest in such Amphitheaters to the Partnership pursuant to this Section 7.2.

      7.3 Number of New Amphitheaters. Notwithstanding anything to the contrary contained in this Agreement, if the Partnership acquires a Controlling Interest in both MCA/Pace Amphitheaters at any time after the date hereof, such Amphitheaters shall, for all purposes hereof, be deemed to be only one (1) New Amphitheater.

      7.4 Best Efforts to Obtain a Transferrable Interest. If Pace or any of its Affiliates should ever enter negotiations with the other partners in the MCA Partnership in connection with the possible acquisition by Pace or any of its Affiliates of a Controlling Interest in one or both of the MCA/Pace Amphitheaters, then Pace hereby covenants and agrees with Sony/Block that it will exercise its best efforts to structure such acquisition in a manner that Pace or its Affiliate will acquire a Controlling Interest in such Amphitheaters that will be transferable on a reasonable basis.

                              [END OF ARTICLE VII]

             Article VIII - Tax Allocations, Maintenance of Capital Accounts and
                                                           Distributions of Cash
                                                                         Page 70

                                  ARTICLE VIII

                Tax Allocations, Maintenance of Capital Accounts
                            and Distributions of Cash

      8.1 Tax Allocations.

            (a) Generally. Except as provided to the contrary elsewhere in this
      Section 8.1, all of the Partnership's income, gain, losses, deductions and credits shall be allocated among the Partners in proportion to their respective Percentage Interests.

            (b) Section 704(c). Income, gain, loss and deduction with respect to any item of property contributed to the Partnership shall, solely for federal income tax purposes, be allocated between the Partners so as to take into account any difference between the Gross Asset Value of such item of property and its adjusted basis for federal income tax purposes on the date of such contribution, in accordance with the requirements of
      Section 704(c) of the Code. If the Gross Asset Value of any Partnership property is adjusted pursuant to Section 8.3(e) hereof, subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property and its Gross Asset Value as so adjusted, in the same manner as provided for under Section 704(c) of the Code. All allocations under this Section 8.1(b) shall be made in such a manner as the Partners shall determine reasonably reflects the requirements of Section 704(c) of the Code. No allocations pursuant to this Section 8.1(b) shall be reflected as an adjustment to any Partner's Capital Account.

            (c) Gain or Loss upon Sale of an Amphitheater. Notwithstanding clause (a) of this Section 8.1, but subject to the provisions of clause
      (b) of this Section 8.1,

                  (1) the gain, if any, recognized by the Partnership upon any disposition of any Amphitheater (other than the Charlotte Amphitheater) or any portion thereof or any interest therein shall be allocated as follows:

                        (i) first, to any Partner the balance of whose Capital
                  Account is negative, in the amount necessary to restore such balance to zero;

                        (ii) second, to the Partners to the extent and in the
                  ratios necessary to cause the balances in the respective Capital Ac-

            Article. VIII - Tax Allocations, Maintenance of Capital Accounts and
                                                           Distributions of Cash
                                                                         Page 71


                  counts of they Partners to be in the ratios of their respective Percentage Interests (provided, that for purposes of this clause (c)(1)(ii) only, prior to the allocation required by this clause (c)(1)(ii), Sony/Block's Capital Account shall be deemed to have been increased by the then outstanding principal balance of the Sony/Block Notes unless such outstanding principal balance has previously been reflected as an increase in Sony/Block's Capital Account pursuant to the provisions of clause (x) or (y) of Section 8.3(i) hereof); and

                        (iii) any remaining gain shall be allocated among the
                  Partners in the ratios of their respective Percentage
                  Interests.

                  (2) the gain, if any, recognized by the Partnership upon any disposition of the Charlotte Amphitheater or any portion thereof or any interest therein shall be allocated as follows:

                        (i) First, to Sony/Block to the extent of the balance of
                  the Charlotte Preferred Cash Distribution Account at the time of the closing of such disposition; and

                        (ii) Any remaining gain shall be allocated between the
                  Partners in accordance with the provisions of clause (1) of this Section 8.1(c).

                  (3) the loss, if any, recognized by the Partnership, upon any disposition of any Amphitheater or any portion thereof or any interest therein shall be allocated as follows:

                        (i) First, to the Partners to the extent and in the
                  ratios necessary to cause the balances in the respective Capital Accounts of the Partners to be in the ratios of their respective Percentage Interests (provided, that for purposes of this clause (c)(3)(i) only, prior to the allocation required by this clause (c)(3)(i), Sony/Block's Capital Account shall be deemed to have been increased by the then outstanding principal balance of the Sony/Block Notes unless such outstanding principal balance has previously been reflected as an increase in Sony/Block's Capital Account pursuant to the provisions of clause (x) or (y) of Section 8.3(i) hereof); and

                        (ii) Any remaining loss shall be allocated among the
                  Partners in the ratios of their respective Percentage
                  Interests.

              Article VIII- Tax Allocations, Maintenance of Capital Accounts and
                                                           Distributions of Cash
                                                                         Page 72


            (d) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this
      Section 8.1, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 8.1(d) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

            (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Partners in proportion to their Percentage Interests.

            (f) Partner Minimum Gain Chargeback. Except as otherwise provided in
      Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 8.1, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 8.1(f) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

            (g) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

              Article VIII- Tax Allocations, Maintenance of Capital Accounts and
                                                           Distributions of Cash
                                                                         Page 73


            (h) Special Income Allocation for Charlotte. Notwithstanding any other provision of this Section 8.1, for each Fiscal Year, Sony/Block shall be specially allocated items of Partnership gross income equal to the amount of cash distributions made to Sony/Block during such Fiscal Year pursuant to the provisions of Section 5.6(b)(1) hereof.

            (i) Special Allocations Related to Abandonment of an Approved Project. Notwithstanding any other provision of this Section 8.1,

                  (1) For any Fiscal Year in which Sony/Block makes a deemed capital contribution pursuant to clause (x) of Section 5.1(b) hereof, Sony/Block shall be specially allocated items of Partnership deduction and loss equal to (i) three (3.0) multiplied by (ii) the amount of such deemed capital contributions made by Sony/Block during such Fiscal Year pursuant to the provisions of clause (x) of
            Section 5.1(b) hereof. To the extent possible, the items of Partnership deduction and loss specially allocated to Sony/Block pursuant to the immediately preceding sentence shall consist of those deductions and losses related to the Project Costs referred to in clause (x) of Section 5.1(b) hereof.

                  (2) For any Fiscal Year in which Pace makes a deemed capital contribution pursuant to clause (ii) of Section 5.1(b)(2) hereof, Pace shall be specially allocated items of Partnership deduction and loss equal to (i) one and one-half (1.5) multiplied by (ii) the amount of such deemed capital contributions made by Pace during such Fiscal Year pursuant to the provisions of clause (ii) of Section 5.1(b)(2) hereof.

            (j) Interim Development Costs. Notwithstanding any other provision of this Section 8.1, certain special allocations of Partnership deductions and losses shall be made to Sony/Block, if applicable, in accordance with the provisions of Section 4.15(b) hereof in the first Fiscal Year which ends after the execution of this Agreement.

            (k) Special Income Allocation for Distributions Attributable to the Pace Preferred Account. Notwithstanding any other provision of this
      Section 8.1, for each Fiscal Year, Pace shall be specially allocated items of Partnership gross income equal to the amount of cash distributions made to Pace during such Fiscal Year pursuant to the provisions of Section 8.7(a) hereof.

      8.2 Transferor/Transferee Allocations. If a Partnership Interest is transferred during any year, the income, gains, losses and deductions allocable in respect of that Partnership Interest shall be prorated between the transferor and the transferee on the

              Article VIII- Tax Allocations, Maintenance of Capital Accounts and
                                                           Distributions of Cash
                                                                         Page 74


basis of the number of days in the year that each was the holder of that Partnership Interest without regard to the results of the Partnership operations during the period before and after the transfer (unless either the transferor or the transferee elects to use an allocation based on the results as of the record date of transfer, to the extent permitted by the Code, and agrees to reimburse the Partnership for the cost of making and recording such allocation).

      8.3 Maintenance of Capital Accounts. A Capital Account shall be established and maintained for each Partner in accordance with the following provisions:

            (a) Increases in Capital Accounts. Each Partner's Capital Account shall be increased by (i) the amount of cash and the fair market value of all property contributed by such Partner to the Partnership (net of liabilities assumed by the Partnership or to which the contributed property is subject), (ii) that Partner's allocable share of income and gain for federal income tax purposes (excluding any allocations made pursuant to Section 8.1(b) hereof), (iii) that Partner's allocable share of the unrealized gain attributable to property with respect to which an adjustment shall have been effected pursuant to subsection (d) or (e) below, and (iv) that Partner's allocable share (determined by reference to its share of the proceeds of such items under the terms of this Agreement) of income exempt from tax described in section 705(a)(1)(B) of the Code.

            (b) Decreases in Capital Accounts. Each Partner's Capital Account shall be decreased by (i) the amount of cash and the fair market value of all property distributed to such Partner (net of liabilities assumed by the Partner or to which the property is subject), (ii) that Partner's allocable share of losses and other items of deduction for federal income tax purposes (excluding any allocations made pursuant to Section 8.1(b) hereof), (iii) that Partner's allocable share of the unrealized loss attributable to property with respect to which an adjustment shall have been effected pursuant to subsection (d) or (e) below, and (iv) that Partner's allocable share of expenditures described in Section 705(a)(2)(B) of the Code.

            (c) Use of Gross Asset Value. For purposes of computing the amount of any item of income, gain, loss, or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of such items shall be the same as their determination, recognition and classification for federal income tax purposes, except that (i) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes (including any deemed disposition required by the provisions of Section 8.3(d) hereof) shall be computed with reference to the Gross Asset Value of the property disposed of, rather than its adjusted basis, and (ii) depreciation, amortization, or other cost recovery

              Article VIII- Tax Allocations, Maintenance of Capital Accounts and
                                                           Distributions of Cash
                                                                         Page 75


deductions with respect to an item of Partnership property shall be computed with reference to the Gross Asset Value of such property rather than its adjusted basis.

            (d) Effect of Distributions In Kind on Capital Accounts. If any asset of the Partnership is distributed in kind, then pursuant to Section 1.704-1(b)(2)(iv)(e) of the Regulations, such asset shall be treated as if it were sold in a taxable disposition equal to its then fair market value (determined by taking into account the effect of Section 7701(g) of the Code, if applicable) just prior to its distribution and the resulting deemed gain or loss shall be allocated pursuant to the following provisions for purposes of adjusting the balances of the Capital Accounts of the Partners only:

                  (1) If such asset of the Partnership is being distributed
            pursuant to the Unwind Procedure, then (i) the deemed gain from such asset shall be allocated first to the Partner which does not receive and is not deemed to receive the distribution of such asset ("Nonreceiving Partner") to the extent of depreciation deductions with respect to such asset previously allocated to the Nonreceiving Partner and then to the Partner which receives or is deemed to receive the distribution of such asset; and (ii) the deemed loss from such asset shall be allocated to the Partner which receives or is deemed to receive the distribution of such asset; and

                  (2) If such asset is being distributed for any other reason, then deemed gain or loss from such asset shall be allocated in the manner described in Section 8.1(c) hereof.

            (e) Effect of New Partners or Retiring Partners on Capital Accounts. Upon the acquisition of an additional interest in the Partnership by any new or existing partner in exchange for more than a de minimis capital contribution, or immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of money or other Partnership property as consideration for an interest in the Partnership, at the request of any Partner made within 60 days of such acquisition or distribution, the Gross Asset Value of all Partnership properties shall be determined, and the unrealized gain or loss that would have been realized if the sale of such properties at their Gross Asset Values had occurred shall be charged or credited to the Capital Accounts of the Partners as if such properties had actually been sold by the Partnership.

            (f) Compliance with Treasury Regulations. The foregoing provisions and the other provisions of this Agreement relating to they maintenance of Capital Accounts are intended to comply with the Treasury Regulations issued

             Article VIII - Tax Allocations, Maintenance of Capital Accounts and
                                                           Distributions of Cash
                                                                         Page 76


      pursuant to Section 704(b) of the Code, and shall be interpreted and applied in a manner consistent with such regulations. If the Partners shall determine that it is prudent to modify the manner in which the capital accounts are computed or maintained in order to comply with such regulations, the Partners may make such modification.

            (g) Transferee of Partnership Interest. A transferee of an interest in the Partnership shall succeed to the Capital Account of the transferor.

            (h) Capital Account Make-Up Provision. If a Partner's Capital Account has a deficit balance following liquidation (as defined in Treasury Regulation Section 1.704-1(b)(2)(ii)(g)) of the Partner's interest in the Partnership (after taking into account all Capital Account adjustments for the taxable year of the Partnership in which liquidation occurs), the Partner shall, by the end of such taxable year (or, if later, within 90 days after the date of such liquidation), contribute to the Partnership an amount necessary to increase the balance in its Capital Account to zero. Any amount so contributed shall be distributed as provided in Section 16.5 hereof.

            (i) Effect of Sony/Block Notes on Capital Accounts. Pursuant to
      Section 1.704-1(b)(2)(iv)(d)(2) of the Regulations, the Capital Account of Sony/Block shall not be increased by the principal amount of the Sony/Block Notes upon contribution of the Sony/Block Notes to the Partnership; however, Sony/Block's Capital Account shall be increased upon
      (x) a taxable disposition of the Sony/Block Notes by the Partnership or
      (y) any principal payments being made on the Sony/Block Notes (to the extent of such payments). Interest payments made on the Sony/Block Notes shall not be treated as contributions to the capital of the Partnership and therefore shall not be credited to the Capital Account of Sony/Block.

      8.4 Partnership's Use and Distribution of Free Cash.

            (a) Determination of Amount of Free Cash. On November 1 of each calendar year, the Executive Committee shall determine the amount of cash then held by Partnership which is "Free Cash." For purposes of the immediately preceding sentence, the Partnership's Free Cash, at any given time, shall be all of the Partnership's cash on hand at such time except for:

                  (1) subject to the adjustment to the amount of the Sinking
            Fund required by Section 8.5(c) hereof, the Restricted Funds of the Partnership;

             Article VIII - Tax Allocations, Maintenance of Capital Accounts and
                                                           Distributions of Cash
                                                                         Page 77


                  (2) that portion of the Partnership's Unrestricted Funds which the Manager reasonably determines will be needed to pay the Partnership's Operating Obligations between the date of the determination of the amount of Free Cash and the next revenue generating period for the Partnership;

                  (3) the proceeds of any Pre-opening Concessionaire Advances which are then held by the Partnership and required to be applied against the Project Costs of the Amphitheater to which such Pre-opening Concessionaire Advances relate pursuant to the provisions of this Agreement;

                  (4) that portion of the Partnership's Unrestricted Funds which the Executive Committee has previously determined shall be used (i) to pay a portion of the Budgeted Project Cost of any Approved Project pursuant to the provisions of Section 4.11(d) hereof, (ii) to pay for any Cost Overruns pursuant to the provisions of Section
            4.13 hereof or (iii) to apply towards the purchase price of an existing Amphitheater pursuant to the provisions of Section 6.2(b)
            (2) hereof;

                  (5) any Partnership funds attributable to any Charlotte
            Receipts received by the Partnership during any Debt Free Charlotte Year which shall be governed by the provisions of Section 5.6(b) hereof;

                  (6) all net cash proceeds received by the Partnership from the disposition of its interest in any Amphitheater, after payment and discharge of any Amphitheater Loan related to such Amphitheater, which shall be governed by the provisions of Sections 5.6(c) or 8.6 hereof; and

                  (7) that portion of the Partnership's Unrestricted Funds
            needed to fund the priority equity distribution then required to be made to Pace pursuant to the provisions of Section 8.7(a) hereof.

            (b) Distribution and Use of Free Cash. Within fifteen (15) days after the determination of the amount of Free Cash held by the Partnership pursuant to the provisions of clause (a) of this Section 8.4, the Partnership shall utilize, apply and distribute all of the Free Cash in accordance with the following provisions:

                  (1) Prepayment of Amphitheater Loans. The Debt Prepayment
            Portion of the Free Cash (herein defined) shall be segregated from the other funds of the Partnership to be specifically used for the reduction

             Article VIII - Tax Allocations, Maintenance of Capital Accounts and
                                                           Distributions of Cash
                                                                         Page 78


            of the principal balance of the Partnership's share of the Amphitheater Loans in accordance with the following provisions:

                        (i) The Debt Prepayment Portion of Free Cash shall be
                  allocated between and among the Amphitheater Loans relating to the Amphitheaters in which the Partnership has a Controlling Interest in such amounts and in such proportions as may be determined by the Executive Committee.

                        (ii) Subject to the provisions of clauses (iii) and (iv)
                  below, the part of the Debt Prepayment Portion of Free Cash allocated to each Amphitheater Loan in accordance with the provisions of clause (i) above shall be paid to the lender of such Amphitheater Loan as a principal prepayment thereon.

                        (iii) With respect to any Amphitheater Loan that the
                  Executive Committee has determined cannot be prepaid without a material adverse effect on the economic interest of the Partnership, the part of the Debt Prepayment Portion of Free Cash which is allocated to such Amphitheater Loan pursuant to the provisions of clause (i) above shall be held in a separate account maintained by the Partnership ("Sinking Fund") and thereafter governed by the provisions of Section 8.5 hereof. Examples of reasons why the Executive Committee might determine an Amphitheater Loan cannot be prepaid without a material adverse effect on the economic interest of the Partnership include (x) the existence of a material prepayment penalty under the terms of the Amphitheater Loan or (y) the Amphitheater Loan is owed by a partnership in which the Partnership is only a partner and the other partners in such partnership are not willing to pay their proportionate share of such a principal prepayment.

                        (iv) If any amount ("Unwind Debt Amount") of the Debt
                  Prepayment Portion of Free Cash is allocated to any of the Unwind Amphitheater Loans pursuant to the provisions of clause
                  (i) above, then, unless the Executive Committee unanimously agrees otherwise, the following provisions shall apply:

                              (A) The Unwind Debt Amount, or any part thereof,
                        may only be paid to the lenders of the Unwind Amphitheater Loans to which it has been allocated as principal prepayments thereon to the extent that the principal balance of Pace's Allocated Debt, Sony's Allocated Debt and Block-

              Article VIII- Tax Allocations, Maintenance of Capital Accounts and
                                                           Distributions of Cash
                                                                         Page 79


                        buster's Allocated Debt will be reduced equally as a result of such principal prepayments.

                              (B) Any part of the Unwind Debt Amount which is
                        not paid to the lenders of the Unwind Amphitheater Loans as a principal prepayment thereon shall be held in the Sinking Fund and thereafter governed by the provisions of Section 8.5 hereof.

                        (2) Distribution to Partners. The remainder of the Free
                  Cash shall be distributed to the Partners in the following order of priority and in accordance with the following provisions:

                              (i) First, to the Partners for application against
                        any outstanding loans previously made by the Partners to the Partnership pursuant to Sections 4.12 or 4.13 hereof, in proportion to, and to the extent of, the outstanding principal balance of, and accrued unpaid interest on, such loans.

                              (ii) Second, to the Partners, the balance of any
                        Free Cash in proportion to their respective Percentage Interests.

                  (c) Defined Terms Used in Article VIII. As used in this
            Article VIII, the following terms shall have the respective meanings indicated:

                        (1) "Debt Prepayment Portion of Free Cash" shall mean,
                  at the time that the Executive Committee determines the amount of Free Cash held by the Partnership pursuant to clause (a) of this Section 8.4, an amount equal to the lesser of (i) the Real Principal Balance at such time or (ii) 65% of the amount of Partnership cash determined by the Executive Committee to be Free Cash at such time.

                        (2) "Nominal Principal Balance" shall mean, at any time,
                  an amount of money equal to the sum of the Partnership's share of the then actual principal balance of all of the Amphitheater Loans relating to the Amphitheaters in which the Partnership has a Controlling Interest.

                        (3) "Real Principal Balance" shall mean, at any time,
                  (i) the Nominal Principal Balance at such time minus (ii) the amount of funds then held in the Sinking Fund.

                        (4) "Pace's Allocated Debt" shall mean (i) all of the
                  Partnership's share of the Amphitheater Loans related to the Nashville Asset

              Article VIII- Tax Allocations, Maintenance of Capital Accounts and
                                                           Distributions of Cash
                                                                         Page 80


                  and the Woodlands Asset and (ii) one-half of the Partnership's share of the Amphitheater Loans related to the Pittsburgh Asset, the Raleigh Asset and the Camden Asset.

                        (5) "Sony's Allocated Debt" shall mean one-half of the
                  Partnership's share of the Amphitheater Loans related to the Pittsburgh Asset, the Raleigh Asset and the Camden Asset.

                        (6) "Blockbuster's Allocated Debt" shall mean all of the
                  Partnership's share of the Amphitheater Loans related to the Phoenix Asset, the San Bernardino Asset and the Charlotte Asset.

      8.5 Provisions Regarding Sinking Funds. The funds required to be held in the Sinking Fund pursuant to Section 8.4(b)(1)(iii) and Section
8.4(b)(1)(iv)(B) hereof shall be governed by the following provisions:

            (a) Separate Account for the Sinking Fund. All funds held in the Sinking Fund shall be held in a separate interest bearing bank account (or any other investment approved by the Executive Committee) in the Partnership's name and in no event commingled with any other funds of the Partnership.

            (b) Application of Sinking Funds against Amphitheater Loans. The funds contained in the Sinking Fund shall be paid and applied against the principal balance of any one or more Amphitheater Loans as soon as such application can be made without violating the restrictions contained in clauses (iii) and (iv) of Section 8.4(b)(1) hereof.

            (c) Release of Excess Sinking Funds to Unrestricted Funds. Immediately before determining the amount of the Partnership's cash which is Free Cash in accordance with the provisions of Section 8.4(a) hereof, the portion of the Sinking Fund which exceeds the then Nominal Principal Balance shall be released from the Sinking Fund and become part of the Partnership's Unrestricted Funds.

            (d) Interest on Sinking Funds. All interest and other income earned on the Sinking Fund shall be a part of the Sinking Fund.

      8.6 Distribution of Proceeds from Sale of an Amphitheater. Subject to the provisions of Sections 5.6(c) and 16.5 hereof, the net cash proceeds received by the Partnership from the disposition of its interest in an Amphitheater, after payment and discharge of any Amphitheater Loan related to such Amphitheater, shall be distributed as soon after the completion of such sale as is reasonably practicable, to the Partners in proportion to their respective Percentage Interests.

             Article VIII - Tax Allocations, Maintenance of Capital Accounts and
                                                           Distributions of Cash
                                                                         Page 81


      8.7 Pace's Priority Distribution.

            (a) The Priority Distribution. On November 1 of each calendar year, a priority distribution of cash shall be made to Pace, prior to the determination of the amount of Free Cash pursuant to the provisions of
      Section 8.4(a) hereof, in an amount equal to the lesser of the following amounts:

                  (1) The sum of (i) $666,666.67 plus (ii) the amount added
            pursuant to Section 8.7(b)(2) to the Pace Preferred Account since the immediately preceding November 1;

                  (2) The then balance of the Pace Preferred Account; or

                  (3) The amount of Cash Flow attributable to the Partnership's interest in the Woodlands Amphitheater for the most recently completed Fiscal Year.

            (b) The Pace Preferred Account. As used in this Agreement, the term "Pace Preferred Account" shall mean a bookkeeping account which shall be established and maintained in accordance with the following provisions:

                  (1) The initial balance of the Pace Preferred Account shall be
            $2,000,000.00.

                  (2) The balance of the Pace Preferred Account shall be
            increased on the last day of each Fiscal Year after the Effective Date by an amount equal to 7.0% of the then balance of the Pace Preferred Account.

                  (3) The balance of the Pace Preferred Account shall be
            decreased by the amount of each distribution made to Pace pursuant to Section 8.7(a) hereof.

            (c) Termination of Provisions. The provisions of this Section 8.7 shall automatically terminate, with no action required by any party hereto, upon the earlier to occur of (i) the balance of the Pace Preferred Account becoming $0.00, (ii) the Partnership completing a disposition of its entire interest in the Woodlands Amphitheater, (iii) the closing of the Unwind Procedure, (iv) the occurrence of a Special Woodlands Termination or (v) the occurrence of a Special Woodlands Use Impairment.

                              [END OF ARTICLE VIII]

                                                   Article IX - Unwind Procedure
                                                                         Page 82


                                   ARTICLE IX

                                Unwind Procedure

      9.1 Generally. If Pace wishes to commence the Unwind Procedure pursuant to an express right to do so set forth in this Agreement, then the provisions of this Article IX shall apply and govern. For ease of reference, the following is a cross-reference to the provisions in this Agreement which create a right in favor of Pace to commence the Unwind Procedure:

            (a) Section 12.6(b), relating to the occurrence of a certain number of Qualified Amphitheaters having become Sony/Block Rejected Amphitheaters.

            (b) Section 11.2, relating to Sony/Block's election to terminate Pace as the Manager or subsequent changes in the identity of the Manager of the Partnership.

            (c) Section 15.3(a), relating to certain changes in the ownership of Sony/Block or the partners of Sony/Block which occur prior to April 1, 1996.

            (d) Section 10.5(b)(2), relating to a failure to unanimously approve an Annual Operating Budget.

      9.2 Commencement of Unwind Procedure. If Pace desires to commence the Unwind Procedure pursuant to a right set forth in this Agreement, Pace must first provide, within the specific time limit required by the provision contained in this Agreement which creates such right, notice ("Unwind Notice") thereof to Sony/Block with (i) a statement setting forth the specific basis upon which Pace is exercising its right to commence the Unwind Procedure and (ii) a citation to the specific provision contained in this Agreement which creates such right.

      9.3 Timing of Closing the Unwind Procedure. The closing of the Unwind Procedure shall occur on the date determined in accordance with the following provisions:

            (a) If the Unwind Notice is provided during the calendar months of October, November or December of any year, then the closing of the Unwind Procedure shall occur on the date which is sixty (60) days after the giving of the Unwind Notice.

            (b) If the Unwind Notice is provided at any other time during a year, then the closing of the Unwind Procedure shall occur on the next November 30 following the giving of the Unwind Notice.

                                                   Article IX - Unwind Procedure
                                                                         Page 83


Between the date of the Unwind Notice and the occurrence of the closing of the Unwind Procedure, the Partnership shall continue its business operations in accordance with, and subject to, all of the provisions of this Agreement.

      9.4 Unwind Closing. At the closing of the Unwind Procedure, each of the Partners shall, in accordance with the terms and provisions set forth below, take such actions as are required to cause the following to occur:

            (a) Distributions to SMP. The Partnership shall convey, as a distribution in-kind, all of its rights, titles and interests in and to the Raleigh Amphitheater, the Pittsburgh Amphitheater and the Camden Amphitheater to SMP. This conveyance shall be made to SMP (or its designees) for the account of Pace (as to a fifty percent (50%) interest therein) and Sony/Block (as to a fifty percent (50%) interest therein). Accordingly, Pace and Sony/Block shall be deemed to have each received a distribution of a one-half interest in such assets for purposes of making adjustments to the Capital Accounts of the Partners.

            (b) [Intentionally Left Blank]

            (c) Distributions to Pace. The Partnership shall convey, as a distribution in-kind, all of its rights, titles and interests in and to the Woodlands Amphitheater and the Nashville Amphitheater to Pace (or its designees).

            (d) Distributions to Blockbuster. The Partnership shall convey, as a distribution in-kind, all of its rights, titles and interests in and to the Phoenix Amphitheater, the Charlotte Amphitheater and the San Bernardino Amphitheater to Sony/Block (or its designees).

            (e) Sinking Fund. If, at the time of the closing of the Unwind Procedure, the total amount of the Sinking Fund exceeds the combined aggregate principal balance of the Amphitheater Loans relating to those Amphitheaters (if any) in which the Partnership has a Controlling Interest and that are not being distributed at the closing of the Unwind Procedure, then such excess shall be distributed to the Partners in proportion to their Percentage Interests at the closing of the Unwind Procedure.

            (f) Distribution of Proceeds of Sony/Block Notes. The Sony/Block Notes (if any principal balance remains outstanding) shall be due and payable, in full, at the closing of the Unwind Procedure. At the closing of the Unwind Procedure, all unexpended Contributed Project Funds, after full payment and discharge by Sony/Block of its obligations under the Sony/Block Notes at the closing of the Unwind Procedure, shall be distributed to Sony/Block; provided, however, if the Partnership is obligated to construct, or otherwise acquire a

                                                   Article IX - Unwind Procedure
                                                                         Page 84


      Controlling Interest in, an Amphitheater at the time of the closing of the Unwind Procedure, then a sufficient portion of Contributed Project Funds shall be withheld by the Partnership to fund the Project Costs or acquisition cost of such Amphitheater (or interest therein) in accordance with the terms and provisions of this Agreement.

            (g) Make-up for Major Capital Improvements. If any Major Capital Improvements are made by the Partnership after the Existing Facility Closing with respect to any of the Amphitheaters distributed at the closing of the Unwind Procedure utilizing any source of funds other than an Amphitheater Loan relating to such Amphitheater, then certain cash amounts shall be payable at the closing of the Unwind Procedure in accordance with the following provisions:

                  (1) If such Major Capital Improvements were made with respect the Woodlands Amphitheater or the Nashville Amphitheater, then Pace shall pay to Sony/Block an amount equal to two-thirds of the total cost of such Major Capital Improvements.

                  (2) If such Major Capital Improvements were made with respect to the Phoenix Amphitheater, the Charlotte Amphitheater or the San Bernardino Amphitheater, then Sony/Block shall pay to Pace an amount equal to one-third of the total cost of such Major Capital Improvements.

                  (3) If such Major Capital Improvements were made with respect to the Raleigh Amphitheater, the Camden Amphitheater or the Pittsburgh Amphitheater, then Pace shall pay to Sony/Block an amount equal to 16-2/3% of the total cost of such Major Capital Improvements.

      If amounts are payable by each Partner to the other Partner pursuant to the provisions of this clause (g), then such amounts shall be applied against each other and a single net sum ("Clause G Sum") shall be calculated as being due from one Partner to the other. The final net amount payable from one Partner to the other pursuant to the foregoing provisions shall be, for all purposes of this Agreement, deemed to have been contributed to the capital of the Partnership by the paying Partner and deemed to have been immediately thereafter distributed by the Partnership to the receiving Partner.

            (h) Make-up for Camden. If the Partnership's interest in the Camden Amphitheater is distributed at the closing of the Unwind Procedure as provided for herein, then Pace shall pay to Sony/Block in cash at the closing of the Unwind Procedure an amount ("Camden Make-Up Amount") equal to the sum of the following:
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                                                   Article IX - Unwind Procedure
                                                                         Page 85


                  (1) One-half of the total amount of Contributed Project Funds previously expended on Project Costs for the Camden Amphitheater;
            and

                  (2) 16-2/3% of the amount of all General Funds (herein
            defined) expended on Project Costs after the Existing Facility Closing for the Camden Amphitheater (where "General Funds" means any funds of the Partnership other than (i) Contributed Project Funds and (ii) funds advanced to the Partnership pursuant to an Amphitheater Loan).

      The amount payable from Pace to Sony/Block pursuant to the provisions of this clause (h) shall be, for all purposes of this Agreement deemed to have been contributed to the capital of the Partnership by Pace and deemed to have been immediately thereafter distributed by the Partnership to Sony/Block.

            (i) Make-up for Other Facilities. If, at the time of the closing of the Unwind Procedure, the Partnership (a) owns a Controlling Interest in any existing Amphitheater which is not required to be distributed pursuant to the provisions hereof at the closing of the Unwind Procedure or (b) is obligated to construct, or otherwise acquire a Controlling Interest in, any other Amphitheater, then Pace shall be required and obligated to make a payment in cash to Sony/Block at the closing of the Unwind Procedure in an amount ("Other Facilities Make-Up Amount") equal to one-third (1/3rd) of the Other Partner Equity Contribution Amount. As used in the immediately preceding sentence, the term "Other Partner Equity Contribution Amount" shall mean, at the time of the closing of the Unwind Procedure, (i) the aggregate original principal amount of the Sony/Block Notes plus (ii) the amount (if any) of cash funds contributed to the Partnership by Sony/Block upon execution of this Agreement pursuant to Sections 4.10(a)(1) and 4.l0(b)(1) hereof minus (iii) the total amount of Contributed Project Funds previously or then being distributed to Sony/Block pursuant to the provisions of Section 9.4(f) or Section 4.17
      (b)(2)(i) hereof minus (iv), the total amount of Contributed Project
      Funds previously expended by the Partnership for any one or more of (x) Project Costs related to the Camden Amphitheater, (y) Major Capital Improvements with respect to any of the Amphitheaters distributed at the closing of the Unwind Procedure and (z) the purchase price of the Partnership's Controlling Interest in any Partnership MCA/Pace Amphitheaters. Any amount paid by Pace to Sony/Block at the closing of the Unwind Procedure pursuant to the provisions of this Section 9.4(i) shall be, for all purposes of this Agreement, deemed to have been contributed to the capital of the Partnership by Pace and immediately thereafter distributed by the Partnership to Sony/Block.

            (j) Deferral of Pace's Camden and Other Facility Make-up Obligations. Pace may, at its sole option, elect to make the payment of the amounts due to

                                                   Article IX - Unwind Procedure
                                                                         Page 86


      Sony/Block pursuant to the provisions of clauses (h) and (i) by doing the following at the closing of the Unwind Procedure:

                  (1) Executing and delivering to Sony/Block a promissory note in Acceptable Form, in the principal amount of the sum of the Camden Make-Up Amount and the Other Facilities Make-Up Amount and providing for interest thereon at the Short Term Rate. The payment provisions of such promissory note shall provide that annual payments shall be due thereunder on each November 30 following the closing of the Unwind Procedure, each such annual payment to be in an amount equal to two-thirds of Pace's share of the Cash Flow for the Woodlands Amphitheater and the Nashville Amphitheater ("Measuring Amphitheaters") for the twelve month period then ended; provided, however, if, at any time during which any principal amounts remain outstanding under the promissory note referred to herein, Pace (or any of its Affiliates) should no longer own substantially the same interest in one of the Measuring Amphitheaters, then the annual payment due thereunder shall be equal to two-thirds of Pace's share of the Cash Flow for the remaining Measuring Amphitheater and one other Amphitheater in which Pace (or any of its Affiliates) owns an interest and which has historically produced an amount of Cash Flow to Pace comparable to the Cash Flow previously produced to Pace by the Measuring Amphitheater in which Pace (or its Affiliates) no longer owns an interest. In any event, the entire unpaid principal balance and all interest accrued thereon of such promissory note shall be payable on or before the third anniversary of the closing of the Unwind Procedure. Pace shall be required to (i) cause each of the Measuring Amphitheaters to be operated in a manner consistent with past practices and (ii) prohibit any Major Capital Improvements to be made in respect of either Measuring Amphitheater during the time that any amounts remain outstanding under the promissory note delivered pursuant to the provisions of this clause (1).

                  (2) Executing and delivering to Sony/Block such mortgages, security agreements or other security instruments reasonably satisfactory to Sony/Block and as may be necessary to create valid, binding and perfected first priority liens or security interests on Pace's Partnership Interest (if the Partnership is to remain in existence after the closing of the Unwind Procedure) and Pace's (or its Affiliates') interest in the Woodlands Amphitheater, the Nashville Amphitheater, the Raleigh Amphitheater, the Pittsburgh Amphitheater and the Camden Amphitheater in order to secure payment of the promissory note delivered pursuant to clause (1) of this
            Section 9.4(j).

                                                   Article IX - Unwind Procedure
                                                                         Page 87


      If Pace exercises its option to deliver the above-described promissory note then such promissory note shall be deemed to have been contributed to the capital of the Partnership and immediately thereafter distributed by the Partnership to Sony/Block. As used herein the term "Acceptable Form" shall mean, with respect to the promissory note which Pace may deliver to Sony/Block pursuant to the provisions of clause (1) of this Section 9.4(j), a promissory note issued by Pace to Sony/Block containing, among other things which may be reasonably requested by Sony/Block, provisions concerning (A) the acceleration of such promissory note, if (x) payments of principal and interest on such note are not paid when due, (y) a default occurs under any other promissory note issued by Pace to Sony/Block, (z) an Event of Withdrawal occurs with respect to Pace or any guarantor of such promissory note and (B) payment of legal fees and disbursements incurred by the holder of such note in the event an enforcement action is commenced with respect to said note.

            (k) Make-up Provision for Principal Reductions. Certain cash amounts shall be payable at the closing of the Unwind Procedure in accordance with the following provisions:

                  (1) Pace shall pay to Sony/Block an amount equal to two-thirds of the Principal Reduction Amount for the Nashville Asset and the Woodlands Asset.

                  (2) Pace shall pay to Sony/Block an amount equal to 16-2/3% of the Principal Reduction Amount for the Raleigh Asset and the Pittsburgh Asset.

                  (3) If the Partnership's interest in the Camden Amphitheater is distributed at the closing of the Unwind Procedure as provided for herein, then Pace shall pay to Sony/Block 16-2/3% of an amount equal to the sum of the following:

                        (i) (x) the largest principal balance outstanding at any
                  time under the Amphitheater Loan which relates to the Camden Amphitheater minus (y) the principal balance of the Amphitheater Loan which relates to the Camden Amphitheater at the time of the closing of the Unwind Procedure; and

                        (ii) (x) the initial amount of the Concession Loan
                  related to the Camden Amphitheater (to the extent such amount was used to fund or reimburse Project Costs for the Camden Amphitheater) minus (y) the Unamortized Amount of the Concession

                                                   Article IX - Unwind Procedure
                                                                         Page 88


                  Loan related to the Camden Amphitheater at the time of the closing of the Unwind Procedure.

                  (4) Sony/Block shall pay to Pace an amount equal to one-third of the Principal Reduction Amount for the Phoenix Asset, the Charlotte Asset and the San Bernardino Asset.

                  (5) If the Partnership's interest in the Charlotte
            Amphitheater is distributed at the closing of the Unwind Procedure as provided for herein, then Sony/Block shall pay to Pace an amount equal to one-third of the amount by which (if any) (i) $7,000,000 exceeds (ii) the balance of the Charlotte Preferred Cash Distribution Account as of the time of the closing of the Unwind Procedure.

      If the amount specified as being payable from one Partner to the other in any of the above clauses in this Section 9.4(k) is, in fact, a negative amount, then the other Partner shall owe the absolute amount thereof to the first Partner. The amounts payable pursuant to this clause (k) of
      Section 9.4 shall be added to and applied against each other and a single net sum ("Clause K Sum") shall be calculated as being due from one Partner to the other. The Clause K Sum and the Clause G Sum shall then be added to, or netted against, each other, as applicable, to arrive at final net sum ("Clause G & K Sum") being due from one Partner to the other pursuant to the provisions of clauses (g) and (k) of this Section 9.4. If, after the calculations referred to in the immediately preceding sentences, Sony/Block owes to Pace a final net sum pursuant to the provisions of clauses (g) and (k) of this Section 9.4 and if Pace has elected to execute and deliver a promissory note pursuant to the right created in clause (j) of this Section 9.4, then Sony/Block may cause the Clause G & K Sum to be offset against the principal of such promissory note, to the extent thereof. The final amount payable from one Partner to the other pursuant to the foregoing provisions shall be, for all purposes of this Agreement, deemed to have been contributed to the capital of the partnership by the paying Partner and deemed to have been immediately thereafter distributed by the Partnership to the receiving Partner.

            (l) Amphitheater Loans, Receivables, Payables, Concession Loans, etc.

                  (1) Each Amphitheater (or the Partnership's interest therein)
            being distributed at the closing of the Unwind Procedure shall be distributed subject to the following liabilities and obligations ("Transferred Liabilities"), but no others:

                                                   Article IX - Unwind Procedure
                                                                         Page 89


                        (i) the obligation to repay the Amphitheater Loan (other
                  than past due amounts) relating to such Amphitheater;

                        (ii) the obligation to pay the Partnership's accounts
                  payable which directly relate to such Amphitheater and which were incurred in the ordinary course of the operation, use, management or ownership of such Amphitheater;

                        (iii) the obligation to make or pay lease or rental
                  payments (other than past due amounts) directly relating to the occupancy or use of such Amphitheater or to the use or possession of any equipment or furnishings used directly in connection with the ownership, operation, management or ownership of such Amphitheater;

                        (iv) the Partnership's obligations (other than past due
                  amounts) in respect of concession agreements, sponsor agreements, employment agreements and other similar types of contractual obligations which directly relate to the operation, use, ownership or management of such Amphitheater and which were either in existence at the time of the Existing Facility Closing or were entered into thereafter by the Partnership in accordance with the provisions of this Agreement; and

                        (v) the obligation to pay (other than past due amounts)
                  all real estate taxes, ad valorem taxes, insurance premiums, and utility bills directly related to the use, operation, management or ownership of such Amphitheater.

                  (2) Each Amphitheater (or the Partnership's interest therein)
            being distributed at the closing of the Unwind Procedure shall include a transfer of (i) all of the Partnership's benefits, privileges, assets, licenses, permits, easements, equipment, supplies, sound systems, lighting systems, computers, contractual rights and other benefits or ownership interests relating directly to the use, operation, management, maintenance or ownership of such Amphitheater, (ii) all of the Partnership's accounts receivable which are directly related to, and which arose out of, the use, operation, management or ownership of such Amphitheater and (iii) the cash on hand then held in such Amphitheater's operating bank account.

                  (3) The state and local transfer taxes, if any, payable by reason of the distribution of each Amphitheater (or the Partnership's interest

                                                   Article IX - Unwind Procedure
                                                                         Page 90


            therein) at the closing of the Unwind Procedure shall be paid by the Partnership at the closing of the Unwind Procedure.

                  (4) A special distribution of cash shall be made by the
            Partnership to the Partners simultaneously with the distribution of the Unwind Assets at the closing of the Unwind Procedure in the amounts designated below:

                        (i) to Pace, an amount equal to the sum of the
                  following:

                              (A) 66-2/3% of the Foregone Concession Advance
                        Amount for the Nashville Asset and the Woodlands Asset.

                              (B) 16-2/3% of the Foregone Concession Advance
                        Amount for each of the Camden Asset, the Pittsburgh Asset and the Raleigh Asset.

                        (ii) to Sony/Block, an amount equal to the sum of the
                  following:

                              (A) 66-2/3% of the Foregone Concession Advance
                        Amount for the Phoenix Asset, the Charlotte Asset and the San Bernardino Asset.

                              (B) 16-2/3% of the Foregone Concession Advance
                        Amount for each of the Camden Asset, the Pittsburgh Asset and the Raleigh Asset.

            (m) Indemnification by Partnership.

                  (1) With respect to each of the Amphitheaters (or the
            Partnership's interest therein) being distributed at the closing of the Unwind Procedure, the Partnership shall reimburse, indemnify, defend and hold the Person ("Distributee") receiving the distribution of such Amphitheater (or the interest therein) harmless, on an after-tax basis, from and against:

                        (i) any and all damages, losses, deficiencies,
                  liabilities, costs and expenses based upon, resulting from, relating to or arising out of any one or more of the following matters:

                                                   Article IX - Unwind Procedure
                                                                         Page 91

                              (A) any of the representations expressly made by
                        the Partnership in connection with, or relating to, such Amphitheater in any document or instrument executed and delivered as a part of the closing of the Unwind Procedure;

                              (B) the material breach or violation of any
                        covenant or agreement made by the Partnership in connection with, or relating to, such Amphitheater in any document or instrument executed as a part of the closing of the Unwind Procedure;

                              (C) any liabilities, duties, responsibilities or
                        obligations, other than the Transferred Liabilities, to the extent that such liabilities, duties, responsibilities or obligations relate to or arose out of, the operation, use, management, maintenance or ownership of such Amphitheater after the Existing Facility Closing and before the closing of the Unwind Procedure;

                              (D) any liability, responsibility or obligation
                        arising from existing litigation or claims or subsequent litigation to the extent that any of such matters arise out of, or relate to, an occurrence or event happening at, or in connection with, such Amphitheater after the Existing Facility Closing and before the closing of the Unwind Procedure; and

                              (E) any liability based upon, arising from or
                        attributable to claims made before, on or after the closing of the Unwind Procedure for personal injuries (including claims for wrongful death), property damages or consequential damages with respect thereto, to the extent that such liability arises or results from or is attributable to the operations of the Partnership at such Amphitheater after the Existing Facility Closing and before the closing of the Unwind Procedure; and

                        (ii) any and all actions, suits, claims, proceedings,
                  investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees) incident to (A) any of the matters listed and described in clause (1)(i) above or (B) the enforcement of the provisions of this Section 9.4(m).

                                                   Article IX - Unwind Procedure
                                                                         Page 92


                  (2) If any Distributee receives notice of any claim or the commencement of any action or proceeding with respect to which the Partnership is obligated to provide indemnification pursuant to this
            Section 9.4(m), the Distributee shall promptly give the Partnership and the Partners notice thereof. Such notice shall be a condition precedent to any liability or obligation of the Partnership or the Partners under the provisions for indemnification contained in this
            Section 9.4(m) unless the Distributee can establish that the Partnership and the Partners have not been materially prejudiced thereby. If the Partnership (or the Partners) choose to defend any claim, it (or they) shall be permitted to do so (unless the Distributee can establish that (x) it is reasonably likely to bear a greater portion of the potential losses associated with such claim or (y) pendency of such claim is reasonably likely to have a material adverse effect on the Distributee's continued business operations) and the Distributee shall make available to the Partnership and the Partners any books, records or other documents within its control that are necessary or appropriate for such defense. The Distributee shall not settle any claim or liability for which it is claiming indemnification hereunder without the consent of the Partnership (such consent not to be unreasonably withheld).

      At the closing of the Unwind Procedure, the Partnership shall execute and deliver such instruments or other documents in favor of the various Distributees as may be reasonably necessary to further evidence and document the indemnity obligations imposed upon the Partnership pursuant to the provisions of this Section 9.4(m).

            (n) Indemnification of the Partnership.

                  (1) With respect to each of the Amphitheaters (or the
            Partnership's interest therein) being distributed at the closing of the Unwind Procedure, the Distributee of such Amphitheater (or the Partnership's interest therein) shall reimburse, indemnify, defend and hold the Partnership harmless, on an after-tax basis, from and against:

                        (i) any and all damages, losses, deficiencies,
                  liabilities, costs and expenses based upon, resulting from, relating to or arising out of any Transferred Liabilities relating to such Amphitheater to the extent that such damages, losses, deficiencies, liabilities, costs or expenses arise after the closing of the Unwind Procedure; and

                                                   Article IX - Unwind Procedure
                                                                         Page 93


                        (ii) any and all actions, suits, claims, proceedings,
                  investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees) incident to (A) any of the matters listed and described in clause (1)(i) above or
                  (B) the enforcement of the provisions of this Section 9.4(n).

                  (2) If the Partnership receives notice of any claim or the commencement of any action or proceeding with respect to which a Distributee is obligated to provide indemnification pursuant to this
            Section 9.4(n), the Partnership shall promptly give the Distributee notice thereof. Such notice shall be a condition precedent to any liability or obligation of the Distributee under the provisions for indemnification contained in this Section 9.4(n) unless the Partnership can establish that the Distributee has not been materially prejudiced thereby. If the Distributee chooses to defend any claim, it shall be permitted to do so (unless the Partnership can establish that (x) it is reasonably likely to bear a greater portion of the potential losses associated with such claim or (y) pendency of such claim is reasonably likely to have a material adverse effect on the Partnership's continued business operations) and the Partnership shall make available to the Distributee any books, records or other documents within its control that are necessary or appropriate for such defense. The Partnership shall not settle any claim or liability for which it is claiming indemnification hereunder without the consent of the Distributee (such consent not to be unreasonably withheld).

      At the closing of the Unwind Procedure, each Distributee shall be required, as a condition to the distribution of the Amphitheater (or the Partnership's interest therein) being distributed to such Distributee, such instruments or other documents in favor of the Partnership as may be reasonably necessary to further evidence and document the indemnity obligations imposed upon each Distributee pursuant to the provisions of this Section 9.4(n).

            (o) Continuing Noncompete Covenants. The Partners, PMG, PEC, Sony and Blockbuster shall each execute such documents as may be necessary to evidence their respective agreement to the continuing noncompete covenants described in Section 12.3 hereof.

The Partnership shall execute such documents and instruments of conveyance, and obtain such consents and releases, as may be necessary to complete the foregoing distributions utilizing the same form of conveyancing documents as were used in the original transfer of these assets to the Partnership at the Existing Facility Closing. To the extent that the Partnership's rights to any of the Unwind Assets may not be

                                                   Article IX - Unwind Procedure
                                                                         Page 94


assigned and distributed without the consent or approval of another person which is not obtained at or before the closing of the Unwind Procedure, the provisions of this Article IX shall not constitute an agreement to assign and distribute the same if an attempted assignment and distribution would constitute a breach of any agreement or obligation or be unlawful, and the Partnership, at its expense, shall use its best efforts to obtain any such required consent or approval as promptly as possible. If any such consent or approval shall not be obtained or any attempted assignment or distribution would be ineffective or impair the Distributee's right to the Unwind Asset in question so that the Distributee would not in effect acquire the benefit of all of the Partnership's rights in and to such Unwind Asset, the Partnership, to the maximum extent permitted by law, shall act after the closing of the Unwind Procedure as the Distributee's agent in order to obtain for the Distributee the benefits thereunder, and shall cooperate, to the maximum extent permitted by law, with the Distributee in any other reasonable arrangements designed to provide such benefits to the Distributee. Without limiting the generality of the provisions contained in the immediately preceding sentence, the Partnership acknowledges and agrees that its obligation contained herein is to place each Distributee in a position at the closing of the Unwind Procedure to effectively manage the operations of such Distributee's Unwind Asset and to receive all revenues derived therefrom to the same extent that such Distributee would have received such revenues had the Partnership obtained all required consents and approvals to the distribution and transfer of such Unwind Asset to the Distributee and the Distributee had obtained title to such Unwind Asset at the closing of the Unwind Procedure. Each distributee shall be entitled to have the same closing procedures used as were followed at the Existing Facility Closing (such as, by way of example, if the Partnership received a policy of title insurance with respect to any asset conveyed to it at the Existing Facility Closing, then the distributee of that same asset at the closing of the Unwind Procedure will be also entitled to the same type and quality of title insurance). If the Partnership's interest in any of the Amphitheaters which are required by the provisions of this Section 9.4 to be distributed at the closing of the Unwind Procedure has been previously sold, distributed or otherwise transferred by the Partnership, then, notwithstanding the provisions of this Section 9.4, the Partnership's interest in any such Amphitheater shall not be distributed at the closing of the Unwind Procedure and no adjustments shall be required to be made between the Partners as a result thereof.

      9.5 Other Provisions Relating to the Unwind Procedure. The additional following provisions shall apply with regard to the Unwind Procedure:

            (a) If, after completion of the closing of the Unwind Procedure, the Partnership (i) does not own a Controlling Interest in any existing Amphitheater and (ii) is not obligated to construct, or otherwise acquire a Controlling Interest in, any other Amphitheater, then the Partnership shall be deemed to be dissolved immediately following the completion of the closing of the Unwind

                                                   Article IX - Unwind Procedure
                                                                         Page 95


      Procedure and the Partnership shall commence to wind up the affairs of the Partnership and distribute its assets in accordance with the provisions of
      Article XVI hereof.

            (b) Following the giving of an Unwind Notice pursuant to Section 9.2 hereof, no further Amphitheaters (or interests therein) will be acquired, developed or constructed by the Partnership (other than (i) any proposed Amphitheater which became an Approved Project prior to the giving of such Unwind Notice and (ii) any existing Amphitheater which the Partnership was obligated to acquire a Controlling Interest in prior to the giving of such Unwind Notice).

            (c) Following the giving of an Unwind Notice pursuant to Section 9.2 hereof, notwithstanding the provisions of Section 10.5(c), no further
      R&D Expenditures shall be budgeted or expended by the Partnership at any time thereafter.

            (d) If, after the closing of the Unwind Procedure, the Partnership
      (i) owns a Controlling Interest in any existing Amphitheater or (ii) is obligated to construct, or otherwise acquire a Controlling Interest in, any other Amphitheater, then the Partnership shall continue in existence in accordance with all of the terms, provisions and conditions contained in this Agreement, with the exception that the general exclusivity provisions contained in Section 12.1 of this Agreement shall terminate; provided, however, that, pursuant to the provisions of Section 12.3 hereof, certain continuing noncompete and exclusivity provisions shall continue to be in effect as specified therein.

      9.6 Effect of Partner Default on Unwind Procedure. If, at the time of the closing of the Unwind Procedure, either Partner ("Innocent Partner") asserts or alleges that a Partner Default has occurred with respect to the other Partner ("Accused Partner"), then the closing of the Unwind Procedure shall still occur in accordance with the provisions of Section 9.4 hereof, but subject to the following special provisions and conditions:

            (a) Notwithstanding any other provision hereof, the Partnership shall not dissolve following the closing of the Unwind Procedure until a final non-appealable determination is made by a court of competent jurisdiction concerning the Innocent Partner's allegations of a Partner Default with respect to the Accused Partner. The Accused Partner shall continue to be liable and responsible to the Partnership and the Innocent Partner for all damages and remedies to which the Partnership or the Innocent Partner is entitled pursuant to the provisions of this Agreement, at law or in equity if it is ultimately determined by a court of competent jurisdiction that a Partner Default has occurred with

                                                   Article IX - Unwind Procedure
                                                                         Page 96


      respect to the Accused Partner prior to the closing of the Unwind
      Procedure.

            (b) If the Innocent Partner obtains, after the closing of the Unwind Procedure, a final, nonappealable judgment of a court of competent jurisdiction that (i) a Partner Default had occurred with respect to the Accused Partner prior to the closing of the Unwind Procedure and (ii) as a part of its damages, the Innocent Partner is entitled to purchase the Accused Partner's Partnership Interest pursuant to Section 17.2(e) hereof, then, in order that the Innocent Partner shall be entitled to the full benefit of any and all remedies to which it would have been entitled pursuant to the provisions of Section 17.2(e) hereof as if the closing of the Unwind Procedure had never occurred, the following provisions shall apply:

                  (1) The Accused Partner shall be obligated to immediately
            after the entry of such judgment convey, or cause to be conveyed, to the Partnership, as a contribution to capital, all of the assets and interests which were distributed, or deemed to be distributed, to the Accused Partner at the closing of the Unwind Procedure in the same manner, and utilizing the same procedures, as were used in the distribution of such interests and assets at the closing of the Unwind Procedure. The Accused Partner's Capital Account shall be increased as a result of the contribution to capital described in the immediately preceding sentence in the same amount as it was decreased as a result of the distribution of assets made, or deemed to have been made, at the Closing of the Unwind Procedure to the Accused Partner.

                  (2) The Accused Partner shall be obligated, with respect to each of the assets or interests which were distributed or deemed to be distributed to the Accused Partner at the closing of the Unwind Procedure (the "Distributed Assets"), to immediately after the entry of such judgment pay to the Partnership, as damages and not as a contribution to capital, an amount equal to the Cash Flow from the Distributed Assets, since the occurrence of the closing of the Unwind Procedure as if such closing had not occurred. The Accused Partner shall make all books and records reflecting the financial results from the operation, ownership and management of the Distributed Assets available to the Innocent Partner in order to assist in the calculation and determination of the amount of funds payable by the Accused Partner in accordance with the provisions contained in the immediately preceding sentence.

                  (3) The Accused Partner shall indemnify and hold the
            Partnership and the Innocent Partner harmless, on an after-tax basis, from and

                                                   Article IX - Unwind Procedure
                                                                         Page 97


            against any taxes and any other cost, loss, damage or expense (including, but not limited to, additional federal, state or local taxes being owed or the due date of any such taxes being accelerated) in connection with, or arising out of, (i) the original occurrence of the Unwind Procedure and (ii) the subsequent transfer of assets to the Partnership by the Accused Partner pursuant to clauses (1) and (2) of this Section 9.6(b). The Accused Partner shall also be required to reimburse the Partnership and the Innocent Partner for their respective actual out-of-pocket costs for any attorneys', fees, accountants' fees or other fees of other professionals or advisors in enforcing or determining the amount of the indemnity obligation created pursuant to the preceding sentence. The indemnity obligations contained in this Section 9.6(b)(3) shall operate independently of, and in addition to, the indemnity obligations created pursuant to the provisions of Section 13.9(c) hereof.

                  (4) The Innocent Partner shall thereafter be entitled to
            exercise its right to purchase the Partnership Interest of the Accused Partner in accordance with the provisions of Section 17.2(e) hereof.

            (c) As a condition to the closing of the Unwind Procedure, the Accused Partner must cause the following to occur at the closing of the Unwind Procedure:

                  (1) Each Distributee which receives any interest in an
            Amphitheater at the closing of the Unwind Procedure which is being deemed to have been distributed to the Accused Partner, shall be required to execute and deliver to the Partnership such mortgages or other security instruments reasonably satisfactory to the Innocent Partner as may be necessary to create valid, binding and perfected first priority liens or security interests (subject only to any liens or security interests securing the applicable Amphitheater Loans in existence at the time of the closing of the Unwind Procedure) on the Distributee's interest in such distributed assets or interests in order to secure payment and performance of the obligations, responsibilities and liabilities of the Accused Partner under and pursuant to the provisions of this Section 9.6. The mortgages or other security instruments required to be executed by the Accused Partner pursuant to the foregoing provisions shall include (i) a covenant from the Accused Partner to continue the management and operation of all Amphitheaters which are distributed, or deemed to have been distributed, to the Accused Partner at the closing of the Unwind Procedure in a manner consistent with the operation and management thereof by the Partnership and (ii) restrictions prohibiting the sale or other conveyance

                                                   Article IX - Unwind Procedure
                                                                         Page 98


            of any such Amphitheaters (or interest therein) or the placing of any other liens or security interests thereon.

                  (2) The Accused Partner's Parent Corporation (herein defined)
            shall be required to execute a guaranty in form reasonably acceptable to the innocent Partner, pursuant to which the Parent Corporation guarantees the full and final performance, payment and discharge of all liabilities, duties, responsibilities and obligations of the Accused Partner under and pursuant to the provisions of this Section 9.6 (provided, however, that the guaranty provided pursuant to this clause (2) shall be limited, in absolute amount, to an amount equal to the sum of (i) the total net value of the Distributed Assets plus (ii) the Cash Flow from such Distributed Assets after the closing of the Unwind Procedure). As used in the immediately preceding sentence, the term "Parent Corporation" shall mean (i) PEC and PMG, with respect to Pace, (ii) Sony and Blockbuster, with respect to Sony/Block.

            (d) Subject first to the Accused Partner having complied with the provisions of this Section 9.6, each of the Partners expressly waives any right to enjoin or otherwise prohibit, through any judicial proceeding, receivership proceeding or otherwise, the occurrence of the closing of the Unwind Procedure, it being agreed that the contractual remedies set forth in this Section 9.6, as to the Unwind Assets and the Unwind Procedure, are exclusive.

            (e) Notwithstanding anything to the contrary contained herein, if
      (i) the Accused Partner is Sony/Block, (ii) a final non-appealable determination is made by a court of competent jurisdiction that Sony/Block is a Defaulting Partner and (iii) the breached obligation which gave rise to such determination is also judicially determined to be a Sony Specific Obligation or a Blockbuster Specific Obligation only, then the following provisions shall apply:

                  (1) if it is a Blockbuster Specific Obligation, then, for
            purposes of this Section 9.6, only the Blockbuster Subsidiary shall be deemed to be the Accused Partner and only the Blockbuster Subsidiary's Distributed Assets will have to be returned to the Partnership as required by the provisions of clause (b)(1) of this
            Section 9.6.

                                                   Article IX - Unwind Procedure
                                                                         Page 99


                  (2) If it is a Sony Specific Obligation, then, for purposes of this Section 9.6, only the Sony Subsidiary shall be deemed to be the Accused Partner and only the Sony Subsidiary's Distributed Assets will have to be returned to the Partnership as required by the provisions of clause (b)(1) of this Section 9.6.

                               [END OF ARTICLE IX]

                                   Article X - Management of Partnership Affairs
                                                                        Page 100


                                        ARTICLE X

                        Management of Partnership Affairs

      10.1 Management. The management and control of the Partnership's business shall be vested in the Partners, who shall exercise such management and control exclusively through and by virtue of their respective selection of the Representatives to serve on the Executive Committee in accordance with the provisions of this Article X.

      10.2 Executive Committee.

            (a) Executive Committee's Authority. The Executive Committee shall, subject to the provisions of clause (b) of this Section 10.2, have (i) full, exclusive and complete authority and discretion to manage and control, and shall make all decisions affecting, the Partnership's business; (ii) full authority to effectuate the purposes of the Partnership and to take any action required, permitted or authorized pursuant to the terms of this Agreement; and (iii) full power to exercise all rights and powers generally inferred or conferred by law in connection therewith. The Executive Committee shall generally have the duties and responsibilities of the Board of Directors of a corporation.

            (b) Unanimous Partner Approval Required for Certain Decisions. Notwithstanding the provisions of clause (a) of this Section 10.2, but subject to the provisions of Articles XVI and XVII hereof, none of the following actions may be taken on behalf of the Partnership without the specific authorization and approval of both Partners:

                  (1) selling or transferring all or any portion of the
            Partnership's interest in any Amphitheater;

                  (2) borrowing money from any lender in any amount other than
            (i) the loans specifically contemplated by the provisions of this Agreement and (ii) normal trade payables and accounts incurred in the ordinary course of business consistent with the current Annual Operating Budget;

                  (3) (i) constructing or undertaking to construct any
            Amphitheater which is not an Approved Project or (ii) subject to the provisions of Article VII hereof, purchasing or undertaking to purchase any existing Amphitheater;

                                   Article X - Management of Partnership Affairs
                                                                        Page 101


                  (4) subject to the provisions of Section 11.3(a) hereof,
            granting a right of possession or management rights to any Person at any of the Partnership's Amphitheaters, by lease, license, sublease or other arrangement for a term of two years or more;

                  (5) except as otherwise expressly provided to the contrary in this Agreement, entering into any type of contractual relationship with either Partner, any Affiliate of either Partner or any Sony/Block Related Party;

                  (6) offering any partnership or other ownership interests in the business of the Partnership to any other Person, including, without limitation, an initial public offering;

                  (7) (a) selection of a successor Manager pursuant to Section
            11.3(b) hereof and (b) removal of a successor Manager selected pursuant to the provisions of Section 11.3(b) hereof except in the limited circumstances described in clause (i) and (iii) of Section 11.3(b)(9) hereof.

                  (8) doing any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (9) doing any act which is outside of, or not directly related to, the purposes of the Partnership described in Article III hereof; or

                  (10) electing to dissolve the Partnership pursuant to the
            provisions of Section 16.1(a) hereof.

            (c) Selection of Representatives on Executive Committee. The Executive Committee shall be comprised of three (3) individual Representatives. Sony/Block shall have the right, at any time, and from time to time, to designate and select two (2) out of the three (3) Representatives who shall serve on the Executive Committee. Pace shall have the right, at any time, and from time to time, to designate and select one (1) out of the three (3) Representatives who shall serve on the Executive Committee. Except as provided in Articles XVI and XVII hereof, each Partner's Representatives on the Executive Committee may be removed or replaced at any time, for any reason, temporarily or permanently by such Partner.

            (d) Brian E. Becker. Pace shall exercise its reasonable best efforts to cause, for at least the first five (5) years after the effective date of the execution of this Agreement, Brian E. Becker to (i) be Pace's chief executive

                                   Article X - Management of Partnership Affairs
                                                                        Page 102


      officer and president, (ii) perform, with respect to the Partnership, the same or similar functions and roles as he has performed historically with respect to the Partnership and (iii) attend, subject to his scheduling and availability, the meetings of the Executive Committee.

      10.3 Manager. Subject to the provisions of Section 10.8 of this Agreement, the Manager shall be Pace. The Manager shall be responsible for the general supervision and management of the business, affairs and property of the Partnership and for the implementation of the decisions of the Executive Committee, and shall have the authority to conduct the day-to-day affairs of the Partnership. The Manager shall generally have the duties and responsibilities of the President and Chief Executive Officer of a corporation. Without limitation of the generality of the preceding provisions of this Section 10.3, the Manager shall have the authority to take or cause to be taken on behalf of the Partnership, and shall use its reasonable best efforts to take or cause to be taken on behalf of the Partnership, the following actions:

            (a) Implement or cause to be implemented any matters which are consistent with, or contemplated by, the current Annual Operating Budget;

            (b) Supervise the construction, development, operation and maintenance of any Amphitheater owned, managed or leased by the Partnership or in which the Partnership has an interest;

            (c) Take such actions in the ordinary course as the Manager may reasonably determine are necessary and appropriate to preserve and maintain all rights and privileges of the Partnership, including preserving the interest of the Partnership in and to any of its assets;

            (d) Pay all taxes, assessments, and other impositions applicable to the assets and business of the Partnership as and when the same are due and payable; provided, however, that the Manager shall not be required to pay any such tax, assessment or other imposition if the validity or amount thereof shall be contested in good faith by proper proceedings;

            (e) Take such actions as the Manager may reasonably determine are necessary and appropriate to collect sums due to the Partnership and otherwise enforce all material agreements to which the Partnership is a party; provided, however, that the commencement of any litigation against a third party shall require the consent of the Executive Committee;

            (f) Cause all books of account and other records of the Partnership to be kept in accordance with generally accepted accounting principles; and such books and records shall fully and accurately reflect each and every

                                   Article X - Management of Partnership Affairs
                                                                        Page 103


      financial transaction with respect to the operation of the business of the Partnership in accordance with generally accepted accounting principles;

            (g) Retain or employ and coordinate the services of all employees, supervisors, engineers, attorneys and other persons necessary or appropriate to carry out the business of the Partnership;

            (h) Pay all debts and other obligations of the Partnership, as and when the same are due and payable; provided, however, that the Manager shall not be required to pay any debt or other obligation of the Partnership if the validity or amount thereof shall be contested in good faith by proper proceedings;

            (i) Enter into, make and perform all contracts, agreements and other undertakings binding the Partnership as may be necessary, appropriate or advisable in furtherance of the purposes of the Partnership, including, without limitation, such contracts, agreements and other undertakings as may be necessary for the Partnership's pursuit and completion of any Approved Project; provided, however, that the Manager shall not enter into any agreement where the transaction contemplated thereunder is required by the terms of this Agreement to be approved by the Executive Committee or by all of the Partners or is outside the scope of this Agreement unless and until such transaction has been approved by the Executive Committee or all of the Partners (as the case may be);

            (j) Maintain all funds of the Partnership in an account with a bank or banks approved by the Executive Committee;

            (k) When the amount of Free Cash is determined by the Executive Committee, make required prepayments on Amphitheater Loans, make provision for payments into the Sinking Fund and make distributions to the Partners in accordance with the provisions of this Agreement;

            (l) Maintain with financially sound and reputable insurers insurance with respect to the properties and business of the Partnership against loss or damage of the kind and in the amounts customarily insured against by businesses of established reputation engaged in the same or a similar business and similarly situated;

            (m) Cause the Partnership to comply with the requirements of all applicable laws, rules, regulations, or orders of any governmental authority, and all agreements to which the Partnership is a party, the noncompliance with which laws, rules, regulations, orders and agreements could reasonably be expected to materially adversely affect the business or assets of the Partnership

                                   Article X - Management of Partnership Affairs
                                                                        Page 104


      or the business reputation of either Partner or any Affiliate thereof or any Sony/Block Related Party;

            (n) Promptly notify the Partners of any event which occurs or notice received which could reasonably be expected to have a material adverse effect on the business or assets of the Partnership including, without limitation, any notice received from any lender of an Amphitheater Loan which accelerates, or threatens to accelerate, the indebtedness represented thereby or claims that a default has occurred or may occur (with the passage of time or the giving of notice, or both) under any Amphitheater Loan;

            (o) At the request of any Partner for information concerning any aspect of the business of the Partnership, to promptly supply such Partner with the information so requested, if such information is available or can be obtained or compiled without unreasonable effort or unreasonable expense;

            (p) Promptly report to all of the Partners if the Partnership does not have sufficient Unrestricted Funds to cause any of the actions listed in this Section 10.3 to be implemented or enacted;

            (q) Such other actions as are expressly set forth in this Agreement which require action to be taken by the Manager; and

            (r) Perform other normal business functions, and otherwise operate and manage the day-to-day business and affairs of the Partnership in the ordinary course thereof.

The Manager shall act as a fiduciary hereunder and act in good faith in the performance of its obligations hereunder, but shall not be liable to the Partners or the Partnership for any decision made or action taken in connection with the discharge of its duties hereunder except where such action or decision was not taken or made in good faith or was grossly negligent. The provisions contained in the immediately preceding sentence are intended to exculpate the Manager, on and subject to the terms thereof, from tort liability for mismanagement of the Partnership affairs. Accordingly, such exculpatory provisions shall not limit, restrict or otherwise adversely affect Sony/Block's right to assert any claim or cause of action against Pace for breach of a contractual duty, liability or obligation created pursuant to the provisions of this Agreement or otherwise assert that Pace is a Defaulting Partner. The Representatives, the Manager and all agents, employees, officers, directors and other representatives of the Manager shall be indemnified and held harmless by the Partnership, to the extent of the assets of the Partnership, from and against any and all claims, demands, liabilities, costs (including, without limitation, the cost of litigation and reasonable attorneys' fees), damages and causes of action of any nature

                                   Article X - Management of Partnership Affairs
                                                                        Page 105


whatsoever arising out of a claim asserted by a third party and relating to the management of the affairs of the Partnership, except where the claim at issue is based upon the proven gross negligence or willful misconduct of the indemnified party. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all rights, remedies and recourses to which the indemnified parties described herein shall be entitled, whether pursuant to some other provision of this Agreement, at law or in equity. The provisions of this Section 10.3 shall not apply with respect to any successor Manager following the removal of Pace pursuant to an exercise of the rights created in
Section 10.8 hereof; provided, however, that the Management Agreement entered into by and between the Partnership and such successor Manager shall (absent some compelling reason to the contrary) contain provisions substantially similar to this Section 10.3 with such necessary modifications as may be necessary to accommodate the fact that such successor Manager is not a Partner.

      10.4 Meetings of the Executive Committee.

            (a) Meetings of the Executive Committee may be held at such regular times as may be specified by the Executive Committee and, in addition, may be called by any Representative or the Manager by giving at least ten (10) days prior notice thereof to the Manager and each of the Representatives. Notice of each meeting shall be in writing and shall state the date, time, and place at which such meeting is to be held (which must be a place in either Houston, Texas or Ft. Lauderdale, Florida) and the purposes for which such meeting is called. The attendance of a Representative at a meeting shall constitute a waiver of notice of such meeting. For so long as Pace is the Manager, Pace shall designate the Representative who will serve as the chairman of the Executive Committee; thereafter, Sony/Block shall designate the Representative who will serve as the chairman of the Executive Committee.

            (b) An annual meeting of the Executive Committee shall be held on the first Monday of April in each year (unless such date is a holiday, in which event such meeting shall be held on the next business day thereafter) or at such other time and place as the Partners may mutually designate.

            (c) Any action required or permitted to be taken at a meeting of the Executive Committee may be taken, (i) by means of a telephone conference in which all Representatives participating in the meeting and constituting a quorum can hear and speak to each other or (ii) by means of unanimous written consent executed by all of the Representatives. All action taken pursuant to the immediately preceding sentence shall be deemed for all purposes to have been taken at a meeting of the Executive Committee.

                                   Article X - Management of Partnership Affairs
                                                                        Page 106


            (d) The presence at a meeting of at least two (2) of the Representatives shall constitute a quorum for the transaction of all business of the Executive Committee. Any meeting of the Executive Committee which is properly called and at which a quorum is present may be adjourned to a date which is no later than twenty-one (21) days from the date upon which the initial meeting was called. In the event that a meeting was called and a quorum was not obtained for such meeting, any matters which were set forth in the notice of meeting to be discussed thereat shall, at the written election of the Partner then having the right to select a minority of the Representatives to the Executive Committee, served upon all of the members of the Executive Committee, be deemed rejected by the Executive Committee.

            (e) Except for those decisions specified elsewhere in this Agreement which require the unanimous vote of the Representatives present at a meeting of the Executive Committee, all decisions of the Executive Committee shall be made by a majority vote of the Representatives present at a meeting of the Executive Committee at which a quorum is present. For ease of reference, but without in any way limiting any other provision of this Agreement, the following is a list of decisions which require unanimous approval of the Representatives present at a meeting of the Executive Committee:

                  (1) A decision to incur Partner Nonrecourse Debt as referenced in Section 5.1(d) hereof.

                  (2) The determination pursuant to Section 5.5(a) hereof that the economic effect to the Partnership of any Amphitheater Loan related to any of the Unwind Assets could be improved by replacing such Amphitheater Loan with a Replacement Loan.

                  (3) The decision pursuant to Section 6.2 hereof to acquire or purchase an interest in a previously existing Amphitheater.

                  (4) A decision to disregard the provisions of Section
            8.4(b)(1)(iv) hereof.

                  (5) The adoption of an Annual Operating Budget for any Budget
            Year pursuant to Section 10.5(b) or (d) hereof.

                  (6) The decision to approve, pursuant to Section 10.6(c)
            hereof, a proposed Amphitheater as an Approved Project.

                                   Article X - Management of Partnership Affairs
                                                                        Page 107


                  (7) A decision to disregard the restriction contained in
            Section 10.9(a), as to the maximum number of Qualified Markets which may be located outside of the United States and Canada.

      10.5 Annual Operating Budget.

            (a) Proposed Operating Budget. On or before September 1 of each year, Manager shall submit to the Executive Committee a proposed budget ("Proposed Annual Operating Budget"), which shall be prepared by the Manager in good faith and shall set forth an overall program for the Partnership for the twelve (12) month period commencing on November 1 of that same year and ending on October 31 of the following year, showing in reasonable detail (i) all anticipated operating expenses and operating receipts to be incurred or received (as the case may be) by the Partnership for such twelve (12) month period, (ii) the estimated amount of R&D Expenditures to be expended by the Partnership for such twelve (12) month period and (iii) the projected amount of general and administrative expenses for the Partnership during such twelve (12) month period. Each Proposed Annual Operating Budget shall be prepared based upon such assumptions as shall be reasonable considering the operating history of the Partnership's Amphitheaters and shall specifically project the amount of Cash Flow from Operations for each of the Partnership's Amphitheaters in the Budget Year covered thereby.

            (b) Approval of Annual Operating Budget. The Proposed Annual Operating Budget shall be considered for approval by the Executive Committee at the next regularly held meeting of the Executive Committee after submission thereof by the Manager or, if sooner, at a special meeting of the Executive Committee called for such purpose pursuant to the provisions of Section 10.4(a) hereof. Each Representative attending such meeting at which the Proposed Annual Operating Budget is being considered may require changes or modifications to the Proposed Annual Operating Budget; provided, that, so long as Pace is the Manager, its Representative may not require an increase in any amounts contained in the Proposed Annual Operating Budget submitted by the Manager pursuant to Section 10.5(a) hereof. Upon unanimous approval by the Representatives attending a duly called and held meeting of the Executive Committee at which a quorum is present, such operating budget so approved shall be the Annual Operating Budget of the Partnership for the Budget Year to which it relates, if the Annual Operating Budget is not adopted in accordance with the foregoing provisions within fifteen (15) days after the commencement of the Budget Year to which it relates, then, the following provisions shall apply:

                                   Article X - Management of Partnership Affairs
                                                                        Page 108


                  (1) So long as no Annual Operating Budget is so adopted for the Budget Year, the Annual Operating Budget shall be deemed to include all line items as to which unanimous agreement has been reached by the Representatives and, with respect to each other line item, the Annual Operating Budget shall be deemed to be the greater of (i) the smallest amount for such line item approved by any of the Representatives, or (ii) the amount for the same line item specified in the Annual Operating Budget for the immediately preceding Budget Year with such line item increased in the same proportionate amount by which the CPI most recently reported prior to the first day of such Budget Year exceeds the CPI most recently reported prior to the first day of the immediately preceding Budget Year.

                  (2) If, at such time, (i) there are not nine (9) or more New
            Amphitheaters and (ii) the Partnership has not committed to construct, or acquire a Controlling Interest in, an Amphitheater which will be the ninth New Amphitheater upon construction or acquisition thereof, then Pace may thereafter, but in no event later than July 1 of such Budget Year, provide notice ("Preliminary Budget Unwind Notice") to Sony/Block that an Annual Operating Budget has not been adopted in accordance with the provisions hereof with respect to such Budget Year. If no Annual Operating Budget has been adopted for such Budget Year within thirty (30) days following delivery of a Preliminary Budget Unwind Notice then Pace shall have the right and option to commence the Unwind Procedure pursuant to the provisions of Article IX hereof by providing notice of the election to exercise such right and option to Sony/Block on or before the date which is 60 days after the delivery of the Preliminary Budget Unwind Notice, if Pace fails to exercise the right and option to commence the Unwind Procedure created pursuant to this Section 10.5(b)(2) any time that such right may arise prior to the expiration of the time period referred to in the immediately preceding sentence, then Pace shall be deemed to have elected to not exercise such right and option with respect to that specific instance giving rise to the right and option.

            (c) R&D Expenditures. Notwithstanding anything to the contrary contained in this Agreement, the Partnership shall not incur any R&D Expenditures or any general administrative expenditures unless the same is consistent with the amounts contemplated in the Annual Operating Budget or is otherwise approved by the Executive Committee. Each Annual Operating Budget shall provide for R&D Expenditures in an amount that is commensurate with the general business and development plan of the Partnership, taking into account, in any particular Budget Year, the number of Markets in which the Partnership

                                   Article X - Management of Partnership Affairs
                                                                        Page 109

      then has active and significant development activities. The Annual Operating Budget will provide reasonable detail as to the projected use of the budgeted amount of R&D Expenditures by detailing a budgeted amount for various specific Markets and a separate amount to be unallocated to any specific Market.

      10.6 Development of Proposed Amphitheaters. With respect to each proposed Amphitheater being considered by the Manager as a possible project for construction by the Partnership, the following provisions shall apply:

            (a) Generally.

                  (1) Current Information to the Executive Committee. The
            Manager shall exercise all reasonable efforts as may be required to keep the Executive Committee informed of all significant negotiations, developments and decisions relating to any such proposed Amphitheater by providing periodic written reports to the Representatives with copies of all materials and documents which relate to the proposed Amphitheater. Without limiting the foregoing, the Manager shall provide to the Representatives copies of site acquisition contracts, lease agreements, governmental agreements (bond financing or otherwise), preliminary budgets, the development plan presented for zoning approval, environmental reports, development schedules, material written communications from surrounding landowners or other citizen groups opposing the proposed development, traffic studies, demographic reports and similar materials.

                  (2) Development Costs. With respect to each proposed
            Amphitheater which is beyond the initial research and development stage, the Manager shall submit to the Executive Committee, from time to time, proposed development budgets detailing the then anticipated Project Costs which are to be incurred by the Partnership in connection with such proposed Amphitheater. Except for R&D Expenditures (which will be governed by the Annual Operating Budget), no Project Costs may be incurred or expended by the Partnership during the development phase of any proposed Amphitheater except and unless (i) such expenditure is consistent with, and contemplated by, a development budget which has been approved by the Executive Committee or (ii) specifically approved by the Executive Committee.

                  (3) Abandonment of a Proposed Amphitheater. The Executive
            Committee shall have the authority, by a majority vote of the Representatives present at a meeting of the Executive Committee at which a

                                   Article X - Management of Partnership Affairs
                                                                        Page 110


            quorum is present, to elect to abandon further development activities with respect to any specific proposed Amphitheater, at any time and for any reason. Following any such affirmative vote by the Executive Committee, the Manager shall not expend or incur any further R&D Expenditures or any Project Costs with respect to such specific proposed Amphitheater. A decision by the Executive Committee to deny approval for the expenditure of any Project Costs for a proposed Amphitheater which will have the effect of materially and adversely affecting the Partnership's ability to continue the development of such proposed Amphitheater shall be deemed to be an affirmative decision by the Executive Committee to abandon further development activities with respect to such proposed Amphitheater if the Manager provides notice thereof to the Executive Committee and 30 days to change its prior decision with regard to such expenditure.

            (b) Proposed Amphitheater Approval Request. After the Manager has, on behalf of the Partnership, (i) obtained the rights to acquire a site for construction of a proposed Amphitheater and (ii) prepared, or caused to be prepared, Plans and Specifications, a Proposed Project Budget and an Amphitheater Pro Forma for such proposed Amphitheater, the Manager may at any time thereafter, by formal written notification ("Proposed Amphitheater Approval Request") to the Representatives, request that the Executive Committee approve such proposed Amphitheater as an Amphitheater which the Partnership will construct. With the Proposed Amphitheater Approval Request, the Manager shall send to each Representative, to the extent not previously provided, a copy of the following materials relating to the proposed Amphitheater:

                  (1) The contract, lease or other agreement pursuant to which the Partnership obtained the right to acquire the site for construction, along with all materials and documents relating to such site, including any environmental reports, title reports, soils reports, traffic studies and other related matters which the Partnership or the Manager possesses.

                  (2) The Plans and Specifications.

                  (3) The Proposed Project Budget.

                  (4) The Amphitheater Pro Forma.

      The Executive Committee shall hold a meeting ("Proposed Amphitheater Approval Meeting") within thirty (30) days after receipt of the Proposed Amphi-

                                   Article X - Management of Partnership Affairs
                                                                        Page 111


      theater Approval Request for the purpose of determining whether the Executive Committee will approve the proposed Amphitheater as an Amphitheater which the Partnership will construct. If, at or prior to a Proposed Amphitheater Approval Meeting, any Representative reasonably believes that additional information or clarification is needed to be delivered by the Manager to permit such Representative to decide and determine whether the Amphitheater being proposed for construction by the Partnership should become an Approved Project, then such Representative may adjourn the Proposed Amphitheater Approval Meeting for no more than thirty (30) days by providing a written request to the Manager as to the additional information or clarifying matters which such Representative believes is needed to so permit a decision with regard to such determination. As long as the Manager has made a reasonable, good faith effort to comply with the specific requested additional or clarifying information, to the extent such information can be obtained and provided, then the Proposed Amphitheater Approval Meeting shall be thereafter reconvened in accordance with the provisions hereof, but in no event later than thirty (30) days after the original scheduled date for the Proposed Amphitheater Approval Meeting. In no event may a Proposed Amphitheater Approval Meeting be adjourned and subsequently reconvened more than once pursuant to the foregoing provisions. Notwithstanding the provisions of
      Section 10.4(e) hereof, the Executive Committee shall only be deemed to have approved a proposed Amphitheater as an Amphitheater which the Partnership will construct if the Representatives present at the Proposed Amphitheater Approval Meeting unanimously vote in favor of such approval. If a quorum of the Representatives do not attend a Proposed Amphitheater Approval Meeting, then it shall be deemed, for all purposes hereof, that the Executive Committee, at such Proposed Amphitheater Approval Meeting, declined to approve such proposed Amphitheater as an Amphitheater which the Partnership will construct.

            (c) Subsequent Changes to Approved Matters. If there are any significant or material changes or modifications to the site acquisition contract, the Plans and Specifications, the Project Budget or the Amphitheater Pro Forma with respect to any Approved Project (or, with respect to the Camden Amphitheater, any other information or material that was relied upon by the Representatives in deciding to approve the Camden Amphitheater as an Approved Project), then the Executive Committee shall be so advised by the Manager, and the Executive Committee shall meet to decide whether it will approve such significant or material changes or modifications (such approval not to be unreasonably withheld). If (i) any such changes or modifications are not approved unanimously by the Executive Committee at such meeting and (ii) the Manager determines that the Partnership shall not construct the proposed Amphitheater with respect to which such changes or modifications relate without the making of such changes or modifications, then (x) such proposed

                                   Article X - Management of Partnership Affairs
                                                                        Page 112


      Amphitheater shall no longer be an Approved Project for purposes hereof,
      (y) the Partnership shall not construct such proposed Amphitheater and (z) such proposed Amphitheater shall, for purposes of the defined terms "Sony/Block Rejected Amphitheater" and "Pace Rejected Amphitheater," be deemed to have been rejected by the Executive Committee at a Proposed Amphitheater Approval Meeting; provided, however, if such proposed Amphitheater is not a Qualified Amphitheater with such material changes or modifications implemented, then it will not, regardless of any provision to the contrary contained herein, be a "Sony/Block Rejected Amphitheater" or a "Pace Rejected Amphitheater." For purposes of this Section 10.6(c), it is specifically understood and acknowledged that any change to a Project Budget which results in any increase in the Budgeted Project Cost of the Amphitheater to which such Project Budget relates shall be deemed to be a material change or modification to such Project Budget; provided, however, changes or modifications to a Project Budget which only involve the reallocation of amounts between and among line items contained in such Project Budget but which does not result in an increase in the Budgeted Project Cost shall be deemed to be an immaterial change to such Project Budget.

            (d) Rejection for Material Adverse Change or Failure to Meet Certain Physical Criteria.

            (1) Notwithstanding anything to the contrary contained in this Agreement, if it is determined that a Special Rejection Event (herein defined) exists with respect to any proposed Amphitheater, then the following actions or decisions may be taken with regard to such proposed Amphitheater without causing such proposed Amphitheater to become a Sony/Block Rejected Amphitheater or a Pace Rejected Amphitheater:

                  (i) By majority vote of the Executive Committee, the
            Partnership may elect to abandon further development activities with respect to such proposed Amphitheater.

                  (ii) Any Representative may decline to approve such proposed
            Amphitheater for construction by the Partnership at a Proposed Amphitheater Approval Meeting.

                  (iii) Any Representative may withdraw, within thirty (30) days after receipt of notice from the Manager that a Special Rejection Event has occurred with respect to such proposed Amphitheater, his previous consent and approval to such proposed Amphitheater at a Proposed Amphitheater Approval Meeting, in which event such proposed

                                   Article X - Management of Partnership Affairs
                                                                        Page 113


            Amphitheater shall no longer be an "Approved Project" for purposes of this Agreement.

            (2) As used in this Section 10.6(d), a "Special Rejection Event" shall mean, with respect to any proposed Amphitheater the happening or occurrence of any one or more of the following conditions or circumstances in regard to such proposed Amphitheater:

                  (i) A determination that any zoning variance or governmental permits or approvals which are necessary to permit the construction and development of such proposed Amphitheater cannot be obtained or issued without causing the total projected amount of Project Costs for such Amphitheater to exceed the Budgeted Project Cost of such Amphitheater.

                  (ii) An environmental report having been issued which
            indicates that hazardous materials (within the scope of state or federal environmental laws) are present on the proposed site for construction of such proposed Amphitheater and cannot be removed or remediated without causing the total projected amount of Project Costs for such Amphitheater to exceed the Budgeted Project Cost of such Amphitheater.

                  (iii) The issuance of a final soils report reflecting that the site selected for the development of such proposed Amphitheater contains or possesses adverse soil conditions which cannot be corrected without causing the total projected amount of Project Costs for such Amphitheater to exceed the Budgeted Project Cost of such Amphitheater.

            (3) As soon as the Manager has determined that a Special Rejection Event has occurred with respect to any proposed Amphitheater, the Manager shall provide notice thereof immediately to the Representatives.

      10.7 Management, Booking and Consulting Services.

            (a) In addition to the services which the Manager is required to perform in accordance with the other provisions contained in this Agreement, the Manager shall be obligated to provide to the Partnership such management, booking and consulting services in connection with the development, construction, maintenance and operation of the Amphitheaters in which the Partnership owns a Controlling Interest, from time to time, to the extent that such management, booking and consulting services may be necessary to fulfill the Partnership's purposes contemplated by the provisions of this Agreement.

                                   Article X - Management of Partnership Affairs
                                                                        Page 114


            (b) Until such time as Pace may be removed as Manager pursuant to the provisions of Section 10.8 hereof, the Partnership shall pay to Pace, as complete reimbursement of its overhead expenses related to the management, booking and consulting services provided to the Partnership as required by the provisions of clause (a) of this Section 10.7 and the performance of all services imposed elsewhere in this Agreement upon the Manager, an annual amount determined in accordance with the following provisions:

                  (1) The annual amount payable to Pace pursuant to this Section
            10.7(b) shall be (i) an Operating Obligation of the Partnership and included in each Annual Operating Budget and (ii) determined, subject to the provisions of this Section 10.7(b), for each Budget Year as a part of the process of adopting the Annual Operating Budget of the Partnership.

                  (2) Notwithstanding the provisions of clauses (1) and (3) of this Section 10.7(b), the amount payable to Pace pursuant to this
            Section 10.7(b) from April 1, 1994 until adoption of the Annual Operating Budget for the Budget Year beginning on November 1, 1994, shall be based upon an annualized amount of $1,400,000.00.

                  (3) The annual amount payable to Pace pursuant to this Section
            10.7(b) shall be, for any Budget Year, the budgeted projection of Pace's (and its Affiliates') actual costs for providing the management, booking and consulting services required by the provisions of Section 10.7(a) hereof. It is understood, recognized and acknowledged that the calculation of Pace's actual cost is, to some extent, subjective in that it requires allocations of the costs of various corporate overhead between and among the services to be rendered by Pace pursuant to this Agreement and other business functions and operations of Pace's Affiliates. Pace agrees that it will, when determining the amount to be included in any Proposed Annual Operating Budget as the amount to be paid to Pace pursuant to this Section 10.7(b), use commercially reasonable methods of allocation of corporate overhead generally consistent with the manner and method which was used in arriving at the initial annualized amount of $1,400,000.00. Upon Sony/Block's request, Pace shall provide such reasonable support, data and other information as may be reasonably necessary to document the amount of Pace's actual cost in providing the management, booking and consulting services required by the provisions of this Section 10.7(a) hereof.

All amounts payable to Pace by the Partnership pursuant to the provisions of this Section 10.7(b) shall be payable as an Operating Obligation of the Partnership in equal monthly installments, commencing on April 1, 1994. Exhibit "C" attached hereto

                                   Article X - Management of Partnership Affairs
                                                                        Page 115


outlines and describes the various categories of Pace's corporate overhead which are covered by and being reimbursed from the annual payment to be made to Pace pursuant to the provisions of this Section 10.7(b). Exhibit "D" attached hereto outlines and describes the various categories of Pace's out-of-pocket costs which are not covered by or being reimbursed from the annual payment to be made to Pace pursuant to the provisions of this Section 10.7(b) and which are therefore subject to reimbursement by the Partnership pursuant to Section 13.8 hereof. The provisions of this Section 10.7(b) shall not apply with respect to any successor Manager following the removal of Pace pursuant to an exercise of the rights created in Section 10.8 hereof.

      10.8 Removal of Manager. At any time after the second anniversary of the execution of this Agreement, Sony/Block shall have the right to terminate Pace as the Manager of the Partnership. In order to exercise the right described in the immediately preceding sentence, Sony/Block shall provide written notice ("Termination Notice") thereof to Pace. The following provisions shall apply upon and after the delivery of Termination Notice by Sony/Block to Pace:

            (a) Regardless of when a Termination Notice may be provided by Sony/Block to Pace, it shall not become effective until the Effective Date of Termination (herein defined). As used herein, the term "Effective Date of Termination" shall mean, with respect to any Termination Notice, the next November 15th following the date upon which such Termination Notice is given by Sony/Block to Pace.

            (b) Between the date upon which a Termination Notice is given by Sony/Block to Pace and the Effective Date of Termination, (i) the business of the Partnership shall continue to be conducted and operated in accordance with all of the other provisions of this Agreement, (ii) the duties, liabilities, responsibilities, rights, authorities, and responsibilities of the Manager, the Partners and the Representatives shall be unchanged and (iii) each Partner shall use its reasonable efforts to prevent disclosure to any Person of the fact that the Termination Notice has been provided by Sony/Block to Pace. Notwithstanding the restriction contained in clause (iii) in the immediately preceding sentence, it is specifically understood, agreed and acknowledged that Sony/Block shall have the right to commence interviewing and negotiating with potential successor Managers on (x) the next September 15 following the date upon which a Termination Notice is given by Sony/Block to Pace or
      (y) if a Termination Notice is provided between September 15 and November 15 of a calendar year, then immediately upon the delivery of such Termination Notice.

                                   Article X - Management of Partnership Affairs
                                                                        Page 116


            (c) Subject to the provisions contained below, on and after the Effective Date of Termination, (i) Pace shall no longer have any rights, responsibilities, authorities or duties as the Manager of the Partnership (but such termination shall not release Pace from any liabilities or obligations it may have to the Partnership which arose prior to the Effective Date of Termination), (ii) Pace shall have no further obligation to provide any management, booking or consulting services pursuant to, or as required by, the provisions of Section 10.7(a) hereof, (iii) the Partnership shall have no further obligation to make the reimbursement payments to Pace as described in Section 10.7(b) hereof and (iv) a successor Manager shall thereafter be selected, from time to time, in accordance with, and pursuant to, the provisions of Section 11.3 hereof. Notwithstanding the provisions contained in the immediately preceding sentence, Sony/Block shall have the right to require that Pace provide certain transitional consulting, booking and management services in accordance with the following provisions after the Effective Date of
      Termination:

                  (1) Sony/Block shall have the right to require, by providing notice thereof to Pace on the later to occur of the giving of a Notice of Termination or 30 days before the Effective Date of Termination, that Pace provide certain transitional management, booking and consulting services during the thirty (30) days immediately following the Effective Date of Termination, in which event (i) Pace and its permanent staff shall provide such reasonable advice, consultation and other transitional services as may be necessary to assist the Partnership in continuing its business operations in substantially the same manner as they were conducted immediately prior to such termination, (ii) the Partnership shall be obligated to pay and reimburse to Pace the actual cost of its corporate overhead allocated to the performing of such services during such thirty (30) day period but in no event more than $250,000.00 and (iii) the Partnership shall reimburse to Pace all out-of-pocket costs and expenses for the types of items described on Exhibit "D" attached hereto which Pace pays in connection with the performance of such services during such thirty (30) day period. Pace shall provide such reasonable support, data and other information as may be reasonably requested by Sony/Block to document the amount of costs incurred by Pace and required to be reimbursed to it in accordance with the provisions contained in the immediately preceding sentence.

                  (2) Sony/Block shall additionally have the right and option to require Pace to continue to provide certain transitional management, booking and consulting services for an additional one year period by providing written notice thereof to Pace on or before the Effective Date of Termination or, if Sony/Block previously elected to exercise the right

                                   Article X - Management of Partnership Affairs
                                                                        Page 117


            contained in clause (1) above, on or before the date which is thirty
            (30) days after the Effective Date of Termination. If Sony/Block elects to extend Pace's obligation to provide such transitional management services for an additional one year period pursuant to the provisions of this clause (2), Pace shall provide such assistance and transitional services for the Partnership and the successor Manager as may be reasonably necessary to assist in the efficient transition of management until the next November 15 following the Effective Date of Termination and the Partnership shall continue to be obligated to pay the full amount which would otherwise be payable to Pace during such additional period pursuant to Section 10.7(b) of this Agreement.

            (d) Notwithstanding the provisions of clauses (a), (b) and (c) of this Section 10.8, if a Partner Default has occurred with respect to Pace, then Sony/Block may terminate Pace as the Manager of the Partnership effective immediately upon provision of a Termination Notice to Pace.

            (e) Notwithstanding anything to the contrary contained in, or implied by, the provisions of this Section 10.8, the provision of a Termination Notice to Pace pursuant to any of the provisions of this
      Section 10.8 shall not affect Pace's right to act as the Manager of the Partnership with respect to the Woodlands Asset only. Accordingly, so long as the Partnership continues to own the Woodlands Asset, Pace shall, in all respects and at all times, (i) act as the Manager with respect to such Asset, (ii) provide the management, booking and consulting services referenced in Section 10.7 hereof with respect to the Woodlands Asset and
      (iii) be reimbursed pursuant to the provisions of Section 10.7(b) hereof for its actual costs of providing such management, booking and consulting services.

      10.9 Provisions Regarding Qualified Markets. The development efforts of the Partnership will be primarily focused in the Qualified Markets; provided, however, that it is understood that the Manager shall be expressly permitted, on behalf of the Partnership, to conduct preliminary studies and other analyses in other Markets, subject to the limitations of the then effective Annual Operating Budget in regard to R&D Expenditures. The Partners shall designate certain Markets, from time to time, as Qualified Markets in accordance with the following provisions:

            (a) Minimum Number. At all times during which Pace is the Manager, no less than the Minimum Number (herein defined) of Markets in the Restricted Portion of the Earth shall be designated, in accordance with the provisions hereof, as Qualified Markets. Without the unanimous consent of the Executive Committee, no more than 30% of the Qualified Markets may be located outside of the United States and Canada. As used herein, the term "Minimum

                                   Article X - Management of Partnership Affairs
                                                                        Page 118


      Number" shall mean ten (10), as such amount may be adjusted pursuant to the provisions of clause (c)(2)(ii) of this Section 10.9.

            (b) Initial Qualified Markets. The initial ten (10) Qualified Markets have been designated by the Partners in a letter signed of even date with the Admission Agreement.

            (c) Removal of Qualified Markets. Once a Market has been designated a Qualified Market, it will remain a Qualified Market until the earlier to occur of the following with respect to such Market:

                  (1) The Partnership constructs, or otherwise acquires a
            Controlling Interest in, an Amphitheater in that Market.

                  (2) The Manager notifies the Partners that, after reasonable analysis, diligence, market study and other research, it has determined that such Market is not suitable for the development of an Amphitheater by the Partnership. In such notice, the Manager shall provide the specific reasons as to why such Market should not continue to be a Qualified Market. The following provisions shall apply with respect to the Manager's right to require that a Market should not continue to be a Qualified Market:

                        (i) In no event may the Manager exercise the right
                  created pursuant to the provisions of this clause (2) more frequently than once in any one of the Applicable Two Year Periods. As used in the immediately preceding sentence, the term "Applicable Two Year Periods" shall mean the separate sets of two calendar year periods (x) commencing with calendar years 1994 and 1995 as the first Applicable Two Year Period,
                  (y) continuing with calendar years 1996 and 1997 as the second Applicable Two Year Period and (z) thereafter continuing with successive sets of two calendar year periods.

                        (ii) If the Manager requires that a Market no longer be
                  designated as a Qualified Market pursuant to the right contained in this clause (2), Sony/Block shall have the express right and authority, by notice to Pace, to require that such Market remain as a Qualified Market until determined otherwise by Sony/Block. If Sony/Block elects to continue any Market as a Qualified Market pursuant to the right contained in the immediately preceding sentence, then the Minimum Number shall be automatically increased by one with no further action required by any party here-

                                   Article X - Management of Partnership Affairs
                                                                        Page 119


                  to. If Sony/Block subsequently elects to discontinue any Market as a Qualified Market which it has previously required pursuant to the right contained in this clause (ii) of this
                  Section 1O.9(c)(2), then such Market shall no longer be a Qualified Market and the Minimum Number shall be automatically decreased by one with no further action required by any party hereto.

                  (3) The mutual agreement of the Partners that such Market
            should no longer be a Qualified Market.

            (d) Mutual Agreement. If, at any time, there are less Qualified Markets than the Minimum Number, then either Partner may, at any time thereafter, recommend to the other Partner which Market should be designated as a Qualified Market to cause the number of Qualified Markets to equal the Minimum Number. To be designated as a Qualified Market, any such Market must be approved by both Partners.

            (e) Procedure When No Mutual Agreement. If at any time the Partners are unable to agree upon which Market should be designated as a Qualified Market to cause the number of Qualified Markets to equal the Minimum Number, then an additional Market shall be designated as a Qualified Market in accordance with the following provisions:

                  (1) If no Market has been previously designated as a Qualified
            Market pursuant to the procedure described in this clause (e), then Pace shall designate a Market as a Qualified Market by providing written notice thereof to Sony/Block and such Market shall thereafter be a Qualified Market for all purposes hereof.

                  (2) If a Market has been previously designated as a Qualified
            Market pursuant to the procedure described in this clause (e), then the Partner which did not designate the last Qualified Market which was so designated pursuant to the provisions of this clause (e) shall have the right to designate the additional Qualified Market by providing written notice thereof to the other Partner and such Market shall thereafter be a Qualified Market for all purposes hereof; however, if a Partner holds the right to designate an additional Qualified Market pursuant to this clause (2) at a time when there are less Qualified Markets than the Minimum Number, then the other Partner may provide written notice to the first Partner requesting that such Partner designate an additional Qualified Market within thirty days after the receipt of such notice and, if an additional Qualified Market is not designated as a Qualified Market within such thirty day period by such Partner, then the other Partner

                                   Article X - Management of Partnership Affairs
                                                                        Page 120


            shall have the right, at any time thereafter, to designate the additional Qualified Market by providing written notice thereof to the first Partner.

            (f) Additional Qualified Markets. The Partners may always designate by mutual agreement any Market as a Qualified Market and there is no limitation or restriction which would preclude the Partners from designating, at any time, more Qualified Markets than the Minimum Number.

                               [END OF ARTICLE X]

    Article XI - Rights and Obligations Following Termination of Pace as Manager
                                                                        Page 121

                                   ARTICLE XI

                 Rights and Obligations Following Termination of
                                 Pace as Manager

      11.1 Generally. The provisions of this Article XI shall apply following the delivery of a Termination Notice by Sony/Block to Pace pursuant to the provisions of Section 10.8 hereof.

      11.2 Pace's Right to Commence Unwind Procedure.

            (a) Pace shall have the right and option to commence the Unwind Procedure pursuant to the provisions of Article IX hereof upon the occurrence of Sony/Block delivering a Termination Notice to Pace pursuant to the provisions of Section 10.8 hereof. Pace may exercise such right and option at any time on or before 30 days after Sony/Block has provided written notice to Pace designating the name of the Person which will serve as the successor Manager. The giving of the notice by Sony/Block referred to in the immediately preceding sentence shall not be a condition precedent to Pace's right to exercise the right to commence the Unwind Procedure. If Pace fails to exercise the right and option to commence the Unwind Procedure created pursuant to this Section 11.2(a) prior to the expiration of the time period referred to in the second preceding sentence, then Pace shall be deemed to have elected not to exercise such right and option.

            (b) If Pace does not elect to commence the Unwind Procedure pursuant to the right contained in clause (a) of this Section 11.2, Pace shall thereafter have the right and option to commence the Unwind Procedure pursuant to the provisions of Article IX hereof each time that a Manager is replaced by another Manager pursuant to Sony/Block's unilateral right described in Section 11.3(a) hereof (including the situation in which the Person designated as the initial successor Manager in the notice to Pace described in Section 11.2(a) hereof is not subsequently engaged by the Partnership but instead a different Person [other than an Affiliate of the initially designated Person] is engaged as the initial successor Manager). Pace may exercise such right and option, each time that it may arise, at any time on or before 30 days after Sony/Block has provided written notice to Pace designating the name of the Person which will serve as Manager of the Partnership in replacement of the prior Manager. The giving of the notice by Sony/Block referred to in the immediately preceding sentence shall not be a condition precedent to Pace's right to exercise the right to commence the Unwind Procedure. If Pace fails to exercise the right and option to commence the Unwind Procedure created pursuant to this Section 11.2(b) at any time that such right may arise prior to

    Article XI - Rights and Obligations Following Termination of Pace as Manager
                                                                        Page 122


      the expiration of the time period referred to in the second preceding sentence, then Pace shall be deemed to have elected not to exercise such right and option with respect to that specific instance giving rise to the right and option. To avoid any ambiguity or uncertainty, it is understood and agreed that Pace shall not have the right to commence the Unwind Procedure pursuant to the provisions of this Section 11.2 after it has the right to select the successor Manager pursuant to Section 11.3(c) hereof.

      11.3 Selection and Designation of Successor Manager.

            (a) Selection of First Successor. After the delivery of a Termination Notice to Pace by Sony/Block pursuant to the provisions of
      Section 10.8 hereof, Sony/Block shall have the sole and unilateral right, authority and power to select, retain, engage and designate the Person, upon terms acceptable to Sony/Block, which will serve as the Manager of the Partnership in place of Pace. So long as Sony/Block's designated Manager has met the Minimum Economic Standards described in Section 11.4 hereof, the right referred to in the immediately preceding sentence shall include the right to designate subsequent Managers following the resignation or termination of any other Manager. In no event may the Person selected to serve as the Manager of the Partnership by Sony/Block pursuant to the provisions of this Section 11.3(a) be any Sony/Block Related Party. In addition, Sony/Block covenants with Pace that (i) no Sony/Block Related Party or the Partnership will attempt to hire, or employ the services of, any senior executive officers of Pace or its Affiliates who are engaged in the Amphitheater business and (ii) Sony/Block will cause the Partnership to obtain, from each successor Manager chosen by Sony/Block pursuant to the right contained in this
      Section 11.3(a), a covenant to not attempt to hire, or employ the services of, any senior executive officers of Pace or its Affiliates who are engaged in the Amphitheater business during such successor Manager's term of engagement with the Partnership.

            (b) Selection of Successor Manager Following Economic Criteria Default. Notwithstanding anything to the contrary contained in, or implied by the provisions of this Agreement, if either Partner exercises the right created pursuant to the provisions of Section 11.4 hereof to require that a successor Manager resign as a result of the Partnership failing to meet the Minimum Economic Standards for any Fiscal Year, then no new Manager may thereafter be engaged by the Partnership without the unanimous approval of the Partners.

            (c) Procedure When No Mutual Agreement. If the Partners are unable to agree upon the selection and designation of the Manager as required by the provisions of clause (b) of this Section 11.3, then the following provisions shall
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    Article XI - Rights and Obligations Following Termination of Pace as Manager
                                                                        Page 123


      provide the method by which the successor Manager will be designated, selected and retained by the Partnership:

                  (1) If no successor Manager has been previously selected
            pursuant to the procedure described in this clause (c), then Pace shall designate, select and retain, upon terms acceptable to Pace, the successor Manager by providing written notice thereof to Sony/Block, and such successor Manager shall thereafter be, subject to the provisions of Section 11.3(d) hereof, the Manager for all purposes hereof.

                  (2) If a successor Manager has been previously designated
            pursuant to the procedure described in this clause (c), then the Partner which did not designate the last successor Manager pursuant to the provisions of this clause (c), shall have the right to designate, select and retain, upon terms acceptable to such Partner, the successor Manager by providing written notice thereof to the other Partner, and such successor Manager shall thereafter be, subject to the provisions of Section 11.3(d) hereof, the Manager for all purposes hereof.

      So long as the successor Manager which has been designated by a Partner pursuant to the procedure described in this clause (c) has met the Minimum Economic Standards described in Section 11.4 hereof, such Partner's right to designate, select and retain the successor Manager shall include the right to designate subsequent successor Managers following the resignation or termination of any Manager. It shall be expressly permitted for a successor Manager designated, selected and retained by a Partner pursuant to the procedure described in this clause (c) to be an Affiliate of that Partner; provided, however, if Pace should ever designate, select and retain Pace or an Affiliate of Pace as the Manager pursuant to the procedure described in this clause (c), then Sony/Block shall have the right to terminate Pace (or its Affiliate) as the Manager of the Partnership pursuant to the provisions of Section 10.8 hereof at any time after the fourth anniversary of the designation, selection and retention of Pace (or an Affiliate of Pace) as the Manager pursuant to the procedure described in this clause (c) notwithstanding the fact that Sony/Block has previously exercised such right pursuant to the provisions thereof.

            (d) Subsequent Removal. After a successor Manager has been selected, retained and engaged by the Partnership, either pursuant to the procedure described in clause (c) of this Section 11.3 or by mutual agreement of the Partners, the Manager may not be thereafter discharged or terminated by the Partnership except for (i) failure to meet the minimum economic criteria established pursuant to the provisions of Section 11.4 hereof,
      (ii) the unanimous approval of the Partners or (iii) violation or breach of the manage-

    Article XI - Rights and Obligations Following Termination of Pace as Manager
                                                                        Page 124


      ment agreement pursuant to which such Manager is retained and engaged by the Partnership (which violation or breach, if capable of being cured, is not cured within thirty (30) days after the occurrence of such violation or breach).

      11.4 Minimum Economic Criteria to be Imposed Upon Successor Manager. Following the delivery of a Termination Notice, the Partnership shall establish certain minimum economic performance standards ("Minimum Economic Standards") which the Partnership must meet on an annual basis as a condition to the right of each subsequent Manager being entitled to retain its engagement with the Partnership. The Minimum Economic Standards shall be determined in accordance with the following provisions:

            (a) The Minimum Economic Standards shall be determined and selected based upon the Partnership's average earnings during the last two Fiscal Years that Pace was the Manager, with appropriate adjustments for Fiscal Years thereafter to reflect changes in the CPI.

            (b) The earnings of the Partnership which were attributable to Amphitheaters in which the Partnership (i) owned a Controlling Interest during the last two Fiscal Years that Pace was the Manager and (ii) will thereafter continue to own a Controlling Interest shall control the determination and establishment of the Minimum Economic Standards. In determining the earnings of the Partnership attributable to only one or a few of the Partnership's Amphitheaters, only an appropriate portion of the annual reimbursement payment payable to Pace pursuant to Section 10.7(b) hereof and other general administrative expenditures of the Partnership shall be allocated to such Amphitheater or Amphitheaters.

            (c) The Minimum Economic Standards shall thereafter be (i) appropriately decreased in the event that any Amphitheater in which the Partnership previously owned a Controlling Interest is sold, distributed or otherwise transferred and (ii) appropriately increased in the event that the Partnership constructs, or otherwise acquires a Controlling Interest in, any new Amphitheater.

            (d) Utilizing the foregoing standards and descriptions, the Executive Committee, acting in its reasonable discretion, shall establish the Minimum Economic Standards which are to be in force and effect with respect to all subsequent Managers after the removal of Pace.

If the Partnership should fail to meet the Minimum Economic Standards for any Fiscal Year after the removal of Pace as Manager, either Partner shall have the right,

    Article XI - Rights and Obligations Following Termination of Pace as Manager
                                                                        Page 125


exercisable in its sole discretion, within thirty (30) days after such Partner has been provided with a complete and final unaudited set of financial statements for the Partnership's operations during such Fiscal Year, to require that the Manager resign effective as of the next succeeding November 15. If such notice is not given within the aforesaid thirty (30) day period, then each Partner's right to cause the Manager to resign for the failure to meet the Minimum Economic Standards for such Fiscal Year shall be waived, but shall not affect such right with respect to any other failures to meet the Minimum Economic Standards in any subsequent Fiscal Years. Each successor Manager, after removal of Pace as Manager pursuant to the provisions of Section 10.8 hereof, shall specifically agree in writing (i) to observe and perform each of the material obligations imposed upon the Manager pursuant to the terms of this Agreement (with appropriate modifications to reflect that such Person is not a Partner) and (ii) that such Manager's continued engagement by the Partnership is conditioned upon the Partnership meeting the Minimum Economic Standards during each Fiscal Year that it continues to serve as the Manager hereunder (which written instrument shall be deemed to be a part of the management agreement pursuant to which such Manager is engaged and retained by the Partnership).

      11.5 Special Provisions Relating to Construction of Approved Projects by the Partnership after Removal of Pace as Manager. If Pace does not elect to commence the Unwind Procedure following receipt of a Termination Notice, then the following provisions shall apply,

            (a) with respect to any Approved Project following receipt of such Termination Notice:

                  (1) if such Approved Project will be the first New
            Amphitheater, then neither PEC nor PMG shall have any obligation to provide any guaranty or otherwise participate in the obtaining of the Project Loan for such Approved Project.

                  (2) if such Approved Project will not be the first New
            Amphitheater, then the obligation of Sony/Block to provide a Project Loan pursuant to the provisions of Section 5.1 hereof for such Approved Project shall be the several obligation of Pace, as to one-third of the required principal thereof, and Sony/Block, as to two-thirds of the required principal thereof (and, under such circumstances, any obligation of Sony/Block to cause Sony and Blockbuster to guarantee such loan, shall be the obligation to cause Sony and Blockbuster to each guarantee 33 1/3% of such loan and Pace shall be obligated to cause PEC to guarantee 33 1/3% of such loan); provided, however, that it is specifically confirmed and acknowledged that Pace shall have the right to be relieved and excused of such obligation in the same manner, and to the

    Article XI - Rights and Obligations Following Termination of Pace as Manager
                                                                        Page 126


            same extent, that Sony/Block may be so excused and relieved pursuant to the provisions of Section 5.1(b) hereof, subject to the terms and obligations thereof (and, in the event Pace elects to avail itself of such right, Sony/Block shall have the rights of Pace set forth in such Section 5.1(b)).

            (b) with respect to any previously constructed Amphitheater which the Partnership is to acquire or purchase pursuant to the provisions of
      Section 6.2 hereof following receipt of such Termination Notice:

                  (1) if such Amphitheater will be the first New Amphitheater, then neither PEC nor PMG shall have any obligation to provide any guaranty or otherwise participate in the obtaining of the loan required to be extended pursuant to the provisions of Section 6(2)(a) hereof in respect of such Amphitheater.

                  (2) if such Amphitheater will not be the first New
            Amphitheater, then the obligation of Sony/Block to provide the loan required to be extended pursuant to the provisions of Section 6.2(a) hereof in respect to such Amphitheater shall be the several obligation of Pace, as to one-third of the required principal thereof, and Sony/Block, as to two-thirds of the required principal thereof (and, under such circumstances, any obligation of Sony/Block to cause Sony and Blockbuster to guarantee such loans, shall be the obligation to cause Sony and Blockbuster to each guarantee 33 1/3% of such loan and Pace shall be obligated to cause PEC to guarantee 33 1/3% of such loan).

            (c) Pace shall be required to cause PMG and PEC to guarantee Pace's Percentage Interest of each Renewal Loan and Replacement Loan which are thereafter made to the Partnership so long as there are then one or more New Amphitheaters.

                               [END OF ARTICLE XI]

            Article XII - Exclusivity, Non-Compete and Interaction with Partners
                                                                        Page 127


                                   ARTICLE XII

             Exclusivity, Non-Compete and Interaction with Partners

      12.1 Exclusivity. Subject to the provisions of Sections 12.2 and 12.3 hereof and the other express provisions to the contrary contained herein, the Partners agree as follows:

            (a) Except for, the MCA/Pace Amphitheaters and the London Amphitheater, this Agreement shall constitute an exclusive arrangement between the Partners for the development, acquisition, construction, management and operation of Amphitheaters anywhere within the Restricted Portion of the Earth.

            (b) None of Pace, any Affiliate of Pace or any Sony/Block Related Party shall, directly or indirectly, be an owner, manager, operator, lender, equity participant or consultant in or to any Amphitheater anywhere in the Restricted Portion of the Earth, other than any one or more of the MCA/Pace Amphitheaters and the London Amphitheater.

      12.2 Exceptions to Exclusivity. The provisions of Section 12.1 shall not prohibit the following activities:

            (a) Either Partner, any Affiliate of a Partner or any Sony/Block Related Party may provide booking services and production services (such as logistical, technical and staging support services) for a fee at any Amphitheater other than Amphitheaters which are within seventy-five (75) miles of any Amphitheater in which the Partnership owns a Controlling Interest.

            (b) Either Partner, any Affiliate of a Partner or any Sony/Block Related Party may act as a local promoter of any live entertainment event in any Amphitheater other than Amphitheaters which are within seventy-five
      (75) miles of any Amphitheater in which the Partnership owns a Controlling Interest.

            (c) Either Partner, any Affiliate of a Partner or any Sony/Block Related Party ("Acquiring Person") may acquire control, or purchase all or substantially all of the assets, of any Person ("Acquired Person") which has ownership interests in Amphitheaters in the Restricted Portion of the Earth so long as both of the following conditions are satisfied:

                  (1) The Acquired Person has not, during its most recently
            completed fiscal year, obtained or derived more than five percent (5%) of its gross revenue or its earnings (on a consolidated basis) from the

            Article XII - Exclusivity, Non-Compete and Interaction with Partners
                                                                        Page 128


            development, acquisition, construction, management and operation of Amphitheaters; and

                  (2) Within one hundred eighty (180) days after the acquisition of control, or purchase of all or substantially all of the assets, of the Acquired Person, the Acquiring Person has offered ("Offer") to the Partnership the opportunity to purchase all of the acquired Person's interests in Amphitheaters for a purchase price determined at such time utilizing the same valuation procedures and methods utilized in the valuation of the assets contributed to the capital of the Partnership at the Existing Facility Closing. If the Acquiring Person is Sony/Block, then Pace shall make the decision and election, on behalf of the Partnership, as to whether the Offer shall be accepted. If the Acquiring Person is Blockbuster or an Affiliate of Blockbuster, then Pace and the Sony Subsidiary shall jointly make the election and decision, on behalf of the Partnership, as to whether the Offer shall be accepted. If the Acquiring Person is Sony or an Affiliate of Sony, then Pace and the Blockbuster Subsidiary shall jointly make the decision and election, on behalf of the Partnership, as to whether the Offer shall be accepted. If the Acquiring Person is Pace or an Affiliate of Pace, then Sony/Block shall make the election and decision, on behalf of the Partnership, as to whether the Offer shall be accepted. If the Offer is accepted by the Partnership in accordance with the foregoing provisions, then the purchase price shall be financed in accordance with the provisions of Section 6.2 hereof.

            (d) Blockbuster (or its Affiliates) may become an owner, manager, operator, lender, equity participant or consultant of, in or to a Special Miami Amphitheater. As used in the immediately preceding sentence, the term "Special Miami Amphitheater" shall mean an Amphitheater which is (i) located within ten (10) miles north or south of the county line dividing Dade County and Broward County, Florida from the Everglades in the west to the Atlantic Ocean in the east and (ii) a part of a larger integrated project which includes other significant entertainment facilities and attractions. To avoid any uncertainty or ambiguity, it is specifically understood and acknowledged that nothing contained in this Section 12.2(d) shall imply, or be deemed to imply, that (x) the Partners do not consider the metropolitan areas included within south Florida, such as Miami, Miami Beach and West Palm Beach as viable Markets for the development of Amphitheaters by the Partnership or (y) the Partnership will not seek development opportunities for Amphitheaters in south Florida.

      12.3 Continuing Noncompete Covenant After Certain Circumstances. The exclusivity provisions of Section 12.1 shall terminate upon (i) closing of the Unwind

            Article XII - Exclusivity, Non-Compete and Interaction with Partners
                                                                        Page 129


Procedure, (ii) dissolution and termination of the Partnership pursuant to
Article XVI hereof or (iii) a purchase of a Partner's Partnership Interest pursuant to Sections 16.2 or 17.2(e) hereof. However, notwithstanding the termination of the exclusivity provisions of Section 12.1 hereof pursuant to the provisions contained in the immediately preceding sentence, the Partners shall be bound by certain exclusivity and non-compete provisions upon the following terms and under the following described circumstances:

                  (a) Unwind Procedure - Less than Six New Amphitheaters. If, when Pace exercises the right to commence the Unwind Procedure pursuant to a right contained in this Agreement, (x) there are less than six (6) New Amphitheaters and (y) the Partnership has not committed to construct, or acquire a Controlling Interest in an Amphitheater which will be the sixth New Amphitheater upon construction or acquisition thereof, then no Sony/Block Related Party shall, for a period of three (3) years following the closing of the Unwind Procedure, develop, acquire, construct, manage or own (or take any action in contemplation of, or preparation for, any of the foregoing) any Amphitheater in the Pace Designated Markets (herein defined) other than (i) any Amphitheaters which a Sony/Block Related Party may acquire at the Unwind Closing and (ii) through Sony/Block's continuing interest in the Partnership (if applicable). As used in the immediately preceding sentence, the term "Pace Designated Markets" shall mean those Markets which are designated by Pace providing notice thereof to Sony/Block at the closing of the Unwind Procedure which, in any event, shall not exceed (x) five (5) Qualified Markets and (y) five (5) other Markets. The following additional provisions shall also apply with respect to these matters:

                  (1) Within one (1) year after the closing of the Unwind
            Procedure, Pace shall be obligated to pay to the Partnership the total amount of Project Costs incurred by the Partnership prior to the occurrence of the closing of the Unwind Procedure with respect to the Pace Designated Markets.

                  (2) If, at any time during the three (3) years following the closing of the Unwind Procedure, Pace or any Affiliate of Pace (herein called a "Pace Party") commits to construct, or otherwise acquire an interest in, an Amphitheater in any Qualified Market which is not a Pace Designated Market, then the Pace Party shall offer to Sony/Block the opportunity to participate in the construction, or other acquisition of such interest in, such Amphitheater on an equal basis with the Pace Party.

            (b) Unwind Procedure - Six or More New Amphitheaters. If, when Pace exercises its right to commence the Unwind Procedure pursuant to a right

            Article XII - Exclusivity, Non-Compete and Interaction with Partners
                                                                        Page 130


      contained in this Agreement, (x) there are six (6) or more New Amphitheaters or (y) the Partnership has committed to construct, or acquire a Controlling Interest in, an Amphitheater which will be the sixth New Amphitheater upon construction or acquisition thereof, then the Qualified Markets shall be allocated between the Partners in the manner described below and neither Partner shall, for a period of three (3) years after the closing of the Unwind Procedure, develop, acquire, construct, manage or own (or take any action in contemplation of, or preparation for, any of the foregoing) any Amphitheater which is located in any of the Qualified Markets allocated to the other Partner as described below. The allocation of the Qualified Markets between the Partners shall be made in accordance with the following:

                  (1) At the closing of the Unwind Procedure, the Partners will determine which of the Partners will select the first Qualified Market by the toss of a U.S. minted coin. The toss of such coin shall be governed by the following provisions:

                        (i) A representative of Pace at the closing of the
                  Unwind Procedure shall be responsible for selecting the coin to be tossed and then subsequently tossing the coin.

                        (ii) A representative of Sony/Block shall have the
                  opportunity to inspect the coin selected by the representative of Pace and the parties shall agree as to which side of the coin will be designated the "head" of the coin and which side will be designated as the "tail" of the coin. After these initial agreements have been reached, the representative of Pace will toss the coin in the air. While the coin is in the air, the representative of Sony/Block will call either "heads" or "tails" in a loud, audible voice. The representative of Pace who tosses the coin into the air will allow it to fall to the floor.

                        (iii) If the side of the coin called by the
                  representative of Sony/Block is facing up, then Sony/Block shall be deemed the "winner of the flip." Otherwise, Pace shall be deemed to be the "winner of the flip."

                  (2) At the closing of the Unwind Procedure, the "winner of the flip" shall then proceed to select one of the Qualified Markets as a Market which will be allocated to it. The other Partner shall then proceed to select a Qualified Market which will be allocated to it for purposes of this Section 12.3(b). The Partners shall continue to

            Article XII - Exclusivity, Non-Compete and Interaction with Partners
                                                                        Page 131


            alternate selecting the Qualified Markets in this manner until all Qualified Markets have been allocated between the Partners.

      The noncompete covenant contained in this clause (b) shall apply to both Partners and their respective Affiliates (and, in the case of Sony/Block, to all of the Sony/Block Related Parties). If, during the three (3) year period after the closing of the Unwind Procedure, either of the Partners or any Affiliate of either of the Partners (and, in the case of Sony/Block, any Sony/Block Related Party) should become interested in any Amphitheater in any of the Qualified Markets which were allocated to it pursuant to the foregoing provisions, then such Partner shall be obligated to immediately reimburse to the Partnership all Project Costs previously incurred by the Partnership with respect to such Qualified Market prior to the closing of the Unwind Procedure. If (x) the provisions of this Section 12.3(b) are applicable at the closing of the Unwind Procedure instead of the provisions of Section 12.3(a) hereof solely because the Partnership has committed to construct, or acquire a Controlling Interest in, an Amphitheater which will be the sixth New Amphitheater upon construction or acquisition thereof and (y) the Partnership should at any time after the closing of the Unwind Procedure for any reason (other than any default by Pace or any of its Affiliates of its obligations under this Agreement) elect not to construct or acquire such Amphitheater, then the Partners shall immediately thereafter take such actions as may be reasonably necessary to rescind all actions taken at the closing of the Unwind Procedure pursuant to the provisions of this Section 12.3(b) and to implement the provisions of Section 12.3(a) hereof effective retroactively as of the time of the closing of the Unwind Procedure.

            (c) Purchase of Interest for a Default or Withdrawal. If a Partner has its Partnership Interest purchased pursuant to Section 16.2 hereof or
      Section 17.2(e) hereof, then such Partner and its Affiliates (and, in the case of Sony/Block, all Sony/Block Related Parties) may not, for a period of two (2) years after the purchase of its Partnership Interest, develop, acquire, construct, manage or own (or take any action in contemplation of, or preparation for, any of the foregoing) any Amphitheater anywhere in the Restricted Portion of the Earth other than an interest in an Amphitheater which was acquired prior to such purchase in a manner which did not violate the provisions of this Article XII.

            (d) Dissolution. If the Partnership is dissolved and terminated pursuant to Article XVI hereof as the result of an occurrence of an Event of Withdrawal with respect to a Partner, then the withdrawing Partner and its Affiliates (and, in the case of Sony/Block, all of the Sony/Block Related Parties) may not, for a period of two (2) years after the dissolution and termination of

            Article XII - Exclusivity, Non-Compete and Interaction with Partners
                                                                        Page 132

      the Partnership, develop, acquire, construct, manage or own (or take any action in contemplation of, or preparation for, any of the foregoing) any Amphitheater anywhere in the Restricted Portion of the Earth other than
      (i) an Amphitheater which such Person acquired upon the final liquidating distribution of the Partnership's assets and (ii) an interest in an Amphitheater which was acquired prior to such dissolution and termination in a manner which did not violate the provisions of this Article XII.

            (e) Existing Market Noncompetes. In addition to all of the foregoing, after (i) completion of the Unwind Closing, (ii) purchase of an interest in the Partnership pursuant to Sections 16.2 or 17.2(e) or (iii) dissolution and termination of the Partnership pursuant to Article XVI hereof, neither Partner shall, for a period of twenty-five (25) years after such occurrence, develop or construct (or take any action in contemplation of, or preparation for, the development or construction of), directly or indirectly, any Amphitheater which is located in the same Market that an Amphitheater with respect to which the Partnership owned a Controlling Interest prior to such occurrence is located and which Controlling Interest is thereafter owned, in whole or in part by the other Partner or its Affiliates (or, in the case of Sony/Block, by any Sony/Block Related Party). The noncompete covenant contained in the immediately preceding sentence shall apply to both Partners and their respective Affiliates (and, in the case of Sony/Block, to all of the Sony/Block Related Parties).

The provisions of this Section 12.3 shall survive the dissolution and termination of the Partnership.

      12.4 Reformation of Unenforceable Provisions. If any provision contained in this Article XII is held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to modify such scope, duration or area or all of them, and such provision shall then be applicable in such modified form. Since a violation of this
Article XII will result in irreparable harm, the nondefaulting party shall be entitled to an injunction restraining the commission or continuation of any violation of the provisions of this Article XII or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy expressly provided for under the terms of this Agreement or permitted at law or in equity.

      12.5 Partners Arms-Length Dealing with Partnership.

            (a) Subject to the provisions of Section 10.2(b)(5) hereof, it is hereby recognized and acknowledged by and between the Partners that the Partnership shall have the express right and authority to enter into contracts and agreements, on an arms-length basis, with either of the Partners or any Affiliates of

            Article XII - Exclusivity, Non-Compete and Interaction with Partners
                                                                        Page 133


      either of the Partners (and, in the case of Sony/Block any Sony/Block Related Party) and all rights accruing to such Partner or such Affiliate (or such Sony/Block Related Party) under such arms-length contract shall be the sole and exclusive property of such contracting party and neither the Partnership nor the other Partner or its Affiliate shall have any participation rights therein or thereto.

            (b) Just as with other contractual arrangements between the Partners and their Affiliates, on the one hand, and the Partnership, on the other hand, arrangements whereby Pace Concerts, Inc., an affiliate of Pace, acts as the local promoter of events presented at any Amphitheater of the Partnership shall require the unanimous approval of the Executive Committee; provided, however, that it is hereby stipulated, acknowledged and agreed that Pace Concerts, Inc. (or any successor thereto) shall have the express right and authority, without any further consent or approval from the Executive Committee, to act as the local promoter for all events presented at the Woodlands Amphitheater upon, and subject to the following terms, conditions and provisions:

                  PACE Concerts, Inc. is entitled to receive 20% of cash flow related to the Woodlands Asset after all direct operating expenses, including direct staff expenses for a marketing director, production manager, sponsorship position, accounting position, program sales position, a ticketing manager and two interns.

            (c) The Partners acknowledge that each of them, and each of their respective Affiliates, is engaged and may in the future be engaged in a number of businesses related to the business of the Partnership and
      (i) except as specifically provided in Sections 12.1 and 12.3 hereof, nothing in this Agreement is intended to prohibit any Partner or any of its Affiliates from owning, managing, operating, investing and participating in their current businesses and investment interests or from owning, managing, operating, investing and participating in additional businesses and investment interests, and (ii) neither the Partnership nor any other partner shall have any rights in or to any such businesses or investments of such Partner or its Affiliates or any income or profits derived therefrom.

            (d) Notwithstanding any other provisions to the contrary contained herein, the Partners hereby agree that Pace and each of its Affiliates shall have the right to employ and use, at no cost or charge Pace or any of its Affiliates, the services and time of the permanent staff at each of the Partnership's Amphitheaters to assist in the entertainment promotion businesses of Pace and its Affiliates in the Market in which such Amphitheater is located, so long as such use does not interfere with the management, use

            Article XII - Exclusivity, Non-Compete and Interaction with Partners
                                                                        Page 134


      or operation of such Amphitheater. In no event shall any one employee at any of the Partnership's Amphitheaters spend a substantial portion of his or her working time, on an annual basis, in connection with the provision of any services or time to Pace or any of its Affiliates in assisting in its entertainment promotion businesses pursuant to the provisions of the immediately preceding sentence.

      12.6 Special Provisions Relating to Rejection of Qualified Amphitheaters.

            (a) Rejection Triggering Events. As used in this Section 12.6, the following terms shall have the meanings indicated:

                  (1) "Sony/Block Rejection Triggering Event" shall mean the occurrence of a Qualified Amphitheater becoming a Sony/Block Rejected Amphitheater at a time when Sony/Block's Permitted Number (herein defined) is zero. As used herein, the term "Sony/Block's Permitted Number" shall mean, at any time, an integer determined in accordance with the following provisions:

                        (i) Sony/Block's Permitted Number shall initially be 2.

                        (ii) Each time that a Qualified Amphitheater becomes a
                  Sony/Block Rejected Amphitheater, Sony/Block's Permitted Number shall immediately thereafter be decreased by 1.

                        (iii) Each time that the Partnership commits to
                  construct, or acquire a Controlling Interest in, any Amphitheater which will be a New Amphitheater upon construction or acquisition thereof, Sony/Block's Permitted Number shall immediately thereafter be increased by 1; provided, however, if, for any reason (other than any default by Pace or any of its Affiliates of its obligations under this Agreement) the Partnership should subsequently fail to construct, or acquire a Controlling Interest in, any such Amphitheater notwithstanding its prior commitment, Sony/Block's Permitted Number shall be reduced by 1 as if it had never been increased as a result of the Partnership's original commitment to construct, or acquire a Controlling Interest in, such Amphitheater.

                        (iv) Notwithstanding anything to the contrary contained
                  herein, in no event shall Sony/Block's Permitted Number, at any time, be greater than 3 or less than zero.

            Article XII - Exclusivity, Non-Compete and Interaction with Partners
                                                                        Page 135


                        (v) When the Partnership commits to construct, or
                  acquire a Controlling Interest in, the Amphitheater which will be the sixth New Amphitheater upon construction or acquisition thereof, Sony/Block's Permitted Number shall immediately thereafter be 3; provided, however, if, for any reason (other than any default by Pace or any of its Affiliates of its obligations under this Agreement), the Partnership should subsequently fail to construct, or acquire a Controlling Interest in, such Amphitheater notwithstanding its prior commitment, Sony/Block's Permitted Number shall retroactively return to the number which it had been prior to the Partnership's commitment to construct, or acquire a Controlling Interest in, such Amphitheater.

                  (2) "Pace Rejection Triggering Event" shall mean the
            occurrence of a Qualified Amphitheater becoming a Pace Rejected Amphitheater at a time when Pace's Permitted Number (herein defined) is zero. As used herein, the term "Pace's Permitted Number" shall mean, at any time, an integer determined in accordance with the following provisions:

                        (i) Pace's Permitted Number shall initially be 2.

                        (ii) Each time that a Qualified Amphitheater becomes a
                  Pace Rejected Amphitheater, Pace's Permitted Number shall immediately thereafter be decreased by 1.

                        (iii) Each time that the Partnership commits to
                  construct, or acquire a Controlling Interest in, any Amphitheater which will be a New Amphitheater upon construction or acquisition thereof, Pace's Permitted Number shall immediately thereafter be increased by 1; provided, however, if, for whatever reason, the Partnership should subsequently fail to construct, or acquire a Controlling Interest in, any such Amphitheater notwithstanding its prior commitment, Pace's Permitted Number shall be reduced by one as if it had never been increased as a result of the Partnership's original commitment to construct, or acquire a Controlling Interest in, such Amphitheater.

                        (iv) Notwithstanding anything to the contrary contained
                  herein, in no event shall Pace's Permitted Number, at any time, be greater than three or less than zero.

                  (3) "Consecutive Turndown Rejection Triggering Event" shall mean the occurrence of a Qualified Amphitheater, other than the first

            Article XII - Exclusivity, Non-Compete and Interaction with Partners
                                                                        Page 136


            Sony/Block Rejected Amphitheater, becoming a Sony/Block Rejected Amphitheater unless the Partnership has, since the last time that a Qualified Amphitheater became a Sony/Block Rejected Amphitheater,
            (i) constructed or acquired a New Amphitheater or (ii) committed (and not withdrawn such commitment) to construct, or acquire Controlling Interest in, an Amphitheater which will be a New Amphitheater upon construction or acquisition thereof.

            (b) Right to Commence Unwind Procedure. If, at the time of the occurrence of a Sony/Block Rejection Triggering Event, (x) there are less than nine (9) New Amphitheaters and (y) the Partnership has not committed to construct, or acquire a Controlling Interest in, an Amphitheater which will be the ninth New Amphitheater upon construction or acquisition thereof, then Pace shall have the right and option to commence the Unwind Procedure pursuant to the provisions of Article IX hereof upon the occurrence of such Sony/Block Rejection Triggering Event. Pace may exercise such right and option, each time that it may arise, at any time on or before 45 days after Sony/Block has provided written notice to Pace that such right and option has arisen in accordance with the provisions of the immediately sentence. The giving of the notice by Sony/Block referred to in the immediately preceding sentence shall not be a condition precedent to Pace's right to exercise the right to commence the Unwind Procedure. If Pace fails to exercise the right and option to commence the Unwind Procedure created pursuant to this Section 1 2.6(b) any time that such right may arise prior to the expiration of the time period referred to in the second preceding sentence, then Pace shall be deemed to have elected not to exercise such right and option with respect to that specific instance giving rise to the right and option. If (i) Pace does not have the right and option to commence the Unwind Procedure upon the occurrence of a Sony/Block Rejection Triggering Event solely because the Partnership has committed to construct, or acquire a Controlling Interest in, an Amphitheater which will be the ninth New Amphitheater upon construction or acquisition thereof and (ii) the Partnership should at any time after the occurrence of such Sony/Block Rejection Triggering Event, for any reason (other than any default by Pace or any of its Affiliates of its obligations under this Agreement), elect not to construct, or acquire a Controlling Interest in, such Amphitheater, then Pace shall thereafter have the right to exercise the right and option to commence the Unwind Procedure pursuant to the provisions of Article IX hereof upon a determination that such Amphitheater will not be constructed or acquired by the Partnership, exercisable at any time on or before 45 days after Sony/Block has provided written notice to Pace that such right and option has arisen in accordance with the provisions of this sentence.

            Article XII - Exclusivity, Non-Compete and Interaction with Partners
                                                                        Page 137

            (c) Effect of Rejection Triggering Events on Exclusivity Provisions. Notwithstanding the provisions of Section 12.1 hereof,

                  (1) if a Sony/Block Rejection Triggering Event or a
            Consecutive Turndown Rejection Triggering Event has occurred, then Pace shall have the right to construct, or otherwise acquire a Controlling Interest in, and thereafter manage, operate and use, the Sony/Block Rejected Amphitheater which caused such Sony/Block Rejection Triggering Event or such Consecutive Turndown Rejection Triggering Event to occur for its own account outside of the Partnership with or without one or more other participants or partners without owing any obligation, liability or duty to Sony/Block; and

                  (2) if a Pace Rejection Triggering Event has occurred, then
            Sony/Block shall have the right to construct, or otherwise acquire a Controlling Interest in, and thereafter manage, operate and use, the Pace Rejected Amphitheater which caused such Pace Rejection Triggering Event to occur for its own account outside of the Partnership with or without one or more other participants or partners without owing any obligation, liability or duty to Pace.

      If either Partner elects to construct or acquire any Amphitheater outside of the Partnership pursuant to the foregoing exclusions to the exclusivity provisions of Section 12.1 hereof, then such Partner shall be required and obligated to reimburse to the Partnership all Project Costs previously incurred by the Partnership with respect to such Amphitheater.

            (d) Disputes Related to Rejected Amphitheaters. If Pace believes a proposed Amphitheater has become a Sony/Block Rejected Amphitheater, then it shall provide written notice ("Rejection Occurrence Notice") thereof to Sony/Block within 120 days after the event, circumstance or occurrence which Pace believes caused such proposed Amphitheater to become a Sony/Block Rejected Amphitheater. If Sony/Block does not provide written notice to Pace within thirty (30) days after receipt of a Rejection Occurrence Notice that Sony/Block disputes Pace's belief that such proposed Amphitheater has become a Sony/Block Rejected Amphitheater, then such proposed Amphitheater shall, for all purposes hereof, be deemed to be a Sony/Block Rejected Amphitheater. If Sony/Block does provide written notice ("Rejection Dispute Notice") to Pace within thirty (30) days after receipt of a Rejection Occurrence Notice that it disputes Pace's belief that such proposed Amphitheater has become a Sony/Block Rejected Amphitheater, then the determination of whether such proposed Amphitheater is a Sony/Block Rejected Amphitheater shall be made in accordance with the following provisions:

            Article XII - Exclusivity, Non-Compete and Interaction with Partners
                                                                        Page 138


                  (1) A deciding voter shall be selected in accordance with the provisions of Section 18.13 hereof as soon as possible after Sony/Block has provided to Pace a Rejection Dispute Notice.

                  (2) Within thirty (30) days after the selection of the
            deciding voter referred to in clause (1) above, both Pace and Sony/Block shall submit to the deciding voter written statements in support of each such Partner's position concerning the dispute as to whether such proposed Amphitheater has become a Sony/Block Rejected Amphitheater.

                  (3) Within forty-five (45) days after selection of the
            deciding voter referred to in clause (1) above, a meeting shall be convened in New York, New York between and among the deciding voter and representatives of both of the Partners at which meeting each Partner shall be given an opportunity to present arguments to the deciding voter in favor of its position concerning the dispute related to whether such proposed Amphitheater has become a Sony/Block Rejected Amphitheater.

                  (4) Within fifteen (15) days after the holding of such
            meeting, the deciding voter shall be required to determine whether such proposed Amphitheater has become a Sony/Block Rejected Amphitheater. The decision of the deciding voter shall be final and binding and each Partner agrees not to institute any litigation concerning the decision of the deciding voter.

                              [END OF ARTICLE XII]

                                                   Article XIII - Fiscal Matters
                                                                        Page 139


                                  ARTICLE XIII

                                 Fiscal Matters

      13.1 Fiscal Year. The Fiscal Year of the Partnership, for federal income tax purposes, shall end on October 31, unless the Partners mutually designate a different Fiscal Year which meets the requirements and provisions of the Code. The Budget Year of the Partnership shall also end on October 31, unless the Partners mutually designate a different financial accounting and book fiscal year.

      13.2 Books and Records. Proper books and records shall be kept, or caused to be kept, in accordance with generally accepted accounting principles, by the Manager with reference to all Partnership transactions, and each Partner shall at all reasonable times during business hours have access thereto. Within ninety
(90) days after the close of each Budget Year, the Partnership shall furnish to each Partner with respect to such Budget Year (i) a statement of income, (ii) a statement of source and application of funds and (iii) a balance sheet as of the close of such Budget Year. The foregoing financial statements shall be prepared on the basis of generally accepted accounting principles, consistently applied, and shall be audited and reported on by the independent certified accountants to the Partnership hereafter selected, from time to time, by the Executive Committee. Unless the Executive Committee shall subsequently agree otherwise,
(i) Price Waterhouse shall be the independent certified accountants to the Partnership for its first five (5) Budget Years, (ii) Arthur Andersen shall be the independent certified accountants to the Partnership for the next five (5) Budget Years and (iii) Price Waterhouse and Arthur Andersen shall thereafter alternate serving as the independent certified accountants to the Partnership in successive five year periods thereafter. The Manager shall cooperate with said accountants and shall provide them with all information which they may reasonably request in order to audit the financial statements of the Partnership. The cost of preparing the statements and of each audit shall be paid for by the Partnership. Within thirty (30) days after the close of each month, the Manager shall furnish to each Partner a monthly unaudited financial report and operating statement of the Partnership (consisting of the same financial statements as the financial statements prepared on an annual basis) prepared in accordance with generally accepted accounting principles, consistently applied, including a report of the Partnership's activities during the period.

      13.3 Partnership Bank Accounts. All funds of the Partnership shall be deposited in its name in an account or accounts maintained at one or more national or state banks selected by the Manager and approved by the Executive Committee. Checks shall be drawn upon the Partnership and may be signed by the Manager or such officers of the Partnership as may be designated by the Manager. Duplicate copies of the monthly reconciliation statements sent by any such bank to the Partner-

                                                    Article XIII- Fiscal Matters
                                                                        Page 140


ship shall be sent by the Manager to each Partner within ten (10) days of receipt thereof by the Partnership.

      13.4 Tax Matters and Reports. Any provision hereof to the contrary notwithstanding, solely for United States Federal Income Tax purposes, each of the Partners hereby recognizes that the Partnership will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, the filing of U.S. Partnership Returns of Income shall not be construed to extend the purposes of the Partnership or expand the obligations or liabilities of the Partners.

      13.5 Tax Returns. The Manager shall cause to be prepared and filed all tax returns and statements, if any, which must be filed on behalf of the Partnership with any taxing authority. Prior to filing any such return or statement, the Manager shall (i) deliver a copy of all income tax returns or statements to the Partners for their review and comment at least thirty (30) days before the due date (including all extensions) for such return and (ii) provide to the Partners, and their designated representatives, access to the Partnership's tax and audit workpapers upon request. The Manager shall cause a copy of all filed tax returns to be delivered to the Partners promptly after the filing of such return.

      13.6 Tax Matters Partner. Pace shall be the "Tax Matters Partner" pursuant to Section 6231(a)(7) of the Code and the applicable Treasury Regulations promulgated thereunder. In its capacity as "Tax Matters Partner," Pace shall be required to provide copies to Sony/Block of all material information relating to any tax controversy involving the Partnership and, to the extent practicable, allow participation by Sony/Block in any such tax controversy.

      13.7 Section 754 Election. In the case of distribution of Partnership property within the provisions of Section 734 of the Code or in the case of a transfer of a Partnership Interest permitted by this Agreement made within the provisions of Section 743 of the Code, the Partnership shall file an election under Section 754 of the Code in accordance with the procedures set forth in the applicable Treasury Regulations upon the request of any Partner. All accounting, legal and other costs associated with the making of such election by the Partnership shall be borne by the requesting Partner.

      13.8 Reimbursement of Expenses. Provided that any such costs and expenses are within the limits contained in the applicable Annual Operating Budget approved by the Executive Committee, the Partnership shall be obligated to reimburse the Partners and their respective Affiliates and employees for any and all out-of-pocket costs and expenses of the types described in Exhibit D" attached hereto and which relate to the business of the Partnership. Notwithstanding the foregoing, it is specifically understood and acknowledged that nothing contained in this Section 13.8 shall

                                                   Article XIII - Fiscal Matters
                                                                        Page 141


obligate the Partnership to reimburse any Partner or any of its Affiliates for any salaries or overhead expenses.

      13.9 Indemnity for Constructive Termination.

            (a) Subject to the provisions contained clause (b) of this Section 13.9, if the Partnership should ever be considered terminated for purposes of, and pursuant to, Section 708(b)(1)(B) of the Code (herein referred to as a "Constructive Termination") as the result of any actual or constructive transfer of Sony/Block Partnership's Interest, then Sony/Block shall indemnify and hold harmless (on an after-tax basis considering both (x) the federal, state and local income taxes which will be owed by Pace on any payment or other amount received from Sony/Block pursuant to this indemnity and (y) any federal, state and local income tax benefits which will be realized by Pace on account of the indemnified items) against any actual loss, cost or damage (including, but not limited to, additional federal, state or local taxes being owed or the due date of any such taxes being accelerated on account of the closing of the Partnership's then current tax year) suffered by Pace as the result of the occurrence of such Constructive Termination. Sony/Block shall also reimburse Pace for its actual out-of-pocket costs for any attorneys' fees, accountants' fees or other fees of other professionals or advisors in enforcing or determining the amount of the indemnity obligation created pursuant to the preceding sentence as the result of (i) the occurrence of a Constructive Termination required to be indemnified pursuant to the provisions contained in the immediately preceding sentence or (ii) the receipt of a Constructive Termination Notice pursuant to clause (b) of this Section 13.9.

            (b) If Sony/Block or the partners in Sony/Block (Acting Party") intend to take any action or make any transfer which will result in the occurrence of a Constructive Termination or may result in a Constructive Termination if Pace thereafter exercises its Equalizing Purchase Option, then the Acting Party may provide a notice ("Constructive Termination Notice") to Pace that such action or transfer is about to occur. If Pace does not provide to Sony/Block, within 60 days after receipt of the Constructive Termination Notice, a written notice ("Constructive Termination Damage Notice") stating that such Constructive Termination will result in an adverse tax consequence to Pace with a reasonably detailed description of the type and magnitude of such adverse tax consequences, then Sony/Block shall have no obligation to Pace under the indemnity described in clause (a) of this Section 13.9. If Pace does provide a Constructive Termination Damage Notice to Sony/Block within 60 days after receipt of a Constructive Termination Notice, then Sony/Block's liabilities under the indemnity described in clause (a) of this Section
      13.9 shall be limited to the

                                                   Article XIII - Fiscal Matters
                                                                        Page 142


      type and magnitude of adverse tax consequences described by Pace in the Constructive Termination Notice.

            (c) The indemnity and other obligations imposed upon Sony/Block pursuant to the provisions of Section 13.9(a) (as limited by the provisions of Section 13.9(b) hereof) shall also be applicable to Pace, in the event of a Constructive Termination resulting from any actual or constructive transfer of Pace's Partnership Interest at any time after the exercise by Pace of its right to purchase the Equalizing Partnership Interest pursuant to the Equalizing Purchase Option described in Section 15.3(b) hereof.

            (d) The indemnity obligations contained in this Section 13.9 shall not apply with respect to any Constructive Termination which may be caused in connection with, or as the result of, the occurrence of the Unwind Procedure.

                              [END OF ARTICLE XIII]

                        Article XIV - Representations and Warranties of Partners
                                                                        Page 143


                                   ARTICLE XIV

                   Representations and Warranties of Partners

      14.1 Representations and Warranties of Pace. In order to induce Sony/Block to enter into this Agreement, Pace hereby makes the following representations and warranties to Sony/Block.

            (a) Pace has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of Pace, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally and the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor compliance with any of the provisions hereof, by Pace, will violate any law or regulation, or any order, writ or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or other instrument to which Pace, PMG or PEC is a party or may be bound or by which any of its properties may be affected or will violate any provision of the certificate or articles of incorporation (as amended to date) or by-laws (as currently in effect) of Pace.

            (b) There is no claim, litigation, proceeding or governmental investigation pending, or, so far as is known to Pace, threatened, against or relating to Pace, PEC or PMG or any of their respective properties or assets which questions the validity or enforceability of this Agreement or any of the transactions contemplated hereby.

            (c) None of Pace, PEC or PMG is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party, or by which it or any of its properties may be bound or affected, except for such defaults which, individually or in the aggregate, will not have a material and adverse effect on the business, operations, property or assets or in the condition, financial or otherwise, of Pace or PMG.

            (d) All information, reports, papers, financial data and other materials given to Sony/Block or any Sony/Block Related Party with respect to Pace or any of its Affiliates or any of the Amphitheaters or partnerships owning Amphitheaters which Pace or its Affiliates have any ownership interest in are accurate, complete and correct in all material respects and do not omit any

                        Article XIV - Representations and Warranties of Partners
                                                                        Page 144


      fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading.

      14.2 Representations and Warranties of Sony/Block. In order to induce Pace to enter into this Agreement, Sony/Block hereby makes the following representations and warranties to Pace.

            (a) Sony/Block has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of Sony/Block, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally and the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor compliance with any of the provisions of hereof, by Sony/Block, will violate any law or regulation, or any order, writ or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or other instrument to which Sony/Block is a party or may be bound or by which any of its properties may be affected or will violate any provision of the partnership agreement of Sony/Block (as amended to date) or the certificate or articles of incorporation (as amended to date) or by-laws (as currently in effect) of the Sony Subsidiary or the Blockbuster Subsidiary.

            (b) There is no claim, litigation, proceeding or governmental investigation pending, or, so far as is known to Sony/Block, threatened, against or relating to Sony/Block or any of its respective properties or assets which questions the validity or enforceability of this Agreement or any of the transactions contemplated hereby.

            (c) Sony/Block is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party, or by which it or any of its properties may be bound or affected, except for such defaults which, individually or in the aggregate, will not have a material and adverse effect on the business, operations, property or assets or in the condition, financial or otherwise of Sony/Block.

            (d) All information, reports, papers, financial data and other materials given to Pace or any of the Affiliates of Pace with respect to Sony/Block or any Sony/Block Related Party or any of the Amphitheaters in which any of the Sony/Block Related Parties have an ownership interest are accurate, complete and correct in all material respects and do not omit any fact, the inclusion of

                        Article XIV - Representations and Warranties of Partners
                                                                        Page 145


      which is necessary to prevent the facts contained therein from being materially misleading.

      14.3 Indemnification Provisions.

            (a) Pace shall reimburse, indemnify and hold the Partnership harmless from and against:

                  (1) Any and all damages, losses, deficiencies, liabilities, costs and expenses based upon, resulting from, relating to or arising out of any one or more of the following matters:

                        (i) Any of the representations expressly made by Pace in
                  this Agreement being false or misleading to a material extent;

                        (ii) Any of the representations expressly made by the
                  owner of any Existing Pace Asset in the Executory Contract or the Admission Agreement being false or misleading;

                        (iii) The breach or violation of any covenant or
                  agreement made in the Executory Contract with respect to any Existing Pace Asset by the owner of such Existing Pace Asset; and

                  (2) Any duty, responsibility, obligation or liability of any kind or nature relating to any of the Existing Pace Assets or any of the owners of the Existing Pace Assets which are not expressly assumed by the Partnership pursuant to the terms of the Executory Contract or the Admission Agreement.

                  (3) Any and all actions, suits, claims, proceedings,
            investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees) incident to (i) any of the matters listed and described in clauses (a)(1) or (2) above or (ii) the enforcement of the provisions of this Section 14.3(a).

            (b) The Sony Subsidiary shall reimburse, indemnify and hold the Partnership harmless from and against:

                  (1) Any and all damages, losses, deficiencies, liabilities, costs and expenses based upon, resulting from, relating to or arising out of any one or more of the following matters:

                        Article XIV - Representations end Warranties of Partners
                                                                        Page 146

                        (i) Any of the representations expressly made by
                  Sony/Block in this Agreement, to the extent such representations relate to Sony/Block, the Sony Subsidiary or any Affiliate of the Sony Subsidiary, being false or misleading to a material extent;

                        (ii) Any of the representations expressly made by the
                  owner of an Existing Sony Asset in the Executory Contract or the Admission Agreement being false or misleading;

                        (iii) The breach or violation of any covenant or
                  agreement made in the Executory Contract with respect to any Existing Sony Asset by the owner of such Existing Sony Asset; and

                  (2) Any duty, responsibility, obligation or liability of any kind or nature relating to any of the Existing Sony Assets or any of the owners of the Existing Sony Assets which are not expressly assumed by the Partnership pursuant to the terms of the Executory Contract or the Admission Agreement.

                  (3) Any and all actions, suits, claims, proceedings,
            investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees) incident to (i) any of the matters listed and described in clauses (b)(1) or (2) above or (ii) the enforcement of the provisions of this Section 14.3(b).

            (c) The Blockbuster Subsidiary shall reimburse, indemnify and hold the Partnership harmless from and against:

                  (1) Any and all damages, losses, deficiencies, liabilities, costs and expenses based upon, resulting from, relating to or arising out of any one or more of the following matters:

                        (i) Any of the representations expressly made by
                  Sony/Block in this Agreement, to the extent such representations relate to Sony/Block, the Blockbuster Subsidiary or any Affiliate of the Blockbuster Subsidiary, being false or misleading to a material extent;

                        (ii) Any of the representations expressly made by the
                  owner of an Existing Blockbuster Asset in the Executory Contract or the Admission Agreement being false or misleading;

                        Article XIV - Representations and Warranties of Partners
                                                                        Page 147


                        (iii) The breach or violation of any covenant or
                  agreement made in the Executory Contract with respect to any Existing Blockbuster Asset by the owner of such Existing Blockbuster Asset; and

                  (2) Any duty, responsibility, obligation or liability of any kind or nature relating to any of the Existing Blockbuster Assets or any of the owners of the Existing Blockbuster Assets which are not expressly assumed by the Partnership pursuant to the terms of the Executory Contract or the Admission Agreement.

                  (3) Any and all actions, suits, claims, proceedings,
            investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees) incident to (i) any of the matters listed and described in clauses (c)(1) or (2) above or (ii) the enforcement of the provisions of this Section 14.3(c).

            (d) If the Partnership (herein called the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which a Person ("Indemnitor") is obligated to provide indemnification pursuant to the provisions of this Section 14.3, then the Indemnitee shall promptly provide the Indemnitor notice thereof. Such notice shall be a condition precedent to the Indemnitor's obligation to provide any indemnity under this Section 14.3 unless the Indemnitee can establish that the Indemnitor has not been materially prejudiced thereby. If the Indemnitor chooses to defend any claim, it shall be permitted to do so (unless the Indemnitee can establish that (x) it is reasonably likely to bear a greater portion of the potential losses associated with such claim or (y) the pendency of such claim is reasonably likely to have a material adverse effect on the Indemnitee's continued business operations) and the Indemnitee shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense. The Indemnitee shall not settle any claim or liability for which it is claiming indemnification hereunder without the consent of the Indemnitor (such consent not to be unreasonably withheld).

            (e) With respect to the obligations to reimburse, indemnify and hold the Partnership harmless pursuant to the provisions of this Section 14.3 relating to any Existing Asset which is, in undivided interests, both an Existing Pace Asset and an Existing Sony Asset, such obligations to reimburse, indemnify and hold the Partnership harmless shall be the several obligation of the Sony Subsidiary and Pace in proportion to their respective undivided interests.

                        Article XIV - Representations and Warranties of Partners
                                                                        Page 148


            (f) Notwithstanding anything to the contrary contained in this
      Section 14.3, in no event shall any Indemnitor be obligated to the Partnership pursuant to the provisions hereof except and to the extent that the total indemnity obligation of such Indemnitor pursuant to this
      Section 14.3 exceeds, in the aggregate, $75,000.00.

            (g) If an Indemnitor should ever have any indemnity obligation to the Partnership pursuant to the provisions of this Section 14.3, such Indemnitor shall have the right to defer payment of such obligation until the next succeeding November 1st so as to enable such Indemnitor to apply, by way of offset, its right to a distribution under Section 8.4 hereof against such indemnity obligation; provided, however, that (i) if the Executive Committee determines that, for cash flow purposes, the Partnership requires immediate payment of any such indemnity obligation, then no right of deferral and offset shall be available and (ii) in any event, no deferral of any indemnity obligation may extend beyond the next succeeding November 1st.

                              [END OF ARTICLE XIV]

                                              Article XV - Transfer Restrictions
                                                                        Page 149


                                   ARTICLE XV

                              Transfer Restrictions

      15.1 Partner Interest.

            (a) Except for (i) a transfer of a Partnership Interest made pursuant to the provisions of Section 16.2, Section 17.2(e) or Section
      17.3 of this Agreement, (ii) a pledge of a Partner's right to receive cash distributions pursuant to the provisions of clause (b) of this Section
      15.1 or (iii) a pledge of Sony/Block's Partnership Interest to the Sony Subsidiary or the Blockbuster Subsidiary pursuant to a requirement contained in the Partnership Agreement of Sony/Block, neither Partner shall have the right to sell, assign, convey, transfer, pledge or hypothecate, by operation of law or otherwise, all or any portion of its Partnership Interest without the prior consent of the other Partner, it being agreed and acknowledged that such consent may be withheld in such other Partner's sole discretion for any reason whatsoever or for no reason. Any purported sale, assignment, conveyance, transfer, pledge or hypothecation of any Partner's Partnership Interest in violation of the provisions of this Section 15.1(a) shall be voidable at the option of the other Partner ab initio.

            (b) Notwithstanding the provisions of Section 15.1(a) hereof, each Partner shall have the limited right and authority to pledge or hypothecate such Partner's right to receive Ordinary Distributions (herein defined) as security for the payment of borrowed money. Any lender accepting a pledge or hypothecation of a Partner's right to receive Ordinary Distributions from the Partnership shall be required, as a condition to the effectiveness of such pledge or hypothecation, to execute and deliver to the Partnership and the other Partner an instrument, in form and content reasonably acceptable to the other Partner, evidencing and acknowledging the following matters:

                  (1) That such lender's security interest or lien attaches only to the pledging Partner's right to receive Ordinary Distributions from the Partnership.

                  (2) That such lender's security interest or lien does not
            attach to, or otherwise affect, any other rights, titles or interests of the pledging Partner in, to or under the Partnership.

                  (3) That the lender's lien or security interest is subordinate and subject to any and all rights, privileges, liens, claims or other matters of the Partnership and the other Partner (including, without limitation, any claim made under the provisions of Article XVII hereof), whether created

                                              Article XV - Transfer Restrictions
                                                                        Page 150


            pursuant to the terms of this Agreement or any other agreement and whether currently existing or hereafter arising.

                  (4) That the lender accepting such pledge or hypothecation shall, in no event, have any greater right to receive any Ordinary Distributions than the pledging Partner would have had to receive such Ordinary Distributions in the event that such pledge had never been made.

      As used in this Section 15.1(b), the term "Ordinary Distributions" shall mean only those distributions required to be made to the Partners by the Partnership pursuant to the provisions of Section 8.4(b)(2)(ii) or Section
      8.6 hereof.

      15.2 Ownership Interest in Partners.

            (a) Capital Stock of Pace. None of the capital stock of Pace may, at any time, be issued, sold, conveyed or transferred to any person other than an Affiliate of Allen J. Becker (or, after the death of Allen J. Becker, an Affiliate of a lineal descendant of Allen J. Becker). If any capital stock of Pace is hereafter to be issued, sold, conveyed or transferred to an Affiliate of Allen J. Becker (or, after the death of Allen J. Becker, an Affiliate of a lineal descendant of Allen J. Becker) pursuant to the exception contained in the immediately preceding sentence, then concurrently with the closing of such issuance, sale, conveyance or transfer, the transferee shall deliver a written instrument to Sony/Block in which it agrees to be bound by the transfer restrictions on such transferee's stock in Pace contained in this Section 15.2(a). All share certificates evidencing the capital stock in Pace shall include an appropriate legend which references the transfer restrictions contained in this Section 15.2(a).

            (b) Issuance of Sony/Block Partnership Interests. Subject to the provisions of Section 15.4 hereof, no partnership interest in Sony/Block shall be issued to any Person other than a Sony/Block Related Party.

            (c) Blockbuster's Ownership Interests. None of the capital stock of the Blockbuster Subsidiary or the partnership interest of the Blockbuster Subsidiary in Sony/Block may, at any time, be issued, sold, conveyed or transferred to any person other than a Permitted Blockbuster Person. If any capital stock of the Blockbuster Subsidiary or the partnership interest of the Blockbuster Subsidiary in Sony/Block is hereafter to be issued, sold, conveyed or transferred to a Permitted Blockbuster Person pursuant to the exception contained in the immediately preceding sentence, then, concurrently with the closing of such issuance, sale, conveyance or transfer to such Permitted Blockbuster Person, such Permitted Blockbuster Person shall deliver a written

                                              Article XV - Transfer Restrictions
                                                                        Page 151


      instrument to Pace in which such Permitted Blockbuster Person agrees to be bound by the transfer restrictions on the stock in the Blockbuster Subsidiary or the partnership interest in Sony/Block, whichever is applicable, contained in this Section 15.2(c). All share certificates evidencing the capital stock in the Blockbuster Subsidiary shall contain an appropriate legend which references the transfer restrictions contained in this Section 15.2(c). The following additional provisions shall apply:

                  (1) If any SCA Limited Party acquires all or any portion of the capital stock of the Blockbuster Subsidiary or the partnership interest of the Blockbuster Subsidiary in Sony/Block, then the last sentence of Section 1.2 of this Agreement shall be deemed amended in such a manner that such SCA Limited Party shall at all times thereafter be deemed to be one of the Affiliates of the Sony Subsidiary for all purposes hereof.

                  (2) If all or any portion of the partnership interest of the
            Blockbuster Subsidiary in Sony/Block is sold, conveyed or transferred to any Permitted Blockbuster Person, then the following provisions shall apply:

                        (i) If the Permitted Blockbuster Person is a Blockbuster
                  Party and has acquired all of the partnership interest of the Blockbuster Subsidiary in Sony/Block, then such Blockbuster Party shall (x) thereafter be, for all for purposes of this Agreement, the "Blockbuster Subsidiary" and (y) be required, as a condition to the completion of such sale, conveyance or transfer, to cause its shareholders to deliver a written instrument to Pace to agree to be bound by the transfer restrictions on the stock in the Blockbuster Subsidiary contained herein.

                        (ii) If the Permitted Blockbuster Person is a
                  Blockbuster Party and has acquired only a portion of the partnership interest of the Blockbuster Subsidiary in Sony/Block, then such Blockbuster Party shall (x) thereafter be, together with the Blockbuster Subsidiary, collectively the "Blockbuster Subsidiary" for all purposes of this Agreement and (y) be required, as a condition to the closing of such sale, conveyance or transfer, to cause its shareholders to deliver a written instrument to Pace to agree to be bound by the transfer restrictions on the stock in the Blockbuster Subsidiary contained herein.

                        (iii) If the Permitted Blockbuster Person is an SCA
                  Total Party and has acquired only a portion of the partnership interest

                                              Article XV - Transfer Restrictions
                                                                        Page 152


                  of the Blockbuster Subsidiary in Sony/Block, then (x) such SCA Total Party shall (A) thereafter be, together with the Sony Subsidiary, collectively the "Sony Subsidiary" for all purposes of this Agreement and (B) be required, as a condition to the closing of such sale, conveyance or transfer, to cause its shareholders to deliver a written instrument to Pace to agree to be bound by the transfer restrictions on the stock in the Sony Subsidiary contained herein and (y) the Blockbuster Subsidiary shall continue to be the "Blockbuster Subsidiary" for all purposes of this Agreement.

                        (iv) If the Permitted Blockbuster Person is an SCA Total
                  Party and has a acquired all of the partnership interest of the Blockbuster Subsidiary in Sony/Block, then such SCA Total Party shall (x) thereafter be, for all purposes of this Agreement, the "Blockbuster Subsidiary" and (y) be required, as a condition to the closing of such sale, conveyance or transfer, to cause its shareholders to deliver a written instrument to Pace to agree to be bound by the transfer restrictions on the stock in the Blockbuster Subsidiary contained herein.

            (d) Sony's Ownership Interests. None of the capital stock of the Sony Subsidiary or the partnership interest of the Sony Subsidiary in Sony/Block may, at any time, be issued, sold, conveyed or transferred to any person other than a Permitted Sony Person. If any capital stock of the Sony Subsidiary or the partnership interest of the Sony Subsidiary in Sony/Block is hereafter to be issued, sold, conveyed or transferred to any Permitted Sony Person pursuant to the exception contained in the immediately preceding sentence, then concurrently with the closing of such issuance, sale, conveyance or transfer to such Permitted Sony Person, such Permitted Sony Person shall deliver a written instrument to Pace in which such Permitted Sony Person agrees to be bound by the transfer restrictions on the stock in the Sony Subsidiary or the partnership interest in Sony/Block whichever is applicable, contained in this Section 15.2(d). All share certificates evidencing the capital stock in the Sony Subsidiary shall contain an appropriate legend which references the transfer restrictions contained in this Section 15.2(d). The following additional provisions shall apply:

                  (1) If any SCA Limited Party acquires all or any portion of the capital stock of the Sony Subsidiary or the partnership interest of the Sony Subsidiary in Sony/Block, then the last sentence of
            Section 1.2 of this Agreement shall be deemed amended in such a manner that such SCA Limited Party shall at all times thereafter be deemed to be one of the Affiliates of the Sony Subsidiary for all purposes hereof.

                                              Article XV - Transfer Restrictions
                                                                        Page 153


                  (2) If all or any portion of the partnership interest of the
            Sony Subsidiary in Sony/Block is sold, conveyed or transferred to any Permitted Sony Person, then the following provisions shall apply:

                        (i) If the Permitted Sony Person is an SCA Total Party
                  and has acquired all of the partnership interest of the Sony Subsidiary in Sony/Block, then such Permitted Sony Person shall (x) thereafter be for all purposes of this Agreement, the "Sony Subsidiary" and (y) be required, as a condition to the completion of such sale, conveyance or transfer, to cause its shareholders to deliver a written instrument to Pace to agree to be bound by the transfer restrictions on the stock in the Sony Subsidiary contained herein.

                        (ii) If the Permitted Sony Person is an SCA Total Party
                  and has acquired only a portion of the partnership interest of the Sony Subsidiary in Sony/Block, then such SCA Total Party shall (x) thereafter be, together with the Sony Subsidiary, collectively the "Sony Subsidiary" for all purposes of this Agreement and (y) be required, as a condition to the closing of such sale, conveyance or transfer, to cause its shareholders to deliver a written instrument to Pace to agree to be bound by the transfer restrictions on the stock in the Sony Subsidiary contained herein.

                        (iii) If the Permitted Sony Person is a Blockbuster
                  Party and has acquired only a portion of the partnership interest of the Sony Subsidiary in Sony/Block, then (x) such Blockbuster Party shall (A) thereafter be, together with the Blockbuster Subsidiary, collectively the "Blockbuster Subsidiary" for all purposes of this Agreement and (B) be required, as a condition of the closing of such sale, conveyance or transfer, to cause its shareholders to deliver a written instrument to Pace to agree to be bound by the transfer restrictions on the stock in the Blockbuster Subsidiary contained herein and (y) the Sony Subsidiary shall continue to be the "Sony Subsidiary" for all purposes of this Agreement.

                        (iv) If the Permitted Sony Person is a Blockbuster Party
                  and has acquired all of the partnership interest of the Sony Subsidiary in Sony/Block, then such Blockbuster Party shall
                  (x) thereafter be, for all purposes of this Agreement, the "Sony Subsidiary" and (y) be required, as a condition of the closing of such sale, conveyance or transfer, to cause its shareholders to deliver a

                                              Article XV - Transfer Restrictions
                                                                        Page 154


                  written instrument to Pace to agree to be bound by the transfer restrictions on the stock in the Sony Subsidiary contained herein.

            (e) Certain Defined Terms. As used in this Section 15.2, the following terms shall have the respective meanings indicated:

                  (1) "Permitted Blockbuster Persons": (i) the SCA Total
            Parties, (ii) the Blockbuster Parties and (iii) so long as there has been no prior divestiture of a material portion of Blockbuster's assets (determined on a consolidated basis) any Person which acquires all or substantially all of the assets of Blockbuster.

                  (2) "Permitted Sony Persons": (i) the SCA Total Parties, (ii)
            the Blockbuster Parties and (iii) so long as there has been no prior divestiture of a material portion of Sony's assets (determined on a consolidated basis), any Person which acquires all or substantially all of the assets of Sony.

                  (3) "SCA": Sony Corporation of America, a New York
            corporation.

                  (4) "SCA Limited Parties": The SCA Total Parties other than the Sony Parties.

                  (5) "SCA Total Parties": (i) SCA and (ii) Persons that are, directly or indirectly, through one or more intermediaries, controlled by SCA.

                  (6) "Sony Parties": (i) Sony and (ii) Persons that are,
            directly or indirectly, through one or more intermediaries, controlled by Sony.

                  (7) "Blockbuster Parties": Blockbuster and its Affiliates.

                  (8) "control": When used with respect to any specified Person, the power to direct the management and policies of the specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

      15.3 Transfer Triggering Events. Without in any way limiting, expanding or otherwise affecting the transfer restrictions set forth elsewhere in this
Article XV, the following provisions shall apply upon the occurrence at any time, or from time to time, of any Transfer Triggering Event:

                                              Article XV - Transfer Restrictions
                                                                        Page 155


            (a) Pace's Right to Unwind for a Transfer Triggering Event Prior to April 1, 1996. Pace shall have the right and option to commence the Unwind Procedure pursuant to the provisions of Article IX hereof each time that a Transfer Triggering Event occurs prior to April 1, 1996. Pace may exercise the right and option to commence the Unwind Procedure pursuant to this
      Section 15.3(a) each time that it may arise, at any time on or before thirty (30) days after Sony/Block has provided written notice to Pace that a Transfer Triggering Event has occurred. The giving of the notice by Sony/Block referred to in the immediately preceding sentence shall not be a condition precedent to Pace's right to exercise the right to commence the Unwind Procedure. If Pace fails to exercise the right and option to commence the Unwind Procedure created pursuant to this Section 15.3(a) any time that such right may arise prior to the expiration of the time period referred to in the second preceding sentence, then Pace shall be deemed to have elected not to exercise such right and option with respect to that specific instance giving rise to the right and option. Pace shall not have the right and option to commence the Unwind Procedure pursuant to the provisions of this Section 15.3(a) upon the occurrence of any Transfer Triggering Event which occurs on or after April 1, 1996.

            (b) Pace's Right to Purchase a 16-2/3rds% Percentage Interest from Sony/Block. If, upon the occurrence of a Transfer Triggering Event, Pace either (x) elects not to exercise its right and option to commence the Unwind Procedure or (y) does not have the right and option to commence the Unwind Procedure because such Transfer Triggering Event occurs on or after April 1, 1996, then Pace shall have a right and option ("Equalizing Purchase Option"), exercisable by notice to Sony/Block at any time within 30 days after notice is provided to Pace by Sony/Block pursuant to Section 15.5(a) hereof with respect to such Transfer Triggering Event, to purchase and acquire a 16-2/3% Percentage Interest in the Partnership ("Equalizing Partnership Interest") from Sony/Block upon the following terms, conditions and provisions:

                  (1) Equalizing Purchase Price. The purchase price ("Equalizing
            Purchase Price") of the Equalizing Partnership Interest shall be determined by making the appropriate mathematical computations to the corresponding price ("Corresponding Price") of the direct or indirect interest in Sony/Block which was made the subject of a transfer that gave rise to the occurrence of the Transfer Triggering Event, subject to the following provisions:

                        (i) If Sony/Block owns assets other than its Partnership
                  Interest in the Partnership, then the Corresponding Price shall be appropriately allocated between Sony/Block's Partnership Interest in the Partnership and the other assets of Sony/Block. Only that

                                              Article XV - Transfer Restrictions
                                                                        Page 156


                  portion of the Corresponding Price allocated to Sony/Block's Partnership Interest in the Partnership shall be utilized in determining the Equalizing Purchase Price.

                        (ii) The Corresponding Price shall be only that portion
                  of the purchase price attributable to the equity interest acquired in the transfer which gave rise to the Transfer Triggering Event net of any Sony/Block or Partnership debt assumed or otherwise involved in such transfer.

                        (iii) Sony/Block shall be obligated to provide to Pace
                  all relevant financial data and other information that is reasonably necessary to assist in the calculation or determination of the Corresponding Price; provided, that Pace shall use its reasonable efforts to prevent disclosure to any Person of such data and information.

                        (iv) If the Corresponding Price is not readily
                  determinable, or if the Partners are unable to agree upon the amount of the Corresponding Price or the resulting determination of the Equalizing Purchase Price, then the Equalizing Purchase Price shall be determined as follows:

                              (A) A deciding voter shall be selected in
                        accordance with the provisions of Section 18.13 hereof as soon as possible after one Partner has given notice to the other Partner that it has been unable to agree with the other Partner as to the calculation of the Equalizing Purchase Price.

                              (B) Within ten (10) business days after the
                        selection of the deciding voter referred to in clause
                        (1) above, each of the Partners shall submit to the deciding voter such written information as may be necessary to support such Partner's determination and calculation of the Equalizing Purchase Price.

                              (C) Within fifteen (15) business days after the
                        selection of the deciding voter referred to in clause
                        (A) above, a meeting shall be convened in New York, New York between and among the deciding voter and representatives of the Partners at which meeting each Partner shall be given an opportunity to present arguments to the deciding

                                              Article XV - Transfer Restrictions
                                                                        Page 157


                        voter in favor of such Partner's method of calculating the Equalizing Purchase Price.

                              (D) Within five (5) days after the holding of such
                        meeting, the deciding voter shall be required to determine which Partner's calculation of the Equalizing Purchase Price is more reasonable and proper. The deciding voter shall be required to select between the two proposed determinations and calculations of the Equalizing Purchase Price and shall not, without the prior consent of both Partners, make any compromises pursuant to which portions of the two competing calculations and computations are combined. The decision of the deciding voter shall be final and binding and each Partner agrees not to institute any litigation concerning the decision of the deciding voter.

                              (E) All costs paid or incurred in connection with
                        the process of determining the Equalization Purchase Price pursuant to the provisions of this Section 15.3(b)(1)(iv) shall be paid by the Partner whose calculation and computation of the Equalization Purchase Price is not selected by the deciding voter.

                  If, pursuant to the foregoing procedures, the deciding voter does not select Pace's computation and calculation of the Equalizing Purchase Price, then Pace shall have the right and option, for a period of five (5) days after publication of the deciding voter's decision, to rescind its prior election pursuant to the Equalizing Purchase Option to purchase and acquire the Equalizing Partnership Interest. Unless rescinded pursuant to the provisions contained in the immediately preceding sentence, upon the giving of notice of exercise of the Equalizing Purchase Option pursuant to the provisions hereof, Pace shall be irrevocably obligated to consummate the Equalizing Purchase Option as herein provided.

                  (2) Example. To assist in the interpretation of the provisions of clause (1) of this Section 15.3(b) assume that (x) the Sony Subsidiary sells its partnership interest in Sony/Block to an Affiliate of the Blockbuster Subsidiary in 1998 for a cash purchase price of $5,333,333 plus an assumption and indemnification for all Sony/Block and Partnership debts and obligations, (y) Sony/Block owns one other asset at the time other than the Partnership Interest in the Partnership and the parties

                                              Article XV - Transfer Restrictions
                                                                        Page 158


            stipulate that the value of the Partnership Interest constitutes 75% of the value of Sony/Block's assets and the other asset constitutes 25% of the value of Sony/Block's assets and (z) there are no minority partners in Sony/Block so that the Blockbuster Affiliate is acquiring a 50% interest in Sony/Block from the Sony Subsidiary. Based upon the assumed facts contained in the immediately preceding sentence, the Equalizing Purchase Price would be $2,000,000 calculated as follows:

                        (i) The Corresponding Price of $5,333,333 represents the
                  purchase price of a 50% partnership interest in Sony/Block. Accordingly, the total value of Sony/Block, based upon such Corresponding Price is $10,666,666.

                        (ii) Of the $10,666,666 value of Sony/Block, only 75%,
                  or $8,000,000, is allocable to Sony/Block's Partnership Interest in the Partnership.

                        (iii) Since the Equalizing Partnership Interest is
                  one-fourth of the Sony/Block Partnership Interest in the Partnership (16-2/3% divided by 66-2/3%), the value of the Equalizing Partnership Interest is one-fourth of $8,000,000 or $2,000,000.

                  (3) Closing of Purchase Pursuant to the Equalizing Purchase
            Option. If Pace timely elects pursuant to the foregoing provisions to acquire the Equalizing Partnership Interest following a Transfer Triggering Event, then on a date selected by Pace in a written notice to Sony/Block, but in no event later than thirty (30) days after the date upon which the Equalizing Purchase Price is agreed upon between the Partners or determined by the deciding voter pursuant to the provisions of clause (iv) of Section 15.3(b)(1) (or if the Equalizing Purchase Price has been determined prior to the closing of the transfer or other transaction giving rise to the Transfer Triggering Event as a result of the procedures described in
            Section 15.5 hereof, then within five (5) days after the closing of such transfer or other transaction), Pace and Sony/Block shall close the sale and transfer of the Equalizing Partnership Interest. At such closing, the following provisions shall apply:

                        (i) Pace shall pay to Sony/Block, in immediately
                  available funds, the Equalizing Purchase Price.

                        (ii) Sony/Block shall execute such instruments of
                  assignment or conveyance as may be reasonably required or requested

                                              Article XV - Transfer Restrictions
                                                                        Page 159


                  to evidence the sale, transfer and assignment of a 16-2/3% Percentage Interest in the Partnership to Pace.

                        (iii) Pace shall cause PEC and PMG to provide a joint
                  and several guaranty to Sony/Block, in form reasonably acceptable to Sony/Block, as to 16-2/3% of all then outstanding Amphitheater Loans which are then guaranteed by one or both of Sony and Blockbuster.

                        (iv) Pace shall execute a security agreement in form
                  reasonably acceptable to Sony/Block which shall create a first priority security interest on Pace's Partnership Interest in favor of Sony/Block to secure (x) the obligations undertaken by PEC and PMG in the guaranty provided pursuant to clause
                  (iii) of this Section 15.3(b)(3) and (y) the obligations to thereafter be undertaken by PEC and PMG in any subsequent guaranty provided to Sony/Block with respect to any future Approved Project as referenced in clause (D) of Section 15.3(b)(3)(v) hereof.

                        (v) The Partners shall execute and enter into a written
                  amendment to this Agreement that is necessary to reflect the following changes, provisions, and agreements:

                              (A) That Pace will not have the right and option
                        to commence the Unwind Procedure at any time thereafter for any reason pursuant to the provisions of this Agreement.

                              (B) That Pace and Sony/Block shall at all times
                        thereafter each have a 50% Percentage Interest in the Partnership.

                              (C) That the Executive Committee shall thereafter
                        be comprised of two Representatives, one of which will be designated by Sony/Block and one of which will be designated by Pace.

                              (D) That, while Sony/Block will still be obligated
                        to obtain the Project Loan for each Approved Project thereafter in accordance with the provisions of Section
                        5.1 hereof, Pace shall be required to cause PEC and PMG to jointly and severally guaranty, to Sony/Block and, if requested by Sony/Block, the lender of such Project Loan, an aggregate amount equal to 16-2/3% of such Project Loan thereafter

                                              Article XV - Transfer Restrictions
                                                                        Page 160


                        obtained by Sony/Block, so long as Sony or Blockbuster have guaranteed at least 83-1/3% of such Project Loan.

                              (E) That Sony/Block shall have no further right to
                        remove Pace as Manager except and unless (i) the Actual Cumulative Amphitheatre Cash Flow is less than the Minimum Cumulative Amphitheatre Cash Flow (as such terms are defined in the Old Partnership Agreement) as of the end of any Fiscal Year thereafter, (ii) an Event of Withdrawal shall occur with respect to Pace, (iii) a Partner Default shall be deemed to have occurred with respect to Pace or (iv) the holder of any promissory note evidencing an Amphitheater Loan accelerates the payment of the principal or interest, or any portion thereof, of such note prior to its stated maturity, unless the acceleration is the result of the default by Sony or Blockbuster under a guaranty of such Amphitheater Loan.

                              (F) That, at all times thereafter, the selection
                        and designation of any successor Manager after resignation or removal of Pace as Manger shall be made in accordance with the provisions of Section 11.3(b) hereof.

                              (G) Any other matters which are reasonably
                        necessary or required to reflect that Pace and Sony/Block are equal Partners in the Partnership, each with a 50% Percentage Interest.

                  (4) Electing to Not Purchase Equalizing Partnership Interest.
            If Pace, for whatever reason, does not exercise the right and option to purchase and acquire the Equalizing Partnership Interest following the occurrence of a Transfer Triggering Event, then all of the provisions of this Agreement shall continue in full force and effect with no changes or amendments.

            (c) Definition of Transfer Triggering Event. As used herein, the term "Transfer Triggering Event" shall mean the occurrence of any one or more of the following:

                  (1) The occurrence of any transfer, sale, issuance, merger, consolidation, reorganization or other transaction or circumstance which results in the Blockbuster Subsidiary becoming an Affiliate of an SCA Total Party.

                                              Article XV - Transfer Restrictions
                                                                        Page 161


                  (2) The occurrence of any sale, transfer, issuance, merger, consolidation, reorganization or other transaction or circumstance which results in the Sony Subsidiary becoming an Affiliate of Blockbuster.

                  (3) For any reason, including the transfer of all or any
            portion of the Blockbuster Subsidiary's or the Sony Subsidiary's partnership interest in Sony/Block to the other, any one or more of the Voting Representations become untrue in any respect.

                  (4) Following the delivery of the Division of Responsibility
            Notice, the Partnership Interest of either of the S/B Partners is acquired by the other S/B Partner pursuant to the exclusive purchase options described in Section 17.3(a)(12)(i) or 17.3(a)(13)(i) hereof.

      15.4 Limited Right of Sony/Block to Admit Minority Partners. Notwithstanding the restrictions set forth in clauses (b), (c) and (d) of
Section 15.2 hereof with respect to the issuance, sale, conveyance or transfer of any partnership interest in Sony/Block, it is specifically understood, agreed and acknowledged that the Blockbuster Subsidiary, the Sony Subsidiary and Sony/Block may permit partnership interests in Sony/Block to be assigned or issued to one or more minority partners in Sony/Block in strict accordance with the following limitations and provisions:

            (a) No new partner admitted into Sony/Block may be an Unacceptable Person (herein defined) without the prior consent of Pace.

            (b) No new partner admitted into Sony/Block may have, when combined with the percentage economic interest of any other new partners previously admitted into Sony/Block, a percentage economic interest in Sony/Block of more than 49%.

            (c) No new partner admitted into Sony/Block shall have the right, power or authority to do any one or more of the following:

                  (1) designate, or have any vote concerning the designation of, any Representative to serve on the Executive Committee of this Partnership;

                  (2) attend any meetings of the Executive Committee; or

                  (3) cast any vote or have any veto power under the terms of the Sony/Block Partnership Agreement in regard to any of the following matters:

                                              Article XV - Transfer Restrictions
                                                                        Page 162


                        (i) any vote to be taken or consent to be given by
                  Sony/Block as contemplated or permitted by the provisions of this Agreement;

                        (ii) the process of approving and revising an Annual
                  Operating Budget pursuant to the provisions of Section 10.5 of this Agreement;

                        (iii) the process of making the decision to whether a
                  proposed Amphitheater should become an Approved Project; and

                        (iv) the decision or action relating to the removal of
                  Pace as the Manager of this Partnership pursuant to the provisions of Section 10.8 hereof or in the selection of the successor Manager to replace Pace after it has been removed as Manager of the Partnership.

As used herein, the term "Unacceptable Person" shall mean any Person which owns, in its own capacity or through any of its Affiliates, a Controlling Interest in two or more Amphitheaters.

      15.5 Notices. Sony/Block hereby covenants and agrees with Pace that it will provide prompt notice to Pace of the following matters:

            (a) The occurrence of a Transfer Triggering Event with (i) such reasonable information concerning the details of the underlying transfer or other transaction which gave rise to such Transfer Triggering Event as may be requested by Pace and (ii) a written statement setting forth, in reasonable detail, Sony/Block's calculation and determination of the Equalizing Purchase Price; and

            (b) The admission of any new partner in Sony/Block pursuant to the provisions of Section 15.4 hereof with such reasonable information concerning he new partner as may be requested by Pace.

If Sony/Block or any Sony/Block Related Party has entered into a contract to complete a transaction which would give rise to a Transfer Triggering Event, conditioned upon, among other things, a prior determination that Pace will not exercise its rights which will result from the occurrence of such Transfer Triggering Event pursuant to Section 15.3(a) hereof (if applicable) and Section 15.3(b) hereof, then Sony/Block (or the Sony/Block Related Party) shall have the express right to provide notice to Pace that such contractual commitment exists along with (i) such reasonable information concerning the details of such transaction as may be requested by Pace and (ii) a

                                              Article XV - Transfer Restrictions
                                                                        Page 163


written statement setting forth, in reasonable detail, Sony/Block's calculation and determination of the Equalizing Purchase Price. Upon receipt of any such notice, Pace shall have a period of thirty (30) days from receipt of such notice to elect whether or not it will exercise its rights which will result from the occurrence of such Transfer Triggering Event pursuant to Section 15.3(a) hereof (if applicable) or Section 15.3(b) hereof; provided, however, that Pace shall have the express right to dispute the calculation and determination of the Equalizing Purchase Price made by Sony/Block pursuant to the provisions of clause (iv) of Section 15.3(b)(1) hereof and then subsequently rescind its election to exercise its rights under Section 15.3(b) hereof if Sony/Block's computation and calculation of the Equalizing Purchase Price ultimately prevails. If Pace fails to notify Sony/Block within such thirty (30) day period that it will exercise its rights under Section 15.3(a) hereof (if applicable) or
Section 15.3(b) hereof upon the occurrence of such proposed transaction, then Pace may not exercise its rights under Section 15.3(a) (if applicable) or
Section 15.3(b) hereof as a result of the completion of such transaction if Sony/Block (or the Sony/Block Related Party) completes the transaction described in the notice within one hundred twenty (120) days after the expiration of such thirty (30) day period.

      15.6 Representations and Covenants Relating to Certain Voting Rights and Matters. Sony/Block hereby represents and warrants to Pace as follows (the "Voting Representations"):

            (a) The Sony Subsidiary and the Blockbuster Subsidiary each possess the sole, unfettered and unilateral right to designate one of the two Representatives which Sony/Block has the power to designate pursuant to the provisions of Section 10.2(c) hereof.

            (b) The Sony Subsidiary and the Blockbuster Subsidiary each possess the equal power and authority, without the requirement of obtaining any other Person's consent or approval, to direct and determine Sony/Block's decisions as to the following matters:

                  (1) All matters that come to a vote of the Partners in this
            Partnership.

                  (2) All matters that require the consent or approval of a
            Partner in this Partnership.

                  (3) All rights of Sony/Block under this Agreement to make any selections or designations on behalf of the Partnership or in connection with the business of the Partnership.

                                              Article XV - Transfer Restrictions
                                                                        Page 164


Sony/Block hereby covenants and agrees with Pace that it will provide to Pace written notice promptly upon the occurrence of any circumstance or event which causes any one or more of the Voting Representations to no longer be true in any respect.

                               [END OF ARTICLE XV]

                                       Article XVI - Dissolution and Termination
                                                                        Page 165


                                   ARTICLE XVI

                           Dissolution and Termination

      16.1 Dissolution. The Partnership shall be dissolved upon the occurrence of any of the following:

            (a) The unanimous agreement of the Partners;

            (b) The expiration of thirty-five (35) years from the date hereof;


            (c) The occurrence of an Event of Withdrawal with respect to a Partner and the failure by a designee of the nonwithdrawing partner to purchase the Partnership Interest of the withdrawing partner as provided in Section 16.2 below; or

            (d) As required by the provisions of Section 9.5(a) hereof, the condition or circumstance of the Partnership (i) owning no Controlling Interest in any existing Amphitheaters or (ii) not being obligated to construct, or otherwise acquire a Controlling Interest in, any Amphitheaters following the completion of the closing of the Unwind Procedure.

      16.2 Option to Purchase Partnership Interest of Withdrawing Partner. Upon the occurrence of an Event of Withdrawal, the nonwithdrawing partner shall have the option of nominating a designee of its choice to purchase the entire Partnership Interest of the withdrawing partner, which option shall be exercisable by the giving of written notice to the withdrawing partner or its legal representatives within one hundred twenty (120) days after the nonwithdrawing partner first has actual knowledge of the Event of Withdrawal. The purchase price for the Partnership Interest of the withdrawing partner and the manner of payment thereof, and the procedures for a closing of such purchase, shall be the same as if the withdrawing partner were a Defaulting Partner and its Partnership Interest was being purchased pursuant to the provisions of Section 17.2(e) hereof (except that the closing shall occur on that date designated by the designee of the nonwithdrawing partner which is within forty-five (45) days from the exercise of such option). The option set forth in this Section is being provided in view of the fact that the prospects for the Partnership and the Partnership Interest of the nonwithdrawing partner will be placed in jeopardy upon the occurrence of an Event of Withdrawal, all with potential damages to the nonwithdrawing partner and the Partnership which cannot be foreseen.

      16.3 Dissolution in the Event Option is Not Exercised. Upon the occurrence of an Event of Withdrawal and the failure by the designee of the nonwithdrawing

                                       Article XVI - Dissolution and Termination
                                                                        Page 166


partner to exercise the option to purchase the Partnership Interest of the withdrawing partner as provided in Section 16.2 above, the provisions of paragraphs (a) through (d) below shall control such dissolution notwithstanding anything to the contrary contained in Section 16.5 below.

            (a) The withdrawing partner shall thereafter be deemed to be an assignee of a Partner's interest (and accorded only the limited rights provided pursuant to the Partnership Act to such an assignee) and shall have no voting, consent or approval rights under Section 10.2 or any other provision of this Agreement, and the nonwithdrawing partner may send such notice or other advice of the dissolution to each such Person as the nonwithdrawing partner may deem appropriate and necessary under the circumstances.

            (b) The nonwithdrawing partner shall settle the business of the Partnership as expeditiously as the nature of such business will permit.

            (c) The nonwithdrawing partner shall be entitled to, but shall not be obligated to seek or obtain, administration of the assets of the Partnership by a receiver, referee, trustee or court of bankruptcy.

            (d) In the event of a liquidation and distribution pursuant to this
      Article XVI as a result of the occurrence of an Event of Withdrawal, the withdrawing partner shall have no power or authority to bind the Partnership or the Partners but shall cooperate with and, to the extent requested, assist the nonwithdrawing partner in the dissolution and winding up of the Partnership and the distribution of the assets thereof.

      16.4 Waiver. Each Partner hereby waives and renounces, to the fullest extent permitted by law, all right and benefit conferred by any statute or rule of law upon such Partner to dissolve, terminate or liquidate, or to petition a court for the dissolution, termination or liquidation of, the Partnership in any manner other than as provided in this Agreement. Each Partner hereby waives and renounces, to the fullest extent permitted by law, all rights and entitlements conferred upon or available to such Partner by reason of any statute or rule of law to seek, or to petition a court for, the partition of any property of the Partnership.

      16.5 Distributions Upon Termination. On dissolution of the Partnership, the Partners (except as otherwise expressly provided in Section 16.3 hereof) shall proceed diligently to wind up the affairs of the Partnership and distribute its assets. Except as otherwise provided in Section 16.3 hereof, the Partners shall decide which Partnership assets are to be sold for cash and which are to be distributed in kind. The Partnership's assets, or the proceeds of their sale, shall be applied or distributed in the

                                         Article XVI Dissolution and Termination
                                                                        Page 167


following order of priority (after giving effect to all allocations of gain, loss, deduction and credits of the Partnership pursuant to Article VIII for the Fiscal Year in which the final distribution is being made, including the deemed gain and deemed loss described in Section 8.3(d) of this Agreement):

            (a) In payment of all liabilities of the Partnership, including any liabilities owed to a Partner. If any liability is contingent or uncertain in amount, a reserve equal to the maximum amount for which the Partnership could be reasonably held liable shall be established. Any liabilities still remaining shall then be borne by the Partners in accordance with their respective Percentage Interest.

            (b) To the Partners in repayment of the then balances of their Capital Accounts.

      16.6 Voluntary Withdrawal. No Partner shall have the right to, and each Partner agrees that it will not, withdraw voluntarily from the Partnership. If any Partner withdraws from the Partnership in contravention of this Agreement, such withdrawing Partner shall remain liable for its Percentage Interest of the Partnership liabilities in existence at the time of its withdrawal and shall, in addition, be liable to the other Partner for all damages attributable to its breach of this Agreement. The nonwithdrawing Partner shall in addition have the rights and remedies set forth in Articles XVI and XVII hereof. Any Partner which withdraws from the Partnership in contravention of this Section 16.6 shall no longer be entitled to designate any Representatives to the Executive Committee pursuant to Section 10.2 of this Agreement and the, nonwithdrawing Partner shall have the immediate right to designate the Manager thereafter without regard to the provisions of Article XI hereof.

                              [END OF ARTICLE XVI]

                                             Article XVII - Default of a Partner
                                                                        Page 168


                                  ARTICLE XVII

                              Default of a Partner

      17.1 Default. If any Partner (the "Defaulting Partner") fails to perform any of its material obligations contained in this Agreement, or materially violates the terms of this Agreement, then the other Partner (the "Non-Defaulting Partner") shall have the right to give the Defaulting Partner a notice (the "Default Notice") specifically setting forth the nature of such failure or violation and stating that such Defaulting Partner shall have a period of ten (10) days to pay any sums of money specified herein as due and owing to the Partnership or to any Partner or, if the failure or violation is a non-monetary default and is capable of being cured, thirty (30) days to cure such default specified therein. If (i) the monies specified in the Default Notice are not paid within such ten (10) day period or (ii) such non-monetary failures or violations are not capable of being cured or, if capable of being cured, such Defaulting Partner has not cured such nonmonetary failures or violations within such thirty (30) day period, then a "Partner Default" shall be deemed to have occurred with respect to such Partner. For all purposes of this Agreement, (i) the obligation of any Partner to make payments as they become due under any promissory note executed and delivered pursuant to, or as required by, the provisions of this Agreement shall be deemed to be a material obligation of such Partner under this Agreement and (ii) the obligation of Pace to perform and fulfill its duties and functions as Manager, at all times prior to Pace being removed as Manager pursuant to the provisions of Section 10.8 hereof, shall be deemed to be a material obligation of Pace under this Agreement. If PEC, PMG, Sony or Blockbuster, as the case may be, is in default of their respective obligations under any guaranty executed, respectively, by PEC, PMG, Sony or Blockbuster pursuant to any provision of this Agreement, and such default is not cured within the notice and cure period set forth above for a Partner Default, then a Partner Default shall be deemed to have occurred with respect to Pace (in the case of a default by PEC or PMG) or Sony/Block (in the case of a default by Sony or Blockbuster).

      17.2 Rights and Remedies. Upon the occurrence of a Partner Default, the Non-Defaulting Partner and the Partnership shall each have the following rights, options and remedies which shall be cumulative and may be exercised concurrently or singularly in the sole and absolute discretion of the Non-Defaulting Partner:

            (a) The right to bring an action at law by or on behalf of the Partnership or the Non-Defaulting Partner in order to recover the amounts owed, if any, and any incidental or consequential damages arising from such default (including, without limitation, reasonable attorneys fees and disbursements incurred by the Partnership or the Non-Defaulting Partner, as the case may be, in prosecuting any such action).

                                             Article XVII - Default of a Partner
                                                                        Page 169


            (b) The right to bring any proceeding in the nature of injunction, specific performance or other equitable remedy, it being acknowledged by each of the Partners that damages at law may be an inadequate remedy for such default.

            (c) If a sum of money is owed to the Partnership (whether a capital contribution or a loan), the Non-Defaulting Partner may advance the sum of money owed to the Partnership by the Defaulting Partner with the following results:

                  (1) the sum thus advanced shall be deemed to be a loan from the Non-Defaulting Partner to the Defaulting Partner;

                  (2) The principal balance of such deemed loan shall be due and payable in whole upon written demand from the Non-Defaulting Partner to the Defaulting Partner;

                  (3) The principal balance of such deemed loan shall bear
            interest at the Maximum Rate compounded monthly; and

                  (4) All distributions from the Partnership that would
            otherwise be made to the Defaulting Partner (whether before or after dissolution of the Partnership) shall, instead, be paid to the Non-Defaulting Partner until such loan and all interest accrued thereon has been repaid in full.

            (d) For purposes of voting, giving any consents or approvals under any provisions of this Agreement or making any selections or designations pursuant to this Agreement, the right to deny the Defaulting Partner any of its voting, consent or approval rights under this Agreement (and to take any action or omit to take any action without the consent, vote or approval of the Defaulting Partner) and its authority and power to make selections or designations under this Agreement and to immediately replace with its own designees any Representatives of the Defaulting Partner on the Executive Committee.

            (e) If, as a result of the nature of the default, failure, breach or omission which gave rise to such Partner Default, the damages suffered or incurred as a result thereof by the Non-Defaulting Partner are difficult or impossible to ascertain, then the Non-Defaulting Partner shall have, as liquidated damages and not as a penalty, the right and option to purchase all, but not a portion of, the Partnership Interest of the Defaulting Partner at a purchase price equal to seventy five (75%) percent of the

                                             Article XVII - Default of a Partner
                                                                        Page 170


      then balance in its Capital Account, which shall be payable in ten (10) equal annual installments of principal, together with interest at a variable rate equal to the Short Term Rate, with the first installment due on the first anniversary following the closing hereinafter referred to. The option to purchase the interest of the Defaulting Partner shall be exercisable on or before the ninetieth (90th) day following the expiration of the period of time in which the Defaulting Partner could have cured such default (or if such default is not capable of being cured, on or before the ninetieth (90th) day following the giving of the Default Notice) by the giving of written notice to the Defaulting Partner. The closing of any such purchase shall take place on a date and at a place designated by the Non-Defaulting Partner (but the date designated for such closing shall in any event be a date which is not later than thirty (30) days from the exercise of such option). At the closing, the Non-Defaulting Partner shall deliver to the Defaulting Partner the required consideration in exchange for an instrument or instruments (and such other documents as counsel to the Non-Defaulting Partner may reasonably request) validly assigning the interest of the Defaulting Partner to the Non-Defaulting Partner free and clear of all liens, claims and encumbrances. The obligation to pay the purchase price to the Defaulting Partner shall be an obligation of the Non-Defaulting Partner alone and in any event shall not be an obligation included within the provisions of Section 18.11 hereof. Any Defaulting Partner whose Partnership Interest is purchased under the provisions of this clause (e) shall remain liable for its Percentage Interest of the Partnership's liabilities in existence at the time of closing of such purchase. The Non-Defaulting Partner may, at its sole option, designate any third party of its choosing to exercise the option granted to it in this clause (e).

      17.3 Special Provisions Relating to Sony/Block being a Defaulting Partner. If Pace, as a Non-Defaulting Partner, should ever provide a Default Notice to Sony/Block as a Defaulting Partner, pursuant to the provisions contained in the first sentence of Section 17.1 hereof, then either of the partners of Sony/Block ("S/B Partners") may provide a notice ("Division of Responsibility Notice") to Pace and the other S/B Partner, at anytime within thirty (30) days following the entry of a final, nonappealable judgment of a court of competent jurisdiction that Sony/Block is a Defaulting Partner in connection with such Default Notice, that such S/B Partner wishes to allocate and divide the rights and obligations of Sony/Block created pursuant to this Agreement between the S/B Partners in accordance with the provisions of this Section 17.3. Following the timely delivery of a Division of Responsibility Notice to Pace and the other S/B Partner by either of the S/B Partners, the following provisions shall apply:

                                             Article XVII - Default of a Partner
                                                                        Page 171


            (a) Subject to the provisions of clause (c) of this Section 17.3, without any further action required by any party hereto, (i) Sony/Block's Partnership Interest shall be deemed to have been distributed by Sony/Block in equal shares to the Sony Subsidiary and the Blockbuster Subsidiary and (ii) this Agreement shall be deemed to have been amended in a manner necessary to effectuate the following provisions:

                  (1) The Sony Subsidiary and the Blockbuster Subsidiary shall be substituted as Partners in the Partnership in place of Sony/Block, each with a Percentage Interest of 33-1/3%. Except as specifically contemplated to the contrary in the other provisions of this Section 17.3(a), all references to Sony/Block in this Agreement shall thereafter be a reference to both the Sony Subsidiary and the Blockbuster Subsidiary.

                  (2) The Sony Subsidiary, as a new Partner in the Partnership,
            shall only be obligated to perform (i) those obligations of Sony/Block contained in this Agreement which are Sony Specific Obligations and (ii) one-half of each obligation of Sony/Block contained in this Agreement which is a Sony/Block Shared Obligation.

                  (3) The Blockbuster Subsidiary, as a new Partner in the
            Partnership, shall only be obligated to perform (i) those obligations of Sony/Block contained in this Agreement which are Blockbuster Specific Obligations and (ii) one-half of each obligation of Sony/Block contained in this Agreement which is a Sony/Block Shared Obligation.

                  (4) Sony/Block's Capital Account shall be separated into
            separate Capital Accounts for the Sony Subsidiary and the Blockbuster Subsidiary, with the balance of Sony/Block's Capital Account being split between the Sony Subsidiary and the Blockbuster Subsidiary in proportion to the then balances in their respective capital accounts in Sony/Block as of the date of the giving of the Division of Responsibility Notice. For purposes of making the deemed increase to the Capital Account of Sony/Block under Section 8.1(c)(1)(ii) and Section 8.l(c)(3)(i), the Capital Account of the Sony Subsidiary shall be increased by the outstanding principal balance of Sony/Block Note #1 and the Capital Account of the Blockbuster Subsidiary shall be increased by the outstanding principal balance of Sony/Block Note #2. For purposes of increasing the Capital Account of Sony/Block under Section 8.3(i) hereof, the increase in the Capital Account of the Blockbuster Subsidiary shall be made with reference to Sony/Block Note #2 and the increase in the Capital Account of the Sony Subsidiary shall be made with reference to Sony/Block Note #1.

                                             Article XVII - Default of a Partner
                                                                        Page 172


                  (5) The cash distributions required to be made (i) under
            Section 4.17(b)(2) shall be made one-half to the Blockbuster Subsidiary and one-half to the Sony Subsidiary and (ii) under Sections 5.6(b)(1) and 5.6(c)(1) shall be made to the Blockbuster Subsidiary.

                  (6) The special tax allocations to be made to Sony/Block
            pursuant to (i) Section 8.1(c)(2)(i), Section 8.1(h) and Section 8.1(j) shall be made to the Blockbuster Subsidiary and (ii) Section 8.1(i) shall be made one-half to the Sony Subsidiary and one-half to the Blockbuster Subsidiary.

                  (7) At any subsequent closing of the Unwind Procedure, the following provisions shall apply:

                        (i) Those distributions deemed to be received by
                  Sony/Block pursuant to clauses (a) and (b) of Section 9.4 hereof shall be deemed received by the Sony Subsidiary.

                        (ii) The distributions required to be made to Sony/Block
                  pursuant to clause (d) of Section 9.4 hereof shall be made to the Blockbuster Subsidiary (or its designees).

                        (iii) Any unexpended Contributed Project Funds
                  attributable to Sony/Block Note #1, to the extent required to be distributed to Sony/Block pursuant to the provisions of
                  Section 9.4(f) hereof, shall be distributed to the Sony Subsidiary.

                        (iv) Any unexpended Contributed Project Funds
                  attributable to Sony/Block Note #2, to the extent required to be distributed to Sony/Block pursuant to the provisions of
                  Section 9.4(f) hereof, shall be distributed to the Blockbuster Subsidiary.

                        (v) Any amounts payable to Sony/Block pursuant to (i)
                  Section 9.4(g)(1) or 9.4(k)(1) hereof shall be payable one-half to the Sony Subsidiary and one-half to the Blockbuster Subsidiary and (ii) Section 9.4(i) hereof shall be payable to the Sony Subsidiary and the Blockbuster Subsidiary in the same ratio that the Sony Actual Contribution Amount bears to the Blockbuster Actual Contribution Amount provided, however, to the extent that the G&K Sum is a net amount due to Pace from Sony/Block, then such amount shall be utilized to reduce the note payable to the Blockbuster Subsidiary only. As used in the immediately preced-

                                             Article XVII - Default of a Partner
                                                                        Page 173


                  ing sentence, the following terms shall have the meanings indicated:

                              (A) "Sony Actual Contribution Amount" shall mean
                        an amount equal to (i) the original principal amount of Sony/Block Note #1 plus (ii) the amount (if any) of cash funds contributed to the Partnership by Sony/Block upon execution of this Agreement pursuant to Section 4.10(a)(1) hereof minus (iii) the amount of Contributed Project Funds distributed to the Sony Subsidiary at the closing of the Unwind Procedure pursuant to the provisions of Section 9.4(f) hereof by way of Section 17.3(a)(7)(iii) hereof.

                              (B) "Blockbuster Actual Contribution Amount" shall
                        mean an amount equal to (i) the original principal amount of Sony/Block Note #2 plus (ii) the amount (if any) of the cash funds contributed to the Partnership by Sony/Block upon execution of this Agreement pursuant to
                        Section 4.10(b)(1) hereof minus (ii) the amount of Contributed Project Funds distributed to the Blockbuster Subsidiary at the closing of the Unwind Procedure pursuant to the provisions of Section 9.4(f) hereof by way of Section 9.3(a)(7)(iv) hereof.

                        (vi) Any amounts payable to Sony/Block pursuant to
                  Section 9.4(g)(3), 9.4(h), 9.4(k)(2) or (3) or
                  9.4(l)(4)(ii)(A) hereof shall be payable to the Blockbuster Subsidiary.

                        (vii) Any amounts payable to Sony/Block pursuant to
                  Section 9.4(l)(4)(ii)(B) shall be payable to the Sony Subsidiary.

                        (viii) If Pace elects, pursuant to the right set forth
                  in Section 9.4(j) hereof, to defer payment of any amount due to Sony/Block pursuant to clauses (h) and (i) of Section 9.4 hereof, then the following provisions shall apply:

                              (A) A separate promissory note shall be executed
                        for the amount payable pursuant to Section 9.4(h) hereof, the original principal amount of the Camden Make-Up Amount and shall be made payable to the Blockbuster Subsidiary.

                                             Article XVII - Default of a Partner
                                                                        Page 174


                              (B) Two separate promissory notes shall be
                        executed for the amount payable pursuant to Section 9.4(i) hereof, (i) one payable to the Blockbuster Subsidiary in the original principal amount of the portion of the Other Facilities Make-Up Amount which is payable to the Blockbuster Subsidiary pursuant to
                        Section 17.3(a)(7)(v)(ii) hereof and (ii) the other one payable to the Sony Subsidiary in the original principal amount of the portion of the Other Facilities Make-Up Amount which is payable to the Sony Subsidiary pursuant to Section 17.3(a)(7)(v)(ii) hereof.

                              (C) The annual payment obligation which would have
                        been payable with respect to the single promissory note contemplated by the provisions of Section 9.4(j)(1) hereof shall be allocated among the promissory notes delivered pursuant to clauses (A) and (B) of this
                        Section 17.3(a)(7)(vii) in proportion to the original principal balance of each.

                              (D) The mortgages or other security instruments
                        required to be executed and delivered by Pace to Sony/Block pursuant to Section 9.4(j)(2) shall be executed and delivered to both the Sony Subsidiary and the Blockbuster Subsidiary (if both receive promissory notes pursuant to clauses (A) and (B) of this Section 17.3(a)(7)(vii) or only to the Blockbuster Subsidiary (if no promissory notes are issued by Pace pursuant to clause (B) of this Section 17.3(a)(7)(vii)). If such mortgages or security instruments are executed and delivered to both the Blockbuster Subsidiary and the Sony Subsidiary, then they shall secure proportionately all promissory notes issued pursuant to clauses (A) and
                        (B) of this Section 17.3(a)(7)(vii) and the exercise of any remedy thereunder shall require the consent of both the Blockbuster Subsidiary and the Sony Subsidiary.

                        (ix) With respect to each Project Loan for which a
                  guaranty fee is payable to Sony/Block under the provisions of
                  Article V hereof, such guaranty fee shall be payable to the Blockbuster Subsidiary and the Sony Subsidiary in proportion to the principal amount of such Project Loan which is guaranteed by Blockbuster and Sony, respectively.

                                             Article XVII - Default of a Partner
                                                                        Page 175


                  (8) Sony/Block's right to designate two (2) of the three (3)
            Representatives on the Executive Committee, as provided in Section 10.2(c) hereof, shall be divided between the Sony Subsidiary and the Blockbuster Subsidiary such that each will designate one of the Representatives on the Executive Committee.

                  (9) (i) Sony/Block's right to terminate Pace as the Manager of the Partnership, as provided in Section 10.8 hereof, (ii) Sony/Block's right to require that Pace provide additional management services pursuant to clauses (1) or (2) of Section 10.8(c) and (iii) Sony/Block's right under Section 7.2(b) hereof may only be exercised by the unanimous approval of the Blockbuster Subsidiary and the Sony Subsidiary.

                  (10) Sony/Block's unilateral right described in Section
            11.3(a) with respect to the selection of the first Manager after the delivery of the Termination Notice shall thereafter be exercised by a majority vote of the Executive Committee.

                  (11) The obligations of Sony/Block to reimburse, indemnify and hold the Partnership harmless pursuant to the provisions of Section 14.3(b) shall be allocated such that (i) the Sony Subsidiary shall be obligated in respect of such indemnity provisions to the extent that they relate to one or more of the Raleigh Asset, the Pittsburgh Asset and the Camden Asset and (ii) the Blockbuster Subsidiary shall be obligated in respect of such indemnity provisions to the extent that they relate to one or more of the Phoenix Asset, the San Bernardino Asset and the Charlotte Asset.

                  (12) For purposes of Article XVI hereof, if an Event of
            Withdrawal should occur with respect to either the Sony Subsidiary or the Blockbuster Subsidiary, then the other of such parties and Pace shall collectively be the "nonwithdrawing partner" as such term is used in Article XVI hereof, and the following provisions shall apply:

                        (i) For the first 90 days of the 120 day period referred
                  to in Section 16.2 hereof, the Sony Subsidiary or the Blockbuster Subsidiary, whichever is not the withdrawing partner, shall have the exclusive option to purchase the Partnership Interest of the withdrawing partner pursuant to the provisions of Section 16.2 hereof.

                        (ii) If the Partner with the exclusive option to
                  purchase the withdrawing partner's Partnership Interest pursuant to clause

                                             Article XVII - Default of a Partner
                                                                        Page 176


                  (i) of this Section 17.3(a)(12) does not exercise such exclusive option within the first 90 days of the 120 day period referred to in Section 16.2 hereof, then such option may thereafter be exercised during the remaining 30 days of the 120 day option period by one or both of the Partners constituting the nonwithdrawing partner (and if both exercise such right then each will purchase one-half of the withdrawing partner's Partnership Interest).

                        (iii) All other elections, consents, approvals,
                  decisions and obligations provided to, or imposed upon, the nonwithdrawing partner by the provisions of Article XVI hereof shall be made, taken and completed by the Partners constituting the nonwithdrawing partner by unanimous and equal action.

                  (13) For purposes of Article XVII hereof, if a Partner Default should occur with respect to either the Sony Subsidiary or the Blockbuster Subsidiary, then the other of such parties and Pace shall collectively be the "Non-Defaulting Partner," as such term is used in Article XVII hereof, and the following provisions shall apply:

                        (i) If the remedy of purchasing the Defaulting Partner's
                  Partnership Interest pursuant to Section 17.2(e) hereof is available, then, for the first 60 days of the 90 day period referred to in Section 17.2(e) hereof, the Sony Subsidiary or the Blockbuster Subsidiary, whichever is not the Defaulting Partner shall have the exclusive option to purchase the Partnership Interest of the Defaulting Partner pursuant to the provisions of Section 17.2(e) hereof.

                        (ii) If the Partner with the exclusive option to
                  purchase the Defaulting Partner's Partnership Interest pursuant to clause (i) of this Section 17.3(a)(13) does not exercise such exclusive option within the first 60 days of the 90 day period referred to in Section 17.2(e) hereof, then such option may thereafter be exercised during the remaining 30 days of the 90 day option period by one or both of the Partners constituting the Non-Defaulting Partner (and if both exercise such right then each will purchase one-half of the Defaulting Partner's Partnership Interest).

                        (iii) All other elections, consents, approvals,
                  decisions and obligations provided to, or imposed upon, the Non-Defaulting Partner by the provisions of Article XVII hereof shall be made,

                                             Article XVII - Default of a Partner
                                                                        Page 177


                  taken and completed by the Partners constituting the Non-Defaulting Partner by unanimous and equal action.

            (b) if a Division of Responsibility Notice is timely given in accordance with the provisions of this Section 17.3 and immediately thereafter one of the S/B Partners is not in default of an obligation which is allocated to such S/B Partner pursuant to clause (2) or (3) of
      Section 17.3(a) hereof, then a Partner Default shall be deemed to have not occurred with respect to such S/B Partner. Until the earlier of (i) the expiration of the period of time within which Division of Responsibility Notice under this Section 17.3 may be timely given or (ii) the giving of the Division of Responsibility Notice pursuant to the provisions of this
      Section 17.3, Pace shall not take any action against Sony/Block or its Partners pursuant to clauses (d) or (e) of Section 17.2 hereof as a result of the occurrence of a Partner Default with respect to Sony/Block. Upon the giving of a Division of Responsibility Notice, Sony/Block shall not be liable or responsible for any Blockbuster Specific Obligations or Sony Specific Obligations, it being agreed that such obligations shall be the responsibility and obligation of the Sony Subsidiary and the Blockbuster Subsidiary pursuant to the provisions of Section 17.3(a)(2) or (3) hereof.

            (c) An S/B Partner which will not be in default pursuant to the provisions of Section 17.3(b) following the timely delivery of a Division of Responsibility Notice may restructure the transactions contemplated by this Section 17.3 so as to approach as nearly as possible the result contemplated by the provisions hereof but so as to prevent the occurrence of a Constructive Termination. So long as such restructuring does not result in a material adverse change to any substantive rights of Pace created hereby, both Pace and the other S/B Partner shall fully cooperate in such restructuring. Each Partner hereby irrevocably constitutes and appoints the other Partner and each officer of the other Partner and their respective successors, acting singly, as its true and lawful attorney-in-fact with full right of substitution, in its name, place and stead, to take all actions, and to make, execute, acknowledge, swear to and file any document, instrument, agreement or amendment, in each case that may be required to effectuate the restructuring referred to in this
      Section 17.3(c). Provided Pace complies with the provisions of this
      Section 17.3(c), nothing contained in this Section 17.3(c) shall limit Pace's right to indemnification under the provisions of Section 13.9 of this Agreement.

            (d) If, following the delivery of a Division of Responsibility Notice, the Partnership Interest of either of the S/B Partners is acquired completely by (i) the other S/B Partner pursuant to the exclusive purchase options described in Sections 17.3(a)(12)(i) or 17.3(a)(13)(i) hereof or
      (ii) one of the Partners pursuant to the non-exclusive purchase options described in Sections

                                             Article XVII - Default of a Partner
                                                                        Page 178


      17.3(a)(12)(ii) or 17.3(a)(13)(ii) hereof, then the following provisions shall apply:

                  (1) The acquiring Partner shall, at all times thereafter, be required to fulfill the responsibilities and obligations of the S/B Partner whose interest was acquired under and pursuant to this Agreement; provided, however, in no event shall such acquiring Partner be under any liability or obligation to cure, correct or perform any responsibilities or obligations of the S/B Partner which has had its interest so acquired which was in default or breach at the time of such acquisition.

                  (2) The acquiring Partner shall, at all times thereafter, have all of the rights, powers and authorities of such S/B Partner including, without limitation, such S/B Partner's right to designate a Representative to serve on the Executive Committee.

                              [END OF ARTICLE XVII]

                                        Article XVIII - Miscellaneous Provisions
                                                                        Page 179


                                  ARTICLE XVIII

                            Miscellaneous Provisions

      18.1 Notices. All notices, offers, approvals, elections, consents, acceptances, waivers, reports, requests and other communications required or permitted to be given hereunder (all of the foregoing hereinafter collectively referred to as "Communications") shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail or equivalent, if available, return receipt requested, or by facsimile (with an appropriate answer back code), telex or cablegram (which shall be confirmed by a writing sent by registered or certified mail or equivalent on the same day that such facsimile, telex or cablegram is sent), or by recognized overnight courier for next day delivery, addressed or sent to the parties at the following addresses and facsimile numbers or to such other or additional address or facsimile number as any party shall hereafter specify by Communication to the other parties:

      Pace:                   S/M Pace, Inc.
                              515 Post Oak Blvd., Suite 300
                              Houston, Texas 77027
                              Fax No. (713) 622-9461
                              Attention: Mr. Jeffry B. Lewis

      with a copy to:         Sewell & Riggs
                              333 Clay, Suite 800
                              Houston, Texas 77002
                              Fax No. (713) 652-8808
                              Attention: Mr. Michael F. Rogers

      The Blockbuster
      Subsidiary:             c/o Blockbuster Entertainment Corporation
                              One Blockbuster Plaza
                              Ft. Lauderdale Florida 33301
                              Fax No. (305) 832-3929
                              Attention: Mr. Adam D. Phillips

      The Sony Subsidiary:    c/o Sony Music Entertainment, Inc.
                              550 Madison Avenue
                              New York, New York 10022-3211
                              Facsimile No. (212) 833-4007
                              Attention: Mr. Allen J. Smith
                                         Vice President

                                        Article XVIII - Miscellaneous Provisions
                                                                        Page 180


                              Sony Music, A Group of Sony Music
                              Entertainment Inc.

      with a copy to:         Sony Music Entertainment, Inc.
                              550 Madison Avenue
                              New York, New York 10022-3211
                              Facsimile No. (212) 833-8083
                              Attention: Mr. David H. Johnson
                                         Senior Vice President, General Counsel

      and with a copy to:     Sony Corporation of America
                              Nine West 57th Street
                              New York, New York 10019
                              Facsimile No. (212) 418-9434
                              Attention: Mr. Marinus N. Henny
                                         Senior Vice President

      Sony/Block              To both the
                              Blockbuster Subsidiary and the Sony Subsidiary

Notice of change of address shall be deemed given when actually received or upon refusal to accept delivery thereof; all other Communications shall be deemed to have been given, received and dated on the earlier of: (i) when actually received or upon refusal to accept delivery thereof; or (ii) on the date when delivered personally, one (1) day after being sent by facsimile, cable, telex or overnight courier and four (4) business days after mailing, as aforesaid.

      18.2 Delaware Law to Apply. This Agreement shall be construed under and in accordance with laws of the State of Delaware, without giving effect to the choice of law provisions thereof.

      18.3 Other Instruments. The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary to effectuate and carry out the Partnership created by this Agreement.

      18.4 Headings. The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

      18.5 Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

                                        Article XVIII - Miscellaneous Provisions
                                                                        Page 181


      18.6 Legal Construction. In case any one or more of the provisions contained in this Partnership Agreement shall, be invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid and unenforceable provision in light of the tenor of this Agreement and, upon so agreeing, shall incorporate such substitute provision in this Agreement.

      18.7 Counterparts. This Agreement may be executed any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original.

      18.8 Gender. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

      18.9 Entire Agreement, Modification, Consents and Waivers. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof (except for letters executed contemporaneously herewith) and no interpretation, change, termination or waiver of or extension of time for performance under any provision of this Agreement shall be binding upon any party unless in writing and signed by the party intended to be bound thereby. Receipt by any party of money or other consideration due under this Agreement, with or without knowledge of breach, shall not constitute a waiver of such breach or any provision of this Agreement. Except as otherwise provided in this Agreement, no waiver of or other failure to exercise any right under, or default or extension of time for performance under, any provision of this Agreement shall affect the right of any party to exercise any subsequent right under or otherwise enforce said provision or any other provision hereof or to exercise any right or remedy in the event of any other default, whether or not similar.

      18.10 Press Release; Right to Use of Certain Names. All press releases which are issued by the Partnership or any Partner (or any Affiliate of a Partner or any Sony/Block Related Party) concerning the subject matter of this Agreement shall first be approved by all of the Partners before the release thereof. Prior to the use by any Partner or the Partnership of the name "Sony," "Blockbuster" or "Pace" to advertise, promote or otherwise market the activities of the Partnership, such parties shall have obtained the prior written approval of the Sony Subsidiary, the Blockbuster Subsidiary or Pace, respectively, to the proposed use of such names (which may be withheld for any reason or no reason). In the event that Pace or Sony/Block, as the case may be, ceases for any reason to be a Partner in the Partnership, or the Sony Subsidiary or the Blockbuster Subsidiary shall cease to be a partner of Sony/Block, the Partnership shall immediately cease to use the name "Sony" and "Blockbuster" (in the case that

                                        Article XVIII - Miscellaneous Provisions
                                                                        Page 182


Sony/Block ceases to be a Partner, or the name "Sony" in the event the Sony Subsidiary shall cease to be a partner of Sony/Block and the name "Blockbuster" in the event Blockbuster shall cease to be a Partner of Sony/Block) or "Pace" (in the case that Pace ceases to be a Partner).

      18.11 Joinder by Parents.

            (a) The Sony Subsidiary shall cause Sony to execute of even date herewith a letter addressed to Pace, in form reasonably acceptable to Pace, in order to indicate Sony's agreement to (i) be bound by the exclusivity and non-compete covenants contained in Article XII of this Agreement, (ii) be bound by the transfer restrictions on Sony's stock in the Sony Subsidiary contained in Section 15.2(d) of this Agreement, (iii) guarantee, severally, fifty percent (50%) of the obligations of Sony/Block to make the loans, advances, payments and capital contributions required pursuant to the provisions of this Agreement (other than the obligation created pursuant to Section 8.3(h) hereof), (iv) guarantee, severally, one-third of the Partnership's indemnity obligations created pursuant to
      Section 9.4(m) hereof (provided, however, that the guaranty provided pursuant to this clause (iv) shall be limited, in absolute amount, to an amount equal to the total net value of the assets distributed, or deemed to be distributed, to the Sony Subsidiary pursuant to the closing of the Unwind Procedure), (v) guarantee the indemnity obligations created pursuant to the provisions in Section 9.4(n) hereof to the extent that such indemnity obligations are made by Distributees that receive the distribution of Amphitheaters (or the Partnership's interest therein) at the closing of the Unwind Procedure which are distributed, or deemed to be distributed, to the Sony Subsidiary and (vi) guarantee the indemnity obligations of the Sony Subsidiary created pursuant to the provisions of
      Section 14.3(b) hereof.

            (b) Pace shall cause PMG and PEC to execute of even date herewith a letter addressed to Sony/Block, in form reasonably acceptable to Sony/Block, in order to indicate PMG's and PEC's agreement to (i) be bound by the exclusivity and noncompete covenants contained in Article XII of this Agreement, (ii) be bound by the transfer restrictions on PMG's stock in Pace contained in Section 15.2(a) of this Agreement, and, (iii) guarantee all of the obligations of Pace to make the loans, advances, payments (including payments pursuant to promissory notes issued by Pace pursuant to this Agreement) and capital contributions required by the provisions of this Agreement (other than (x) the obligation to extend loans to the Partnership pursuant to Section 4.12 hereof for Operational Shortfalls and (y) the obligation created pursuant to Section 8.3(h) hereof), (iv) guarantee, severally, one-third of the Partnership's indemnity obligations created pursuant to Section 9.4(m) hereof (provided, however, that the guaranty obligation pursuant to this clause (iv) shall have an

                                        Article XVIII - Miscellaneous Provisions
                                                                        Page 183

      absolute limitation equal to the total net value of the assets distributed, or deemed to be distributed, to Pace at the closing of the Unwind Procedure), (v) guaranty the indemnity obligations created pursuant to the provisions of Section 9.4(n) hereof to the extent that such indemnity obligations are made by Distributees that receive the distribution of an Amphitheater (or the Partnership's interest therein) at the closing of the Unwind Procedure which are distributed, or deemed to be distributed, to Pace and (vi) guaranty the indemnity obligations of Pace created pursuant to the provisions of Section 14.3(a) hereof.

            (c) The Blockbuster Subsidiary shall cause Blockbuster to execute of even date herewith a letter addressed to Pace, in form reasonably acceptable to Pace, in order to indicate Blockbuster's agreement to (i) be bound by the exclusivity and noncompete covenants contained in Article
      XII of this Agreement, (ii) honor the transfer restrictions on the stock in the Blockbuster Subsidiary contained in Section 15.2(c) of this Agreement, (iii) guarantee, severally, fifty percent (50%) of the obligations of Sony/Block to make the loans, advances, payments and capital contributions required by the provisions of this Agreement (other than the obligation created pursuant to Section 8.3(h) hereof), (iv) guarantee, severally, one-third of the Partnership's indemnity obligations created pursuant to Section 9.4(m) hereof (provided, however, that the guaranty obligation created pursuant to this clause (iv) shall have an absolute limit equal to the aggregate net value of the assets distributed, or deemed to be distributed, to the Blockbuster Subsidiary at the closing of the Unwind Procedure), (v) guaranty the indemnity obligations created pursuant to the provisions of Section 9.4(n) hereof to the extent that such indemnity obligations are made by Distributees that receive the distribution of an Amphitheater (or the Partnership's interest therein) at the closing of the Unwind Procedure which are distributed, or deemed to be distributed, to the Blockbuster Subsidiary and (vi) guaranty the indemnity obligations of the Blockbuster Subsidiary created pursuant to the provisions of Section 14.3(c) hereof.

            (d) For purposes of the guaranties to be provided pursuant to clauses (iv) and (v) of Section 18.11(a) and pursuant to clauses (iv) and
      (v) of Section 18.11(c) the following provisions shall apply:

                  (1) At the closing of the Unwind Procedure, the Partnership's interest in the Pittsburgh Asset, the Raleigh Asset and the Camden Asset which are distributed to Sony/Block shall be deemed to have been distributed to the Sony Subsidiary; and

                  (2) At the closing of the Unwind Procedure, the Partnership's interest in the Phoenix Asset, the San Bernardino Asset and the

                                        Article XVIII - Miscellaneous Provisions
                                                                        Page 184


            Charlotte Asset that are distributed to Sony/Block shall be deemed to have been distributed to the Blockbuster Subsidiary.

                  (3) At the closing of the Unwind Procedure, those cash amounts
            (if any) which are distributed to Sony/Block pursuant to one or both of clauses (e) and (f) of Section 9.4 hereof shall be deemed to have been distributed one-half to the Blockbuster Subsidiary and one-half to the Sony Subsidiary.

Execution by each of the above letters by Sony, PMG, PEC and Blockbuster, respectively, shall be a condition to the effectiveness of this Agreement.

      18.12 Acquisition of Partners' Interests. If the Partners should ever unanimously agree to purchase (i) the partnership interest in the Raleigh Partnership which is not currently owned by the Partnership of even date herewith or (ii) the partnership interest in the Nashville Partnership which is not being conveyed to the Partnership at the Existing Facility Closing pursuant to Section 4.2 hereof, then the following provisions shall apply:

            (a) With respect to the Raleigh Partnership, Pace and Sony/Block shall each reimburse the Partnership for one-half of the excess (if any) of the purchase price of such partnership interest over the value of such interest based upon the Net Value assigned to the Raleigh Asset.

            (b) With respect to the Nashville Partnership, Pace shall be required to reimburse the Partnership for the excess (if any) of the purchase price of such partnership interest over the value of such interest based upon the Net Value assigned to the Nashville Asset.

      18.13 Selection of Deciding Voter. The selection of a deciding voter required pursuant to any provision of this Agreement shall be made in accordance with the following provisions:

            (a) Within ten (10) days after a notice is given by one Partner to the other that a deciding voter will need to be selected pursuant to another provision contained in this Agreement, the Partners shall select a mutually acceptable individual to serve as the "Neutral Selector" hereunder. If (i) that individual is unwilling or unable to serve as the Neutral Selector hereunder for whatever reason or (ii) a mutually acceptable person cannot be agreed upon within such ten (10) day period, then the American Arbitration Association in New York, New York will serve as the Neutral Selector.

                                        Article XVIII - Miscellaneous Provisions
                                                                        Page 185


            (b) The Neutral Selector shall, as soon as is reasonably possible, provide to each of the Partners an identical list of ten names, numbered 1 through 10, of individuals who would be willing to serve as a deciding voter hereunder and who meet the Applicable Criteria (herein defined). The list shall include each individual's address, phone number and employer. The Partners may contact the individuals listed solely for the purpose of investigating their respective employment history and business experience.

            (c) Within seven (7) days after receipt of the list of names referred in clause (b) above, each Partner shall be required to return to the Neutral Selector such list of names with no more than five of the names deleted. The highest name remaining on the two lists returned by the Partners which was not deleted on either list shall be the deciding voter. If there is no name which was not deleted on both lists, then the Neutral Selector shall issue a new list of ten other names in the same manner as before and the procedure shall be repeated until a deciding voter is chosen.

            (d) No deciding voter selected in accordance with the foregoing provisions shall be qualified to serve as a deciding voter hereunder if it is subsequently determined that such individual is, or was within the past five (5) years, (i) an officer, employee or director of either of the Partners, any Affiliate of the Partners or any Sony/Block Related Party or
      (ii) a party, directly or indirectly, as a principal, shareholder or senior executive officer of any entity, to any contract or arrangement with either Partner, any Affiliate of a Partner or any Sony/Block Related Party in which the aggregate annual compensation or other amounts payable thereunder exceeded $300,000.00.

            (e) Any fees or costs payable to the Neutral Selector and the deciding voter selected in accordance with the foregoing provisions shall be paid by the Partnership as an Operating Obligation.

            (f) As used herein, the term "Applicable Criteria" shall mean the following:

                  (1) with respect to the selection of a deciding voter pursuant to the provisions of Section 15.3(b)(1)(iv)(A) of this Agreement, an individual who has been an active, practicing public accountant with substantial experience in the entertainment industry over the past 15 years, at least 10 of which shall have been with a "big 6" accounting firm (or their predecessors); and

                  (2) With respect to the selection of a deciding voter pursuant to the provisions of Section 12.6(d) hereof, an individual who has been

                                        Article XVIII - Miscellaneous Provisions
                                                                        Page 186


            an active, practicing attorney for no less than fifteen years with a private law firm consisting of thirty lawyers or more in a metropolitan area of 1,000,000 people or more.

      18.14 Amendment and Restatement. This Agreement is a complete amendment and restatement of the Old Partnership Agreement and shall, as of the Effective Date, supersede and replace in all respects the terms, provisions and conditions contained in the Old Partnership Agreement. Notwithstanding anything to the contrary contained herein, neither (i) the transfer and assignment of the Sony Subsidiary's Partnership Interest as contemplated by the provisions of Section
4.9 hereof, (ii) the amendment and restatement of the Old Partnership Agreement or (iii) the subsequent purchase by Pace of an Equalizing Partnership Interest pursuant to the provisions of Section 15.3(b) hereof is intended to be, or shall be, a termination of the general partnership created by, and pursuant to, the terms and provisions contained in the Old Partnership Agreement and continued pursuant to the terms and provisions contained in this Agreement, it being the intent of the Partners to continue the Partnership in existence without termination:

                             [END OF ARTICLE XVIII]

      EXECUTED as of the day and year first written above.

                                        SM/PACE, INC.,  a Texas corporation


                                        By: /s/ Brian E. Becker
                                           ---------------------------------
                                            Name: Brian E. Becker
                                            Tile: President
                                                                      "PACE"

                                        AMPHITHEATER ENTERTAINMENT PARTNER-
                                        SHIP, a Delaware general partnership

                                        By:   YM CORP.

                                              By: /s/ Marvin Cohn
                                                  --------------------------
                                                  Name: Marvin Cohn
                                                  Title: Vice President

                                        By:   THE WESTSIDE AMPHITHEATRE COR-
                                              PORATION

                                              By: /s/ Allen Flexer
                                                 ---------------------------
                                                 Name: Allen Flexer
                                                 Title: President

                                        By:   CHARLOTTE AMPHITHEATER CORPO-
                                              RATION

                                              By: /s/ Allen Flexer
                                                  --------------------------
                                                  Name: Allen Flexer
                                                  Title: Vice President
                                                                "SONY/BLOCK"

                                        YM CORP.

                                        By:  /s/ Marvin Cohn
                                           ---------------------------------
                                           Name:  Marvin Cohn
                                           Title: Vice President
                                                           "SONY SUBSIDIARY"

                                        THE WESTSIDE AMPHITHEATRE CORPORA-
                                        TION, an Arizona corporation

                                        By: /s/ Allen Flexer
                                           ---------------------------------
                                           Name: Allen Flexer
                                           Title: President

                                        CHARLOTTE AMPHITHEATER CORPORA-
                                        TION, a North Carolina corporation


                                        By: /s/ Allen Flexer
                                           ---------------------------------
                                           Name: Allen Flexer
                                           Title: Vice President

                                          individually and collectively, the
                                                    "BLOCKBUSTER SUBSIDIARY"

                              SCHEDULE OF EXHIBITS

    Exhibit "A" -       Form of Sony/Block Notes

    Exhibit "B" -       Form of Guaranty of Sony/Block Notes

    Exhibit "C" -       Pace's corporate overhead which are covered by and
                        being reimbursed from the annual payment to be made to Pace

    Exhibit "D" -       Pace's out-of-pocket costs which are not covered by or
                        being reimbursed from the annual payment to be made to Pace

    Exhibit 5.3(a)(1) - Form of Indemnification

    Exhibit 5.3(a)(2) - Form of Mortgage Instrument

                                   EXHIBIT "A"

                             Form of Sony/Block Note

                         NON-NEGOTIABLE PROMISSORY NOTE

$_________                                                         April 1, 1994


      FOR VALUE RECEIVED, after date, in the manner, on the dates and in the amounts so herein stipulated, the undersigned, AMPHITHEATER ENTERTAINMENT PARTNERSHIP ("Borrower"), a Delaware general partnership, PROMISES TO PAY TO PAVILION PARTNERS ("Lender"), 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027 the principal sum of _______________________________ DOLLARS ($______) in
lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the unpaid principal amount from date until maturity at a fixed rate per annum which shall be equal to the lesser of (a) the Short Term Rate (as such term is defined in the Partnership Agreement) per annum as in effect on the date of this Note or (b) the maximum non-usurious interest rate permitted by applicable law from time to time in effect as such law may be interpreted, amended, revised, supplemented or enacted ("Maximum Rate").

      Reference is made to the Partnership Agreement ("Partnership Agreement") of Lender dated of even date herewith pursuant to which a general partnership was continued between (i) Borrower and (ii) SM/Pace, Inc. Capitalized terms used in this Promissory Note which are not defined herein shall have the respective meanings assigned to them pursuant to the provisions of the Partnership Agreement.

      This Note shall be payable as follows:

            (a) On the last day of each March, June, September and December while any principal amounts remain outstanding under this Note, all accrued unpaid interest hereon shall be due and payable.

            (b) The entire unpaid principal balance of this Note, together with all accrued unpaid interest hereon, shall be due and payable on the earlier to occur of (i) the third anniversary of the date of this Note,
      (ii) dissolution of the Lender pursuant to Article XVI of the Partnership Agreement or




_________________
Initials

      (iii) the closing of the Unwind Procedure pursuant to the provisions of
      Article IX of the Partnership Agreement.

            (c) In addition, principal installments shall be payable upon demand of Lender in accordance with the provisions of Section 4.10(d) of the Partnership Agreement.

If the entire principal balance of this Note becomes due and payable as a result of the dissolution of the Lender, such payment shall be, in any event, paid before the final liquidating distribution to the Partners pursuant to Section
16.5 of the Partnership Agreement.

      It is agreed that time is of the essence of this agreement. In the event of default in the payment of any installment of principal or interest on this Note when due, and such default shall not be cured within fifteen (15) days after notice thereof is provided to Borrower, Lender may accelerate and declare this Note immediately due and payable. Any failure to exercise this option shall not constitute a waiver by Lender of the right to exercise the same at any other time. All notices hereunder shall be provided in the manner specified in Section
18.1 of the Partnership Agreement.

      In the event of default in the making of any payment herein provided, either of principal or interest beyond the expiration of the fifteen (15) day grace period referenced above, or in the event this Note is declared due, interest shall accrue at the Maximum Rate.

      Borrower hereby agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection or if collected by suit or through any bankruptcy or any other legal proceedings.

      Interest charges will be calculated on the principal amount from time to time outstanding on the actual number of days these amounts are outstanding on the basis of a 365-day year, except for calculations of the Maximum Rate which will be on the basis of a 365-day or 366-day year, as is applicable. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower, endorsers or guarantors, nor their heirs, legal representatives, successors or assigns nor any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, and (4) the provisions of this Note and any documents securing payment of this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purpose of determining the Maximum Rate, all interest payments with respect to this Note shall be amortized, prorated and spread throughout the full term of the Note so that the effective rate of interest on account of this Note is uniform throughout the term hereof.

      The provisions of this Note shall be governed by the laws of the State of Delaware.

      Except as expressly provided herein to the contrary, each maker, surety, guarantor and endorser waives demand, grace, notice, presentment for payment, notice of intention to accelerate the maturity hereof, notice of acceleration of the maturity hereof and protest, and agrees that this Note may be renewed, and the time of payment extended from time to time, without notice and without releasing any of the foregoing.

      Borrower may prepay this Note, in whole or in part, at any time prior to maturity without penalty, and interest shall cease on any amount prepaid.

                                    AMPHITHEATER ENTERTAINMENT PARTNERSHIP,
                                    a Delaware general partnership

                                    By: YM Corp.,
                                        a Delaware corporation

                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________



                                    By: CHARLOTTE AMPHITHEATER CORPORATION,
                                        a North Carolina corporation

                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________



                                   Exhibit "A"

                                    By: THE WESTSIDE AMPHITHEATRE CORPORATION,
                                        an Arizona corporation

                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________


                                   Exhibit "A"

                                   EXHIBIT "B"

                           Form of Sony/Block Guaranty

                                SPECIFIC GUARANTY

      This SPECIFIC GUARANTY ("Guaranty") is executed by [SONY MUSIC ENTERTAINMENT, INC. OR BLOCKBUSTER ENTERTAINMENT CORPORATION, AS APPLICABLE] ("Guarantor"), a ______________________________ corporation, in favor of
PAVILION PARTNERS ("Lender"), a Delaware general partnership.

                              W I T N E S S E T H:

      WHEREAS, AMPHITHEATER ENTERTAINMENT PARTNERSHIP ("Borrower"), a Delaware general partnership, and Guarantor desire Lender to extend financial and credit accommodations to Borrower;

      WHEREAS, Lender is willing to extend credit and financial accommodations to Borrower only upon the condition that Guarantor executes and delivers to Lender this Guaranty and undertake the obligations of Guarantor set out herein;

      NOW, THEREFORE, in consideration of the extension of financial and credit accommodation by Lender to Borrower, and other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor agrees as follows:

      1. Obligation of Guarantor. Reference is hereby made to that certain Promissory Note ("Note") dated of even date herewith, executed by Borrower, payable to Lender and in the original principal amount of $__________. Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender the full and timely payment of the Note and all sums to become due to Lender under the Note (the principal of, interest on and all other amounts, payments and premiums due under the Note, herein being called the "Indebtedness"), as and when the same shall be due and payable, whether by lapse of time, acceleration of maturity or otherwise. The obligations of Guarantor contained in this Guaranty shall be absolute and unconditional without regard to the validity, legality, regularity or enforceability of the Indebtedness, or any instrument evidencing, securing or relating to the Indebtedness, and shall not be reduced or affected in any way by any failure or omission to enforce any right against Borrower or Guarantor or by any other action which may in any manner or to any extent vary the risks of Guarantor, or which might otherwise constitute a legal or equitable discharge of Guarantor; it being the purpose and intent of Guarantor and Lender that (a) this Guaranty and the obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as herein provided, (b) this Guaranty be construed as a payment guaranty and not as a guaranty of collection and (c) Guarantor's liability under this Guaranty shall be primary, and not secondary. Guarantor agrees that, without the necessity of any reservation of rights against Guarantor and without notice to or further assent by Guarantor,
(1) any demand for payment of any or all of the Indebtedness may be rescinded by the party making such demand, and the Indebtedness reinstated or continued, and (2) the Indebtedness or any collateral security therefor or rights of offset with respect thereto may, from time to time, in whole or in part, be renewed, extended, modified, rearranged, consolidated, compromised or released by Lender, and without notice to or further assent by Guarantor, who will remain bound hereunder notwithstanding any such rescission, renewal, extension, modification, rearrangement, consolidation, compromise or release.

      2. Waiver by Guarantor. Guarantor waives:

            (i) presentment, demand for payment, protest, notice of intent to accelerate maturity, notice of acceleration of maturity, and notice of dishonor of the Indebtedness;

            (ii) any other notice to which Guarantor might be entitled;

            (iii) any defense (other than payment of the Indebtedness) arising by reason of any disability, insolvency, lack of authority or power, death, insanity, minority, change in composition or structure, dissolution or any other defense of Borrower or Guarantor (even though rendering same void, unenforceable or otherwise uncollectible), it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or Guarantor be found not liable thereon for any reason; and

            (iv) joinder of Borrower in any suit or action to enforce this
      Guaranty:

      3. Rights of Lender. Lender may, at any time without the consent of, or notice to, Guarantor, and without impairing or releasing the obligations of Guarantor.

            (i) with the agreement of Borrower, change the manner, place, time or terms of payment, renew, extend or alter the payment schedule of the Indebtedness, or increase the interest rate on any Indebtedness; and

            (ii) exercise or refrain from exercising any rights against Borrower, any Obligor or others, or otherwise act or refrain from acting;

      4. Parties in Interest. This Guaranty shall continue in full force and effect notwithstanding the dissolution of Guarantor and shall be binding on the successors and assigns of Guarantor, and shall inure to the benefit of Lender and its successors and assigns.

      5. Additional Obligations of Guarantor. In addition to obligations of Guarantor set forth elsewhere herein, Guarantor agrees absolutely and unconditionally to pay to Lender all costs, reasonable attorneys' fees and other expenses incurred by Lender in an effort to enforce and/or collect the Indebtedness and the Guarantor's obligations hereunder.

                                   Exhibit "B"

      6. Compliance with Laws. It is expressly stipulated and agreed to be the intent of Guarantor and Lender at all times to comply with the applicable Delaware law governing the maximum non-usurious rate or amount of interest payable on or in connection with the Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Delaware law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or contracted for, charged, taken, reserved or received with respect to the loan evidenced by the Note, or if the acceleration of the maturity of the Indebtedness or if any prepayment by Guarantor results in Guarantor having paid any interest in excess of the maximum non-usurious rate permitted by law, then it is Guarantor's and Lender's express intent that all excess amounts theretofore collected by Lender be credited on the principal balance of the Indebtedness (or, if the Indebtedness has been or would thereby be paid in full, refunded to Guarantor), and the provisions of the Note immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the Indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the applicable usury ceiling.

      7. No Waiver By or Estoppel Against Lender. No failure to exercise nor any delay in exercising on the part of Lender any right, power or privilege hereunder or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in equity.

      8. Subrogation. Guarantor hereby agrees that Guarantor shall not be entitled to be subrogated to any of the rights of Lender or any of its successors, endorsees and assigns against the Borrower until all of the Indebtedness has been paid in full, performed and discharged.

      9. Reinstatement of Obligations. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Indebtedness is rescinded or must otherwise be restored or returned to Borrower on account of any insolvency, bankruptcy or reorganization of Borrower, or on account of any preferential transfer, all as though such payment had never been made.

      10. Governing Law. This Guaranty has been executed and delivered in, and shall be construed and enforced in accordance with the laws of, the State of Delaware.

                                   Exhibit "B"

      11. Severability. If any clause or portion of this Guaranty shall be declared unenforceable, invalid, or illegal, the remaining clauses and portions shall not be affected thereby.

      12. Entire Agreement Guarantor acknowledges that this Guaranty sets forth all the terms of the agreement between Lender and Guarantor regarding the subject matter of this Guaranty, and that any statements, representations or affirmations made by Lender and its agents or Guarantor prior to, or contemporaneously, with the execution of this Guaranty are to be of no force and effect whatever in determining the liability of Guarantor under this Guaranty. Without limiting the foregoing, Guarantor warrants, represents and acknowledges that Guarantor is not relying on any representations or statements of Lender or any other party concerning the financial condition of Borrower, the likelihood that Guarantor will be required to pay or perform the Indebtedness hereby guaranteed, or any other representations or statements other than as expressly set forth herein, and all other representations or agreements, if any, are merged into this Guaranty.

      13. Benefit to Guarantor. Guarantor, by executing and delivering this Guaranty, agrees, acknowledges, represents and warrants that (i) Guarantor will benefit, directly or indirectly, by the extension of credit to Borrowers pursuant to the terms of the Note and (ii) without the execution and delivery of this Guaranty and Guarantor's agreement to be bound by the provisions hereof, Lender would not have agreed to advance funds to Borrower.

      14. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and may be personally served or sent by telex, telecopier, mail or the express mail service of the United States Postal Service, Federal Express or other equivalent overnight or expedited delivery service and (i) if given by personal service, telex (confirmed by telephone) or telecopier (confirmed by telephone), it shall be deemed to have been given upon receipt, (ii) if sent by telex or telecopier without telephone confirmation, it shall be deemed to have been given twenty-four (24) hours after being given, (iii) if sent by mail, it shall be deemed to have been given upon receipt and (iv) if sent by Federal Express, the Express Mail Service of the United States Postal Service or other equivalent overnight or expedited delivery service, it shall be deemed given twenty-four
(24) hours after delivery to such overnight or expedited delivery service, delivery charges prepaid and properly addressed to Guarantor or Lender, as the case may be. For purposes hereof, the address of Guarantor and Lender shall be as follows:

      Guarantor:

          ______________________________
          ______________________________
          ______________________________
          Attention: ___________________

                                   Exhibit "B"

      Lender:

            The addresses specified for all of the Partners of Lender in the Partnership Agreement of Lender.


Any party may, by proper written notice hereunder to the other parties, change the address to which notices shall thereafter be sent to it.

      EXECUTED this the ____ day of _____________, 1993.


                                        ___________________________________


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________

                                   Exhibit "B"

                      Exhibit "C" to Partnership Agreement

GENERAL AND ADMINISTRATIVE/CORPORATE DEPARTMENT STRUCTURE AND SCHEDULE

PROGRAMMING AND BOOKING
Principal Programmer                      250,000
Senior Booker                              85,000
Junior Booker                              45,000
Contract Administration                    30,000
Clerical (2)                               45,000
                                        ---------
  Total                                                    455,000
                                                         =========

FINANCE AND ACCOUNTING
Controller                                 60,000
Senior Accountant                          40,000
Clerical                                   20,000
MIS Support                                30,000
                                        ---------
  Total Finance and Accounting Salaries                    150,000
                                                         =========

OPERATIONS
Chief Operating Officer                   210,500
Operations Manager                         35,000
Clerical                                   20,000
SM/Block Liaison, Promotions               40,000
Sponsorships                               40,000
                                        ---------
  Total Operations Salaries                                345,500
                                                         =========

ADMINISTRATION
Legal                                      42,000
Clerical                                   20,000
                                        ---------
  Total Administrations Salaries                            62,000
                                                         =========

TOTAL FACILITY MANAGEMENT SALARIES                       1,012,500
FRINGE @ 25%                                               253,125
RENT (HOUSTON & NEW YORK)                                   60,000
COMPUTER SUPPORT                                            15,000
Miscellaneous including corporate
 advertising, conferences and seminars                     125,000
                                                         ---------
  TOTAL FACILITY GROUP MANAGEMENT OVERHEAD               1,465,625
                                                         =========

NOTE: SALARIES INCLUDE PROJECTED BONUSES
      NUMBERS BASED ON 1993-1994 NUMBERS.

DEVELOPMENT
Director of Development                   125,000
Project Manager                            75,000
Clerical                                   28,560
                                        ---------

  Total Development Salaries                               228,560
                                                         =========

Fringe @ 25%                                                57,140
                                                         ---------

    Total Development Salary and Fringe                    285,700
                                                         =========

                                 EXHIBIT "D" to
                              Partnership Agreement

                          Types of Costs to be Directly
                         Reimbursed and Not Included in
                              the Reimbursement Fee

      -     Delivery charges for amphitheatre communications
      - Travel for operations, sales, financial, legal and booking support to amphitheatres
      -     Travel for development staff to projects
      -     Local site managers for new projects
      -     Long distance telephone and fax
      -     Travel and Entertainment - Managing Director
      -     Postage

                               Exhibit [ILLEGIBLE]
                            to Partnership Agreement

                               INDEMNITY AGREEMENT

      THIS INDEMNITY AGREEMENT ("Agreement") is executed by PAVILION PARTNERSHIP ("Obligor"), a Delaware general partnership having an office at 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027, as of the ___ day of ________, _______, for the benefit of [SONY/BLOCK GUARANTOR], having an office at
_________________ and [SONY/BLOCK GUARANTOR], having an office at
________________(individually, "Obligee" and collectively, "Obligees").

                                    Recitals

      A. [Name of Lender] ("Lender") has extended to the Obligor a loan in the principal amount of $______ (which loan, as the same may hereafter be amended, extended, modified or renewed, shall be called herein the "Loan").

      B. As a material inducement to Lender's agreement to make the Loan to Obligor, each Obligee has or is about to execute and deliver certain guaranty or similar instruments with respect to the Loan (each of said instruments shall be called herein a "Guarantee").

      C. As a material inducement to Obligees to agree to provide Lender with their respective Guarantee and as required by the Partnership Agreement for Obligor dated as of _______, ______, 1994, as amended (the "Partnership Agreement"), Obligor is hereby agreeing to indemnify and hold harmless each of the Obligees in connection with their respective Guarantee and the Loan as further provided in this Agreement.

                                    Agreement

      NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Obligor, and intending to be legally bound, Obligor agrees as follows for the express benefit of [both] of the Obligees:

      1. Obligor shall indemnify and hold harmless each of the Obligees from and against any and all liability, loss or expense (including reasonable attorneys' fees and disbursements) incurred by [either] of the Obligees under or with respect to their respective Guarantee or otherwise under or with respect to the Loan. The indemnity and hold harmless set forth herein is absolute, unconditional and irrevocable.

      2. The indemnity obligations of Obligor set forth in this Agreement shall not be terminated, affected or impaired by reason of (a) any amendment or modification of the Partnership Agreement or a Guarantee; (b) the waiver of any term, covenant or provision of a Guarantee by Lender; (c) any restriction imposed by Lender on the subrogation rights of an Obligee with respect to the Loan, (d) any bankruptcy, insolvency, merger, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding or occurrence involving or affecting the Obligor; or (e) any other circumstances, conditions, transactions or events which might otherwise constitute a defense to said indemnity obligations.

      3. Obligor irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Agreement or the transactions contemplated herein may, but shall not be required to be, brought in any Federal or New York State court of competent jurisdiction located within the City, County and State of New York. Obligor, by its execution and delivery of this Agreement, irrevocably: (a) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding, and (b) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it in the manner provided, and at the address of S/M Pace, Inc. set forth, in Section
18.1 of the Partnership Agreement. Obligor waives any claim or defense in any such action in any such court or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

      4. Obligor shall pay, on demand, all costs and expenses (including, without limitation, reasonable attorneys fees and disbursements) incurred by [either] Obligee in connection with the enforcement by [either] of them of their respective rights under this Agreement.

      5. This Agreement is governed in all respects by the internal laws of the State of New York without giving effect to the principles of conflicts of law and cannot be changed or terminated orally. This Agreement is binding upon Obligor and its legal representatives, successors and assigns and shall inure to the benefit of each Obligee, and their respective legal representatives, successors and assigns.

      6. Obligees shall not have any recourse against any of the Affiliates (as that term is defined in the Partnership Agreement) of S/M Pace, Inc., in enforcing any of their rights or remedies under this Agreement.

      Executed as of the ___ day of __________, ____.

                                   PAVILION PARTNERSHIP
                                   By:  S/M Pace, Inc.

                                        By:_________________________

                                   By:  [Sony/Block]

                                        By:_________________________

                               Exhibit [ILLEGIBLE]
                            to Partnership Agreement

                    LEASEHOLD MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE, made as of the day of _______, ________, between PAVILION PARTNERSHIP, a Delaware general partnership whose only general partners are S/M Pace, Inc., a Texas corporation, and [Sony/Block], a Delaware general partnership, having an office at 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027 ("Mortgagor"), and [Sony/Block Guarantor], a corporation, with offices at __________________________________ and [Sony/Block Guarantor], a
corporation with offices ________________ (individually and collectively, the "Mortgagee");

WHEREAS, by Lease Agreement, dated __________________, a memorandum of which was recorded on ___________________, in the office of the Recorder, County of _________________________________, State of ________, in Book ____, at page
_____, ___________ as Landlord, did demise and let unto the Mortgagor,
_________, as Tenant, all and singular the premises hereinafter mentioned and described, together with their appurtenances, to have and to hold the same unto the Mortgagor and its successors and assigns, for and during and until the full end and term commencing on __________ and expiring on _________, [subject to a renewal option in favor of the Mortgagor for [one] renewal term of ____________ ( ) years], at the rent and upon the covenants, conditions, agreements and provisions therein contained (the "Lease"); and

[If Mortgagor's interest is not a leasehold interest, appropriate changes will be made to this instrument to reflect the Mortgagor's ownership interest]

WHEREAS, the Mortgagor executed and delivered to the Mortgagee that certain Indemnity Agreement of even date herewith (such Indemnity Agreement, together with all modifications, amendments, renewals and restatements thereof, herein being called the "Indemnity Agreement") pursuant to which the Mortgagor indemnifies and holds harmless each Mortgagee from and against any liability, loss or expense (including reasonable attorneys' fees and disbursements) incurred by each Mortgagee in connection with their respective Guarantee (as that term is defined in the Indemnity Agreement); and

WITNESSETH, that to secure the obligations of the Mortgagor, to the extent of________________ ($ ) DOLLARS, lawful money of the United States (the "Secured Principal

Amount"), of all sums which may now or hereafter be owing by the Mortgagor to the Mortgagee pursuant to the Indemnity Agreement and to secure the payment of any other sums payable pursuant to this Mortgage and the performance and observance of all the provisions of the Indemnity Agreement and this Mortgage, the Mortgagor hereby gives, grants, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, mortgages, hypothecates, deposits, pledges, sets over and confirms to the Mortgagee:

ALL of the leasehold estate created by the Lease in that certain plot, piece or parcel of land, with the buildings and improvements thereon erected or to be erected (hereinafter called the "Premises"), more particularly bounded and described in Schedule A annexed hereto and made a part hereof;

TOGETHER with all right, title and interest, if any, of the Mortgagor of, in and to the land lying in the streets, roads or avenues, open or proposed, in front of and adjoining the Premises and of, in and to any strips or gores of land adjoining the Premises;

TOGETHER, ALSO, with the Mortgagor's right, title and interest in and to all fixtures, chattels and articles of personal property now owned by the mortgagor and now or hereafter attached to or located in or upon the Premises and used or usable in connection with any present or future operation or letting of the Premises or the activities at any time conducted therein (hereinafter called "Building Equipment"), including but not limited to furnaces, boilers, oil burners, radiators and piping, coal stokers, plumbing and bathroom fixtures, refrigeration, air conditioning and sprinkler systems, wash-tubs, sinks, gas and electric fixtures, stoves, ranges, awnings, screens, window shades, elevators, motors, dynamos, refrigerators, kitchen cabinets, incinerators, plants and shrubbery and all other machinery, appliances, fittings, furniture, furnishings and fixtures of every kind used in the operation of the buildings standing or hereafter erected on the Premises, together with any and all replacements thereof and additions thereto, and all right, title and interest of the Mortgagor in and to any Building Equipment which may be subject to any security agreements, as defined in subdivision (1)(1) of Section 9105 of the Uniform Commercial Code of the _________________ (hereinafter called "Security Agreements"), superior in lien to the lien of this Mortgage; it being understood and agreed that all Building Equipment is part and parcel of the Premises and appropriated to the use thereof and, whether affixed or annexed to the Premises or not, shall, for the purpose of this Mortgage, be deemed conclusively to be real estate and all of the Mortgagor's right, title and interest in and to the Building Equipment shall be deemed mortgaged hereby; and the Mortgagor agrees to execute and deliver, from time to time, such further instruments (including further Security Agreements) as may be requested by the Mortgagee to confirm the lien of this Mortgage on the Mortgagor's right, title and interest in and to any Building Equipment;

TOGETHER, ALSO, with any and all awards, including interest thereon, heretofore and hereafter made to the Mortgagor for the taking by eminent domain of the whole or any part of the Premises or any easement therein, including any awards for changes of grade of streets, which said awards are hereby assigned to the Mortgagee, who is hereby authorized to collect and receive the proceeds of such awards and to give proper receipts and acquittances therefor, and to apply the same as herein provided; and the Mortgagor hereby agrees, upon request, to make, execute and deliver any and all instruments sufficient for the purpose of confirming such assignment of said awards to the Mortgagee, free, clear and discharged of any encumbrances of any kind or nature whatsoever;

TOGETHER, ALSO, with all the Mortgagor's interest in all agreements, contracts, certificates, instruments and other documents, now or hereafter entered into, pertaining to the construction, operation or management of any structure or building now or hereafter erected on the Premises;

TOGETHER, ALSO, with all the Mortgagor's interest in all franchises, permits, licenses and rights therein and thereto respecting the use, occupation or operation of the Premises;

TOGETHER, ALSO, with all the Mortgagor's interest in all easements, rights-of-way, and appurtenances whatsoever in any way belonging, relating or appurtenant to the Premises, whether now owned or hereafter acquired by Mortgagor;

TOGETHER with the appurtenances and all the estate and rights of the Mortgagor of, in and to the Premises under and by virtue of the Lease;

TO HAVE AND TO HOLD the Lease and renewal thereby, and the above granted Mortgagor's interest in and to the Premises, Building Equipment and other property and rights unto the Mortgagee, its successors and assigns, for and during all the rest, residue and remainder of the said term of years yet to come and unexpired, in the Lease and the renewal therein provided for; subject, nevertheless, to the rents, covenants, conditions and provisions in the Lease mentioned.

PROVIDED, HOWEVER, that these presents are upon the condition that if the Mortgagor shall pay, perform or cause to be paid and performed all of the Mortgagor's obligations under the Indemnity Agreement, at the times and in the manner therein and herein provided, and shall keep, perform and observe all and singular the covenants, agreements and provisions in the Indemnity Agreement and in this Mortgage expressed to be kept, performed and observed by or on the part of the Mortgagor, and provided, further, that the Indemnity Agreement shall no longer be of any force or effect, then this Mortgage and the estate and rights hereby granted shall cease, determine and be void but otherwise shall be and remain in full force and effect.

AND the Mortgagor covenants with the Mortgagee as follows:

1. That the Mortgagor will pay and perform the indebtedness and obligations as hereinbefore provided.

2. (a) That the Mortgagor, at its sole cost and expense, shall maintain the following insurance:

      (i) Insurance on any building and any other improvements covered by the lien of this Mortgage (hereinafter sometimes collectively referred to as the "Building") and the Building Equipment against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "All-Risks" insurance, so called, in an amount sufficient to prevent the Mortgagor from becoming a co-insurer under the applicable policies but, in any event, not less than 100% of the "full replacement cost" thereof, without deduction for depreciation, and with a replacement cost endorsement and agreed amount endorsement satisfactory to the Mortgagee. As used herein, "full replacement cost" shall mean (A) with reference to the Building, the cost of replacing the Building, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, and (B) with reference to the Building Equipment, the cost of replacing the Building Equipment, and in either case, without deduction for the physical depreciation thereof.

      (ii) When reasonably required by the Mortgagee, such other insurance in such amounts as may from time to time be reasonably required by Mortgagee against other insurable hazards which at the time are commonly insured against and generally available in the case of premises similarly situated due regard being or to be given to the height and type of the Building, its construction, use and occupancy.

      (b) [Intentionally Deleted].

      (c) That all insurance provided for in this Article 2 shall be effected under valid and enforceable policies issued by financially responsible insurers authorized to do business in the ___________________. Upon the execution of this Mortgage and thereafter, not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article 2 or any other Article of this Mortgage, originals or certified copies of the policies bearing notations evidencing the payment of not less than one year's premiums, or accompanied by other evidence satisfactory to the Mortgagee of such payment, shall be assigned and delivered by the Mortgagor to the Mortgagee.

      (d) That all policies of insurance required by clause (i) and, if appropriate, clause (ii) of subdivision (a) of this Article 2 shall contain the standard non-contributory mortgagee endorsement in favor of the Mortgagee (entitling the Mortgagee to collect any and all proceeds payable under such insurance). All policies of liability insurance that may be required pursuant to clause (ii) of subdivision (a) of this Article 2 shall name the Mortgagee as an additional insured. All insurance maintained by the Mortgagor shall be reasonably satisfactory in all material respects to the Mortgagee and shall provide that no cancellation, material change or reduction in the coverage or amounts thereof shall be effective until at least thirty (30) days after receipt by the Mortgagee of written notice thereof. If binders for any of the insurance required by this Article 2 were delivered upon the execution of this Mortgage, originals or certified copies of the policies of insurance to be issued pursuant to such binders shall be delivered to the Mortgagee within thirty (30) days from the date hereof.

      (e) That, if the Mortgagor shall fail to procure, pay for or deliver to the Mortgagee any policy or policies of insurance and/or renewals thereof as in this Article 2 required, the Mortgagee may, at its option, but shall be under no obligation to do so, effect such insurance and pay the premium therefor, and the Mortgagor will repay to the

Mortgagee on demand any premiums so paid, with interest thereon at the rate set forth in Article 4 hereof. Any amount so expended by the Mortgagee, with interest thereon, shall be secured by the lien of this Mortgage. The Mortgagor hereby waives any claim against the Mortgagee by reason of the failure of the Mortgagee to (i) notify the Mortgagor of the cancellation or non-renewal of any insurance required by this Article 2, or (ii) effect any such insurance.

      (f) All insurance proceeds shall be paid by the Mortgagee to the Mortgagor, from time to time, for the purpose of allowing the Mortgagor to pay for the repair or reconstruction of the Premises provided that, at the time such proceeds are payable to the Mortgagor, no defaults under this Mortgage shall have occurred and be continuing. If at the time any such insurance proceeds are payable to the Mortgagor a default under this Mortgage shall have occurred and be continuing, then the Mortgagee shall have the right to apply such proceeds against any indebtedness or obligation secured by this Mortgage.

      (g) That, in the event of a foreclosure of this Mortgage, the purchase of the Premises shall succeed to all the rights of the Mortgagor, including any rights to the proceeds of insurance and to unearned premiums, in and to a11 policies of insurance required by this Article.

3. That no building or other property now or hereafter covered by the lien of this Mortgage shall be removed, demolished or materially altered without the prior written consent of the Mortgagee, except that the Mortgagor shall have the right, without such consent, to remove and dispose of, free from the lien of this Mortgage, such Building Equipment as from time to time may become worn out or obsolete, provided that either (a) simultaneously with or prior to such removal, any such equipment shall be replaced with other equipment of a value at least equal to that of the replaced equipment and free from any Security Agreement, and by such removal and replacement the Mortgagor shall be deemed to have subjected such Building Equipment to the lien of this Mortgage, or (b) any net cash proceeds received from such disposition shall be paid over promptly to the Mortgagee to be applied to the last installments due on the indebtedness secured, without any charge for prepayment. As long as YM Corp. remains as a partner in the Mortgagor, and provided that any removal, demolition or material alteration described in the foregoing sentence which requires the Mortgagee's consent is not in violation of the Partnership

Agreement of the Mortgagor (such Partnership Agreement, as it may be amended and restated, herein being called the "Partnership Agreement"), then such consent shall be deemed to have been given. The Mortgagee understands that the Mortgagor is constructing an amphitheatre on the Premises. The consent of the Mortgagee shall not be required for such construction or any work incident thereto.

4. That in the event of any default in the performance of any of the Mortgagor's covenants or agreements herein, the Mortgagee may, at the option of the Mortgagee, perform the same and the cost thereof, with interest at three (3%) percent in excess of the rate of interest designated, and in effect from time to time, by Citibank, N.A., in New York, New York, as its prime rate (but in no event in excess of the maximum rate allowed by law to be charged to the Mortgagor), shall immediately be due from the Mortgagor to the Mortgagee and secured by this Mortgage.

5. (a) That the Mortgagor will pay all taxes, assessments, water rates, sewer rents and other charges now or hereafter levied against the Premises or any part thereof, and also any and all license fees or similar charges which may be imposed by the municipality in which the Premises are situated for the use of walks, chutes, areas and other space beyond the lot line and on or abutting the public sidewalks in front of or adjoining the Premises, together with any penalties or interest on any of the foregoing, and in default thereof the Mortgagee may pay the same and the Mortgagor will repay the same with interest thereon at the rate per annum specified in Article 4 hereof and the same shall be added to the indebtedness secured hereby and be secured by this Mortgage; that upon request of the Mortgagee, the Mortgagor will exhibit to the Mortgagee receipts for the payment of all items specified in this Article prior to the date when the same shall become delinquent.

      (b) That the Mortgagor will not claim any credit or any deduction from the indebtedness secured by this Mortgage by reason of the payment of any taxes upon the Premises.

6. That the Mortgagee shall have the right in case of failure of the Mortgagor to perform any of the acts, covenants, and conditions in this Mortgage, upon a complaint filed or any proper action being commenced for the foreclosure of this Mortgage, to apply for, and the Mortgagee shall be entitled as a matter of right, without consideration of the value of the Mortgagor's interest in the Premises as security for the amounts due the Mortgagee, or of the solvency of any person or persons obligated for the payment of such amounts, to the appointment by any competent court or tribunal, without notice to any party, of a receiver of the rents, issues, and profits of the Premises, with power to lease the Premises, or such part thereof as may not then be under lease, and with such other powers as may be deemed necessary, who, after deducting all proper charges and expenses attending the execution of the trust as receiver, shall apply the residue of the rents and profits to the payment and satisfaction of the amount remaining secured hereby, or to any deficiency which may exist after applying the proceeds of any judicially decreed sale of the Mortgagor's interest in the Premises to the payment of the amount due, including interest and the costs of the foreclosure and sale.

7. That the Mortgagor, within five days upon request in person or within ten days upon request by mail, will furnish a written statement duly acknowledged of the amount due on this Mortgage and whether any offsets or defenses exist against the mortgage debt.

8. That notice and demand or request shall be made in writing and shall be served in person or by registered or certified mail, return receipt requested, addressed to the party to be served at its address above set forth or at such other address as shall have been given by like notice from the party to be served to the party giving the notice.

9. (a) The Mortgagor warrants that it is the owner and holder of the leasehold estate in the Premises created by the Lease and that the Lease is a valid lease of the Premises and is in full force and effect in accordance with its terms without modification except as aforesaid, and, to the best of the Mortgagor's knowledge, no default under the Lease by either the lessor or the Mortgagor or its predecessor(s) as lessee under the Lease has occurred and is continuing.

      (b) That the Mortgagor shall execute and deliver, from time to time, such further instruments (including further Security Agreements) as may be requested by the Mortgagee to confirm the lien of this Mortgage on the Mortgagor's interest in any Building Equipment.

      (C) That the Mortgagor, upon request, shall make, execute and deliver any and all instruments sufficient for the purpose of confirming the assignment to the Mortgagee of awards for the taking by eminent domain of the whole or any part of the Mortgagor's interest in the Premises or any easement therein, including any awards for changes of grade of streets, free, clear and discharged of any encumbrances of any kind or nature whatsoever.

10. That in case of a foreclosure sale, the Mortgagor's interest in the Premises, or so much thereof as may be affected by this Mortgage, may be sold in one parcel.

11. That if any action or proceeding be commenced (including an action to foreclose this Mortgage or to collect the debt secured hereby), in which the Mortgagee becomes a party or participates, by reason of being the holder of this Mortgage or the debt secured hereby, all sums paid by the Mortgagee for the expense of so becoming a party or participating (including reasonable counsel fees) shall on notice and demand be paid by the Mortgagor, together with interest thereon at the rate per annum specified in Article 4 hereof, and shall be a lien on the leasehold estate in the Premises created by the Lease, prior to any right or title to, interest in, or claim upon, the leasehold estate in the Premises created by the Lease subordinate to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the debt secured hereby, the provisions of law respecting the recovering of costs, disbursements and allowances shall apply in addition to the foregoing.

12. That the Mortgagor will maintain the Premises and the Building Equipment in good condition and repair, will not commit or suffer any waste thereof or the conduct of any nuisance or unlawful occupation or business on, or use of, the Premises, and will comply with, or cause to be complied with, all statutes, ordinances and requirements of any governmental authority relating to the Premises; that the Mortgagor will promptly repair, restore, replace or rebuild any part of the Premises or the Building Equipment now or hereafter covered by the Lease which may be damaged or destroyed by any casualty whatsoever or which may be affected by any proceeding of the character referred to in Article 13; and that, the Mortgagor will not initiate, join in, or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions, limiting or defining the uses which may be made of the Premises, or any part thereof, except if [Sony/Block] remains as a partner in the Mortgagor and such change or the consent to such change, as the case may be, is not in violation of the Partnership Agreement.

13. That notwithstanding any taking by eminent domain or other governmental action causing injury to, or decrease in value of, the Premises and creating a right to compensation therefor, including, without limitation, the change of the grade of any street, the Mortgagor shall continue to perform its obligations under the Indemnity Agreement. All condemnation and eminent domain proceeds shall be applied in the manner set forth in Paragraph 2(f) to the same extent as if such proceeds were insurance proceeds. If, prior to the receipt by the Mortgagee of such award or compensation, the Mortgagor's interest in the Premises shall have been sold on foreclosure of this Mortgage, the Mortgagee shall have the right to receive said award or compensation to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, together with reasonable counsel fees and the costs and disbursements by the Mortgagee in connection with the collection of such award or compensation.

14. That the Mortgagee and any Persons authorized by the Mortgagee shall have the right to enter and inspect the Premises at all reasonable times.

15. [Intentionally Deleted].

16. That the Mortgagor hereby assigns to the Mortgagee, as further security for the payment of the indebtedness secured hereby, the rents, issues and profits of the Premises, together with all leases and other documents evidencing such rents, issues and profits now or hereafter in effect and any and all deposits held as security under said leases, and shall, upon demand, deliver to the Mortgagee an executed counterpart of each such lease or other document. Nothing contained in the foregoing sentence shall be construed to bind the Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such lease or other document or otherwise to impose any obligation on the Mortgagee (including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Premises), except that the Mortgagee shall be accountable for any money actually received pursuant to such assignment. The Mortgagor hereby further grants to the Mortgagee the right (i) to enter upon and take possession of the Premises for the purpose of collecting the said rents, issues and profits; (ii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to the Mortgagee; (iii) to let the Premises, or any part thereof, and (iv) to apply said rents, issues and profits, after payment of all necessary charges and expenses, on account of said indebtedness. Such assignment and grant shall continue in effect until the indebtedness secured by this Mortgage is paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of the Mortgagor to the entry upon and taking possession of the Premises by the Mortgagee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. The Mortgagee, however, hereby waives the right to enter upon and take possession of the Premises for the purpose of collecting said rents, issues and profits, and the Mortgagor shall be entitled to collect and receive the same until the occurrence of a default by the Mortgagor under any of the covenants, conditions or agreements contained in this Mortgage and the continuation of same beyond any applicable grace period. The Mortgagor agrees to use said rents, issues and profits in payment of amounts becoming due on this Mortgage and in payment of taxes, assessment, water rates, sewer rents and carrying charges becoming due against the Premises and the Rent (hereafter defined) due under the Lease. Such right of the Mortgagor to collect and receive said rents, issues and profits may be revoked by the Mortgagee upon any such default by the Mortgagor and the continuation of same beyond any applicable grace period by the Mortgagee giving not less than five (5) days' written notice of such revocation, served personally upon or sent by registered or certified mail to the record owner of the leasehold estate in the Premises. In the event of any default under this Mortgage and the continuation of same beyond any applicable grace period, the Mortgagor will pay monthly in advance to the Mortgagee, on its entry into possession pursuant to the foregoing grant, or to any receiver appointed to collect said rents, issues and profits, the fair and reasonable rental value for the use and occupation of the Premises or of such part thereof as may be in the possession of the Mortgagor, and upon default in any such payment will vacate and surrender the possession of the Premises or such part thereof, as the case may be, to the Mortgagee or to such receiver, and, in default thereof, may be evicted by summary proceedings.

17. [Intentionally Deleted.]

18. That the whole of the Secured Principal Amount and the interest thereon shall become due at the option of the

Mortgagee: (a) after default in the payment of any sums due under the Indemnity Agreement when the same is due and payable and the continuation of said default for five (5) days after notice; or (b) if the Mortgagor shall fail to make payment of any other sums required to be paid hereunder within the period required by specific provision of this Mortgage or, if no such period is so provided, by not later than five (5) days after written notice; or (c) if the Mortgagor shall fail to comply with any other covenants or conditions contained in this Mortgage and, except with respect to failure to pay money, such failure shall continue unremedied for the period within which performance is required to be made by specific provision of this Mortgage, or, if no such period is so provided, for a period of fifteen (15) days after written notice thereof shall have been given by the Mortgagee or, with respect to any such default which shall be of such nature that it cannot reasonably be cured or remedied within fifteen (15) days or other period specified in this Mortgage, if the Mortgagor shall not promptly commence and exercise due diligence and continuous effort to remedy the same; or (d) if the Mortgagor (not acting through [Sony/Block]) shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of creditors;
(iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the federal bankruptcy laws or any other applicable law; or (e) (i) if, without the Mortgagor's consent or acquiescence, a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver, liquidator, or trustee of the Mortgagor, or of the whole or any substantial part of the property or assets of the Mortgagor and such order, judgment or decree shall remain unvacated, or not set aside, or unstayed for thirty (30) days, or (ii) if a petition shall be filed against the Mortgagor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law and such petition shall remain undismissed for thirty (30) days, or (iii) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Mortgagor of the whole or any substantial part of its property or assets, and such custody or control shall remain unterminated or unstayed for thirty (30) days; or (f) if any representation, warranty or statement contained herein or in any writing delivered to the Mortgagee simultaneously with the execution and delivery hereof, shall prove to be incorrect in any material respect; or (g) if, without the prior written consent of the Mortgagee, (i) the leasehold estate in the Premises created by the Lease or any portion thereof or interest therein shall be sold or otherwise transferred by the Mortgagor, or (ii) any mortgage lien other than the lien of this Mortgage shall be placed on the leasehold estate in the Premises created by the Lease; or (h) if there shall occur any other default under the Lease by the Mortgagor that is not cured prior to the expiration of any applicable grace period therein provided; or (i) if the Lease is canceled or terminated for any reason whatsoever (including, without limitation, by the lessor thereunder upon the occurrence of any casualty or the condemnation of all or a portion of the Premises).

18A. That in the event that, pursuant to Article 18 hereof, the Mortgagee exercises its option to declare the Secured Principal Amount due, the Mortgagee may foreclose this Mortgage notwithstanding that (a) all or any portion of the indebtedness of the Mortgagor under the Indemnity Agreement is not then due and payable, and/or (b) the Mortgagee may not or does not proceed against the Mortgagor to collect such indebtedness by reason of the bankruptcy of the Mortgagor or otherwise. The proceeds arising from such action to foreclose this Mortgage shall, at the option of the Mortgagee, be applied in payment of the indebtedness of the Mortgagor under the Indemnity Agreement, if then due and payable, and/or held by the Mortgagee as cash collateral for the obligations of the Mortgagor under the Indemnity Agreement. Any such cash collateral shall be held in an interest bearing account and all interest earned thereon shall be retained by the Mortgagee as cash collateral for the obligations of the Mortgagor under the Indemnity Agreement.

19. That any payment made in accordance with the terms of this Mortgage by any person at any time liable for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage, or by any subsequent owner of the leasehold estate in the Premises created by the Lease, or by any other person whose interest in the leasehold estate in the Premises created by the Lease might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation which at any time may be liable for such payment or may own or have such an interest in the leasehold estate of the Premises created by the Lease, shall be deemed, as between the Mortgagee and all persons who at any time may be liable as aforesaid or may own the leasehold estate in the Premises created by the Lease, to have been made on behalf of all such persons.

20. That any failure by the Mortgagee to insist upon the strict performance by the Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by the Mortgagor; that neither the Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of the Mortgagee to comply with any request of the Mortgagor, or of any other person so obligated, to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of the leasehold estate in the Premises created by the Lease and the Mortgagee extending the time of payment or modifying the terms of the Indemnity Agreement or this Mortgage (so long as the Mortgagor's obligations thereunder are not increased) without first having obtained the consent of the Mortgagor or such other person, and in the latter event, the Mortgagor and all such other persons shall continue liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by the Mortgagee; that, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the leasehold estate in the Premises created by the Lease, the Mortgagee may release the obligation of anyone at any time liable for any of the indebtedness secured by this Mortgage or any part of the security held for the indebtedness without, as to the security or the remainder thereof, in anywise impairing or affecting the lien hereof or the priority thereof over any subordinate encumbrance; and that the Mortgagee may resort for the payment of the indebtedness secured hereby to any other security therefor held by the Mortgagee in such order and manner as the Mortgagee may elect.

21. [Intentionally Deleted].

22. That when and if the Mortgagor and the Mortgagee shall respectively become the Debtor and Secured Party in any Uniform Commercial Code Financing Statement affecting the Mortgagor's interest in the Building Equipment or other property referred to or described herein, this Mortgage shall be deemed the Security Agreement as defined in the Uniform Commercial Code of the State of __________________ and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be (i) as prescribed herein, (ii) by general law, or (iii), as to such part of the security which is also reflected in said Financing Statement, by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Mortgagee's sole election. The filing of such a Financing Statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of the parties hereto, that all items of Building Equipment and other property used in connection with the production of income from the Premises (furniture only excepted) or adapted for use therein and/or which is described or reflected in this Mortgage are, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the real estate irrespective of whether or not (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with the Mortgagee or (iii) any such item is referred to or reflected in any such Financing Statement so filed at any time. Similarly, the mention in any such Financing Statement of (1) the rights in or the proceeds of any fire and/or hazard insurance policy, (2) any award in eminent domain proceedings for a taking or for loss of value or (3) the debtor's interest as lessor in any present or future lease or rights to income growing out of the use or occupancy of the Premises, whether pursuant to a lease or otherwise, shall never be construed as in any way altering any of the rights of the Mortgagee as determined by this instrument or impugning the priority of the Mortgagee's lien granted hereby or by any other recorded document, but such mention in the Financing Statement is declared to be for the protection of the Mortgagee in the event any court or judge shall at any time hold with respect to (1), (2) or (3) that notice of the Mortgagee's priority of interest, to be effective against a particular class of persons, including but not limited to the Federal government and any subdivisions or entity of the Federal government, must be filed in the Uniform Commercial Code records.

23. That the Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Premises or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Premises, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and the Mortgagor hereby expressly waives all benefit or advantage of any such law or laws and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. The Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, ail right to have the Premises marshaled upon any foreclosure hereof.

24. That if the Mortgagor consists of more than one party, such parties shall be jointly and severally liable under any and all obligations, covenants and agreements of the Mortgagor contained herein.

25. That the Mortgagor shall keep this Mortgage a valid lien upon the leasehold estate in the Premises created by the Lease; shall not at any time create or allow to accrue or exist any other lien or encumbrance upon the leasehold estate in the Premises created by the Lease or any part thereof; and shall not cause or permit the lien of this Mortgage to be diminished or impaired in any way.

26. That wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "lease" shall mean "tenancy, subtenancy, lease or sublease", the word "Mortgagor" shall mean "Mortgagor and any subsequent owner or owners of the leasehold estate in the Premises created by the Lease", the word "Mortgagee" shall mean "Mortgagee or any subsequent holder or holders of this Mortgage", the word "person" shall mean "an individual, corporation, partnership or unincorporated association" and the word "Premises" shall include the real estate hereinbefore described, together with all Building Equipment, condemnation awards and any other rights or property interests at any time made subject to the lien of this Mortgage by the terms hereof.

27. That the execution of this Mortgage has been duly authorized by the board of directors of the Mortgagor, if a corporation.

28. That the Mortgagor shall pay all fees and charges incurred in connection with the preparation of the Indemnity Agreement and this Mortgage, including without limitation, the reasonable fees and disbursements of the Mortgagee's attorneys, charges for appraisals, fees and expenses relating to examination of title, title insurance premiums, surveys and mortgage recording, documents, transfer or other similar taxes and revenue stamps.

29. That the Mortgagor recognizes that, in general, borrowers who experience difficulties in honoring their loan obligations, in an effort to inhibit or impede lenders from exercising the rights and remedies available to lenders pursuant to mortgages, notes, loan agreements or other instruments evidencing or affecting loan transactions, frequently present in court the argument, without merit, that some loan officer or administrator of the lender made an oral modification or made some statement which could be interpreted as an extension or modification or amendment of one or more debt instruments and that the borrower relied to its detriment upon such "oral modification of the loan document". For that reason, and in order to protect the Mortgagee from such allegations in connection with the transactions contemplated by this Mortgage, the Mortgagor acknowledges that this Mortgage, the Indemnity Agreement, and all instruments referred to in any of them can be extended, modified or amended only in writing executed by the Mortgagee and that none of the rights or benefits of the Mortgagee can be waived permanently except in a written document executed by the Mortgagee. The Mortgagor further acknowledges the Mortgagor's understanding that no officer or administrator of the Mortgagee has the power or the authority from the Mortgagee to make an oral extension or modification or amendment of any such instrument or agreement on behalf of the Mortgagee.

30. That the Mortgagor shall pay the fixed rent, additional and other charges mentioned in and made payable by the Lease

(collectively, the "Rent") within three (3) days after the applicable portion of the Rent is payable.

31. That the Mortgagor will also observe and perform all of the other provisions of the Lease on the lessee's part to be observed and performed at least ten (10) days prior to the expiration of the period within which such observance or performance is therein required, or as soon thereafter as may be practicable.

32. [Intentionally Deleted].

33. That the Mortgagor shall not exercise any rights it might have to cancel, terminate, modify or amend the Lease without obtaining the prior written consent of the Mortgagee, nor shall it surrender the Lease or otherwise abandon any portion of the Premises demised thereunder.

34. That the Mortgagor shall at all times fully perform and comply with all the terms, covenants and conditions imposed upon or assumed by the Mortgagor under the Lease, and if the Mortgagor shall fail to do so, then the Mortgagee may (but shall not be obligated to) take any action that the Mortgagee deems necessary or desirable to prevent or cure any default by the Mortgagor in the performance of or compliance with any of said terms, covenants, and conditions under the Lease. Upon receipt by the Mortgagee from the lessor under the Lease of any notice of a default by the Mortgagor under the Lease, the Mortgagee may rely thereon and take any action to cure such default even though the existence of such default or the nature thereof be questioned or denied by the Mortgagor, or by any party on behalf of the Mortgagor. The Mortgagor hereby expressly grants to the Mortgagee, and agrees that the Mortgagee shall have, the absolute and immediate right, to the extent not prohibited by the Lease or applicable law, to enter in and upon the Premises, or any part thereof, to such extent and as often as the Mortgagee, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by the Mortgagor. The Mortgagee may pay and expend such sums of money as is reasonably necessary for such purpose, and the Mortgagor hereby agrees to pay to the Mortgagee, immediately and upon demand, all such sums so paid and expended by the Mortgagee, together with interest thereon from the date of each such payment at the rate set forth in Article 4 of this Mortgage. All sums so paid and expended by the Mortgagee and the interest thereon shall be added to and secured by the lien of this Mortgage.

35. That the Mortgagor shall deliver to the Mortgagee, upon demand, proof of payment of all items which are required to be paid by the Mortgagor pursuant to the Lease and proof of payment of which is required to be given to the lessor under the Lease.

36. That the Mortgagor shall not waive any of its rights under the Lease, or refrain from exercising any right or remedy accorded to it under the Lease on account of any default by the lessor thereunder or release such lessor from any liability or condone or excuse any improper actions of the lessor thereunder without first obtaining the written consent of the Mortgagee.

37. That for the purpose of preventing or curing any default by the Mortgagor under the Lease, the Mortgagee may (but shall be under no obligation to) do any act or execute any document in the name of the Mortgagor or as its attorney-in-fact, as well as in the name of the Mortgagee. The Mortgagor hereby irrevocably appoints the Mortgagee its true lawful attorney-in-fact in its name or otherwise to do any and all acts and to execute any and all documents which in the opinion of the Mortgagee may be necessary or desirable to prevent or cure any default under the Lease or to preserve any rights of the Mortgagor in, to or under the Lease, or any sublease thereof, including the right to effectuate a renewal of the Lease or to preserve any rights of the Mortgagor whatsoever in respect of any part of the Premises. Notwithstanding any provision to the contrary contained in this Article 37, the Mortgagee shall not exercise any of the rights granted to it under this Article 37 unless and until the Mortgagor is in default under the Lease or the Mortgagee has received notice from the lessor under the Lease that the Mortgagor is in default under the Lease or that an event has occurred which, with the passage of time or giving of notice, or both, would constitute a default by the Mortgagor under the Lease.

38. That the Mortgagor shall notify the Mortgagee promptly of (a) the occurrence of any default by the lessor under the Lease or the occurrence of any event which, with the passage of time or service of notice, or both, would constitute a default by the lessor under the Lease, (b) the receipt by the Mortgagor of any notice (written or oral) from the lessor under the Lease and of any notice (written or oral) noting or claiming the occurrence of any default by the Mortgagor under the Lease or the occurrence of any event which, with the passage of time or service of notice, or both, would constitute a default by the Mortgagor under the

Lease, and (c) any request made by either party to the Lease for arbitration proceedings pursuant to the Lease and of the institution or commencement of arbitration proceedings thereunder. The Mortgagor shall permit the Mortgagee to participate in any arbitration proceedings in association with the Mortgagor, and if at the time any such arbitration proceedings shall be initiated, the Mortgagor shall be in default hereunder beyond any applicable grace periods, the Mortgagee is hereby granted the sole and exclusive right to designate and appoint any arbitrators to be appointed by Mortgagor under the Lease.

39. That promptly upon demand by the Mortgagee, the Mortgagor shall use its best efforts to obtain from the lessor under the Lease and furnish to the Mortgagee the estoppel certificate of such lessor required to be delivered by such lessor pursuant to Subsection _________ of the Lease.

40. That promptly upon request by the Mortgagee, the Mortgagor shall give its unqualified consent in writing to any and all modifications of the Lease which the lessor thereunder agrees to make at the request of the Mortgagee for the purpose of improving, maintaining or preserving the Mortgagee's security in the Lease, so long as such modification does not adversely affect the Mortgagor's rights under the Lease.

41. (a) That the Mortgagor shall not sell or assign the Lease or any of its rights thereunder or the leasehold estate created thereby or sublease all or any portion of the Premises without the prior written consent of the Mortgagee.

      (b) That all references in Article 16 hereof, and elsewhere in this Mortgage, to a lease of the Premises shall be deemed to include any sublease of all or any portion of the Premises.

42. That each sublease entered into by the Mortgagor as lessor shall provide that such sublease is subordinate to the lien of this Mortgage, and any extensions, replacements or modifications hereof, and that (a) the sublessee thereunder will attorn to the Mortgagor if the Mortgagor acquires fee title to the Premises by exercising its purchase option under the Lease, and (b) if the Mortgagee enters into a new lease with the lessor under the Lease under the circumstances therein stated such sublessee agrees to attorn to the Mortgagee and that the sublease will remain in full force and effect in accordance with its terms notwithstanding the termination of the Lease.

43. (a) That so long as the indebtedness and obligations secured hereby shall remain unpaid, unless the Mortgagee shall otherwise consent in writing, the fee title to the Premises and the leasehold estate in the Premises created by the Lease shall not merge but shall always be kept separate and distinct, notwithstanding the ownership of both such estates by the lessor or the lessee under the Lease, or by a third party. Nothing hereunder contained shall be construed as authorizing the sale or transfer by the Mortgagor of its leasehold estate under the Lease without the written consent of the Mortgagee.

      (b) That in the event that the Mortgagor becomes the owner of the fee title to the Premises, the lien of this Mortgage shall spread to the Premises upon the acquisition of such fee title by the Mortgagor. The foregoing sentence shall be self-operative and such spreading of said lien shall not require the execution of any further instruments. However, upon request by the Mortgagee, the Mortgagor shall execute, acknowledge and deliver instruments in recordable form confirming the spreading of the lien of this Mortgage to the fee title of the Premises.

44. (a) That the Mortgagor hereby represents and warrants that the Premises is not currently used nor, to the best of the Mortgagor's knowledge after diligent investigation, had it been used in the past, by the Mortgagor, prior owners, tenants, operators, or any other persons or organizations, in a manner that violates any applicable federal, state, or local law, statute, ordinance or regulation, or any court or administrative order or decree of any governmental or quasi-governmental authority or agency or any private agreement pertaining to environmental matters or hazardous substances (hereinafter collectively called "Environmental Requirements"), and there are no conditions existing at, or materials currently located on, the Premises that would violate any Environmental Requirements or give rise to liability for hazardous substances (including, without limitation, solid wastes, toxic materials, radon, asbestos and oil) or any substances that would require special handling in collection, storage, treatment or disposal (hereinafter collectively called "Hazardous Substances"). The Mortgagor will not place or permit to be placed on the Premises any Hazardous Substances or use or permit the use of the Premises in a manner that would violate any applicable Environmental Requirements or give rise to any liability for Hazardous Substances. The Mortgagor further covenants and agrees that it will not use or permit the use or operation of the Premises in a manner that would authority or agency concerning Environmental Requirements or environmental issues affecting the Premises or sent by the Mortgagor to any such authority or agency regarding the same, within five (5) days after such receipt or transmittal by the Mortgagor.

      (d) That if the Premises are being used or operated in a manner, or that a condition exists on the Premises, which would (i) violate any Environmental Requirements, or (ii) give rise to potential liability for Hazardous Substances, the Mortgagee may, but shall not be obligated to, perform or cause to be performed any remedial action, including, but not limited to, removal and clean-up, which the Mortgagee in its sole discretion believes necessary or prudent under the circumstances and the Mortgagee may make advances or payments towards performance or satisfaction of such Environmental Requirements, but shall be under no obligation to do so. The Mortgagor shall execute and deliver, promptly after request, such instruments as the Mortgagee may deem useful or required to permit the Mortgagee to take any such action. All sums so advanced or paid and all expenses incurred by the Mortgagee, including, without limitation, attorneys' fees, fines or other penalty payments and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereof, shall immediately, upon demand, be due from the Mortgagor and shall bear interest at the rate set forth in Article 4 hereof from the date the same shall become due and payable until the date paid, and all sums so advanced or paid and expenses, incurred, with interest as aforesaid, shall be secured by the lien of this Mortgage. The Mortgagor shall reimburse the Mortgagee for all such sums so advanced or paid and expenses incurred regardless of whether the Mortgagor would have ultimately been responsible for such costs under applicable law. The Mortgagee by the payment of any such fees, fines or other penalty payments, may, if it sees fit, be thereby subrogated to the rights of the federal, state or local governmental entity or agency otherwise entitled to such rights, under the applicable Environmental Requirements; but no such advance by the Mortgagor shall be deemed to relieve the Mortgagor from any default hereunder or impair any right or remedy consequent thereon.

      (e) That the Mortgagor hereby agrees to indemnify, hold harmless, reimburse, and, upon request of the Mortgagee, defend the Mortgagee from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without

IN WITNESS WHEREOF, this Mortgage has been duly executed by the Mortgagor.

IN PRESENCE OF:


                                        PAVILION PARTNERSHIP

                                        By:  S/M Pace, Inc.

Attest:
                                             By:_______________________

                                        Name:

_______________________                 Title:

                                        By: [Sony/Block]

 Attest:
                                             By:_______________________

                                        Name:

_______________________                 Title:

                         (Acknowledgments to be added)


                                      -25-